Exhibit 10.1

EXECUTION VERSION

REAL ESTATE SALE AGREEMENT

TABLE OF CONTENTS

1.	PURCHASE AND SALE		2

2.	PURCHASE PRICE		3

	2.1	Earnest Money	4
	2.2	Cash Consideration at Closing	4
	2.3	Purchaser Holdco Class A Units at Closing	4
	2.4	Assumed Debt	5
	2.5	Pro Rata Share	7
	2.6	Excluded Assets	8
	2.7	Property Allocation	9

3.	EVIDENCE OF TITLE		10

	3.1	Title Insurance	10
	3.2	Survey	13

4.	CLOSING		13

	4.1	Closing Date	13
	4.2	Seller’s Closing Deliveries	14
	4.3	Purchaser’s Closing Deliveries	16
	4.4	Closing Prorations and Adjustments	19
	4.5	Transaction Costs	22
	4.6	Possession	23

5.	CASUALTY LOSS AND CONDEMNATION		23

	5.1	Notice	23
	5.2	Remedy Upon Casualty or Condemnation	24
	5.3	Casualty and Condemnation Proceeds	24
	5.4	Casualty/Condemnation Threshold	25

6.	BROKERAGE		26

7.	DEFAULT AND REMEDIES; FAILURE OF CONDITIONS TO CLOSING		26

	7.1	Sellers’ Pre-Closing Default; Failure to Satisfy Purchaser Closing Conditions	26
	7.2	Purchaser’s Pre-Closing Defaults; Failure to Satisfy Sellers’ Closing Conditions	29
	7.3	Purchaser’s Pre-Closing Knowledge	30
	7.4	Post-Closing Remedies	30

8.	DILIGENCE; CONDITIONS PRECEDENT		31

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	8.1	Diligence and Inspection	31
	8.2	Conditions to Closing	32

9.	REPRESENTATIONS AND WARRANTIES		36

	9.1	Sellers’ Representations and Warranties	36
	9.2	Seller’s Knowledge	43
	9.3	Survival of Sellers’ Representations and Warranties	43
	9.4	Purchaser’s Representations and Warranties	43
	9.5	Survival of Purchaser’s Representations and Warranties	45
	9.6	Purchaser’s Additional Representations and Warranties	45

10.	AS-IS		48

	10.1	AS-IS CONDITION	48
	10.2	NO ADDITIONAL REPRESENTATIONS	48
	10.3	RELEASE	50
	10.4	Pending Litigation Indemnification	51

11.	INDEMNIFICATION; LIMITATION OF LIABILITY		52

	11.1	Indemnification; Limitation of Liability	52
	11.2	No Personal Liability of Sellers’ Directors and Employees	53
	11.3	Cooperation of Sellers	53
	11.4	Indemnification by Purchaser	53

12.	OPERATION OF THE PROPERTY; SELLER’S COVENANTS		54

	12.1	Ordinary Course of Business	54
	12.2	Service Contracts	55
	12.3	Property Insurance	55
	12.4	Debt Assumption	55
	12.5	Ground Leases	56
	12.6	Litigation	56
	12.7	Management Contracts	56
	12.8	Replacement Franchise Agreements	56
	12.9	Immediate Repairs	57
	12.10	Television & Internet Service Contracts	57
	12.11	Reliance Letters	57

13.	PURCHASER’S COVENANTS		57

	13.1	Replacement Franchise Agreements	57
	13.2	Ground Lessor Consents	58
	13.3	Television & Internet Service Contracts	58
	13.4	Liquor Licenses	58
	13.5	Debt Assumption	59

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	13.6	Other Debt Matters	59
	13.7	Property Management	60

14.	MISCELLANEOUS		60

	14.1	Indemnification Claims	60
	14.2	Entire Agreement	60
	14.3	Assignment	61
	14.4	No Modification	61
	14.5	Time of the Essence	61
	14.6	Governing Law	61
	14.7	Notice	61
	14.8	Waiver of Trial by Jury	63
	14.9	Confidentiality	63
	14.10	Guest Baggage	63
	14.11	Access to Property Files	64
	14.12	No Memorandum of Agreement	64
	14.13	No Finance Contingency	64
	14.14	Counterpart Signatures	64
	14.15	Designation of Escrowee as Reporting Person	64
	14.16	Business Days	64
	14.17	Signatures	65
	14.18	Legal Representation	65
	14.19	Prevailing Party Attorneys’ Fees	65
	14.20	State-Specific Provisions	65
	14.21	Further Assurances	69
	14.22	Material Defaults	69
	14.23	BP Oil Spill Settlement	69

EXHIBITS AND SCHEDULES

Schedule 1 – Sellers and Properties

Schedule 2 – Purchase Price Allocation

Schedule 3 – Existing Mortgage and Mezzanine Financing

Schedule 4 – Loan Documents

Schedule 5 – Seller’s Knowledge Parties

Schedule 5A – Purchaser’s Knowledge Parties

Schedule 6 – Arbitration Procedures

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Schedule 7 – Property Management Contract Outside Termination Dates

Exhibits A-1 – A-126 – Legal Descriptions

Exhibits B-1 – B-35 – Deeds

Exhibit C – Form of Assignment and Assumption of Ground Lease

Exhibit D – Form of Supplemental Agreement

Exhibit E-1 – Form of Purchaser Holdco Operating Agreement

Exhibit E-2 – Form of Bad Boy Guaranty

Exhibit E-3 – Form of Mandatory Redemption Guaranty

Exhibit E-4 – Form of Environmental Indemnity Agreement

Exhibit E-5 – Form of Cash Management Agreement

Exhibit F – Form of Earnest Money Escrow Instructions

Exhibit G-1 – Form of Title Affidavit

Exhibit G-2 – Form of Non-Imputation Affidavit

Exhibit H – Form of Bill of Sale

Exhibit I – Form of Tenant Notice Letter

Exhibit J – Form of Assignment and Assumption of Leases, Security Deposits, Advance Booking Deposits, Guest Ledger Accounts and Service Contracts

Exhibit K – Form of Assignment and Assumption of Intangibles

Exhibit L – Form of FIRPTA Certificate

Exhibit M – Management Agreement Termination

Exhibit N – Ground Leases

Exhibit O – Form of Interim Beverage Service Agreement

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INDEX OF DEFINED TERMS

Page

Act	68
Action	67
Additional Guarantor	6
Adjuster	26
Aggregate Casualty/Condemnation Threshold	26
Agreement	1
Allocated Loan Amount	9
Allocated Purchase Price	4
Appraiser	26
Assumable Service Contracts	2
Assumed Debt	6
Business Day	66
Cash Consideration	3
Cash Management Bank	18
Casualty	24
Change of Control	63
Change of Control PIP	59
Change of Control PIP Cap	59
Changeover Event	61
Claim	34
Class A Holders	3
Closing	14
Closing Date	14
Closing Statement	16
Code	41
Competitor	46
Condemnation	24
Cure	11
Debt Assumption	6
Decision	67
Deed	15
Designated Representations	31
Diligence Period	32
Disclosure Letter	37
Disclosure Statement	68
Dispute	66
Division	69
DTPA	46
Due Diligence Materials	32
Earnest Money	5

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Earnest Money Escrow Instructions	5
Effective Date	1
Eligible Institution	20
Embargoed Person	47
Encumbered Hotel Assets	6
Environmental Condition	41
Environmental Laws	41
ERISA	45
Escrowee	5
Excluded Asset	9
Excluded Casualty/Condemnation Asset	25
Excluded Franchise Asset	29
Excluded Ground Leased Asset	29
Excluded R&W Asset	34
Excluded Title Asset	12
Exclusion Limitation	9
Existing Surveys	14
FF&E	2
Final Allocation	10
Financial Statements	43
First Pool Assets	1
First Pool Purchaser Holdco	3
First Pool Purchaser Holdco Operating Agreement	3
Franchise Agreements	39
Gen1 Residence Inn Assets	9
Ground Lease Assignment	15
Ground Leases	40
Ground Lessor	24
Ground Lessor Consents	24
Guest Ledger Account	21
Hazardous Materials	50
Hazardous Substances	50
Hilton	46
Hotel Asset	3
Hotel Taxes	20
Hotels	1
Hyatt	46
IHG	46
Improvements	1
Indemnitors	8
Initial Allocation	10
Intangible Property	2
Inventory	3
Leases	1
Lender	23
Lien	12

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Liquor Inventory	3
Liquor Licenses	60
Liquor Operations	3
Loan Documents	6
Losses	33
Management Contracts	35
Marriott	46
Material Contract	38
Natural Hazard Area	68
Natural Hazard Expert	68
NJ Bulk Sales Tax Escrowee	70
NJ Claim	70
NJ Deficiency	70
NJ Tax Escrow	70
NLRB	43
Objectionable Title Matter	14
OFAC List	42
Owner’s Policies	10
Pending Litigation	52
Permits	39
Permitted Assignee	62
Permitted Exceptions	10
Personal Property	2
Portfolio Material Adverse Effect	34
Pro Rata Share	8
Property	3
Property Material Adverse Effect	34
Property Representations	44
Purchase Price	4
Purchaser	1
Purchaser Closing Condition Remedies	28
Purchaser Closing Conditions	33
Purchaser Holdco	3
Purchaser Holdco Class A Units	4
Purchaser Holdco Operating Agreement	3
Purchaser Indemnified Person	52
Purchaser Notice Date	31
Purchaser Parent	18
Purchaser REIT	18
Purchaser’s Casualty/Condemnation Notice	25
Purchaser’s Consultants	65
Purchaser’s Period	23
Qualified Replacement Franchise Agreement	35
Real Property	1
Removed Gen1 Residence Inn Asset	9
Replacement Debt	7

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Replacement Franchise Agreements	23
Report	68
Required Cure Matters	11
Reservation Deposit	2
Reservations	2
Restored	26
Retained Baggage	65
Second Pool Assets	1
Second Pool Purchaser Holdco	3
Second Pool Purchaser Holdco Operating Agreement	3
Section 1542	67
Seller	1
Seller Closing Conditions	36
Seller Loan Guarantors	61
Seller Released Parties	51
Seller’s Knowledge	44
Sellers’ Period	23
Service Contracts	2
Special Members	18
Specified Hampton Inn Assets	28
Supplemental Agreement	8
Supplemental Earnest Money	15
Tax Appeals	22
Tax Notification	69
Television & Internet Service Contracts	16
Tenants	1
Title Commitments	10
Title Insurer	10
Union	43
Updated Survey	14
Updated Title Commitments	10
WARN Act	62
WARN Act Obligations	62
Whitehall	8
Whitehall Guarantees	8

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REAL ESTATE SALE AGREEMENT

THIS REAL ESTATE SALE AGREEMENT (this “Agreement”) is made as of the 23rd day of May, 2014 (the “Effective Date”), by and between the parties listed on Schedule 1 attached hereto (each, a “Seller” and collectively, “Sellers”) and American Realty Capital Hospitality Portfolio Member, LLC, a Delaware limited liability company (“Purchaser”).

RECITALS

A.         WHEREAS, each Seller is the owner of fee or ground leasehold interests in the parcel or parcels of real estate (each such parcel, a “Real Property” and collectively, the “Real Properties”) on which one hundred and twenty-six (126) Hotels and other Improvements incidental thereto are located, which such Hotels owned by each Seller are set forth opposite its name on Schedule 1 and which parcels of Real Property are each more particularly described in attached Exhibits A-1 through A-126 (the Real Properties described in Exhibits A-1 through A-106, the “First Pool Assets”, and the Real Properties described in Exhibits A-107 through A-126, the “Second Pool Assets”); and

B.         WHEREAS, Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, the Property, each in accordance with and subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Sellers agree as follows:

1.          PURCHASE AND SALE. Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from Sellers and Sellers shall sell to Purchaser the Real Properties, together with: (i) all buildings and improvements owned by Sellers and located on the Real Properties (the “Improvements”, and the portions thereof comprising the hotel(s) on each individual Real Property, are collectively referred to as the “Hotels”) and any and all of Sellers’ rights, easements, licenses and privileges presently thereon or appertaining thereto; (ii) all of Sellers’ right, title and interest, if any, in and to any land lying in the bed of any street, alley, road or avenue (whether open, closed or proposed) within, in front of, behind or otherwise adjoining the Real Properties or any of them, and any other rights-of-way, strips and gores of land to the extent such land is appurtenant to any of the Real Properties; (iii) all of Sellers’ right, title and interest in and to the leases, licenses, occupancy agreements and other agreements demising space in or providing for the use or occupancy of the Real Properties or any part thereof described in the Disclosure Letter (the “Leases”; provided, however, that the Leases shall not include arrangements or agreements providing for the transient use of guest rooms, banquet rooms, conference rooms or similar facilities by any Hotel’s guests or patrons), and all refundable deposits, security or otherwise, made by tenants or other users or occupants of the Improvements or the Real Properties under the Leases (collectively, “Tenants”; provided, however, that the Tenants shall not include transient users of guest rooms, banquet rooms, conference rooms or similar facilities at any Hotel); (iv) any and all machinery, equipment, appliances, tools, furniture, furnishings, fittings, fixtures and other articles of durable personal property of every kind and nature, including all spare parts and reserve stock, which are owned or leased by or for the account of Sellers and are physically located at the Hotels and used in the operation of any Hotel, including, without limitation, and subject to depletion and replacement in the ordinary course of business and not in violation of the express provisions hereof: (A) office furniture and equipment, (B) room furnishings, (C) art work and other decorative items, (D) televisions, radios, VCRs and other consumer electronic equipment, (E) telecommunications equipment (other than the systems and/or software that are owned or provided by the franchisors in connection with the operation of the Hotels, and used at the Hotels subject to the terms of the applicable Franchise Agreements), (F) computer equipment (other than computer equipment owned or provided by franchisors in connection with the operation of the Hotels, and is used at the Hotels subject to the terms of the applicable Franchise Agreements), (G) automobiles, vans, trucks, machinery and other vehicles, (H) blankets, pillows, linens, towels, sheets and other bed clothing, (I) kitchen appliances, cookware and other cooking utensils and (J) all keys, access cards, combinations to locks and other security devices or other incidents of ownership; but excluding the personal property, in each case, owned by Hotel tenants, concessionaires or other third parties, or Hotel guests (collectively, “FF&E”), Inventory and other tangible property (collectively, the “Personal Property”) owned by Sellers, located on any of the Real Properties or the Improvements or used solely in connection with the Real Properties and/or the Improvements; (v) except as otherwise provided herein, all right, title and interest of Sellers under any and all of the maintenance, service, advertising, utility, television, internet and other like contracts and agreements with respect to the ownership and operation of the Property set forth in the Disclosure Letter (the “Service Contracts”); all if and to the extent transferable without third-party consent, or cost or liability to Sellers that is not reimbursed or prorated pursuant to this Agreement (collectively, the “Assumable Service Contracts”; provided that Assumable Service Contracts shall not include any Franchise Agreements, Leases, Ground Leases, Television & Internet Service Contracts or Management Contracts); (vi) all of Sellers’ right, title and interest in and to all intangible personal property relating to any of the Real Properties and the Improvements (including, without limitation, all permits, licenses and approvals; warranties, indemnities, claims and guarantees with respect to work performed at the Real Properties and the Improvements; architectural drawings, plans and specifications, surveys and as-built drawings for the Real Properties and the Improvements; engineering reports; advertising material, telephone exchange numbers; the Guest Ledger Accounts; intellectual property used in or held for use in the operation of the Hotels, but excluding any employee training manuals or employee benefit manuals in use at the Hotels that are the property of franchisors or managers and excluding all service marks, copyrights, trade names, trademarks, symbols, logos, and all other intellectual property rights, marks or characteristics associated with a brand name of franchisors or managers; reservations, commitments and other agreements for the use of guest rooms, conference rooms, dining rooms or other facilities in any Hotel (collectively, the “Reservations”; and each deposit or advance payment received by any Seller in connection with any Reservation, a “Reservation Deposit”), excluding, however, appraisals, internal valuations and projections, attorney-client communications and other reports, records and files that customarily would be considered confidential or privileged; all if and to the extent transferable without third-party consent, or cost or liability to Sellers that is not reimbursed or prorated pursuant to this Agreement (collectively, the “Intangible Property”); (vii) all of Sellers’ right, title and interest in and to (A) all retail goods physically located at the Property and held by or on behalf of any Seller for sale to Hotel guests and others (excluding food and beverages served on-site at any Hotel), (B) the stock of supplies and other consumables physically located at the Property and used in the operation and maintenance of the Hotels in the ordinary course of business, and (C) all liquor, wine, beer and other alcoholic beverages physically located at the Property and held for sale to Hotel guests and others or otherwise used in the operation of any Hotel, in each case, by or on behalf of Seller, including, without limitation, the contents of any in-room servi-bars and mini-bars (“Liquor Inventory”), but excluding the Liquor Inventory if applicable alcoholic beverage control laws require a separate sale and transfer of the sale and/or service of any Liquor Inventory (such sale and service is referred to herein as “Liquor Operations”) (collectively, the “Inventory”); and (viii) all of Sellers’ rights, title and interest in and to all books and records and files related to operation of the Real Properties to the extent in their possession or under their control, including, but not limited to plans, specifications, drawings, blueprints, surveys and environmental reports; excluding, however, appraisals, internal valuations and projections, attorney-client communications and other reports, records and files that customarily would be considered confidential or privileged, the Improvements and/or the other items listed in items (i) through (vii) above (items (i) through (viii) above, together with the Real Properties, are collectively referred to in this Agreement as the “Property”). For the avoidance of doubt, all of the foregoing expressly excludes all property owned by Tenants of the Real Properties, guests of the Hotels, and franchisors or managers of the Hotels. As used herein, the term “Hotel Asset” means a particular Hotel, together with all portions of the Property exclusively related or incidental thereto or exclusively used in or held for use in the operation thereof.

2.          PURCHASE PRICE. The total consideration to be paid by Purchaser to or on behalf of Sellers for the Property is $1,925,000,000.00 (subject to adjustment pursuant to the terms hereof), consisting of (i) $1,474,000,000.00 in cash (the “Cash Consideration”), (ii) $451,000,000.00 multiplied by the proportion that the aggregate Allocated Purchase Prices for the First Pool Assets bears to the Purchase Price in Class A Units in ARC Hospitality Portfolio I Holdco, LLC, a Delaware limited liability company (“First Pool Purchaser Holdco”), the indirect owner of 100% of the beneficial and ownership interests in the designee(s) of Purchaser that will hold record title to the First Pool Assets after Closing, which such units shall be issued pursuant to that certain Limited Liability Company Agreement of First Pool Purchaser Holdco entered into at the Closing (in the form attached hereto as Exhibit E-1) (the “First Pool Purchaser Holdco Operating Agreement”), and (iii) $451,000,000.00 multiplied by the proportion that the aggregate Allocated Purchase Prices for the Second Pool Assets bears to the Purchase Price in Class A Units in ARC Hospitality Portfolio II Holdco, LLC, a Delaware limited liability company (“Second Pool Purchaser Holdco” and, collectively with First Pool Purchaser Holdco, “Purchaser Holdco”), the indirect owner of 100% of the beneficial and ownership interests in the designee(s) of Purchaser that will hold record title to the Second Pool Assets after Closing, which such units shall be issued pursuant to that certain Limited Liability Company Agreement of Second Pool Purchaser Holdco entered into at the Closing (in the form attached hereto as Exhibit E-1) (the “Second Pool Purchaser Holdco Operating Agreement” and, collectively with the First Pool Purchaser Holdco Operating Agreement, the “Purchaser Holdco Operating Agreement”), which units, subject to certain adjustments, will entitle the direct or indirect equity holders in Sellers identified by Sellers prior to Closing (the “Class A Holders”) to receive, in the aggregate, a monthly distribution equal to 7.50% per annum for the first 18 months following Closing and 8.00% per annum thereafter, in each case, on the outstanding balance of such units as further described in the Purchaser Holdco Operating Agreement (such units the “Purchaser Holdco Class A Units”, and together with the Cash Consideration, the “Purchase Price”). Subject to adjustment as set forth herein, the aggregate Purchaser Holdco Class A Units issued shall be $451,000,000.00. In the event that the ratio of (a) the aggregate amount of any financing obtained and/or assumed at Closing by Purchaser and any of its parents, subsidiaries or affiliates, which financing encumbers any assets of First Pool Purchaser Holdco or any of its subsidiaries, to (b) the Purchase Price for the First Pool Assets exceeds 62.50%, then the dollar amount of such excess shall (1) increase the Cash Consideration payable to the First Pool Sellers on a dollar-for-dollar basis and (2) decrease the amount of the Purchaser Holdco Class A Units distributed in respect of the First Pool Assets on the same dollar-for-dollar basis (with such decrease allocated amongst such Purchaser Holdco Class A Units on a pro-rata basis). In the event that the ratio of (x) the aggregate amount of any financing obtained and/or assumed at Closing by Purchaser and any of its parents, subsidiaries or affiliates, which financing encumbers any assets of Second Pool Purchaser Holdco or any of its subsidiaries, to (y) the Purchase Price for the Second Pool Assets exceeds 62.50%, then the dollar amount of such excess shall (A) increase the Cash Consideration payable to the Second Pool Sellers on a dollar-for-dollar basis and (B) decrease the amount of the Purchaser Holdco Class A Units distributed in respect of the Second Pool Assets on the same dollar-for-dollar basis (with such decrease allocated amongst such Purchaser Holdco Class A Units on a pro-rata basis). In the event that Purchaser and its affiliates have each used their respective diligent efforts during the period between the Effective Date and the Closing to raise the required equity investment to fund the Cash Consideration but have been unable to raise an aggregate amount sufficient to fund such amount, then the dollar amount of such shortfall, but in any event an amount no greater than $25,000,000.00, shall, at the request of Purchaser, (I) decrease the Cash Consideration payable to the Second Pool Sellers on a dollar-for-dollar basis and (II) increase the amount of the Purchaser Holdco Class A Units distributed in respect of the Second Pool Assets on the same dollar-for-dollar basis (with such increase allocated amongst the Purchaser Holdco Class A Units distributed in respect of the Second Pool Assets on a pro-rata basis) (for the avoidance of doubt, the inability of Purchaser or its affiliates to raise any capital shall not excuse any of Purchaser’s obligations under this Agreement). A portion of the Purchase Price (including the Purchaser Holdco Class A Units) shall be allocated to each of the Real Properties (and the other Property related to such Real Property) as mutually agreed to by Seller and Purchaser prior to the expiration of the Diligence Period (and, upon such agreement, attached hereto as Schedule 2, including a separate designation of the Purchaser Holdco Class A Units allocated to each Real Property, which separate designation shall serve as the “Allocated Amount” for such Hotel Asset in the Purchaser Holdco Operating Agreement), which allocations shall be based on Purchaser’s independent valuation of the Property (with respect to each Real Property, such allocation, the “Allocated Purchase Price”), and the sum of all Allocated Purchase Prices shall equal the Purchase Price. In the event that any Hotel Asset has been removed from or excluded from the purchase and sale transaction described herein pursuant to the express provisions herein, the Purchase Price will be reduced by the Allocated Purchase Price for each such Hotel Asset that has been removed or excluded as aforesaid. Any reduction to the Purchase Price provided for herein, including pursuant to the previous sentence, shall be allocated between the Cash Consideration and the Purchaser Holdco Class A Units such that the Purchaser Holdco Class A Units represent five-eights (5/8ths) of the total of (i) the Purchase Price, as reduced by this sentence, minus (ii) if the Debt Assumption is consummated, the principal amount thereof assumed, minus (iii) the aggregate amount of any financing obtained and/or assumed at Closing by Purchaser and any of its parents, subsidiaries or affiliates, which financing encumbers any assets of Purchaser Holdco or any of its subsidiaries. Any increase to the Purchase Price provided for herein that results in a Purchase Price greater than $1,925,000,000.00 shall be added solely to the Cash Consideration. The Purchase Price shall be paid as follows:

2.1         Earnest Money.

2.1.1      Sellers, Purchaser and a duly authorized representative of Chicago Title Insurance Company (“Escrowee”) shall concurrently herewith execute the Earnest Money Escrow Instructions in the form attached hereto as Exhibit F (the “Earnest Money Escrow Instructions”). Within two (2) Business Days of the date hereof, but in no event later than 3:00 p.m. eastern daylight time on May 27, 2014, Purchaser shall deliver to Escrowee earnest money in the sum of Fifty Million and No/100ths Dollars ($50,000,000.00) (together with any Supplemental Earnest Money and interest earned thereon net of investment costs and as adjusted in accordance with Section 4.1.1 below, the “Earnest Money”). If Purchaser shall fail to deposit timely the Earnest Money as aforesaid, this Agreement shall automatically terminate and no party shall have any further obligations hereunder (including any obligations that survive the termination hereof). The Earnest Money shall be invested as Purchaser shall direct from time to time in accordance with the terms of the Earnest Money Escrow Instructions (and the risk of loss of the Earnest Money shall be borne by Purchaser). Any and all interest earned on the Earnest Money shall be reported to Purchaser’s federal tax identification number as set forth on the form W-9 required by Escrowee prior to investment of the Earnest Money.

2.1.2      If the transaction closes in accordance with the terms of this Agreement, at the Closing, all of the Earnest Money shall be delivered by Escrowee to Seller as partial payment of the Purchase Price in accordance with Section 4.1 below. If the transaction fails to close due to a material default on the part of Purchaser or the failure of any Seller Closing Condition, Sellers shall have the remedy options provided for in Section 7.2.1 or Section 7.2.2 below, as applicable. If the transaction fails to close due to a material default on the part of Sellers or the failure of any Purchaser Closing Condition, Purchaser shall have the remedy options provided for in Section 7.1.1 or Section 7.1.2 below, as applicable.

2.2         Cash Consideration at Closing. At Closing, Purchaser shall pay to Sellers, with current federal funds wire-transferred to an account designated by Escrowee in writing, an amount equal to the Cash Consideration minus the Earnest Money which Sellers receive at the Closing from the Escrowee in accordance with Section 4.1, and plus or minus, as the case may require, the closing prorations, adjustments and credits to be made pursuant to the terms of this Agreement and which Sellers have elected to allocate to the Cash Consideration (including, without limitation, as set forth in Sections 2.4, 4.4, 5, 7.1.1, 12.1, 12.4 and 13.1 below).

2.3         Purchaser Holdco Class A Units at Closing. Subject to Section 13.6.2 and the satisfaction of the Purchaser Closing Conditions and the Seller Closing Conditions, and in accordance with the Purchaser Holdco Operating Agreement, at Closing, each Class A Holder shall be admitted to Purchaser Holdco as a member and such Class A Holder shall be issued its share of the Purchaser Holdco Class A Units (as determined pursuant to Section 2.5), as such share of the Purchaser Holdco Class A Units may be adjusted based on the closing prorations, adjustments and credits to be made pursuant to the terms of this Agreement and which Sellers have elected to allocate to the Purchaser Holdco Class A Units (including, without limitation, as set forth in Sections 2.4, 4.4, 5, 8.2, 7.1.1, 12.1, 12.4 and 13.1 below).

2.4         Assumed Debt.

2.4.1      As further described herein, Purchaser will use its diligent best efforts (1) to cause Purchaser or a Permitted Assignee to purchase the First Pool Assets subject to the existing mortgage and mezzanine financing described on Schedule 3 (the “Assumed Debt”; and each of the documents, agreements and instruments now or hereafter evidencing, securing or delivered in connection with any of the Assumed Debt (as the same may have been or may be amended, restated, replaced, supplemented or otherwise modified from time to time as required by the terms thereof or otherwise with the consent of Purchaser), including, without limitation, those documents, agreements and instruments listed on Schedule 4, the “Loan Documents”), and (2) to assume the Assumed Debt at Closing, in each case, in accordance with the terms and conditions set forth herein, including Section 13.5 (the “Debt Assumption”). For the avoidance of doubt, “diligent best efforts” does not include filing suit against Lender to cause Lender to approve the Debt Assumption. In the event that Purchaser or a Permitted Assignee consummates the Debt Assumption at Closing, the Cash Consideration due to the Sellers of the First Pool Assets which are encumbered by the Lien of the Assumed Debt at Closing (the “Encumbered Hotel Assets”) will be decreased by an amount equal to all outstanding principal under the Assumed Debt encumbering the Encumbered Hotel Assets transferred at Closing as of the Closing Date, where such amounts are assumed by Purchaser or a Permitted Assignee in connection with the Debt Assumption, and, notwithstanding anything herein (or in any other document delivered pursuant to this Agreement), the Encumbered Hotel Assets will be conveyed subject to the Liens of the Assumed Debt and such Liens shall be Permitted Exceptions for all purposes hereunder. In furtherance of the foregoing, but subject to the last paragraph of Section 2.4.2, on or before the thirtieth (30th) day following the Effective Date (such date, the “Guarantor Identification Date”), Purchaser shall identify in writing to Sellers the entity other than Purchaser Parent and Purchaser REIT that will serve as the Replacement Guarantor (as defined in the Loan Documents) in respect of the Assumed Debt and the Debt Assumption and as the guarantor under the Purchaser Holdco Operating Agreement (the “Additional Guarantor”).

2.4.2      In the event that Purchaser has complied with the obligations and covenants set forth in Sections 2.4.1 and 13.5 hereof but (i) on or before August 27, 2014, Lender does not give the approvals for the Debt Assumption required by the Loan Documents (provided that this clause (i) shall not apply with respect to matters addressed by the last paragraph of this Section 2.4.2 or the following clause (ii)), or (ii) Lender informs either Sellers or Purchaser that it will not approve Whitehall as a Replacement Guarantor and will not approve Whitehall as a continuing “Guarantor” under the Assumed Debt such that the Debt Assumption cannot be consummated (provided that Purchaser has not been in breach or default at any time of any of its covenants under Sections 2.4.1 or 13.5, or any of its representations or warranties under Section 9.6 (provided, however, that Seller shall not have a claim for any breach of any such representations or warranties for so long as Lender has not informed Sellers or Purchaser that it will not approve the Debt Assumption because of such breach or the facts underlying such breach of representation or warranty)), in either case, Purchaser shall provide prompt written notice of such failure to Sellers and shall elect in such written notice to either:

(a)          terminate this Agreement and receive a return of the Earnest Money (such written termination notice, the “Debt Assumption Failure Termination Notice”); provided, however, that Purchaser may not proceed under this clause (a), and shall not be entitled to a return of its Earnest Money in the event that Sellers have theretofore exercised their available remedies to terminate this Agreement and retain the Earnest Money; or

(b)          proceed to Closing (subject to any rights of extension set forth herein), regardless of whether it is able to later consummate the Debt Assumption or obtain other or alternative financing to replace the Assumed Debt (the “Replacement Debt”, and such written notice electing to proceed, the “Go Forward Notice”), in which case the Earnest Money shall no longer be refundable to Purchaser except as expressly set forth in the balance of this Agreement and Purchaser shall be obligated to proceed to Closing in accordance with the terms hereof (and, notwithstanding anything herein to the contrary, Purchaser’s obligation to consummate the Closing shall not in any way be subject to or conditioned upon Purchaser consummating the Debt Assumption or obtaining or closing on Replacement Debt).

In the event that Purchaser delivers a Go Forward Notice, Purchaser shall have the right to select a new Closing Date, which date shall be no later than December 15, 2014; provided that, in the event such new Closing Date is after September 26, 2014, Purchaser shall concurrently deposit the Supplemental Earnest Money in accordance with Section 4.1.1. If Purchaser has not delivered (A) in the case of clause (i) above, either a Debt Assumption Failure Termination Notice or a Go Forward Notice prior to August 27, 2014 or (B) in the case of clause (ii) above, either a Debt Assumption Failure Termination Notice or a Go Forward Notice within ten (10) days of Purchaser being informed of Lender’s decision pursuant to clause (ii) above, Purchaser shall be deemed to have delivered a Go Forward Notice and to proceed under clause (b) above. Upon delivery (or deemed delivery) of the Go Forward Notice, Purchaser’s obligations and responsibilities hereunder shall no longer in any way be subject to or conditioned upon Purchaser consummating the Debt Assumption or obtaining or closing on Replacement Debt (subject to the last paragraph of this Section 2.4.2).

Notwithstanding anything to the contrary in the last sentence of Section 2.4.1 or this Section 2.4.2, if (x) Purchaser is unable to identify an Additional Guarantor by the Guarantor Identification Date and Purchaser shall have given Sellers notice of the same on or prior to such date, or (y) if Purchaser has identified an Additional Guarantor by the Guarantor Identification Date but on or before August 27, 2014 either (i) the Additional Guarantor, Purchaser Parent, or both the Additional Guarantor and Purchaser Parent together are not approved as a Replacement Guarantor by Lender (provided that Purchaser has not been in breach or default at any time of any of its covenants under Sections 2.4.1 or 13.5, or any of its representations or warranties under Section 9.6; provided, however, that Sellers shall not have a claim for any breach of any such representations or warranties for so long as Lender has not informed Sellers or Purchaser that it will not approve the Debt Assumption because of such breach or the facts underlying such breach of representation or warranty) or (ii) the Additional Guarantor becomes unavailable to serve as the Replacement Guarantor by no fault or manipulation of Purchaser or its affiliates, such that, in each case under this clause (y), the Debt Assumption cannot be consummated, and Purchaser shall have delivered written notice to Sellers within ten (10) days of learning of such failure or unavailability, but in any event, no later than August 27, 2014, then in each of the cases of (x) and (y), Sellers shall cause Whitehall Street Global Real Estate Limited Partnership 2007 and Whitehall Parallel Global Real Estate Limited Partnership 2007 (the latter two entities, together, “Whitehall”) to either continue to provide their guarantees and indemnities under the Assumed Debt or to provide new guarantees and indemnities in respect of the Assumed Debt in substantially the same form as their existing guarantees and indemnities under the Assumed Debt (collectively, the “Whitehall Guarantees”) and Purchaser shall cause the Supplemental Agreement in the form attached hereto as Exhibit D (the “Supplemental Agreement”) to be executed and delivered to each of Whitehall and the Sellers at Closing by Purchaser REIT, Purchaser Parent, Purchaser and each of the individuals listed therein as parties thereto (such individuals, the “Indemnitors”) and cause each of the Indemnitors to join and deliver to the Sellers at Closing each of the agreements attached hereto as Exhibit E-2, Exhibit E-3 and Exhibit E-4. For the avoidance of doubt, if Whitehall is required to provide the Whitehall Guarantees, each of Purchaser Parent and Purchaser REIT shall continue to be required to provide guarantees and indemnities under the Assumed Debt and each of the agreements attached hereto as Exhibit E-2, Exhibit E-3 and Exhibit E-4, in each case, as contemplated in this Agreement. If Purchaser shall fail to deliver written notice to Sellers within the time periods identified in clauses (x) or (y) of this paragraph, as applicable, Purchaser shall be deemed to have automatically waived its rights set forth in this paragraph with respect to the triggering event for which it was required to have delivered notice.

2.5         Pro Rata Share. Each Seller shall receive its pro rata share of the Cash Consideration (taking into account any decrease to the Cash Consideration payable to such Seller in accordance with Section 2.4.1) and be deemed to have received its pro rata share of the Purchaser Holdco Class A Units based upon the proportion that the Allocated Purchase Price of each of the Hotel Assets owned by such Seller bears to the sum of all Allocated Purchase Prices (such Seller’s “Pro Rata Share”). Prior to Closing, notwithstanding the deemed distribution of Purchaser Holdco Class A Units for purposes of calculating each Seller’s Pro Rata Share, Sellers will provide a notice to Purchaser specifying the amount of Purchaser Holdco Class A Units to be issued to each Class A Holder. Purchaser and Sellers each agree that they shall file all tax returns (including, but not limited to, Internal Revenue Service Form 8594 and any local and state transfer tax forms) in a manner which allocates the Purchase Price in accordance with Section 2. This Section 2.5 shall survive the Closing.

2.6         Excluded Assets.

2.6.1      Until the date that is sixty (60) days prior to the Closing Date, Purchaser shall have the right to exclude from the Property up to, but no more than, three (3) of the Hotel Assets described in Exhibits A-73, A-74, A-76, A-82, A-84, A-85, A-86, A-87, A-91, A-94 and A-95 (the “Gen1 Residence Inn Assets”) for any reason (any Gen1 Residence Inn Asset removed from the Property pursuant to this Section 2.6.1, a “Removed Gen1 Residence Inn Asset”).

2.6.2      After the expiration of the Diligence Period, Purchaser shall have the right to exclude from the Property additional Hotel Assets up to, but not more than, the number equal to (x) ten (10) minus (y) the number of Removed Gen1 Residence Assets (the “Exclusion Limitation”), solely in the circumstances described in, and pursuant to: Sections 3.1.3 (Excluded Title Asset), 5.2 (Excluded Casualty/Condemnation Asset), 7.1.2(a) or (b) (Excluded Franchise Asset), 7.1.2(c) (Excluded Ground Leased Asset) and Section 8.2.1(a) (Excluded R&W Asset), but will have no other rights (a) to exclude any individual Hotel Assets (other than in the circumstances described in and pursuant to: Section 2.6.1 with respect to Gen1 Residence Inn Assets, subject to the Exclusion Limitation) or (b) to terminate this Agreement as to any individual Hotel Assets. “Excluded Asset” means any Removed Gen1 Residence Inn Asset, Excluded Title Asset, Excluded Casualty/Condemnation Asset, Excluded Ground Leased Asset, Excluded Franchise Asset or Excluded R&W Asset, and “Excluded Assets” means, collectively, all Excluded Assets in the aggregate (subject to the Exclusion Limitation). In the event that Purchaser would, if the Exclusion Limitation had not already been reached, have the right to exclude any Hotel Asset from the Property pursuant to any of Sections 2.6.1, 3.1.3, 5.2, 7.1.2(a), 7.1.2(b), 7.1.2(c) or 8.2.1(a), but Purchaser has already designated as Excluded Assets a number of Hotel Assets equal to the Exclusion Limitation, Purchaser shall have the right to (A) revoke its decision regarding one or more Hotel Assets previously designated as Excluded Assets and substitute such Hotel Asset for which Purchaser is newly able to exclude as an Excluded Asset or (B) terminate this Agreement and receive a return of the Earnest Money (so long as Sellers have not delivered written notice of a material default hereunder to Purchaser and Sellers are theretofore exercising their available remedies to terminate this Agreement and retain the Earnest Money).

2.6.3      In the event that the Excluded Assets that are First Pool Assets have aggregate Allocated Loan Amounts that exceed ten percent (10%) of the aggregate Allocated Loan Amounts of all Individual Properties (as such terms are defined in the Loan Agreement) and Sellers are not able to, or elect not to obtain a waiver from Lender of the application of Section 2.5.2(iii)(a) of the Loan Agreement to the exclusion of such Excluded Assets, which waiver may be sought only by Sellers (and not by Purchaser) in Sellers’ sole and absolute discretion, Purchaser shall have the right to terminate this Agreement at any time prior to Sellers obtaining such a waiver and receive a return of the Earnest Money (so long as Sellers have not delivered written notice of a material default hereunder to Purchaser and Sellers are theretofore exercising their available remedies to terminate this Agreement and retain the Earnest Money).

2.7         Property Allocation. Seller and Purchaser agree that, prior to Closing, the Allocated Purchase Price and the Allocated Loan Amount (as such term is defined in the Loan Agreement) of the Assumed Debt for each individual Hotel Asset shall be allocated for federal, state and local tax purposes among the applicable portion of (i) the Real Property, (ii) the Improvements, and (iii) the Personal Property as may be determined by agreement of Seller and Purchaser in accordance with Section 1060 of the Code. Not later than forty-five (45) days after the Effective Date, Seller shall deliver to Purchaser a proposed allocation of the Allocated Purchase Price (and any other items that are required for federal income tax purposes to be treated as part of each Allocated Purchase Price) (the “Initial Allocation”). Purchaser shall review the Initial Allocation and provide any objections to Seller within five (5) Business Days after receipt thereof. If Purchaser raises any objection to the Initial Allocation, the parties hereto will negotiate in good faith (provided that failing to agree to the Initial Allocation for any particular Hotel Asset due to negative economic consequences that will be incurred by a party as a result of doing so shall in no event be considered a failure to negotiate in good faith) to resolve any such objection. Upon reaching an agreement on the disputed items identified by Purchaser in such Initial Allocation, the Initial Allocation shall be finalized, provided that if the parties fail to reach an agreement within three (3) Business Days on any such disputed items, such items shall be finalized through “baseball style” arbitration, as set forth in Schedule 6 (such finalized allocation, the “Final Allocation”). Purchaser and Seller shall (i) cooperate in the filing of any forms (including Form 8594 under Section 1060 of the Code) with respect to such Final Allocation, including any amendments to such forms required pursuant to this Agreement with respect to any adjustment to the Purchase Price, and (ii) shall file all federal, state and local tax returns and related tax documents consistent with such Final Allocation, as the same may be adjusted pursuant to any provisions of this Agreement.

3.           EVIDENCE OF TITLE.

3.1         Title Insurance. Sellers have delivered to Purchaser current commitments for ALTA Owner’s Title Insurance Policies and/or commitments for ALTA Lender’s Title Insurance Policies (collectively, the “Title Commitments”) for each of the Real Properties, issued by Stewart Title Guaranty Company, Fidelity National Title Insurance Company or First American Title Insurance Company (collectively, “Title Insurer”). Prior to Closing, Purchaser may receive updated Title Commitments or new commitments (“Updated Title Commitments”), and Purchaser may request that Title Insurer issue, but Sellers shall have no obligation to pay for or to cause Title Insurer to issue, any available endorsements to the Owner’s Policies. “Owner’s Policies” shall mean the most recent form of ALTA Owner's Policies of Title Insurance for the applicable jurisdiction, issued to Purchaser at Closing, insuring, as applicable, fee simple title to, or a ground leasehold interest in, the applicable Real Property and the Improvements subject only to the Permitted Exceptions dated as of the date of, and insuring Purchaser from and after, the Closing Date.

3.1.1      Upon issuance, the Owner’s Policies will except from coverage only the Permitted Exceptions. “Permitted Exceptions” means, with respect to the applicable Real Property, (i) those matters identified in the Title Commitments and the Existing Surveys (other than Required Cure Items), (ii) those matters (other than Required Cure Items) that either are (x) not objected to in writing within the time periods provided in Section 3.1.3, or (y) if objected to in writing by the Purchaser within such time period, are those that Sellers have elected by notice to Purchaser within the time periods provided in Section 3.1.3 not to remove or cure, or have been unable to remove or cure within the time periods provided in Section 3.1.3, and subject to which, in the case of this clause (y), Purchaser is required to or has elected to accept the conveyance of the applicable Real Property in accordance with Section 3.1.3, (iii) such matters as the Title Insurers are willing to omit as exceptions to coverage or, subject to the reasonable approval of Purchaser, affirmatively insure over (other than with respect to monetary Liens), (iv) all standard Title Insurer exceptions and exclusions from coverage set forth in the “title jacket” (except those that would be customarily omitted, including, without limitation, mechanics liens, pursuant to a title affidavit in the form attached hereto as Exhibit G-1 to be delivered by the Sellers at Closing), (v) the general exceptions which can be deleted only by delivery of an Updated Survey (unless Purchaser delivers, as to the applicable Real Property, an Updated Survey acceptable to the Title Insurer, in which case, the general survey exceptions will be deleted and the state of facts set forth in such Updated Survey will be “read into” the applicable Owner’s Policy and become Permitted Exceptions), (vi) exceptions resulting from acts of Purchaser, and those claiming by, through and under Purchaser, (vii) unpaid personal property, real estate, excise, general and special taxes and assessments not yet delinquent as of the Closing Date (without limiting the provisions regarding proration of such amounts as set forth herein), (viii) rights of Tenants, as tenants only, under Leases previously delivered to Purchaser or otherwise set forth on the Rent Roll delivered pursuant to Section 4.2, (ix) local, state and federal zoning, health and safety, building and other governmental and quasi-governmental laws, ordinances, codes and regulations, and (x) until immediately prior to Closing and, if the Debt Assumption is consummated, at Closing, the Liens securing the Assumed Debt.

3.1.2      Except as permitted under this Agreement, no additional Liens may be created or caused by any Seller on the Property after the Effective Date that would constitute exceptions to the Owner’s Policy or bind the Real Property or Improvements after Closing without the prior consent of Purchaser, which consent may be granted or withheld in Purchaser’s sole discretion. Notwithstanding the foregoing, Sellers shall (x) Cure (i) mortgage Liens other than those associated with the Assumed Debt (provided, however, if the Debt Assumption is not consummated at Closing, the Liens associated with the Assumed Debt shall be Cured by the applicable Sellers at Closing) and, if caused by such Seller, mechanics’ Liens and all other monetary Liens on the Real Property or Improvements, in each case, of an ascertainable amount and which is curable by the payment or escrow of a liquidated sum of money and (ii) any mechanics’ Liens and all other monetary Liens on the Real Property or Improvements (excluding, for the avoidance of doubt, those Liens associated with the Assumed Debt) up to a maximum of Thirty Million and No/100ths Dollars ($30,000,000.00) in the aggregate for all Real Properties and Improvements, in each case which is curable by the payment or escrow of a liquidated sum of money, and (y) terminate the affiliated Ground Lease for the Hotel Asset identified on Exhibit A-109 (TownPlace Suites Savannah, GA) (the matters described in the foregoing clauses (x) and (y), collectively, “Required Cure Matters”), which shall be discharged by the applicable Seller or omitted from or insured over on the Owner’s Policy by Title Insurer prior to or at Closing (each, a “Cure”), it being acknowledged and understood by Purchaser that Sellers may contest any such mechanics’ Liens so long as Sellers Cure the same at or prior to Closing; provided, however, if any Required Cure Matter is insured or endorsed over by Title Insurer, such insurance or endorsement shall be subject to the consent of Purchaser acting reasonably (provided that if the Required Cure Matter is monetary in nature, then Purchaser’s withholding of consent to having the applicable Required Cure Matter inured or endorsed over shall be deemed reasonable) and if Purchaser does not approve such insurance or endorsement acting reasonably, then Sellers shall not be in default hereunder as a result of failing to Cure such Required Cure Matter and Purchaser’s sole remedy, to be exercised in writing within five (5) Business Days (or such shorter time period as to not delay the Closing) after such insurance or endorsement is presented to Purchaser, shall be either to (A) waive such Required Cure Matter and proceed to Closing or (B) (x) if the Exclusion Limitation has not been reached by the previous or concurrent designation of other Excluded Assets, exclude such Hotel Asset from the Property (subject, in all cases, to the Exclusion Limitation) (any such excluded Hotel Asset, an “Excluded Title Asset”), whereupon the Purchase Price shall be reduced by the Allocated Purchase Price for such Excluded Title Asset, or (y) if the Exclusion Limitation has been reached, terminate this Agreement in its entirety by written notice to Sellers delivered prior to Closing and, so long as Sellers have not delivered written notice of a material default hereunder to Purchaser and Sellers are theretofore exercising their available remedies to terminate this Agreement and retain the Earnest Money, to receive a return of the Earnest Money and recover from the applicable Seller all of Purchaser’s reasonable out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, its reasonable legal fees and diligence costs, which reimbursement in the aggregate amongst all Sellers shall not exceed $2,000,000, in which case the parties hereto shall have no further rights or obligations hereunder except those that expressly survive termination. In the event that there are monetary Liens not caused by Sellers affecting the Real Property or Improvements (excluding, for the avoidance of doubt, those Liens associated with the Assumed Debt), which Sellers are not obligated to Cure hereunder and which Sellers elect not to Cure (or do not Cure) prior to the Closing (provided, however, if Sellers elect to Cure such matter, such Cure may be accomplished in the same manner as a Cure of a Required Cure Matter), then Purchaser shall proceed to Closing subject to such matter or matters, which shall, in such case, be Permitted Exceptions, without any abatement of the Purchase Price unless (x) the Exclusion Limitation has not been previously reached and the amount of such monetary Liens constitutes a Property Material Adverse Effect, in which case as its sole remedy, and subject to provisions of Section 2.6, Purchaser, by written notice to Sellers may elect to designate such Hotel Asset as an Excluded Title Asset and have the Purchase Price reduced in accordance with Section 2 hereof or (y) if (1) the Exclusion Limitation has been previously reached and the amount of such monetary Liens constitutes a Property Material Adverse Effect or (2) the aggregate amount of all such monetary Liens constitutes a Portfolio Material Adverse Effect, then in the case of either (1) or (2), as its sole remedy, unless Sellers are in willful material default hereunder, in which case Purchaser shall have the rights set forth in Section 7.1.1 hereof, Purchaser may terminate this Agreement in its entirety by written notice to Sellers delivered prior to Closing and, so long as Sellers have not delivered written notice of a material default hereunder to Purchaser and Sellers are theretofore exercising their available remedies to terminate this Agreement and retain the Earnest Money, to receive a return of the Earnest Money, in which case the parties hereto shall have no further rights or obligations hereunder except those that expressly survive termination. “Lien” shall mean any mortgage, security interest, encumbrance, charge, deed of trust or other consensual lien, mechanic’s or any materialman’s lien, judgment lien, special improvement bond or bonded indebtedness, lien for delinquent property taxes or assessments, other tax and statutory lien (other than the lien for non-delinquent property taxes and assessments or the Permitted Exceptions).

3.1.3      If any Updated Survey or any Updated Title Commitment as to a Real Property discloses any Objectionable Title Matter as to which Purchaser objects, then, no later than seven (7) Business Days after the later to occur of (x) the expiration of the Diligence Period or (y) Purchaser’s receipt of the Updated Survey or Updated Title Commitment, Purchaser shall have the right to notify Sellers in writing of the Objectionable Title Matter. The applicable Seller, within seven (7) Business Days after receipt of such notice from Purchaser (but in any event prior to Closing) shall elect, by written notice to Purchaser, to either (i) Cure such Objectionable Title Matter or (ii) not Cure such Objectionable Title Matter. If Sellers elect not to Cure such Objectionable Title Matter, then Purchaser shall proceed to Closing subject to such matter or matters, which shall, in such case, be Permitted Exceptions, without any abatement of the Purchase Price; provided that (A) if such Objectionable Title Matters in the aggregate with respect to a single Hotel Asset constitute a Property Material Adverse Effect with respect to such Hotel Asset, as its sole remedy, (1) subject to provisions of Section 2.6, Purchaser, by written notice to Sellers may elect to designate such Hotel Asset as an Excluded Title Asset (subject, in all cases, to the Exclusion Limitation) and have the Purchase Price reduced in accordance with Section 2 hereof or (2) if the Exclusion Limitation has been reached, elect to terminate this Agreement in its entirety by written notice to Sellers delivered prior to Closing and, so long as Sellers have not delivered written notice of a material default hereunder to Purchaser and Sellers are theretofore exercising their available remedies to terminate this Agreement and retain the Earnest Money, to receive a return of the Earnest Money, in which case the parties hereto shall have no further rights or obligations hereunder except those that expressly survive termination and (B) if such Objectionable Title Matters in the aggregate constitute a Portfolio Material Adverse Effect, as its sole remedy, Purchaser may elect to terminate this Agreement in its entirety by written notice to Sellers delivered prior to Closing and, so long as Sellers have not delivered written notice of a material default hereunder to Purchaser and Sellers are theretofore exercising their available remedies to terminate this Agreement and retain the Earnest Money, to receive a return of the Earnest Money, in which case the parties hereto shall have no further rights or obligations hereunder except those that expressly survive termination. If Sellers elect to Cure such Objectionable Title Matter and if Sellers fail to Cure the Objectionable Title Matter by Closing (provided, that, notwithstanding anything to the contrary herein, Sellers may, at their option, extend the Closing for the period required to effect such Cure, but not in excess of thirty (30) days), then Purchaser’s sole remedy, exercisable no later than Closing (as may be extended as provided herein) shall be to (i) proceed to Closing subject to such matter or matters, which shall, in such case, be Permitted Exceptions, without any abatement of the Purchase Price, or (ii) (A) if such Objectionable Title Matters in the aggregate with respect to a single Hotel Asset constitute a Property Material Adverse Effect with respect to such Hotel Asset, (1) if the Exclusion Limitation has not been reached and subject to provisions of Section 2.6, designate such Hotel Asset as an Excluded Title Asset by written notice to Sellers delivered prior to Closing and have the Purchase Price reduced in accordance with Section 2.6 hereof or (2) if the Exclusion Limitation has been reached, terminate this Agreement in its entirety by written notice to Sellers delivered prior to Closing and, so long as Sellers have not delivered written notice of a material default hereunder to Purchaser and Sellers are theretofore exercising their available remedies to terminate this Agreement and retain the Earnest Money, to receive a return of the Earnest Money, in which case the parties hereto shall have no further rights or obligations hereunder except those that expressly survive termination and (B) if such Objectionable Title Matters in the aggregate constitute a Portfolio Material Adverse Effect, terminate this Agreement in its entirety by written notice to Sellers delivered prior to Closing and, so long as Sellers have not delivered written notice of a material default hereunder to Purchaser and Sellers are theretofore exercising their available remedies to terminate this Agreement and retain the Earnest Money, receive a return of the Earnest Money, in which case the parties hereto shall have no further rights or obligations hereunder except those that expressly survive termination; provided, however, that in the event Purchaser does not give notice to Sellers of any Objectionable Title Matter on or before the date which is seven (7) Business Days prior to the Closing Date, whether or not Purchaser has received any Updated Title Commitment or Updated Survey, then Purchaser shall be deemed to have waived all Objectionable Title Matters and accepted all other matters affecting title to the applicable Real Property (it being understood that this proviso shall not limit Sellers’ obligations under Section 3.1.2). “Objectionable Title Matter” means any Lien, encumbrance, exception or defect of title which is not a Required Cure Matter or a Permitted Exception and of which notice is delivered by Purchaser to Seller on or after the Effective Date and which is first noted by the Title Insurer on or after the Effective Date in an Updated Title Commitment or any written title report or update produced on or after the Effective Date and delivered to Purchaser and Sellers.

3.2         Survey. Sellers have delivered to Purchaser one copy of the most recent existing plat of survey (if any) of each Real Property (the “Existing Surveys”) in Sellers’ possession or control. Purchaser may obtain, at Purchaser’s sole option, election and expense, an updated or new as-built survey of any Real Property (the “Updated Survey”), in which event Purchaser shall deliver or cause to be delivered the Updated Survey to Seller and Title Insurer promptly upon receipt thereof.

4.           CLOSING

4.1         Closing Date. The closing of the transaction (that is, the payment of the Purchase Price pursuant to a so-called “New York style” closing, the transfer of title to the Property, and the satisfaction of all other terms and conditions of this Agreement with respect to the Property) (the “Closing”) shall occur through escrow at 4:00 p.m. (New York time) on August 27, 2014 or at such later date as the Closing may be adjourned or extended (i) in accordance with the terms of this Agreement or (ii) as otherwise mutually agreed by Purchaser and Sellers (in their respective sole and absolute discretion) (the “Closing Date”) at the New York, New York office of Sullivan & Cromwell LLP, or such other place as Sellers and Purchaser shall agree in writing.

4.1.1      Purchaser shall have the right during the Diligence Period to terminate this Agreement pursuant to and in accordance with Section 8.1.1 hereof. On or before August 20, 2014, Purchaser may elect, by written notice to Sellers to adjourn the Closing Date to a date no later than September 26, 2014 (subject to Section 2.4.2). In the event Purchaser has so elected to adjourn the Closing Date to September 26, 2014, then on or before September 19, 2014, Purchaser may elect, by written notice to Sellers accompanied by delivery to Escrowee of an additional earnest money deposit in the sum of Twenty-Five Million and No/100ths Dollars ($25,000,000.00) (“Supplemental Earnest Money”), to defer the Closing to a date no later than December 15, 2014; provided that if Purchaser has exercised such extension right, Purchaser and Seller, acting reasonably in light of their respective obligations hereunder, may cause such Closing to occur prior to December 15, 2014. Notwithstanding anything herein to the contrary, including any extension right granted to Purchaser, in no event shall the Closing Date be deferred to a date later than December 15, 2014 without the consent of Sellers. For the avoidance of doubt, the provisions of Section 7.1 and 7.2 shall apply if the Closing does not occur on or prior to any then-scheduled Closing Date and such date is not properly and timely extended in accordance with the terms hereof.

4.1.2      Sellers may elect, by written notice to Purchaser, to defer the Closing pursuant to Sellers’ rights set forth in Section 3.1.3, Section 7.1.1, Section 7.1.2, and Section 7.3.

4.1.3      Purchaser may elect, by written notice to Sellers, to defer the Closing pursuant to Purchaser’s rights set forth in Section 2.4.2 and Section 4.1.1.

4.2         Seller’s Closing Deliveries. At the Closing, each Seller shall execute and deliver to Purchaser or Escrowee, with respect to itself and the applicable Property owned by such Seller, the following:

4.2.1      a deed for the Real Property owned by it in the form for the applicable state attached hereto in the applicable Exhibits B-1 through B-34 (as applicable, a “Deed”);

4.2.2      a ground lease assignment for each Real Property owned by such Seller subject to a Ground Lease assigning such Seller’s ground leasehold interest to Purchaser in the form attached hereto as Exhibit C (as applicable, a “Ground Lease Assignment”);

4.2.3      a bill of sale in the form attached hereto as Exhibit H;

4.2.4      a letter advising Tenants under the Leases, if any, of the change in ownership of the Property in the form attached hereto as Exhibit I;

4.2.5      an Assignment and Assumption of Leases, Security Deposits, Advance Booking Deposits, Guest Ledger Accounts and Service Contracts in the form attached hereto as Exhibit J, and any additional documentation necessary to (i) assign the Material Contracts and Assumable Service Contracts to the extent that Purchaser has notified Sellers of Purchaser’s election to assume such contracts in accordance with this Agreement, and (ii) assign each of Sellers’ Service Contracts for the provision of television and internet services at each of the Hotel Assets to Purchaser (the “Television & Internet Service Contracts”) to the extent such Television & Internet Service Contracts are assignable;

4.2.6      an Assignment and Assumption of Intangibles in the form attached hereto as Exhibit K;

4.2.7      an affidavit in the form attached hereto as Exhibit L;

4.2.8      such customary evidence of such Seller’s power and authority as Title Insurer may reasonably require;

4.2.9      a closing statement (the “Closing Statement”), as required by Section 4.4 below, setting forth the prorations, credits and adjustments to the Purchase Price;

4.2.10    subject to the provisions of Sections 7.3 and 8.2.1(a), a certificate, executed by such Seller, remaking such Seller’s representations and warranties set forth in Section 9.1 as if made on the Closing Date;

4.2.11    written terminations, as of the Closing Date, of the existing Management Agreements (other than those that Purchaser is assuming in accordance with Section 12.7);

4.2.12    if there are Tenants under any Leases at the applicable Real Property, a Rent Roll dated no earlier than ten (10) days prior to the Closing Date;

4.2.13    a title affidavit in the form attached hereto as Exhibit G-1;

4.2.14    a title affidavit in the form attached hereto as Exhibit G-2 (for jurisdictions where a non-imputation endorsement for the Owner’s Policies is available);

4.2.15    the items required to be delivered pursuant to Section 5.2, if any;

4.2.16    original counterpart signature pages of each Class A Holder to the Purchaser Holdco Operating Agreement;

4.2.17    completed and executed transfer tax forms and all other instruments as are customarily executed by sellers in the states where the Property is located to effectuate the conveyance of property similar to the Property (including those expressly described in Section 14.20.4 and 14.20.6) and, subject to Section 4.5, as are reasonably acceptable to such Purchaser;

4.2.18    original letters of credit from tenants, if any, and documentation required by any issuing party necessary to assign such letters of credit to Purchaser;

4.2.19    evidence reasonably satisfactory to Purchaser that each of Purchaser’s Closing Conditions in Section 8.2.1(f) have been satisfied (it being understood that the delivery of any written terminations or assignments delivered in accordance with the terms of such agreements shall constitute evidence satisfactory to Purchaser that the Purchaser’s Closing Conditions in Section 8.2.1(f) have been satisfied as to the contracts covered by such written terminations or assignments, as applicable);

4.2.20    evidence reasonably satisfactory to Purchaser that Purchaser’s Closing Conditions in Section 8.2.1(a) with respect to required consents and/or approvals have been satisfied to the extent applicable;

4.2.21    to the extent applicable, original counterparts of each document required by Lender to be executed by Seller with respect to the Debt Assumption;

4.2.22    if Purchaser is electing to assume any rate cap held by any Seller or Sellers with respect to the Assumed Debt, an original executed assignment of any rate cap held by any Seller or Sellers with respect to the Assumed Debt (and, in consideration therefore, Purchaser shall increase the Purchase Price payable to Sellers by a proportionate amount of the price paid by Sellers for such rate cap(s), calculated by dividing the number of months remaining on such rate cap(s) by the number of months in the term of such rate cap(s)) (for the avoidance of doubt, in the event Purchaser does not elect to assume any such rate cap, any proceeds payable in respect of the termination or sale of any such Seller’s rate cap shall belong solely to such Seller);

4.2.23    an original certificate signed by an authorized senior officer of each Class A Holder attaching a true, complete and correct copy of the resolutions of such Class A Holder authorizing the execution by such Class A Holder of the applicable Purchaser Holdco Operating Agreement;

4.2.24    if Whitehall is providing the Whitehall Guarantees, a counterpart original of the Supplemental Agreement, duly executed by Sellers and Whitehall;

4.2.25    if Whitehall is providing the Whitehall Guarantees, counterpart originals of each of the Whitehall Guarantees duly executed by Whitehall for delivery to the Lender (unless the existing guarantees and indemnities of Whitehall under the Assumed Debt are continuing, in which case this Section 4.2.25 shall not apply); and

4.2.26    if Whitehall is providing the Whitehall Guarantees, (i) the customary documents referred to in Section 7.1(a)(vi) of the Loan Agreement, (ii) one or more opinions of counsel referred to in clauses (B)-(E) of Section 7.1(a)(ix) of the Loan Agreement, (iii) the searches referred to in clauses (A) and (B) of Section 7.1(a)(x), in each of the cases of clauses (i), (ii) and (iii), (x) to the extent required by Lender, (y) as such documents, opinions or searches relate to Whitehall in its capacity as a Replacement Guarantor or continuing “Guarantor” under the Assumed Debt and (z) subject to the express standards set forth in Section 7.1(a) of the Loan Agreement governing the form, content or delivery of such documents, opinions or searches, as applicable.

4.3         Purchaser’s Closing Deliveries. At the Closing, Purchaser shall execute and deliver to Sellers or Escrowee (or, as applicable, to a particular Seller with respect to the applicable Property owned by such Seller or to Class A Holders), the following:

4.3.1      the funds required pursuant to Section 2.2 above to be delivered by Purchaser at the Closing;

4.3.2      a counterpart original of the Closing Statement referenced in Section 4.2.9 above;

4.3.3      a counterpart original of each Ground Lease Assignment, referenced in Section 4.2.2 above;

4.3.4      a counterpart original of the Assignment and Assumption of Leases, Security Deposits, Advance Booking Deposits, Guest Ledger Accounts and Service Contracts, in the form attached hereto as Exhibit J, referenced in Section 4.2.5 above;

4.3.5      a counterpart original of the Assignment and Assumption of Intangibles, in the form attached hereto as Exhibit K, referenced in Section 4.2.6 above;

4.3.6      such customary evidence of Purchaser’s power and authority as Title Insurer may reasonably require;

4.3.7      subject to the provisions of Sections 7.3, 8.2.2(a) and 9.5, a certificate remaking Purchaser’s representations and warranties as if made on the Closing Date;

4.3.8      (a) the Purchaser Holdco Operating Agreement and each other agreement contemplated therein to be executed on the Effective Date (e.g. the Bad Boy Guaranty, Mandatory Redemption Guaranty, Environmental Indemnity and Cash Management Agreement, in the applicable form attached hereto as one of Exhibits E-2 through E-5) duly executed by American Realty Capital Hospitality Operating Partnership, L.P., a Delaware limited partnership (“Purchaser Parent”), American Realty Capital Hospitality Trust, Inc., a Maryland corporation (“Purchaser REIT”), each Indemnitor (if Whitehall is providing the Whitehall Guarantees), Purchaser, Additional Guarantor, the Special Members (as such term is defined in the Purchaser Holdco Operating Agreement) and/or Cash Management Bank (as such term is defined in the Cash Management Agreement), as applicable, and (b) if Whitehall is providing the Whitehall Guarantees, the Supplemental Agreement duly executed by each of Purchaser, Purchaser Parent, Purchaser REIT and each Indemnitor;

4.3.9      to the extent applicable, original counterparts of each document executed by Purchaser, its affiliates or Additional Guarantor, as applicable, with respect to the Debt Assumption, and copies of all documents executed in connection with indebtedness encumbering any of the Real Properties at Closing, including any “mezzanine loans”, to the extent not already in Sellers’ possession;

4.3.10    to the extent applicable, documentation required by any issuing party of a tenant letter of credit necessary to assign such letters of credit to Purchaser;

4.3.11    evidence reasonably satisfactory to Sellers that each of the Seller Closing Conditions in Section 8.2.2(d) have been satisfied;

4.3.12    a certificate of good standing of Purchaser Holdco issued by the Secretary of State of the State of Delaware;

4.3.13    an original certificate signed by an authorized senior officer of Purchaser REIT authorizing Purchaser REIT, Purchaser Parent and Purchaser to execute and deliver this Agreement and each and every document listed in this Section 4.3 (other than the Purchaser Holdco Operating Agreement), as applicable;

4.3.14    an original certificate signed by an authorized senior officer of Purchaser Parent or Purchaser REIT, as applicable, attaching a true, complete and correct copy of the resolutions of Purchaser Parent or Purchaser REIT, as applicable, authorizing the execution by American Realty Capital Hospitality Member LLC of the Purchaser Holdco Operating Agreement and, if Whitehall is not providing the Whitehall Guarantees, an original certificate signed by an authorized senior officer of Additional Guarantor (or its applicable parent entity), attaching a true, complete and correct copy of the resolutions of Additional Guarantor (or its applicable parent entity), authorizing its execution of the documents referred to in Section 4.3.8, as applicable, and true, complete and correct copies of its organization and formation documents (including of any subsidiary that owns an interest in Purchaser);

4.3.15    a legal opinion or legal opinions from outside counsel, addressed to Class A Member (as defined in the Purchaser Holdco Operating Agreement), in form and substance reasonably acceptable to Sellers as to such matters relating to the Purchaser Holdco Operating Agreement, the Supplemental Agreement (if Whitehall is providing the Whitehall Guarantees), Purchaser Parent, Purchaser REIT, Indemnitors (if Whitehall is providing the Whitehall Guarantees), Additional Guarantor (if Whitehall is not providing the Whitehall Guarantees), American Realty Capital Hospitality Member LLC and/or Purchaser Holdco reasonably requested by Sellers (including, without limitation, due authorization, formation, execution, and delivery, enforceability, no violation of organizational documents, regulatory consents and approvals, choice of law, existence, valid issuance, admission, no further payments, no personal liability, bankruptcy remoteness and non-consolidation, provided that any non-consolidation opinion shall be deemed approved by Sellers if it is in the same form as the non-consolidation opinion approved by Lender, which non-consolidation opinions may assume that the Additional Guarantor(s) are subject to the U.S. Bankruptcy Code to the extent that any Additional Guarantor is a foreign entity);

4.3.16    completed and executed transfer tax forms and all other instruments as are customarily executed by purchasers in the states where the Property is located to effectuate the conveyance of property similar to the Property and, subject to Section 4.6, as are reasonably acceptable to Seller;

4.3.17    customary evidence that (i) the “Special Members” contemplated by the Purchaser Holdco Operating Agreement have been duly appointed and meet the requirements of the Purchaser Holdco Operating Agreement, (ii) the Cash Management Bank under the Cash Management Agreement is an “Eligible Institution” (as such term is defined in the Cash Management Agreement), and (iii) that Purchaser has taken (or caused to be taken) all other actions necessary to effectuate the terms contemplated by the Purchaser Holdco Operating Agreement to be in place as of the Closing Date; and

4.3.18    to the extent not satisfied by Purchaser’s delivery pursuant to Section 4.3.4, additional documentation reasonably satisfactory to Sellers and Purchaser evidencing that each of the Television & Internet Service Contracts are being assumed by Purchaser at the Closing, to the extent such Television & Internet Service Contracts are assignable.

4.4         Closing Prorations and Adjustments. Sellers shall prepare the Closing Statement of the prorations and adjustments required by this Agreement and submit it to Purchaser at least three (3) Business Days prior to the Closing Date. The following items are to be prorated, adjusted or credited (as appropriate), it being understood that for purposes of prorations and adjustments, the applicable Seller shall be deemed to be the owner of the applicable portion of the Property prior to but not including the Closing Date and Purchaser shall be deemed to be the owner of the applicable portion of the Property on and following the Closing Date:

4.4.1      real estate and personal property taxes and assessments, in each case, with the applicable Seller responsible for taxes attributable to the portion of the tax year which is prior to the Closing Date and the Purchaser responsible for taxes attributable to the remainder of the tax year (which prorations shall be calculated on the basis of the most recent available tax bill if the current bill is not then available);

4.4.2      sales, occupancy, room, telecommunications, beverage and similar taxes to which the operations of any Hotel is subject (the taxes in this Section 4.4.2, “Hotel Taxes”), in each case, with the applicable Seller responsible for taxes attributable to the portion of the tax period which is prior to the Closing Date and the Purchaser responsible for taxes attributable to the portion of the tax period after the Closing Date;

4.4.3      monthly rents and other fixed periodic payments under the Leases; provided that no proration shall be made of any rent or other revenue item which is overdue as of the Closing Date until such rent or other revenue item is actually received, at which time it shall be prorated and paid to Purchaser or the applicable Seller in accordance with the terms of this Agreement. To the extent Purchaser receives rents (including operating expense, tax and insurance charges payable by tenants) on or after the Closing Date, such payments shall be applied first toward the payment in full of all rents and other amounts due to Purchaser with respect to periods following Closing, then allocated for the month of Closing and thereafter the balance applied to delinquent rents or other amounts due to Sellers, with Sellers’ share thereof being delivered to Seller within five (5) days after Purchaser’s receipt of such amounts;

4.4.4      if the Debt Assumption is consummated, interest and other charges (other than principal) under the Assumed Debt that have accrued with respect to periods prior to the Closing Date shall be the responsibility of the applicable Sellers of the Encumbered Hotel Assets, and interest and other charges under the Assumed Debt in respect of any period after and including the Closing Date shall be the responsibility of Purchaser;

4.4.5      water, electric, telephone and all other utility and fuel charges (on the basis of the number of days in each applicable bill occurring prior to, and on or after, the Closing Date) and fuel on hand (at cost plus sales tax); provided, however, that any deposits with utility companies shall remain the property of the applicable Seller and shall not be prorated or credited;

4.4.6      amounts due and payable by the applicable Seller under the Assumable Service Contracts and any unamortized portion of any lump sum or up-front payments paid by such Seller under Assumable Service Contracts;

4.4.7      assignable license and permit fees;

4.4.8      rents and other periodic charges under Ground Leases;

4.4.9      accrued and unpaid tour and travel agent commissions;

4.4.10    the balance (less any contested charges) of the open and unpaid account (“Guest Ledger Account”) for each person who is a guest at a Hotel on the day immediately preceding the Closing Date shall be assigned to Purchaser and prorated between the applicable Seller and Purchaser as follows:

(a)          all room revenue posted for all days preceding the Closing Date shall belong to the applicable Seller (but shall be paid over to such Seller only as and when actually collected (less reasonable administrative and collection costs), except for the day immediately preceding the Closing Date, which shall be allocated one-half to Purchaser and one-half to the applicable Seller. The applicable Seller shall be responsible for all taxes and franchise fees for all guest charges preceding the Closing Date, except for the day immediately preceding the Closing Date, which shall be allocated one-half to Purchaser and one-half to the applicable Seller; and

(b)          all room revenue posted for all days on and after the Closing Date shall be allocated to Purchaser;

4.4.11    any accounts receivable outstanding as of Closing shall be assigned to Purchaser, and the amount of the same increasing the Purchase Price payable to the Seller to which such accounts receivable relate; provided, however, that the increase in the Purchase Price with respect to accounts receivable which are (a) outstanding for thirty (30) days or less at Closing shall be one hundred percent (100%) of such receivables, (b) outstanding for a period between thirty-one (31) to sixty (60) days at Closing shall be ninety percent (90%) of such receivables; and (c) outstanding for a period between sixty-one (61) to ninety (90) days at Closing shall be seventy-five percent (75%) of such receivables; and there shall be no increase in the Purchase Price for any accounts receivable which are more than ninety (90) days outstanding at Closing;

4.4.12    any outstanding deposits or advance payments received and retained by or on behalf of any Seller in connection with any reservation at a Hotel, in the form of a credit against the Purchase Price payable to such Seller;

4.4.13    any gift certificate or other writing (other than trade agreements and food and beverage discount coupons) issued by any Seller or manager of a Hotel which entitles the holder or bearer to a credit (whether in a specified dollar amount or for a specified item, such as a room night or meal) to be applied against the usual charge for rooms, meals and/or other goods or services at any Hotel, in the form of a credit against the Purchase Price to such Seller;

4.4.14    the outstanding balance of all security deposits under the Leases;

4.4.15    all cash on hand at each Hotel, with such cash retained by Purchaser and the amount of the same increasing the Purchase Price payable to the Seller that owns the applicable Hotel (Sellers shall perform, or cause to be performed, an accounting of cash on hand at the Property (i.e., in house banks, petty cash, including till money and, to the extent the same are the property of Sellers, vending machines and pay telephones) in the presence of a representative of Purchaser); and

4.4.16    if the Debt Assumption is consummated, all cash and cash equivalents held in respect of the Assumed Debt and not released to the Sellers owning the Encumbered Hotel Assets at or prior to the Closing (such as escrows and reserves for taxes, insurance, FF&E reserves, etc.) (but the rights with respect to which are assigned to the Purchaser) and the amount of the same increasing the Purchase Price payable to the applicable Sellers owning the Encumbered Hotel Assets.

Except with respect to general real estate and personal property taxes (which shall be reprorated upon the issuance of the actual bills)), any proration which must be estimated at the Closing shall be reprorated and finally adjusted on the date that is ninety (90) days after the Closing Date; otherwise, all prorations shall be final. No later than eighty-five (85) days after the Closing Date, Purchaser shall prepare and deliver to Sellers a final Closing Statement; provided that if Purchaser shall fail to deliver such final Closing Statement within such eighty-five (85) day period, Sellers may prepare and deliver such statement to Purchaser (and Purchaser shall cooperate fully with Sellers’ efforts to do the same). Within ten (10) days of the delivery of the final Closing Statement to either Sellers or Purchaser, as applicable, Sellers and Purchaser shall agree on the amount of final prorations and such amount shall be paid over to Purchaser or Sellers, as applicable, within three (3) Business Days thereof.

As of the Effective Date, Sellers may be seeking adjustments to real estate, ad valorem and/or personal property rates imposed upon and/or assessed values ascribed to the Real Properties (any such actions being collectively referred to as “Tax Appeals”). Sellers retain the right to commence additional Tax Appeals with respect only to periods occurring entirely prior to the Closing Date (other than the tax year in which the Closing occurs) (such period, the “Sellers’ Period”); provided, however, that with respect to any such Tax Appeals undertaken after the Effective Date, Seller shall provide Purchaser with prior written notice thereof. Seller reserves the right to meet with government officials and to contest any assessment or reassessment governing or affecting the Real Properties’ real estate ad valorem and/or personal property taxes solely for any Sellers’ Period and to attempt to obtain a refund for any taxes previously paid (and, if the applicable taxing authority issues any credit to Purchaser on such tax bills in connection therewith, Purchaser shall pay over any such amounts to the applicable Sellers within three (3) Business Days of Purchaser’s receipt of such amounts). Purchaser shall have the exclusive right to commence Tax Appeals with respect to periods after the Closing Date and with respect to periods in which the Closing Date occurs (such periods, the “Purchaser’s Period”), but shall promptly pay over to Sellers the portion of any such tax refund applicable to the Sellers’ Period. From and after the Closing Date, subject to the foregoing qualifications, (a) Purchaser will take all actions and execute and deliver all documents Sellers reasonably request in order to enable Sellers to continue to pursue the Tax Appeals solely with respect to the Sellers’ Period at no out of pocket expense to Purchaser, and (b) Sellers will take all such actions and execute and deliver all documents Purchaser reasonably requests in order to enable Purchaser to pursue any Tax Appeal solely with respect to the Purchaser’s Period at no out-of-pocket expense to Sellers. Subject to the foregoing qualifications, Purchaser and Sellers hereby agree to execute all consents, receipts, instruments and documents which may reasonably be requested in order to facilitate settling any Tax Appeal proceeding commenced by Sellers or Purchaser, as applicable, in accordance with this paragraph and collecting the amount of any tax refund with respect thereto.

This Section 4.4 shall survive the Closing.

4.5         Transaction Costs. Purchaser shall pay, or reimburse Sellers for, as applicable, (i) all of the premiums for the Owner’s Policies and any extended coverages thereunder or endorsements thereto and all title search, survey, and closing fees and costs with respect thereto (including, without limitation any the Updated Surveys or Updated Title Commitments), in each case, obtained by Purchaser, (ii) all recording charges for instruments of conveyance, (iii) all mortgage taxes, documentary stamps or similar charges imposed on any financing obtained by Purchaser in connection with the transactions contemplated hereby, (iv) all costs and expenses of the Debt Assumption (including, without limitation, (a) any costs, fees or charges of the lender(s) of the Assumed Debt from time to time (as applicable, the “Lender”), (b) mortgage taxes, documentary stamp or similar charges, and (c) any assumption fee, rating agency fees, servicer fees or attorneys’ fees for the rating agencies and the servicer), regardless of whether the Debt Assumption is actually consummated (for the avoidance of doubt, Purchaser shall not be reasonable for any costs or expenses incurred by Sellers in connection with the Debt Assumption, whether to not the Debt Assumption is consummated), (v) all costs and expenses of obtaining new Franchise Agreements for each Hotel Asset, including any franchise application fees, attorneys’ fees of the applicable franchisors and any property improvement plan costs (other than the credit described in Section 13.1) (the “Replacement Franchise Agreements”), whether or not the same are actually obtained, (vi) all costs of third-party reports ordered by Purchaser and the costs of obtaining reliance by Purchaser on any third party-reports obtained by Sellers or Lender in connection with the Assumed Debt, regardless of whether the Debt Assumption is consummated, (vii) all costs of Purchaser’s broker, if any, (viii) one-half (1/2) of any transfer taxes, documentary stamps, bulk sales tax or similar charges imposed upon the transfer of the Real Properties or Personal Property, and (ix) one-half (1/2) of Escrowee’s escrow fees. Each Seller shall pay (a) one-half (1/2) of any transfer taxes, documentary stamps, bulk sales tax or similar charges imposed upon the transfer of its Real Properties or Personal Property, (b) its Pro Rata Share of one-half (1/2) of Escrowee’s escrow fees, (d) any breakage or spread maintenance costs under any debt encumbering its Hotel Assets, (e) all of the costs and expenses incurred by the ground lessor (“Ground Lessor”) in granting its consent to the Ground Lease Assignment (the “Ground Lessor Consents”) of such Seller’s Ground Lease(s) and any costs or expenses associated with any fee, concession or modification of any of the Ground Leases required by the Ground Lessor thereunder as a condition to granting its consent up to a maximum of $25,000.00 per Ground Lease (it being understood that Purchaser shall not be obligated to pay any excess) and (f) all costs of Seller’s broker, if any. Sellers and Purchaser shall, however, be responsible for the fees of their respective attorneys and Purchaser shall be responsible for all costs related to its due diligence and inspection of the Property. This Section 4.5 shall survive the Closing and any termination of this Agreement.

4.6         Possession. On the Closing Date, possession of the Property shall be delivered to Purchaser, subject only to such matters as are expressly permitted by or pursuant to this Agreement. In connection therewith, each Seller shall use commercially reasonable efforts to deliver the following to Purchaser either at the Closing or at the respective Hotel Assets (but solely as such items relate to such Seller’s portion of the Property):

4.6.1      a certificate or registration of title for any owned motor vehicle or other Personal Property which requires such certification or registration, conveying such vehicle or such other Personal Property to Purchaser; provided that all such vehicles and other Personal Property shall be free from any lien, pledge, sale agreement, lease, encumbrance or other charge;

4.6.2      all key codes, access codes and combinations to locks to the extent known by, or in the possession of, Seller or its property manager; and

4.6.3      to the extent not previously delivered to Purchaser, all originals (or copies if originals are not available), of the Leases, books and records, permits, written employment contracts and hotel contracts in the Seller’s possession or control and required to be conveyed hereunder.

If any such Seller, despite using its commercially reasonable efforts, is unable to deliver any of the foregoing items at the Closing, the same shall not be a default or a failure of a Purchaser Closing Condition, nor shall it affect the transfer of title to the same, and such Seller shall instead cause the delivery of such items reasonably promptly after Closing (in accordance with Section 14.21). The foregoing covenant shall survive the Closing.

5.           CASUALTY LOSS AND CONDEMNATION.

5.1         Notice. If, prior to the Closing, any Hotel Asset or any part thereof shall be condemned (a “Condemnation”), or destroyed or damaged by fire or other casualty (a “Casualty”), upon gaining knowledge thereof, Sellers shall promptly notify Purchaser.

5.2         Remedy Upon Casualty or Condemnation. If any Hotel Asset suffers a Condemnation or a Casualty then Sellers shall promptly after learning thereof provide Purchaser with notice thereof, and the damages, in the case of a Condemnation, or the cost to repair, in the case of a Casualty, when added to damages and costs to repair, as applicable, of all prior Condemnations and/or Casualties to such Hotel Asset occurring on or after the Effective Date (and which have not been previously Restored) exceed the Casualty/Condemnation Threshold, then Purchaser shall have the option, exercisable by written notice (such notice, the “Purchaser’s Casualty/Condemnation Notice”) thereof to Sellers within five (5) Business Days after Purchaser receives written notice from Sellers of a Condemnation or Casualty together with Appraiser’s or Adjuster’s determination of resulting damages or cost of repair, as applicable, to either (A) waive such Casualty or Condemnation and proceed to Closing without any further right with respect to the same (other than as set forth in Section 5.3) or (B) (1) subject to Section 2.6 and if the Exclusion Limitation would not be exceeded when aggregated with all previous Excluded Hotel Assets, exclude such Hotel Asset suffering a Condemnation or Casualty that has not been Restored by the time the Purchaser’s Casualty/Condemnation Notice is delivered to Sellers (any such excluded Hotel Asset, an “Excluded Casualty/Condemnation Asset”) from the Property and to have the Purchase Price reduced by the Allocated Purchase Price for such Excluded Casualty/Condemnation Asset in accordance with Section 2.6 hereof or (2) if the Exclusion Limitation has been reached, terminate this Agreement in its entirety and, so long as Sellers have not delivered written notice of a material default hereunder to Purchaser and Sellers are theretofore exercising their available remedies to terminate this Agreement and retain the Earnest Money, receive a return of the Earnest Money, in which case the parties hereto shall have no further rights or obligations hereunder except those that expressly survive termination.

5.3         Casualty and Condemnation Proceeds. In the event that (a) the damages and the costs of repairs, as applicable, as of the Closing Date in the aggregate for any Hotel Asset for all Condemnations and Casualties occurring on or after the Effective Date (where such Hotel Asset has not been Restored) are less than the Casualty/Condemnation Threshold, (b) Purchaser elects to proceed under clause (A) of Section 5.2 or (c) Purchaser elects to exclude any Excluded Casualty/Condemnation Asset pursuant to clause (B)(1) of Section 5.2, Purchaser shall be obligated to proceed to the Closing for the Property in accordance with the terms hereof (either including all Hotel Assets not otherwise excluded from the Property pursuant to any other provision of this Agreement, in the case of clause (a) or (b) of this sentence, or excluding the Excluded Casualty/Condemnation Assets, in the case of clause (c) of this sentence) but shall be entitled to receive the following on the Closing Date with respect to any Hotel Asset included in the Property which has suffered a Condemnation or Casualty after the Effective Date which has not been Restored by the Closing Date: (i) with respect to a Condemnation, an assignment of all of the applicable Seller’s right, title and interest in and to the Condemnation proceeds to be awarded to such Seller as a result of such Condemnation, and (ii) with respect to a Casualty, (A) an assignment of the insurance proceeds payable on account of such Casualty (less such Seller’s reasonable cost to secure the same and less repair and restoration costs incurred by Seller to the extent that such repair and restoration costs were approved by Purchaser (unless such repair or restoration was required by the terms of the Loan Documents or the loan documents of any mortgage indebtedness encumbering the applicable Second Pool Asset(s), in which case Purchaser’s approval shall not be required); provided that the portion of the Purchase Price payable to such Seller shall be further reduced by the amount of any insurance proceeds previously paid to such Seller on account of such casualty and not already expended towards its cost of securing the same or repairing or restoring such Hotel Asset) and (B) the Purchase Price shall be reduced by the amount of any applicable insurance deductible with respect to any damage due to such Casualty. In addition, in the event of the foregoing and after appropriate credit and other items are provided to Purchaser as required by the terms of this Section 5, Purchaser shall deliver to the applicable Seller(s) at Closing a release in form reasonably satisfactory to such Sellers whereby Purchaser releases such Sellers from all ongoing liability and/or claims by Purchaser or its affiliates, together with their respective successors and assigns, arising from such condemnation or casualty, but subject to the applicable Seller’s other obligations and liabilities set forth in this Agreement. In the event that a Hotel Asset suffers a Condemnation or a Casualty and Purchaser has elected to waive such Casualty or Condemnation and proceed to Closing, the applicable Seller shall not expend any insurance proceeds for repairs or restoration unless it has received Purchaser’s consent as to any plans or contracts for such repairs or restoration, and such Seller shall keep Purchaser informed as to the progress of any such repairs or restoration; provided that such consent shall not be required if such repair or restoration is required by the terms of the Loan Documents or any the loan documents of any mortgage indebtedness encumbering the applicable Second Pool Asset(s).

5.4         Casualty/Condemnation Threshold. As used in this Section 5, the term “Casualty/Condemnation Threshold” with respect to any Hotel Asset means an amount equal to fifteen percent (15%) of the Allocated Purchase Price of such Hotel Asset, and the phrase “Restored” means that the Hotel Asset in question has been repaired or restored after a casualty or condemnation occurring after the Effective Date to a condition reasonably similar to the condition such Hotel Asset was immediately prior to such casualty or condemnation. For purposes of this Section 5, the damages caused by a Condemnation shall be determined by an MAI certified appraiser selected by Sellers and reasonably approved by Purchaser (the “Appraiser”) and the cost to repair a Casualty shall be determined by the third-party insurance adjuster designated by the applicable Seller’s insurance company (the “Adjuster”). Nothing herein shall obligate any Seller to cause any Hotel Asset to be Restored.

6.           BROKERAGE. Purchaser agrees to pay at Closing all brokerage commissions due to any broker due a commission as a result of this transaction due to Purchaser’s dealings with Sellers pursuant to separate agreements entered into by Purchaser or Purchaser’s affiliates for services rendered in connection with the sale and purchase of the Property. Sellers agree to pay at Closing all brokerage commissions due to any broker due a commission as a result of this transaction due to Sellers’ dealings with Purchaser pursuant to separate agreements entered into by Sellers or Sellers’ affiliates for services rendered in connection with the sale and purchase of the Property. Sellers acknowledge that prior to the Effective Date, their majority beneficial owner engaged Deutsche Bank Securities Inc. and Goldman, Sachs & Co. on Sellers’ behalf as financial advisor to Sellers and agree that Sellers shall pay in accordance with the terms of such engagements all fees and other amounts due to such advisors as a result of this transaction. Sellers and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all other brokers and finders claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this Agreement or the transactions contemplated herein, including, without limitation, attorneys’ fees and expenses incurred by the indemnified party in connection with such claim. This Section 6 shall survive any Closing and any termination of this Agreement.

7.           DEFAULT AND REMEDIES; FAILURE OF CONDITIONS TO CLOSING.

7.1         Sellers’ Pre-Closing Default; Failure to Satisfy Purchaser Closing Conditions.

7.1.1      Sellers’ Pre-Closing Default; Purchaser’s Pre-Closing Remedies. Notwithstanding anything to the contrary contained in this Agreement, if a Seller breaches its obligations under this Agreement prior to the Closing in any material respect and such breach has not been cured within thirty (30) days after written notice thereof from Purchaser (provided that the parties agree and acknowledge that if such thirty (30) day period would exceed the Closing Date, at their option, Sellers may extend such Closing Date for the period required to effect such cure, but not beyond the date which is thirty (30) days after Purchaser’s foregoing written notice), then, as Purchaser’s sole and exclusive remedy hereunder and at Purchaser’s option, Purchaser may, upon notice to Seller, given not more than fifteen (15) Business Days after the expiration of such cure period, and provided an action is filed within thirty (30) days thereafter (a) terminate this Agreement by giving Sellers written notice of such election prior to or at Closing, and (i) subject to Section 14.22, to receive the Earnest Money, and (ii) only in the event that Purchaser has not sought specific performance, to recover from the applicable Seller all of Purchaser’s reasonable out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, its reasonable legal fees and diligence costs, which reimbursement in the aggregate amongst all Sellers shall not exceed $2,000,000; (b) waive the default and close; or (c) seek specific performance of this Agreement against Sellers by filing an action therefore within thirty (30) days after the originally scheduled Closing Date. Notwithstanding anything to the contrary contained herein, if any Seller willfully breaches this Agreement and sells its portion of the Property to someone other than Purchaser while the Agreement is in effect, then Purchaser shall be entitled to bring an action against such Seller to recover all of its damages and costs relating to such breach, including, but not limited to, actual and compensatory damages.

7.1.2      Failure to Satisfy Purchaser Closing Conditions. If on the Closing Date any of the Purchaser Closing Conditions are not satisfied (other than as a result of a material default by Purchaser hereunder), then Purchaser may elect, at Purchaser’s option and as Purchaser’s sole remedy, to either (i) waive such condition and proceed to Closing or (ii) elect to terminate this Agreement and receive a return of the Earnest Money (the “Purchaser Closing Condition Remedies”); provided, however, that in the event that Purchaser elects to terminate this Agreement pursuant to clause (ii), Sellers shall have the right, at their option, to extend the scheduled Closing Date for a period necessary to cause the applicable Purchaser Closing Conditions to be satisfied, such period not to exceed thirty (30) days (and, if the applicable Purchaser Closing Condition is satisfied by Sellers during such thirty (30) day period, then Purchaser shall no longer have the right to terminate this Agreement pursuant to this Section 7.1.2 with respect to such Purchaser Closing Condition). Notwithstanding the foregoing, if any Purchaser Closing Condition described in Section 8.2.1(e) or 8.2.1(g) is not met, before Purchaser is eligible (if at all) to exercise the Purchaser Closing Condition Remedies, the following shall apply:

(a)          If the Purchaser Closing Condition in question is Section 8.2.1(e), to the extent its non-satisfaction is due to Purchaser not having received an opportunity to execute a Qualified Replacement Franchise Agreement for any of the Hotel Assets described in Exhibits A-25 (Hampton Inn Chattanooga, TN), A-30 (Hampton Inn Columbus, GA), and A-35 (Hampton Inn Fayetteville, NC) (the “Specified Hampton Inn Assets”), Purchaser shall not be eligible to exercise the Purchaser Closing Conditions Remedies if (1) Sellers are cooperating with Purchaser prior to Closing to (x) terminate the Franchise Agreements for the Specified Hampton Inn Assets for which Purchaser has not been given an opportunity to execute a Qualified Replacement Franchise Agreement, (y) complete the de-identification of the same and (z) execute Replacement Franchise Agreements for the Specified Hampton Inn Assets described in this clause (z) and (2) if Purchaser has not been given an opportunity to execute a Replacement Franchise Agreement for any Specified Hampton Inn Asset by the scheduled Closing Date (as may be adjourned in accordance with the foregoing clause (1)), Sellers have completed the de-identification of the applicable Specified Hampton Inn Assets and, if any such Specified Hampton Inn Assets are subject to the Assumed Debt, and the Debt Assumption will be consummated, Sellers have obtained the release of such Specified Hampton Inn Assets from the Lien of the Assumed Debt, following which such Specified Hampton Inn Assets shall be conveyed to Purchaser at Closing free and clear of the Lien of the Assumed Debt (it being understood that there shall be no adjustment to the Purchase Price in connection with any such release of a Specified Hampton Inn Asset and no decrease in the Purchase Price pursuant to Section 2.4 with respect to such Specified Hampton Inn Asset) (Sellers shall be permitted to further adjourn the Closing Date for up to ten (10) Business Days in order to cause the completion of the actions described in this clause (2)). Upon the satisfaction of the conditions in the foregoing clauses (1) and (2) as to any Specified Hampton Inn Asset, the Purchaser Closing Condition set forth in Section 8.2.1(e) shall be deemed satisfied as to such Specified Hampton Inn Asset.

(b)          If the Purchaser Closing Condition in question is Section 8.2.1(e), to the extent its non-satisfaction is due to Purchaser not having received an opportunity to execute a Qualified Replacement Franchise Agreement for any Hotel Asset other than a Specified Hampton Inn Asset by two (2) Business Days prior to the scheduled Closing Date, then (1) if the Exclusion Limitation has not been previously reached, Purchaser may elect to waive by delivery of notice to Seller (delivered no later than the Business Day immediately preceding the scheduled Closing Date) the unsatisfied Purchaser Closing Condition with respect to such Hotel Asset and proceed to Closing with no reduction to the Purchase Price or, if it does not timely make such election, such Hotel Asset shall be removed from the Property (any such excluded Hotel Asset, an “Excluded Franchise Asset”) and the Purchase Price shall be reduced by the Allocated Purchase Price for any such Excluded Franchise Asset (and, in connection with such exclusion, in the event the Debt Assumption is being consummated, Sellers shall be permitted to adjourn the Closing Date for up to ten (10) Business Days in order to cause any Excluded Franchise Asset that is a First Pool Asset to be released from the Lien of the Assumed Debt) or (2) if the Exclusion Limitation has been reached, no further Hotel Assets may become Excluded Franchise Assets and Purchaser shall be eligible to exercise the Purchaser Closing Condition Remedies. Under no circumstances may a Specified Hampton Inn Asset be designated as an Excluded Franchise Asset. Upon the occurrence of the events described in the foregoing clause (1) as to any Hotel Asset that is not a Specified Hampton Inn Asset, the Purchaser Closing Condition set forth in Section 8.2.1(e) shall be deemed satisfied as to such Hotel Asset.

(c)          If the Purchaser Closing Condition in question is Section 8.2.1(g), to the extent its non-satisfaction is due to Purchaser not having received any Ground Lessor Consent, then (A) if the Exclusion Limitation has not been previously reached, Purchaser may elect to waive by delivery of notice to Seller (delivered no later than three (3) Business Days immediately preceding the scheduled Closing Date) the unsatisfied Purchaser Closing Condition with respect to the Hotel Asset for which Purchaser has not received a Ground Lessor Consent and proceed to Closing with no reduction to the Purchase Price (subject to its obligations in Section 11.4) or, if it does not timely make such election, such Hotel Asset shall be removed from the Property (any such excluded ground leased Hotel Asset, an “Excluded Ground Leased Asset”), in which case such Excluded Ground Leased Asset shall be excluded from the Property and the Purchase Price will be reduced by the Allocated Purchase Price for such Excluded Ground Leased Asset (and, in connection with such exclusion, in the event the Debt Assumption is being consummated, Sellers shall be permitted to adjourn the Closing Date for up to ten (10) Business Days in order to cause any Excluded Ground Leased Asset that is a First Pool Asset to be released from the Lien of the Assumed Debt) or (B) if the Exclusion Limitation has been reached, no further Hotel Assets may become Excluded Ground Leased Assets and Purchaser shall be eligible to exercise the Purchaser Closing Condition Remedies. Upon the occurrence of the events described in the foregoing clause (A) as to any Ground Leases Asset, the Purchaser Closing Condition set forth in Section 8.2.1(g) shall be deemed satisfied as to such Ground Leased Asset.

7.2         Purchaser’s Pre-Closing Defaults; Failure to Satisfy Sellers’ Closing Conditions.

7.2.1      Purchaser’s Pre-Closing Default; Sellers’ Pre-Closing Remedies. If Purchaser fails to perform its obligations in accordance with the terms of this Agreement prior to Closing in any material respect and such failure has not been cured within thirty (30) days of written notice thereof from Sellers (but in any event, no later than the Closing Date), then, as Sellers’ sole and exclusive remedy hereunder, Sellers shall have the right to terminate this Agreement at any time by delivering written notice to Purchaser, whereupon the Earnest Money shall be forfeited to Sellers as liquidated damages (to be allocated amongst them in the same manner as the Purchase Price would have been allocated if the Closing had occurred), it being agreed between the parties hereto that the actual damages to Sellers in such event are impractical to ascertain and the amount of the forfeited Earnest Money is a reasonable estimate thereof and shall be and constitute valid liquidated damages. If Sellers terminate this Agreement pursuant to this Section 7.2.1, this Agreement shall be null and void and neither party shall have any rights or obligations under this Agreement (other than rights and obligations which expressly survive the termination of this Agreement) and Sellers shall be entitled to retain the entire Earnest Money on deposit with Escrowee.

SELLERS’ INITIALS                                 _/s/ G.F.________

PURCHASER’S INITIALS                       _/s/ W.K._______

7.2.2      Failure to Satisfy Sellers’ Closing Conditions. If on the Closing Date, any of the Seller Closing Conditions are not satisfied, then Sellers may elect, at Sellers’ option and as Sellers’ sole remedy, to either (i) waive such condition and proceed to Closing or (ii) elect to terminate this Agreement, in which case the Earnest Money shall be returned to Purchaser (unless Purchaser is in material default hereunder, but subject to Section 14.22); provided, however, that in the event that Sellers elect to terminate this Agreement pursuant to clause (ii), Purchaser shall have the right, at its option, to extend the Closing Date for a period necessary to cause the applicable Seller Closing Conditions to be satisfied, such period not to exceed thirty (30) days (and, if the applicable Seller Closing Condition is satisfied by Purchaser during such thirty (30) day period, then Sellers shall no longer have the right to terminate this Agreement pursuant to this Section 7.2.2 with respect to such Seller Closing Condition).

SELLERS’ INITIALS                                 _/s/ G.F.________

PURCHASER’S INITIALS                       _/s/ W.K.________

7.3         Purchaser’s Pre-Closing Knowledge. If at any time after the execution of this Agreement, either Purchaser or any Seller becomes aware of any fact or information which makes a representation or warranty of Sellers contained in Section 9.1.1 through 9.1.29 hereof (collectively, the “Designated Representations”) untrue in any material manner, said party shall promptly disclose such fact in writing to the other parties hereto. If the Seller making such representation has taken no willful act which is prohibited under this Agreement to cause the representation to become untrue, such Seller shall not be in default under this Agreement and the sole remedy of Purchaser shall be to (i) proceed to Closing, in which case Purchaser shall be deemed to have waived its rights with respect to any such breach of representation or warranty, or (ii) solely in the event that Seller fails to cure such breach within thirty (30) days after written notice thereof from Purchaser (provided that the parties agree and acknowledge that if such thirty (30) day period would exceed the Closing Date, at their option, Sellers may extend such Closing Date for the period required to effect such cure, but not beyond the date which is thirty (30) days from Purchaser’s foregoing written notice), and (A) if such breach of representation or warranty would cause a Purchaser Closing Condition to be unsatisfied, terminate this Agreement by written notice to Sellers within five (5) Business Days after the expiration of such cure period (the “Purchaser Notice Date”) or (B) if such breach of representation or warranty would not cause a Purchaser Closing Condition to be unsatisfied, proceed to Closing without waiving its rights with respect to such breach of representation or warranty (but subject in all respect to the other express limitations of this Agreement, including without limitation Sections 11.1 and 11.2). Notwithstanding the foregoing, Purchaser shall not be entitled to exercise the foregoing rights in the event that the Designated Representations of any Seller that are Property Representations have become untrue under this Agreement by reason of either (x) changed facts or circumstances which, pursuant to the terms of this Agreement, are not prohibited from occurring, or (y) changes in conditions (including changes in law or generally accepted accounting principles) affecting the hospitality or real estate industries generally, or the United States of America or global economy, the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or act of terrorism directly or indirectly involving or affecting the United States of America, earthquakes, hurricanes, or other natural disasters or acts of God (subject to the provisions of this Agreement with respect to casualty). If clause (A) of clause (ii) of the second sentence of this Section 7.3 is applicable and Purchaser fails to deliver the required notice to Sellers on or before the Purchaser Notice Date, then Purchaser shall conclusively be deemed to have elected to proceed under clause (ii)(A) of the second sentence of this Section 7.3. Notwithstanding anything to the contrary set forth in this Agreement and without limitation of anything contained in this Section 7.3, Purchaser is prohibited from making any claims against any Seller after the Closing with respect to any breaches of such Seller’s representations and warranties contained in this Agreement resulting from or based upon a condition, state of facts or other matter of which Purchaser has actual knowledge of prior to the Closing Date (regardless of whether Sellers gave the required notice to Purchaser required under this Section 7.3), other than in the circumstances described in clause (ii)(B) of the second sentence of this Section 7.3. The actual knowledge of Purchaser for the purposes of this Agreement shall mean the actual (and not imputed, implied or constructive) knowledge of the individuals set forth on Schedule 5A. Notwithstanding anything to the contrary set forth in this Agreement, none of the foregoing individuals shall have any personal liability whatsoever with respect to any matters set forth in this Agreement.

7.4         Post-Closing Remedies. From and after the Closing, Sellers and Purchaser shall, subject to the terms and conditions of this Agreement, including, without limitation, the terms of Section 7.3 above and Section 11.1 below, have such rights and remedies as are available at law or in equity, except that neither Sellers nor Purchaser shall be entitled to recover from the other consequential, incidental, indirect, punitive or special damages.

8.           DILIGENCE; CONDITIONS PRECEDENT.

8.1         Diligence and Inspection.

8.1.1      Purchaser acknowledges that it will have until sixteen (16) days from the Effective Date (the “Diligence Period”) to (i) inspect the Property and (ii) review the Loan Documents for the Assumed Debt. The applicable Seller shall deliver to Purchaser, or make available to Purchaser in an electronic data room (a) due diligence materials regarding the Property as are typically provided by Sellers, and (b) the Loan Documents (collectively, the “Due Diligence Materials”). Except as expressly set forth in Section 9 below, no Seller, nor any other Seller Released Party is making or shall be deemed to have made any express or implied representation or warranty of any kind or nature as to any Due Diligence Materials provided, including, but not limited to, representations regarding the accuracy or completeness of any such Due Diligence Materials. Up until the Closing Date, Sellers agree to deliver to Purchaser, or make available in such electronic data room, any additional and/or updated materials related to the Property reasonably requested by Purchaser in writing, to the extent in Sellers’ possession or control, and Sellers shall deliver such items within a reasonable time following such request, provided such request is not inconsistent with a provision of this Agreement, the Management Contracts or the Franchise Agreements. Up until the Closing Date, Purchaser shall keep the applicable Seller reasonably advised of the status of all negotiations and material communications with franchisors, managers under Management Contracts, Ground Lessors and Lender (including any servicer) (including their respective advisors and representatives). During the Diligence Period, Purchaser may elect to terminate this Agreement and receive a return of the Earnest Money for any reason or no reason upon delivery to Sellers of written notice of such election. Following the expiry of the Diligence Period, Purchaser shall be obligated to proceed to Closing and shall no longer be permitted to terminate this Agreement, except as expressly set forth herein, and the Earnest Money shall not be refundable to Purchaser, except as expressly set forth herein.

8.1.2      Before entering upon any Real Property, Purchaser shall furnish to Sellers certificates of insurance for such Real Property evidencing: (a) commercial general liability insurance coverage of not less than One Million and No/100ths Dollars ($1,000,000.00) per occurrence and Ten Million and No/100ths Dollars ($10,000,000.00) in the aggregate, (b) commercial automobile insurance coverage of not less than One Million and No/100ths Dollars ($1,000,000.00) per occurrence which shall cover liability arising in connection with any automobile at the Real Property (including owned, hired and non-owned automobiles), and (c) workers’ compensation insurance as required by statute in the state where such Real Property is located and employer’s liability insurance of not less than One Million and No/100ths Dollars ($1,000,000.00) per accident. With respect to the coverages required by clauses (a) and (b) immediately preceding, Sellers and their agents and affiliates of which Sellers have provided Purchaser notice shall be named as additional insureds. Such insurance coverage shall (i) be issued by an insurance company licensed to do business in the state where such Real Property is located having a rating of at least “AX” by A.M. Best Company, (ii) be primary and any insurance maintained by Sellers shall be excess and non-contributory, (iii) include contractual liability coverage with respect to Purchaser’s indemnity obligations set forth in this Agreement (it being understood, however, that the availability of such insurance shall not serve to limit or define the scope of Purchaser’s indemnity obligations under this Agreement in any manner whatsoever), and (iv) not contain any exclusions for work performed at or on residential properties, or for “insured versus insured” claims with respect any potential claim by Sellers against Purchaser. The insurance certificates required herein shall also provide that the coverage may not be cancelled, non-renewed or reduced without at least thirty (30) days’ prior written notice to Sellers. No inspection shall be undertaken without reasonable prior notice to Sellers. Sellers shall have the right to be present at any or all inspections. No inspection shall involve the taking of samples or other physically invasive procedures without the prior written consent of Sellers in their sole and absolute discretion. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall indemnify, defend (with counsel reasonably acceptable to Sellers) and hold Sellers and each of the other past, present and future Seller Released Parties, harmless from and against any and all losses, claims, damages, demands, actions, suits, costs, expenses, judgments, proceedings, injuries and liabilities (including, without limitation, reasonable out-of-pocket attorneys’ fees and costs incurred in connection therewith) (“Losses”) arising out of or resulting from Purchaser’s exercise of its rights of inspection as provided for in this Section 8. Notwithstanding the foregoing, Purchaser’s indemnification obligations hereunder shall not include any obligation or duty whatsoever with respect to any such claims (including claims that the Real Property has declined in value) to the extent arising out of or resulting from (a) the mere discovery or presence of any pre-existing Hazardous Substances, or (b) the results or findings of any tests or analyses of Purchaser’s inspection of the Property conducted in accordance with this Section 8.1.2, or (c) Seller’s, or/and Seller Released Party’s acts or omissions. The indemnification obligation of Purchaser in this Section 8.1.2 shall survive termination of this Agreement and the Closing.

8.2         Conditions to Closing.

8.2.1      Purchaser Conditions. Purchaser’s obligation to consummate the transactions contemplated hereunder at the Closing are conditioned upon the satisfaction (or waiver, as evidenced in writing from Purchaser in its sole and absolute discretion) of each of the following conditions with respect to the Property (the “Purchaser Closing Conditions”):

(a)          Sellers’ representations and warranties contained herein being true and correct as of the Closing Date and Sellers’ having obtained (or received a waiver in writing of) any required consents or approvals disclosed in the Disclosure Letter pursuant to Section 9.1.3 to the extent that, in the aggregate for the entire Property, any representations and warranties that were untrue when made or became untrue after the Effective Date and the failure to obtain any such required consents or approvals, taken together, do not constitute a Portfolio Material Adverse Effect on the Property, provided that this condition shall not be deemed to have failed if the representations or warranties are not true as of the Closing Date with respect to the Property Representations by reason of changed facts or circumstances which, pursuant to the terms of this Agreement, are not expressly prohibited from occurring; provided, however, if any representations and warranties in Section 9.1 that were untrue when made or became untrue after the Effective Date (where such representations and warranties are required to be remade by Sellers at the Closing) result in a Property Material Adverse Effect, then subject to and in accordance with the provisions of Section 8.2, Purchaser shall have the right to exclude the individual Hotel Asset that has suffered the Property Material Adverse Effect from the Property (any such excluded Hotel Asset, an “Excluded R&W Asset”), and upon any such exclusion the corresponding breaches and/or failures shall be deemed automatically cured. “Property Material Adverse Effect” shall mean, with respect to any individual Hotel Asset, any one or more events or conditions with respect to such Hotel Asset, the cumulative effect of which, in the aggregate when combined with all other such events or conditions with respect to such Hotel Asset, results in an adverse effect on the value, use, business, condition (financial or otherwise), prospects or results of operations of such Hotel Asset (including Claims that Purchaser would suffer or incur if it were to acquire such Hotel Asset at its Allocated Purchase Price) or is reasonably likely to result in a claim or claims, taken as a whole, which in each case exceeds ten percent (10%) of the Allocated Purchase Price for such Hotel Asset (for the avoidance of doubt, when determining whether a Property Material Adverse Effect has occurred with respect to a Hotel Asset, events or conditions relevant under all Sections in respect of which such determination is being made shall be taken into account; for example, under this Section 8.2.1, for a particular Hotel Asset, breaches of representations and warranties in Sections 9.1.7 and 9.1.8 and failures to obtain applicable required consents or approvals, as well as title matters addressed by Article 3, shall be taken into account). “Portfolio Material Adverse Effect” shall mean, with respect to the Property taken as a whole, any one or more occurrences of a breach of or failure to fulfill on the part of Sellers any of the representations, warranties, covenants or agreements, as applicable, set forth in this Agreement, the cumulative effect of which, in the aggregate when combined with all other such occurrences, results in an adverse effect on the value, use, business, condition (financial or otherwise), prospects or results of operations of the Property (including Claims that Purchaser would suffer or incur if it were to acquire the Property at the Purchase Price) or is reasonably likely to result in a claim or claims, taken as a whole, which exceeds Thirty Million and No/100ths Dollars ($30,000,000.00). “Claim” means any claim, demand, liability, legal action or proceeding, investigation, fine or other penalty, and any damages or losses related thereto (including, without limitation, any loss of property, revenues or business or any loss in value (but not purely speculative losses), damages, mechanics’ liens, liabilities, costs and expenses, reasonable attorneys’ and experts’ fees, court costs, costs of investigation and remediation and charges and disbursements actually and reasonably incurred, as well as the cost of in-house counsel and appeals, but excluding any exemplary or punitive damages).

(b)          As of the Closing Date, Sellers shall have performed in all material respects all of their obligations and covenants under this Agreement.

(c)          Sellers shall have delivered each of Sellers’ Closing deliveries under Section 4.2.

(d)          There shall not be in effect any order or orders, whether temporary, preliminary or permanent, issued by any governmental authority restraining, enjoining, preventing or prohibiting the consummation of the transactions contemplated hereby.

(e)          Purchaser shall have executed (or have been given the opportunity to execute), subject to Section 7.1.2(a), a Qualified Replacement Franchise Agreement for each Hotel Asset included in the Property at the Closing (unless Purchaser is in breach of its obligations under Section 13.1). A “Qualified Replacement Franchise Agreement” means a Replacement Franchise Agreement that (1) is effective as of the Closing Date, (2) is on the standard form or includes the standard terms for the applicable franchisor, (3) has a term of at least ten (10) years from the Closing Date (assuming that all extension options are exercised, including extension options that are (i) contingent on compliance with brand standards, but not including extensions contingent on extraordinary capital expenditures (other than for the gatehouses of the Gen1 Residence Inn Assets) or (ii) otherwise solely within Purchaser’s control), and (4) if the Debt Assumption will be consummated at Closing, is with an Approved Brand under the terms of the Assumed Debt or otherwise acceptable to Lender.

(f)          On or prior to the Closing Date, (i) (A) all service and other operational contracts relating to the Property to be sold to Purchaser, in each case that Purchaser has requested Seller in writing to terminate (which are terminable by their respective terms) or that cannot be assigned to Purchaser by its terms (and for which Purchaser has otherwise been unable to obtain the consent of the relevant counterparty to Purchaser’s assumption of same) and (B) all hotel property management contracts (“Management Contracts”) that are not being assumed by Purchaser at Closing shall be terminated, (ii) all Material Contracts that are assignable by their terms and which Purchaser has requested Seller in writing to assume shall be assigned to Purchaser (assuming that Purchaser has executed and delivered the required assignment documentation), and (iii) all Assumable Service Contracts which Purchaser has requested Seller in writing to assume shall be assigned to Purchaser (assuming that Purchaser has executed and delivered the required assignment documentation).

(g)          At or prior to Closing, a consent to the Ground Lease Assignments from, as applicable, each of the Ground Lessors shall have been delivered to Purchaser (unless Purchaser is in breach of its obligations under Section 13.2).

(h)          Provided Purchaser is assuming the Assumed Debt and has complied in all respects with its obligations under Section 13.5, Lender shall have executed and delivered all documents necessary to evidence the Debt Assumption on the terms set forth in the Loan Agreement.

8.2.2      Seller’s Conditions. The obligation of Sellers to consummate the transaction contemplated hereunder at the Closing are conditioned upon the satisfaction of each of the following conditions (the “Seller Closing Conditions”):

(a)          Each of Purchaser’s representations and warranties contained herein being true and correct in all material respects as of the Closing Date; provided, however, that with respect to any breach of the representations and warranties in Section 9.6 hereof, this Seller Closing Condition shall be deemed satisfied in the event that, notwithstanding such breach, Purchaser is consummating the Debt Assumption at Closing in accordance with the terms hereof or is closing on Replacement Debt concurrently with the Closing.

(b)          As of the Closing Date, Purchaser shall have delivered the Purchase Price and shall have performed in all material respects all of its other respective obligations and covenants under this Agreement.

(c)          Purchaser shall have delivered (or caused to be delivered by Purchaser Parent, Purchaser REIT, the Indemnitors or its other affiliates, as applicable) each of Purchaser’s Closing deliveries under Section 4.3.

(d)          Subject to the provisions of Section 7.1.1, (i) Sellers shall have received at or prior to Closing satisfactory evidence that Purchaser has executed Qualified Replacement Franchise Agreements for all Hotel Assets (or, in the case of the Specified Hampton Inn Assets, Replacement Franchise Agreements or no Replacement Franchise Agreements if the requirements of Section 7.1.2(a)(2) have been satisfied); and (ii) Sellers shall have received at or prior to Closing reasonably satisfactory evidence that terminations of all of the Franchise Agreements were executed effective as of the Closing Date without any liquidated damages, termination fees, or similar payment (unless borne by Purchaser) and releasing Sellers and guarantors of Sellers’ obligations under the Franchise Agreements from liability and obligations thereunder to the extent customary for the applicable Franchisor in connection with terminations of its franchise agreements in connection with agreed replacement franchise agreements.

(e)          The terms of each of (i) any new debt obtained by Purchaser or any of its affiliates (other than the Assumed Debt, but including any amendments to the Loan Documents or modifications to the Assumed Debt) that will encumber the Property or any direct or indirect ownership interest in Purchaser after Closing (other than direct or indirect interests in Purchaser Holdco) and (ii) any other agreement that will be binding upon Purchaser or any other direct or indirect subsidiary of Purchaser Holdco after Closing, in either case, which (x) restricts the transfer, assignment, pledge, encumbrance, hypothecation, participation or disposition of the Purchaser Holdco Class A Units (or any direct or indirect interest therein) in any manner inconsistent with the provisions of the Purchaser Holdco Operating Agreement or more restrictive than the provisions set forth in the Assumed Debt as of the Effective Date, and/or (y) limits the exercise by any Class A Holder of any of its rights under the Purchaser Holdco Operating Agreement in any manner, in each case, shall be satisfactory to Sellers in their sole discretion.

(f)          There shall not be in effect any order or orders, whether temporary, preliminary or permanent, issued by any governmental authority restraining, enjoining, preventing or prohibiting the consummation of the transactions contemplated hereby.

(g)          Each of the organizational documents of the direct or indirect subsidiaries of Purchaser Holdco shall provide that such subsidiary shall not be permitted or authorized to take any action or refrain from taking any action (or to cause or permit any of its subsidiaries to take any action or refrain from taking any actions) which, whether with or without the giving of notice or the passage of time or both, could reasonably be expected to give rise to any liability or loss to Whitehall under any of the Whitehall Guarantees.

9.           REPRESENTATIONS AND WARRANTIES.

9.1         Sellers’ Representations and Warranties. Subject to the exceptions and qualifications set forth in the disclosure letter delivered to Purchaser (together with all documents provided in connection therewith) no later than five (5) Business Days after the Effective Date (the “Disclosure Letter”), each Seller hereby represents and warrants, severally and not jointly, to Purchaser that, as to itself only and, where applicable, as to the portion of the individual Hotel Asset(s) owned by such Seller, as of the Effective Date and, subject to the terms of this Agreement, remade as of the Closing Date (other than representations and warranties made specifically as to a certain date, in which case such representations and warranties shall be remade as of such certain date):

9.1.1      Such Seller is either a limited partnership, limited liability company, corporation or real estate investment trust, duly organized, validly existing and in good standing under the laws of the state of its formation, as indicated on Schedule 1.

9.1.2      Such Seller has full power, right and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by such Seller have been duly and properly authorized by proper limited liability company, partnership, corporate or trust action, as applicable, in accordance with applicable law and with the organizational documents of such Seller. No further limited liability company, partnership, corporate or trust proceedings on the part of such Seller are necessary to authorize this Agreement or to consummate the purchase and sale of the individual Hotel Asset(s) owned by such Seller in accordance with the terms hereof. This Agreement has been duly and validly executed and delivered by such Seller. This Agreement, when executed and delivered by Sellers and Purchaser, will constitute the valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

9.1.3      Except as set forth in the Disclosure Letter, no consent, approval, order, waiver, authorization, registration or declaration is required to be obtained by such Seller from, and no notice or filing is required to be given by such Seller to or made by such Seller with, any governmental authority or other person (other than under any Loan Document, Franchise Agreement or Ground Lease) in connection with the execution, delivery and performance by such Seller of this Agreement (excluding from this representation the performance by such Seller of its specific covenants arising under Sections 12.4, 12.5 and 12.8) other than certain property-level licenses and permits (which are not material to the Property as a whole) that require consent, approval or notice to a government authority to effectuate a transfer of such items, which consent, approval or notice the applicable Seller shall not be required to obtain prior to Closing so long as the applicable Seller uses diligent efforts to assist Purchaser with the transfer of such items prior to and after Closing; provided that Seller’s obligation under this Section 9.1.3 shall survive Closing.

9.1.4      Subject to receipt of the consent and approvals referred to in Section 9.1.3 above, the execution, delivery and performance of this Agreement and the consummation of the purchase and sale of such Seller’s portion of the Property by such Seller will not (a) violate or conflict with or constitute a default under any organizational document of such Seller, (b) violate, conflict with or constitute a default under any contract or agreement to which such Seller is a party, where the underlying obligation or default would survive the closing of the consummation of the purchase and sale of the individual Hotel Asset(s) owned by such Seller in accordance with the terms and conditions of this Agreement or (c) constitute a violation of any law, regulation, order, writ, judgment, injunction or decree of any governmental authority applicable to such Seller.

9.1.5      The Disclosure Letter accurately identifies each contract that is material to the business, operations or maintenance of such Seller’s Hotel Assets, other than, to the extent applicable to such Seller’s Hotel Assets, Loan Documents, the Ground Leases, the Management Contracts, the Franchise Agreements and the Leases (each such material contract, excluding for the avoidance of doubt documents evidencing the Assumed Debt, the Ground Leases, the Management Contracts, the Television & Internet Service Contracts, the Franchise Agreements and the Leases, a “Material Contract”). Except as set forth in the Disclosure Letter, such Seller has not received notice in writing of a default by Seller under any Material Contract that has not been cured or delivered a notice in writing of a default to a counterparty under a Material Contract that has not been cured, and, to such Seller’s Knowledge, no event of default exists under any such Material Contract on the part of such Seller or the counterparty thereunder. True, complete and correct copies of each of its Material Contracts have been delivered or made available to Purchaser prior to the date hereof. Notwithstanding anything in this Agreement to the contrary, such Seller does not covenant or represent that any particular Material Contract will be in force or effect as of the Closing Date or that the parties to the Material Contracts will not be in default under its Material Contracts, and the existence of any default by any party under any Material Contract shall not affect the obligations of Purchaser hereunder. For purposes of this Section 9.1.5, a contract shall be “material” to the business, operations or maintenance of such Seller’s portion of the Property only if such contract (i) extends beyond one year (unless cancelable on sixty (60) days’ or less notice without requiring the payment of termination fees or payments of any kind) and (ii) requires the payment of more than Fifty Thousand and No/100ths Dollars ($50,000.00) in any calendar year with respect to such Seller’s portion of the Property.

9.1.6      Except as set forth in the Disclosure Letter, such Seller has not received from any governmental authority having the power of eminent domain any written notice of any condemnation of any individual Hotel Asset owned by such Seller nor are there any pending condemnation proceedings with respect thereto.

9.1.7      Except as set forth in the Disclosure Letter, (a) such Seller has not received any written notice of any pending litigation initiated against such Seller or its Hotel Assets, nor is there any pending litigation with respect thereto, and (b) such Seller has not received written notice of any threatened litigation against such Seller or its Hotel Assets which would, in any such case, have a Property Material Adverse Effect.

9.1.8      Except as set forth in the Disclosure Letter, such Seller has not received written notice of any violation of any building, environmental, fire or health code or any other statute applicable to its Hotel Assets which would have a Property Material Adverse Effect.

9.1.9      To such Seller’s Knowledge, except as set forth in the Disclosure Letter, such Seller’s Hotel Assets are in compliance in all material respects with the terms and conditions of each permit, certificate or license issued by a governmental authority (to the extent held by such Seller) and legally required for the operation and use of such Hotel(s) (“Permits”).

9.1.10    The Disclosure Letter sets forth a true and complete list of the Hotels that are subject to a franchise, license or similar agreement providing the right to utilize a brand name or other rights of a hotel chain or system (together with all such agreements for each other Seller and any amendment, guarantees and any ancillary documents and agreements related thereto, collectively, “Franchise Agreements” and each, a “Franchise Agreement”) or in respect of which such Seller is otherwise bound and the date of such Franchise Agreement, and any capital expenditures or improvements planned for any Hotel Asset and required pursuant to the Franchise Agreement for such Hotel Asset during calendar year 2014. As of the Effective Date, Seller has made available to Purchaser a correct and complete copy of any outstanding so-called property improvement plans required to be completed for any Hotel Asset. As of the Effective Date, except as set forth in the Disclosure Letter, Seller has neither given nor received any written notice of any material breach or default under any Franchise Agreement.

9.1.11    Other than as set forth in the Disclosure Letter, such Seller owns (or will, prior to the Closing, own) good and marketable title to the Personal Property included within its Hotels, excluding the related Intangible Property and the personal property of Tenants, employees, agents and guests. As of the Closing, such Personal Property will be free and clear of all Liens other than Permitted Exceptions and any Liens filed against equipment pursuant to equipment leases.

9.1.12    Such Seller has delivered or made available to Purchaser a true and complete copy of each survey with respect to such Seller’s Real Property that has been delivered to such Seller within the two (2) years preceding the date of this Agreement and is within such Seller’s possession or control.

9.1.13    Other than as set forth in the Disclosure Letter, such Seller has not received written notice of any pending or proposed change in the zoning or any special use permit of any of its Real Property.

9.1.14    Except as set forth in the Disclosure Letter, each of the ground leases set forth on Exhibit N hereto (the “Ground Leases”) constituting all or a portion of such Seller’s Real Property is in full force and effect. Except as set forth in the Disclosure Letter, such Seller has not breached in any material respect and is not in default under its Ground Leases (other than such breaches or defaults that have been cured). The Disclosure Letter accurately identifies all of the documentation constituting such Seller’s Ground Leases, as presently in effect, including all of the agreements, amendments or supplements which evidence or govern such Ground Leases, and, except as set forth in the Disclosure Letter, true, complete and correct copies of all such documentation have been delivered or made available to Purchaser. The foregoing representations shall not be made at the Closing Date with respect to any Ground Lease not assumed by Purchaser at Closing.

9.1.15    Except as identified in the Disclosure Letter, no Lease or other arrangement for use of space within any of such Seller’s Hotels other than transient use of guest rooms, banquet rooms, conference rooms or similar facilities by such Hotel’s guests or patrons encumbers such Seller’s Hotel Assets. True, complete and correct copies of such Seller’s Leases, including all of the agreements, amendments and supplements thereto which evidence or govern such Leases, have been delivered or made available to Purchaser prior to the date hereof. Except as set forth in the Disclosure Letter, such Seller has neither given nor received any written notice of any breach or default under any of the Leases which has not been cured and, to such Seller’s Knowledge, no event has occurred or circumstance exists which, with notice or the passage of time, would result in a breach or default by the Seller or the lessee thereunder. The Disclosure Letter lists all security or other deposits made by any lessee under the Leases, and except as set forth in such the Disclosure Letter, no security or other deposit made by any lessee under the Leases has been applied towards the obligations of such party in accordance with the Leases. Except as set forth in the Disclosure Letter, no security or other deposit securing a Tenant’s obligation under a Lease is in the form of a letter of credit or any other form other than cash. Except as set forth in the Disclosure Letter, no rent has been paid by any tenant under a Lease more than one month in advance.

9.1.16    The following representation is made only by W2007 Equity Inns Realty, LLC and W2007 Equity Inns Realty, L.P.: the Disclosure Statement contains a true, complete and correct list of all documents related to the Assumed Debt and true, complete and correct copies of all documentation relating to the Assumed Debt, as presently in effect, have been delivered or made available to Purchaser. Seller has not received written notice of a default by Seller under the Assumed Debt nor has Seller delivered Lender any written notice of default by Lender under the Assumed Debt, and, to such Seller’s Knowledge, there is no existing event of default under any of the Assumed Debt.

9.1.17    Such Seller has not filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, or suffered the attachment or other judicial seizure of substantially all of its assets.

9.1.18    Such Seller (or if such Seller is disregarded as separate from its owner for tax purposes, such Seller’s owner for tax purposes) is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).

9.1.19    Such Seller has delivered to Purchaser true and complete copies of any Phase I environmental reports relating to its Hotel Assets that have been received by such Seller within the two (2) years preceding the date of this Agreement and are currently in the possession or control of such Seller. Other than as set forth in the Disclosure Letter or in such environmental reports, to such Seller’s Knowledge, (a) such Seller is not currently the subject of any enforcement or investigatory actions by any governmental authority regarding an Environmental Condition with respect to such Seller’s Real Property or the related Improvements and (b) neither such Seller nor its Real Property is subject to any order, decree, injunction or other proceeding with any governmental authority relating to obligations or liability under any Environmental Law. “Environmental Laws” means all applicable federal, state and local statutes or laws, judgments, orders, regulations, licenses, permits, requirements of any governmental authority, rules and ordinances regulating Hazardous Substances or pollution or protection of human health or the environment, including, but not limited to, the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), Safe Drinking Water Act (42 U.S.C. § 300f et seq.), Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), Clean Air Act (42 U.S.C. § 7401 et seq.), Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601(f) et seq.), environmental provisions of the Occupational Safety and Health Act, (29 U.S.C. § 651 et seq.), and other similar state and local statutes, in effect as of the date hereof. “Environmental Condition” means any actual or alleged violation or liability subject to any Environmental Law including the presence or release into the environment of any Hazardous Substance as a result of which any Seller (i) is or could reasonably be expected to become liable to any person, (ii) is in violation of any Environmental Law, (iii) is or could reasonably be expected to incur response costs for investigation or remediation, or (iv) by reason of which any Hotel Assets or other assets of any Seller, could reasonably be expected to be subject to diminution in value or any lien relating to Environmental Laws.

9.1.20    Except as set forth in the Disclosure Letter, neither such Seller nor any property manager under a Management Contract currently employs any employees which (other than arising out of Purchaser’s WARN Act Obligations) Purchaser would be obligated to retain after Closing or be responsible for benefits with respect thereto.

9.1.21     Other than as described in the Management Contracts, no person or entity provides any management services to any of such Seller’s Hotels. On the Closing Date, there will be no hotel management agreements in effect with any party for the management of any such Hotel (other than agreements entered into by Purchaser or Management Contracts which Purchaser is assuming pursuant to the terms hereof) and any such existing Management Contract shall be terminated, effective on or prior to the Closing, by the parties thereto without cost to Purchaser. All Management Contracts are terminable without any premium or penalty that would be paid by Purchaser upon (i) a sale of the applicable Hotel Asset and/or (ii) as specified for each Management Contract on Exhibit M hereto, and Seller has not received, or given, any written notices of default under Management Contracts which remain outstanding (provided, however, that this representation will not be remade on the Closing Date with respect to any Management Contract not assumed by Purchaser at Closing). Seller will bear all costs and liabilities, including, but not limited to, any termination fee, associated with the termination of any Management Contract not assumed by Purchaser at Closing (other than with respect to Purchaser’s WARN Act Obligations).

9.1.22     Such Seller is not (a) identified on the OFAC List or (b) a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, rule, regulation or Executive Order of the President of the United States. The term “OFAC List” shall mean the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any law, rule, regulation or Executive Order of the President of the United States, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States.

9.1.23     Seller has not granted any purchase options, rights of first offer, rights of first refusal or any other similar rights in favor of any third party with respect to its portion of the Property which are currently in effect.

9.1.24    If such Seller owns a Hotel Asset located in Minnesota, to such Seller’s Knowledge with respect to such Hotel Asset, (a) no “wells” within the meaning of Minn. Stat. § 103I (this representation is intended to satisfy the requirements of that statute) are located on such Hotel Asset, (b) no private “sewage treatment system” within the meaning of Minn. Stat. § 115.55 (this representation is intended to satisfy the requirements of that statute) is located in or about such Hotel Asset or has been located under, in or about such Hotel Asset and has subsequently been removed or filled, (c) no methamphetamine production has occurred on such Hotel Asset, and (d) no underground or above ground storage tank is currently located upon such Hotel Asset, and no underground or above ground storage tank formerly located on such Hotel Asset had a release for which no corrective action was taken. Such Seller has filed or will file all required affidavits pursuant to Minn. Stat. § 116.48(6) with respect to any Hotel Asset located in Minnesota.

9.1.25    Except as set forth in the Disclosure Letter, there are no currently pending appeals or abatement proceedings with respect to the real estate taxes assessed on the Real Property.

9.1.26    Except as set forth on the Disclosure Letter, all Hotel operations with respect to an individual Hotel Asset are conducted at the applicable Real Property, and the individual Hotel Asset does not rely on the use of off-site facilities or property for any of its operations or to satisfy any Legal Requirement.

9.1.27    Except in connection with dispositions of hotels or salvage undertakings, no Seller has sold or engaged in the sale of substantial portion of Personal Property (except for food and beverage and other Personal Property subject to applicable ongoing operational permits) in excess of one (1) time in any consecutive twelve (12) month period during the tenure of any Seller’s ownership of an individual Hotel Asset.

9.1.28    The annual income and expense statements for the Property provided to Purchaser for calendar years 2011, 2012 and 2013, and “year-to-date” through March 31, 2014 with respect to the Property (the “Financial Statements”), are correct and complete copies of the financial statements prepared by Seller or property manager of a Hotel Asset and have been prepared in accordance with US Generally Accepted Accounting Principles, except for the inclusion of FF&E reserves, and present fairly, in all material respects, the operating results of the Property for the periods covered by such statements, subject to standard year-end adjustments for the March 31, 2014 “year-to-date” statement.

9.1.29    Except as set forth in the Disclosure Letter, no Union is the collective bargaining agent for any employees relating to the Hotel Assets. None of the property managers managing such Seller’s Hotel Assets nor any affiliate thereof has been ordered by the National Labor Relations Board (“NLRB”) or any court to recognize, or lost a representational election certifying, any union, labor organization or other person (“Union”), as the exclusive representative of any employee of a Seller or any property manager or their affiliates for purposes of collective bargaining and no Union has, in writing, claimed or demanded to represent, and there are no organizational campaigns in progress with respect to, or NLRB representational election scheduled with respect to, any such employee, in each case relating to the Hotel Assets. None of Seller, any property manager managing such Seller’s Hotel Assets, or any affiliate of any such property manager made any representation, express or implied, concerning the terms or conditions on which Purchaser or its manager may offer to employ any employee of Seller, any property manager managing such Seller’s Hotel Assets, or any affiliate of any such property manager (other than in connection with Purchaser’s WARN Act Obligations).

9.2         Seller’s Knowledge. When used in this Agreement, the term “to such Seller’s Knowledge” shall mean and be limited to the actual (and not imputed, implied or constructive) knowledge, of the individuals set forth on Schedule 5 for such Seller; provided that, promptly after the Effective Date, Sellers shall make reasonable inquiry of the applicable property manager for each Hotel Asset with respect to the representations or warranties contained in Sections 9.1.3, 9.1.5, 9.1.6, 9.1.7, 9.1.8, 9.1.9, 9.1.13, 9.1.14, 9.1.15, 9.1.19, 9.1.20, and 9.1.29 hereof (collectively, the “Property Representations”) as to such Hotel Asset and shall include appropriate disclosures in the Disclosure Letter for any representations which Sellers believe to be untrue as the result of such inquiry; provided, further, however, that the knowledge of any manager shall not be imputed to Sellers or to the individuals set forth on Schedule 5 in any manner other than to the extent to which a disclosure is made. Notwithstanding anything to the contrary set forth in this Agreement, none of the foregoing individuals or the property managers shall have any personal liability or liability whatsoever with respect to any matters set forth in this Agreement or any of Sellers’ representations and/or warranties herein being or becoming untrue, inaccurate or incomplete.

9.3         Survival of Sellers’ Representations and Warranties. Subject to the provisions of Section 7.3, the representations and warranties of each Seller set forth in Section 9.1 shall be updated by the applicable Seller as of the Closing Date in accordance with Section 4.2.10 above (other than representations and warranties made specifically as to a certain date, in which case such representations and warranties shall be remade as of such certain date). The representations and warranties set forth in Sections 9.1.1 through 9.1.4, 9.1.17, 9.1.18 and 9.1.22 shall survive indefinitely and all other representations and warranties in Section 9.1 shall survive the Closing for a period of nine (9) months (other than those representations or warranties which, by their express terms, do not survive the Closing). Written notice of any claim as to a breach of any representation or warranty must be made to the applicable Seller in accordance with this Agreement prior to the date which is thirty (30) days after the expiration of such applicable survival period or it shall be deemed a waiver of Purchaser’s right to assert such claim (including under the first sentence of Section 11.1).

9.4         Purchaser’s Representations and Warranties. Purchaser hereby represents and warrants to each of the Sellers that, as of the Effective Date and, subject to the terms of this Agreement, remade as of the Closing Date:

9.4.1      Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware.

9.4.2      Purchaser has full power, right and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Purchaser have been duly and properly authorized in accordance with applicable law and with the organizational documents of Purchaser. No further consents on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions described herein. This Agreement has been duly and validly executed and delivered by Purchaser. This Agreement, when executed and delivered by Sellers and Purchaser, will constitute the valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

9.4.3      No consent, approval, order, waiver, authorization, registration or declaration is required to be obtained by Purchaser from, and no notice or filing is required to be given by Purchaser to or made by Purchaser with, any governmental authority or other person in connection with the execution, delivery and performance by Purchaser of this Agreement (excluding from this representation the performance by Purchaser of its specific covenants arising under Section 13).

9.4.4      The execution, delivery and performance of this Agreement and the consummation of the transactions described herein will not (a) violate or conflict with or constitute a default under or create in any party a right to terminate, amend or cancel any organizational document of Purchaser, (b) violate, conflict with or result in the breach of, or a termination of, or constitute a default under, or create in any party a right to modify or cancel, or accelerate or permit the acceleration of the performance required by, any contract, or agreement, or any order, judgment or decree, to which Purchaser is a party or (c) constitute a violation of any law, regulation, order, writ, judgment, injunction or decree of any governmental authority applicable to Purchaser.

9.4.5      Purchaser is not (a) identified on the OFAC List or (b) a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, rule, regulation or Executive Order of the President of the United States.

9.4.6      Purchaser is not a party in interest under Section 3(14) of the Employee Retirement Income Security Act of 1974 (“ERISA”), or a disqualified person under Section 4975(e)(2) of the Code.

9.4.7      Purchaser’s acquisition of the Property will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

9.4.8      Purchaser is not an entity whose assets are deemed to be “plan assets” under ERISA, and the funds being used by Purchaser to acquire the Property do not constitute, in full or in part, “plan assets” subject to ERISA (as defined in 29 C.F.R. § 2510.3-101).

9.4.9      As of the date hereof, Purchaser has not received any written notice of any pending litigation initiated against Purchaser and Purchaser has not received written notice of any threatened litigation against Purchaser the adverse determination of which would affect Purchaser’s ability to consummate the transaction contemplated hereby.

9.4.10    None of Purchaser or its affiliates or their respective principals or any person or entity that possesses, directly or indirectly, the power to direct or cause the direction of Purchaser or its affiliates (a) is a “Competitor” as such term is defined in the current forms of franchise agreements for each of (including, without limitation, each of the subsidiaries of) Marriott International, Inc. (“Marriott”), InterContinental Hotels Group PLC (“IHG”), Hyatt Hotels Corporation (“Hyatt”) and Hilton Worldwide, Inc. (“Hilton”), where such franchise agreements are a part of such franchisor’s current Franchise Disclosure Document, (b) has to Purchaser’s knowledge ever had an application for a franchise agreement denied by Marriott, IHG, Hyatt or Hilton, (c) has ever breached a franchise agreement with Marriott, IHG, Hyatt or Hilton, which breach resulted in termination for cause thereunder by the applicable franchisor and (d) to Purchaser’s knowledge is not in good standing under any current franchise agreement to which it is a party with any of Marriott, IHG, Hyatt or Hilton.

9.4.11    With respect to Property located in Texas: (A) PURCHASER IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION, (B) PURCHASER IS REPRESENTED BY LEGAL COUNSEL, AND (C) PURCHASER IS SEEKING TO ACQUIRE THE PROPERTY, WHICH WILL NOT BE USED AS A FAMILY RESIDENCE, FOR A CONSIDERATION THAT EXCEEDS $500,000, OR (D) (i) PURCHASER IS A BUSINESS ENTITY THAT EITHER HAS ASSETS OF $25,000,000 OR MORE OR IS OWNED OR CONTROLLED BY A CORPORATION OR ENTITY WITH ASSETS OF $25,000,000 OR MORE, OR (ii) PURCHASER IS A SOPHISTICATED REAL ESTATE INVESTOR AND HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THIS TRANSACTION. PURCHASER HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS, REMEDIES AND BENEFITS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT (SECTIONS 17.41 AND FOLLOWING OF THE TEXAS BUSINESS AND COMMERCE CODE) (THE “DTPA”) AND ANY OTHER SIMILAR CONSUMER PROTECTION LAW, WHETHER FEDERAL, STATE OR LOCAL. PURCHASER COVENANTS NOT TO SUE SELLERS UNDER THE DTPA OR ANY SUCH SIMILAR CONSUMER PROTECTION LAW.

9.5        Survival of Purchaser’s Representations and Warranties. The representations and warranties of Purchaser set forth in Sections 9.4.1 through 9.4.8, Section 9.4.11 and Section 9.6 shall be updated by Purchaser as of the Closing Date (other than representations and warranties made specifically as to a certain date, in which case such representations and warranties shall be remade as of such certain date) in accordance with Section 4.3.7 above and shall survive indefinitely.

9.6        Purchaser’s Additional Representations and Warranties. Purchaser hereby represents and warrants to each of the Sellers that, as of the Effective Date and, subject to the terms of this Agreement, remade as of the Closing Date:

9.6.1      Purchaser Parent is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware.

9.6.2      As of the Closing, no further proceedings on the part of Purchaser Parent are necessary to authorize its participation in the transactions described herein in the manner described herein.

9.6.3      As of the Closing no consent, approval, order, waiver, authorization, registration or declaration is required to be obtained by Purchaser Parent from, and no notice or filing is required to be given by Purchaser Parent to or made by Purchaser Parent with, any governmental authority or other person in connection with its taking of the actions contemplated under Section 13.5.

9.6.4      Purchaser Parent’s participation in the transactions described herein in the manner described herein will not (a) violate or conflict with or constitute a default under or create in any party a right to terminate, amend or cancel any organizational document of such entity, (b) violate, conflict with or result in the breach of, or a termination of, or constitute a default under, or create in any party a right to modify or cancel, or accelerate or permit the acceleration of the performance required by, any contract, agreement, order, judgment or decree to which such entity is a party or (c) constitute a violation of any law, regulation, order, writ, judgment, injunction or decree of any governmental authority applicable to such entity.

9.6.5      Purchaser Parent is not (a) identified on the OFAC List or (b) a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, rule, regulation or Executive Order of the President of the United States. In furtherance of the foregoing:

(a)          none of the funds or other assets of such entity constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under United States law, including, but not limited to, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same may be amended from time to time, and corresponding provisions of future laws (including anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in such entity or Purchaser or the consummation of the transactions described herein or the Debt Assumption or any other Loan Party (in each case, whether directly or indirectly), is prohibited by law or the Assumed Debt (following the Debt Assumption) would be in violation of law (“Embargoed Person”);

(b)          none of the funds or other assets of such entity constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person;

(c)          no Embargoed Person has any interest of any nature whatsoever in in such entity with the result that the investment in such entity or Purchaser or the consummation of the transactions described herein or the Debt Assumption (in each case, whether directly or indirectly) is prohibited by law or the Loan is in violation of law; and

(d)          none of the funds of such entity have been derived from or are the proceeds of any unlawful activity with the result that the investment in such entity or Purchaser or the consummation of the transactions described herein or the Debt Assumption (in each case, whether directly or indirectly) is prohibited by law or would make the Assumed Debt (after the Debt Assumption) in violation of law.

9.6.6      There is no pending material litigation initiated against Purchaser Parent and Purchaser Parent has not received written notice of any threatened material litigation against Purchaser Parent.

9.6.7      There is no material unsatisfied judgment or order pending or filed against Purchaser Parent.

9.6.8      There are no material liens on any of the assets of Purchaser Parent that arose in connection with any failure (or alleged failure) to pay any federal, state, local or foreign taxes, assessments or other governmental charges, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing, in each case whether disputed or not and including any transferee or secondary liability in respect of any tax (whether by law, contractual agreement or otherwise) and any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group.

9.6.9      Purchaser Parent has a direct or indirect interest in, and controls (within the meaning of the Loan Agreement), the Purchaser and none of such interests or any direct or indirect interest of any subsidiary of Purchaser Parent in Purchaser is subject to any lien, claim or other encumbrance of any nature.

9.6.10    No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or threatened in writing against Purchaser Parent or have been pending at any time in the seven (7) year period preceding the Effective Date (other than, in the case of an involuntary proceeding, as may have been dismissed).

9.6.11    As of the Closing Date, true and complete copies of the formation and organizational documents of Purchaser Parent and each of the entities in which Purchaser Parent has a direct or indirect interest where such entities have a direct or indirect interest in Purchaser have been delivered to Sellers at least five (5) Business Days prior to the Closing Date and, from and after such delivery, each of the foregoing remains in full force and effect and has not been amended or modified in any manner (or, to the extent that any such documents will not be executed until the Closing Date, final unsigned drafts of such documents with executed versions of such documents in the form provided delivered on the Closing Date). The organizational chart of Purchaser delivered to Sellers on or prior to the Guarantor Identification Date (as may be updated by Purchaser from time to time prior to the Closing Date) is true, complete and accurate in all respects.

10.         AS-IS.

10.1       AS-IS CONDITION. SUBJECT TO, AND WITHOUT IN ANY WAY LIMITING, THE REPRESENTATIONS AND WARRANTIES OF ANY SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY OTHER EXPRESS OBLIGATION OF SELLERS PURSUANT TO THE TERMS HEREOF, AND ACKNOWLEDGING THE PRIOR USE OF THE PROPERTY AND PURCHASER’S OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER AGREES TO PURCHASE THE PROPERTY “AS IS”, “WHERE IS”, WITH ALL FAULTS AND CONDITIONS THEREON. ANY WRITTEN OR ORAL INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS CONCERNING THE PROPERTY PROVIDED OR MADE AVAILABLE TO PURCHASER, ITS AGENTS OR CONSTITUENTS BY ANY SELLER, ANY SELLER’S AGENTS, EMPLOYEES OR THIRD PARTIES REPRESENTING OR PURPORTING TO REPRESENT ANY SELLER, SHALL NOT BE REPRESENTATIONS OR WARRANTIES, UNLESS SPECIFICALLY SET FORTH IN SECTION 9.1 OF THIS AGREEMENT. IN PURCHASING THE PROPERTY OR TAKING OTHER ACTION HEREUNDER, PURCHASER HAS NOT AND SHALL NOT RELY ON ANY SUCH DISCLOSURES, BUT RATHER, PURCHASER SHALL RELY ONLY ON PURCHASER’S OWN INSPECTION OF THE PROPERTY. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD “AS IS”.

10.2       NO ADDITIONAL REPRESENTATIONS. PURCHASER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY DOCUMENTS DELIVERED BY SELLERS AT CLOSING, SELLERS HAVE NOT MADE, DO NOT MAKE AND SPECIFICALLY DISCLAIM ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, (A) THE NATURE, QUALITY OR PHYSICAL CONDITION OF THE PROPERTY, (B) THE CONSTRUCTION OF THE IMPROVEMENTS AND WHETHER THERE EXISTS ANY CONSTRUCTION DEFECTS THEREIN, (C) THE WATER, SOIL AND GEOLOGY OF THE PROPERTY, (D) THE INCOME TO BE DERIVED FROM THE PROPERTY, (E) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (F) THE COMPLIANCE OF OR BY THE PROPERTY OR THE OPERATION THEREOF WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL AUTHORITY OR BODY HAVING JURISDICTION THEREOVER, (G) THE HABITABILITY OR FITNESS OF THE PROPERTY FOR A PARTICULAR PURPOSE, (H) THE MARKETABILITY OF THE PROPERTY OR THE ABILITY TO LEASE OR SELL UNITS THEREIN, (I) THE STATUS OR CONDITION OF ENTITLEMENTS PERTAINING TO THE PROPERTY, (J) ANY MATTER REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS MATERIALS, (K) THE ASSUMABILITY OF THE ASSUMED DEBT, (L) THE ASSIGNABILITY OF SELLERS’ GROUND LEASEHOLD INTERESTS UNDER THE GROUND LEASES, AND (M) WHETHER PURCHASER WILL BE ABLE TO ENTER INTO REPLACEMENT FRANCHISE AGREEMENTS. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT SELLERS, UNLESS OTHERWISE REQUIRED BY LAW, ARE UNDER NO DUTY TO MAKE ANY AFFIRMATIVE DISCLOSURES REGARDING ANY MATTER WHICH MAY BE KNOWN TO SELLERS.

“Hazardous Materials” or “Hazardous Substances” shall mean (i) hazardous wastes, hazardous materials, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including, but not limited to, substances defined as “hazardous wastes,” “hazardous materials,” “hazardous substances,” “toxic substances,” “pollutants,” “contaminants,” “radioactive materials”, “toxic pollutants”, or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq.; the Toxic Substance Control Act, 15 U.S.C. § 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §5101 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Clean Water Act, 33 U.S.C. § 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; and, for Real Properties located in the State of California, the California Water Resources Control Board; any Regional Water Quality Control Board; the California Air Resources Board; Cal/OSHA Standards Board Division of Occupational Safety and Health; the California Department of Food and Agriculture; and the California Department of Health Services, and in any permits, licenses, approvals, plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinance now or hereafter in effect relating to environmental matters; and (ii) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulation or ordinance, including any environmental law, now or hereafter in effect, including, but not limited to, (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel and their byproducts, (E) asbestos, (F) lead in water, paint or elsewhere, (G) radon, (H) Polychlorinated Biphenyls (PCBs), (I) ureaformaldehyde, (J) volatile organic compounds (VOC), (K) total petroleum hydrocarbons (TPH), (L) benzine derivative (BTEX), and (M) petroleum byproducts.

10.3       RELEASE. PURCHASER, AT PURCHASER’S OPTION, MAY CONDUCT SUCH INVESTIGATIONS OF THE PROPERTY, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO ANY MATTER RELATING TO THE PROPERTY AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLERS, SELLERS’ AGENTS, EMPLOYEES OR THIRD PARTIES REPRESENTING OR PURPORTING TO REPRESENT SELLERS WITH RESPECT THERETO, OTHER THAN SELLERS’ REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS REGARDING THE PROPERTY MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND EXCEPT FOR ANY CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) PURCHASER MAY HAVE AGAINST SELLERS PURSUANT TO THE EXPRESS PROVISIONS OF THIS AGREEMENT, PURCHASER, UPON CLOSING, SHALL BE DEEMED, ON BEHALF OF ITSELF AND ON BEHALF OF ITS TRANSFEREES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, TO WAIVE, RELINQUISH, RELEASE AND FOREVER DISCHARGE EACH SELLER AND ITS RESPECTIVE AFFILIATES AND THEIR RESPECTIVE MEMBERS, PARTNERS, OFFICERS, DIRECTORS, TRUSTEES, PARENTS, SUBSIDIARIES, SHAREHOLDERS, MANAGERS, BENEFICIARIES, EMPLOYEES, AGENTS, REPRESENTATIVES, CONSULTANTS AND ADVISORS (COLLECTIVELY, THE “SELLER RELEASED PARTIES”) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, BY REASON OF OR ARISING OUT OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECT OR OTHER PHYSICAL CONDITION (INCLUDING, WITHOUT LIMITATION, FUNGI, MOLD OR MILDEW) WHETHER PURSUANT TO ANY OTHER FEDERAL, STATE, OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, THE EXISTENCE OF ANY HAZARDOUS MATERIAL WHATSOEVER, ON, AT, TO, IN, ABOVE, ABOUT, UNDER, FROM OR IN THE VICINITY OF THE PROPERTY AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS WHATSOEVER REGARDING THE PROPERTY. THIS RELEASE INCLUDES CLAIMS OF WHICH PURCHASER IS PRESENTLY UNAWARE AND OF WHICH PURCHASER DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY PURCHASER, WOULD MATERIALLY AFFECT PURCHASER’S RELEASE OF SELLER RELEASED PARTIES.

IN THIS REGARD AND TO THE EXTENT PERMITTED BY LAW, PURCHASER HEREBY AGREES THAT PURCHASER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO PURCHASER MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND PURCHASER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES CONTAINED HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON BY PURCHASER IN LIGHT OF THAT REALIZATION AND THAT PURCHASER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLER RELEASED PARTIES FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES. PURCHASER’S RELEASE OF SELLER RELEASED PARTIES AS SET FORTH IN THIS SECTION 10.3 SHALL NOT PERTAIN TO ANY CLAIM OR CAUSE OF ACTION BY PURCHASER AGAINST SELLERS UNDER OTHER EXPRESS PROVISIONS OF THIS AGREEMENT.

Sellers’ Initials:                                        _/s/ G.F.________________

Purchaser’s Initials:                                _/s/ W.K.________________

10.4      Pending Litigation Indemnification. Each Seller, on a proportionate basis in accordance with such Seller’s Pro Rata Share, shall indemnify, hold harmless and defend Purchaser, its affiliates, and each of their respective members, partners, affiliates, officers, directors, trustees, parents, subsidiaries, shareholders, managers, beneficiaries, employees and agents, and their respective heirs, legal representatives, successors and assigns (each, a “Purchaser Indemnified Person”), from against any and all Losses that may be incurred by such person or entity in connection with or relating to (1) that certain action entitled Donald J. Roberts IRA et al. v. McNeil et al., currently pending in state court in the State of Tennessee, (2) that certain civil action captioned Johnson et al. v. W2007 Grace Acquisition I, Inc. et al., currently pending in the U.S. District Court for the Western District of Tennessee and/or (3) that certain civil action captioned Dent v. W2007 Grace Acquisition I, Inc. et al., currently pending in the Tennessee Chancery Court, Shelby County (collectively with any other similar actions in state or federal court (including, without limitation, any court-ordered or administered mediation, arbitration or other dispute-resolution process), the “Pending Litigation”). Purchaser acknowledges and agrees that each Seller’s liability for any such indemnified Losses shall be limited to such Seller’s Pro Rata Share of such indemnified Losses. W2007 Equity Inns Senior Mezz, LLC hereby joins this Section 10.4 solely for the purpose of sharing liability, on a joint and several basis, with the Sellers of the First Pool Assets for any amounts owed by such Sellers under this Section 10.4. W2007 Equity Inns Partnership, L.P. hereby joins this Section 10.4 solely for the purpose of sharing liability, on a joint and several basis, with the Sellers of the Second Pool Assets for ninety-nine percent (99%) of any amounts owed by such Sellers under this Section 10.4. W2007 Equity Inns Trust hereby joins this Section 10.4 solely for the purpose of sharing liability, on a joint and several basis, with the Sellers of the Second Pool Assets for one percent (1%) of any amounts owed by such Sellers under this Section 10.4.

The provisions of this Section 10 shall survive the Closing. Purchaser and Sellers acknowledge and agree that the disclaimers, indemnifications and other agreements set forth herein are an integral part of this Agreement and that Sellers would not have agreed to sell the Property to Purchaser for the Purchase Price and Purchaser would not have agreed to enter into the transaction contemplated by this Agreement without such disclaimers, indemnifications and other agreements set forth above.

Sellers shall retain full control over the Pending Litigation and all proceedings related thereto, with full power to defend or settle the Pending Litigation or any related proceedings or claims (including those that relate to any Loss covered by Sellers’ obligations under this Section 10.4) in their sole discretion. Sellers shall keep Purchaser reasonably informed as to the status of the Pending Litigation. Purchaser Indemnified Persons shall not be entitled to separate counsel in connection with the Pending Litigation or any proceedings related thereto, except in the case of a direct conflict of interest with Sellers with respect to the Pending Litigation of which Purchaser Indemnified Person has been advised in writing by outside counsel that such conflict of interest may render Sellers’ outside counsel incapable of effectively representing the interests of Purchaser, in which case such Purchaser Indemnified Person shall be entitled to retain separate outside counsel chosen by the Purchaser Indemnified Person and reasonably approved by Sellers (provided that the reasonable fees and expenses of such counsel shall be borne by Sellers).

11.         INDEMNIFICATION; LIMITATION OF LIABILITY.

11.1       Indemnification; Limitation of Liability. Each Seller hereby agrees, subject to the provisions of this Section 11.1, to save, protect, defend indemnify and hold harmless Purchaser and Purchaser’s affiliates from and against any and all Losses or Claims incurred by Purchaser or its affiliates by reason of (i) any breach of any of the representations and warranties or covenants made by such Seller in this Agreement (subject, however, to any limitations on liability with respect to the same set forth herein, including in this Section 11.1 and, in the case of any breach of any representation or warranty by a Seller, as further described in Section 9.3, no Seller shall have any obligation with respect thereto to the extent any claim under this Section 11.1 is made by Purchaser after the expiration of the applicable survival and claim period with respect to such representation or warranty) and (ii) any action or inaction of such Seller or such Seller’s property managers (but not for matters arising after the Closing in the case of property managers that Purchaser retains or with respect to Purchaser’s WARN Act Obligations) for such Seller’s Hotel Assets with respect to employment matters, including, but not limited to, employment-related taxes, policies, benefit plans and practices. Notwithstanding anything to the contrary contained herein, if the Closing occurs (and Purchaser shall not have, in writing, expressly waived, relinquished or released any applicable rights in further limitation), the liability of each Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of such Seller under this Agreement (or any document executed or delivered in connection herewith, other than the Purchaser Holdco Operating Agreement) shall not, in the aggregate, exceed an amount equal to (a) such Seller’s Pro Rata Share multiplied by (b) $30,000,000.00. No Seller shall be liable to Purchaser in respect of the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of such Seller under this Agreement (or any document executed or delivered in connection herewith, other than the Purchaser Holdco Operating Agreement to the extent provided therein, if at all) unless and until the aggregate sum of such obligations of all of the Sellers exceeds $10,000,000.00, at which point such Seller shall be liable for the full amount of its obligations, subject, however, to the limit set forth in the previous sentence. The indemnity obligations of the Sellers with respect to the Pending Litigation contained in Section 10.4 shall not be subject to the foregoing limitations of liability and shall not be included in the calculations made pursuant to this Section 11.1. W2007 Equity Inns Senior Mezz, LLC hereby joins this Section 11.1 solely for the purpose of sharing liability, on a joint and several basis, with the Sellers of the First Pool Assets for any amounts owed by such Sellers under this Section 11.1, as determined by a final (i.e., non-appealable) order of a court of competent jurisdiction (subject to the same limitations of liability set forth above in this Section 11.1). W2007 Equity Inns Partnership, L.P. hereby joins this Section 11.1 solely for the purpose of sharing liability, on a joint and several basis, with the Sellers of the Second Pool Assets for ninety-nine percent (99%) of any amounts owed by such Sellers under this Section 11.1, as determined by a final (i.e., non-appealable) order of a court of competent jurisdiction (subject to the same limitations of liability set forth above in this Section 12.1). W2007 Equity Inns Trust hereby joins this Section 11.1 solely for the purpose of sharing liability, on a joint and several basis, with the Sellers of the Second Pool Assets for one percent (1%) of any amounts owed by such Sellers under this Section 11.1, as determined by a final (i.e., non-appealable) order of a court of competent jurisdiction (subject to the same limitations of liability set forth above in this Section 12.1). The provisions of this Section 11.1 shall survive the Closing or any termination of this Agreement. Nothing herein shall be construed to modify or limit any offset rights with respect to breach of obligations by Sellers hereunder expressly set forth in the Purchaser Holdco Operating Agreement.

11.2       No Personal Liability of Sellers’ Directors and Employees. Except as expressly set forth in (i) Section 11.1 with respect to W2007 Equity Inns Senior Mezz, LLC, W2007 Equity Inns Partnership, L.P., and W2007 Equity Inns Trust or (ii) the Purchaser Holdco Operating Agreement, no direct or indirect principals, directors, officers, employees, shareholders, partners, members, trustees, agents, beneficiaries, representatives or advisors of any of the Sellers or any affiliate of any Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the Sellers’ assets (and the proceeds thereof, including their respective interests in Purchaser Holdco) for the payment of any claim or for any performance hereunder, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any partner or member in a Seller (or in any other shareholder, beneficiary, partner or member of a Seller), nor any obligation of any partner or member in a Seller (or in any other shareholder, beneficiary, partner or member of a Seller) to restore a negative capital account or to contribute capital to a Seller (or to any other shareholder, beneficiary, partner or member of a Seller), shall at any time be deemed to be the property or an asset of a Seller or any such other shareholder, beneficiary, partner or member (and neither Purchaser nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of a partner’s or member’s obligations to restore or contribute). The provisions of this Section 11.2 shall survive the Closing or any termination of this Agreement.

11.3       Cooperation of Sellers. Wherever in this Agreement Sellers have agreed to cooperate with Purchaser, such agreement to cooperate shall not require any Seller to incur any actual or potential additional liability.

11.4       Indemnification by Purchaser. In the event that one or more Ground Lessor Consents have not been received prior to the Closing Date for one or more ground leased Hotel Assets that are not Excluded Ground Leased Assets under Section 7.1.2(c) and the Purchaser Closing Condition relating thereto has been waived, Purchaser shall save, protect, defend, indemnify and hold harmless each Seller Released Party from and against any and all Losses or Claims that may be incurred by such Seller Released Party in connection with or relating to the failure to obtain such Ground Lessor Consents. The provisions of this Section 11.4 shall survive the Closing.

12.         OPERATION OF THE PROPERTY; SELLER’S COVENANTS. From and after the Effective Date until the Closing or earlier termination of this Agreement:

12.1       Ordinary Course of Business. Each Seller shall operate and maintain its portion of the Property in its ordinary course of business (provided that, except as expressly set forth below, such obligation shall not include incurring any capital expenditures, except to the extent that the Property is unable to operate in the ordinary course without such expenditure) and shall not sell, further pledge, or otherwise transfer, remove or dispose of all or any part of any Property (except for such items of Personal Property as become obsolete or are consumed or disposed of and replaced in the ordinary course of business or Excluded Assets), subject to the provisions of Section 5 above.

12.1.1    For the period from the Effective Date through the Closing Date, the applicable Sellers shall spend the proportion of Twenty Four Million Nine Hundred Two Thousand Three Hundred and Ninety Four and No/100ths Dollars ($24,902,394.00) represented by the fraction obtained by dividing (i) the number of days between May 1, 2014 and the Closing Date (inclusive of the beginning and end dates) by (ii) 245, for capital expenditures at its Hotels, and shall provide Purchaser with reasonable evidence of such expenditures on an ongoing basis prior to Closing. In the event any Seller spends less than the amount required by the previous sentence, such Seller shall provide the Purchaser with a credit against the Purchase Price by the amount of the deficiency. For the avoidance of doubt, such expenditures shall not be included in the capital expenditures required pursuant to Sections 12.1.2 through 12.1.4.

12.1.2    From and after the Effective Date and prior to the Closing Date, the applicable Sellers shall spend Two Million Three Hundred Three Thousand Nine Hundred Eleven and No/100ths Dollars ($2,303,911.00) for capital expenditures at the First Pool Assets to complete repairs identified in the property condition reports completed in connection with the Assumed Debt, and shall provide Purchaser with reasonable evidence of such expenditures on an ongoing basis prior to Closing. In the event any Seller spends less than the amount required by the previous sentence, such Seller shall provide the Purchaser with a credit against the Purchase Price by the amount of the deficiency. For the avoidance of doubt, such expenditures shall not be included in the capital expenditures required pursuant to Section 12.1.1, 12.1.3 or 12.1.4.

12.1.3    From and after the Effective Date and prior to the Closing Date, the applicable Sellers shall spend Three Million and No/100ths Dollars ($3,000,000.00), for the costs of additional repairs and/or remediation for First Pool Assets identified by Purchaser due to its review of the existing property condition reports or in new property condition or environmental reports commissioned by Purchaser, and shall provide Purchaser with reasonable evidence of such expenditures on an ongoing basis prior to Closing. In the event any Seller spends less than the amount required by the previous sentence, such Seller shall provide the Purchaser with a credit against the Purchase Price by the amount of the deficiency. For the avoidance of doubt, such expenditures shall not be included in the capital expenditures required pursuant to Section 12.1.1, 12.1.2 or 12.1.4.

12.1.4    In addition, Sellers shall provide the Purchaser with a credit against the Purchase Price in an amount to be determined by Sellers and Purchaser prior to the expiration of the Diligence Period for the aggregate estimated out-of-pocket costs of additional repairs and/or remediation for Second Pool Assets identified in new property condition or environmental reports commissioned by Purchaser. For the avoidance of doubt, such expenditures shall not be included in the capital expenditures required pursuant to Sections 12.1.1 through 12.1.3.

12.1.5     Sellers’ reasonable evidence of expenditures made pursuant to Sections 12.1.1 through 12.1.4 shall include, but not be limited to, copies of bills and invoices from the parties completing the applicable work, as well as copies of cancelled checks. In the event that Purchaser disputes Sellers’ expenditures pursuant to this Section 12.1, Sellers and Purchaser shall use good faith efforts to come to agreement with respect to such expenditure, but if Sellers and Purchaser cannot come to agreement, such dispute shall be settled through “baseball style” arbitration, as set forth in Schedule 6.

For the avoidance of doubt, other than as set forth in this Section 12.1, in no event shall any Seller be required to bear the cost of any capital expenditures incurred or made after Closing.

12.2       Service Contracts. No Seller shall amend, modify or terminate any existing Service Contract or enter into any new Service Contract with respect to the Property that will be binding on Purchaser and will not be cancelable by Purchaser without penalty upon no greater than sixty (60) days’ notice, without the prior written consent of Purchaser. Each Seller agrees not to terminate, amend or modify any Assumable Service Contract prior to Closing without the prior written consent of Purchaser, not to be unreasonably withheld, conditioned or delayed.

12.3      Property Insurance. Each Seller shall maintain in full force and effect property and liability insurance on its portion of the Property in all material respects at the levels required under the terms of any loan documents encumbering its Hotel Assets or otherwise as maintained by such Seller on the Effective Date. The Disclosure Letter lists the current property and liability insurance summaries with respect to the Property.

12.4       Debt Assumption The Sellers who own the Encumbered Hotel Assets each shall, at Purchaser’s sole cost and expense, cooperate with Purchaser with respect to the consummation of the Debt Assumption. Purchaser shall reimburse Sellers for any costs for which Purchaser is explicitly responsible pursuant to Section 4.5, but for which Sellers have expended any amounts; provided, however, that Purchaser shall not be responsible for any of Sellers’ costs in connection with the Debt Assumption. In furtherance of the foregoing, without the prior written consent of Purchaser, Sellers shall not amend or modify any Loan Documents in any material respect, except for any amendments or modifications that are expressly required pursuant to the terms thereof (including, without limitation, in connection with the securitization of the Assumed Debt) or required in order to obtain the release of the Lien of the Assumed Debt from any Excluded Asset, unless Purchaser has previously irrevocably notified Sellers in writing that (without limiting Purchaser’s obligations hereunder) Purchaser does not intend to consummate the Debt Assumption and the loan related thereto will be repaid by Sellers on or prior to the Closing. For the avoidance of doubt, no Seller shall be obligated to incur any liability, obligation or unreimbursed expense in connection with its obligations under this Section 12.4, except for costs required in order to obtain the release of the Lien of the Assumed Debt from any Excluded Asset, unless Purchaser has previously irrevocably notified Sellers in writing that (without limiting Purchaser’s obligations hereunder) Purchaser does not intend to consummate the Debt Assumption and the loan related thereto will be repaid by Sellers on or prior to the Closing

12.5       Ground Leases. Sellers shall cooperate with Purchaser with respect to Purchaser obtaining a consent to the Ground Lease Assignment from each of the Ground Lessors.

12.6       Litigation. Each Seller shall promptly notify Purchaser of any pending or threatened litigation or governmental proceeding filed after the date hereof (i) that could reasonably be expected to (x) materially and adversely affect any Seller’s ability to perform its obligations hereunder or (y) materially and adversely affect the Property after Closing, or (ii) affecting the Property, in each case to the extent such Seller has knowledge of such matters and has received written notice thereof.

12.7       Management Contracts. With respect to each Management Contract, unless Purchaser notifies Sellers in writing that Purchaser and the applicable property manager have reached agreement allowing Purchaser to assume such Management Contract at Closing (upon which Sellers shall be entitled to rely), the Seller(s) party to such Management Contract shall deliver a termination notice to the property manager under such Management Contract within the fourteen (14) day period preceding the date set forth on Schedule 7. If the Closing Date is extended in accordance with this Agreement, then (solely with respect to Management Contracts for which termination notices have not already been sent pursuant to this Section 12.7) the dates set forth on Schedule 7 shall automatically be extended by the same number of days as the Closing Date was extended. Sellers shall cooperate with Purchaser to attempt to cause the assignment to Purchaser of any Management Contracts which Purchaser desires to assume (or, at Purchaser’s election, to enter into new property management contracts with the property managers under any such Management Contracts), including after Sellers send a termination notice with respect to such Management Agreement pursuant to the previous sentence, but Sellers shall have no obligation to incur any costs or expenses as a result of such cooperation, and the assignment of any such Management Contract to Purchaser shall not be a condition to Closing. Each Seller shall remain responsible for all amounts due or to become due under any Management Contract in respect of its Hotel Assets (including, without limitation, any costs or liabilities arising out of the termination of any Management Contract, but excluding Purchaser’s WARN Act Obligations and matters arising out of events occurring after Closing with respect to Management Contracts assumed by Purchaser). In the event that any item required to be conveyed to Purchaser pursuant to this Agreement is owned or controlled or held by any such manager, the applicable Seller shall direct and cause such manager to convey the same to Purchaser at Closing. This Section 12.7 shall survive the Closing.

12.8       Replacement Franchise Agreements. Sellers shall cooperate with Purchaser with respect to Purchaser obtaining a Replacement Franchise Agreement for each Hotel Asset effective as of the Closing.

12.9       Immediate Repairs. Sellers shall fully repair or remediate the conditions necessitating immediate repairs or remediation, as applicable, at the Hotel Assets described in Exhibits A-15 (Fairfield Inn & Suites Atlanta Vinings, GA), A-25 (Hampton Inn Chattanooga, TN), A-49 (Holiday Inn Charleston, SC), A-51 (Homewood Suites Boston Peabody, MA) and A-74 (Residence Inn Burlington, VT), and shall bring the affected rooms and public spaces at such Hotel Assets back in service prior to Closing, provided that Purchaser’s inspector shall have the right to inspect any required work, and Seller shall provide Purchaser with reasonable evidence of expenditures for such required work. In the event that Purchaser disputes Sellers’ full remediation for any such Hotel Asset, Sellers and Purchaser shall use good faith efforts to come to agreement with respect to such remediation, but if Sellers and Purchaser cannot come to agreement, such dispute shall be settled through “baseball style” arbitration, as set forth in Schedule 6. For the avoidance of doubt, the expenditures required to remediate the conditions at the Hotel Asset described in Exhibit A-49 (Holiday Inn Charleston, SC) shall not be included in the capital expenditures required pursuant to Sections 12.1.1 through 12.1.4.

12.10     Television & Internet Service Contracts. Sellers shall cooperate with Purchaser in effectuating the assignment of each of the Television & Internet Service Contracts to Purchaser at Closing, to the extent such Television & Internet Service Contracts are assignable.

12.11     Reliance Letters. Sellers shall use good faith efforts at the cost and expense of Purchaser to obtain reliance letters in favor of Purchaser in respect of any third-party reports obtained by Sellers or Lender in connection with the Assumed Debt.

13.         PURCHASER’S COVENANTS.

13.1       Replacement Franchise Agreements. Purchaser shall use its diligent efforts to obtain a Qualified Replacement Franchise Agreement for each Hotel Asset with the existing franchisor as of the Effective Date effective as of the Closing (or, in the case of the Specified Hampton Inn Assets, a Replacement Franchise Agreement). Prior to Closing, Purchaser may request any franchisor to disclose the terms of any existing Franchise Agreement with Sellers, and Sellers shall deliver to Purchaser any Franchise Agreement for which it receives the written consent of the applicable franchisor to disclose to Purchaser (provided, however, that, although they will not object to any such consent, Sellers shall have no obligation to pursue the same). Purchaser shall keep the applicable Seller reasonably informed of the status of all negotiations and material communications with franchisors (including their respective advisors and representatives); provided, however, that in the event that any franchisor informs Purchaser that it may not be, or is not, willing to enter into a franchise agreement for any Hotel Asset with a term of at least ten (10) years, Purchaser shall promptly (and in no event later than five (5) Business Days after becoming aware of such franchisor’s position) notify Sellers in writing of such fact and Sellers shall thereafter have the right to engage directly with such franchisor to attempt to negotiate for a franchise agreement with a term of at least ten (10) years (provided that Sellers shall keep Purchaser involved in such negotiations). Purchaser shall negotiate the scope of work and timing for all Change of Control PIP with the applicable franchisors upon the receipt thereof and shall keep the applicable Seller reasonably informed of the status of all negotiations and material communications with franchisors with respect thereto. Purchaser shall submit all franchise agreement applications and pay all application or other fees in connection therewith as soon as reasonably practicable after Purchaser’s initial meeting with the applicable franchisor, and shall thereafter diligently pursue obtaining Replacement Franchise Agreements, scopes of work and the amounts of all Change of Control PIP from the applicable franchisors. “Change of Control PIP” shall mean the aggregate estimated cost of the property improvement plans for the two (2) year period following the Closing Date required under the Replacement Franchise Agreements. In the event that Change of Control PIP (based on estimates by independent third parties who are national hotel project managers with extensive experience managing so-called property improvement program work for the respective brands, selected by Purchaser) exceeds One Hundred Five Million and No/100ths Dollars ($105,000,000.00) in the aggregate (the “Change of Control PIP Cap”), but is less than One Hundred Thirty-Five Million and No/100ths Dollars ($135,000,000.00) in the aggregate, Purchaser shall pay one-half of any such excess and Sellers shall pay the other one-half of any such excess (with such payment allocated amongst Sellers in accordance with the ratio of the Change of Control PIP for each Seller’s respective Hotel Assets to the total Change of Control PIP for all Hotel Assets). In the event the Change of Control PIP exceeds One Hundred Thirty-Five Million and No/100ths Dollars ($135,000,000.00) in the aggregate, either Purchaser or Sellers may terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser so long as Sellers have not delivered written notice of a material default hereunder to Purchaser and Sellers are theretofore exercising their available remedies to terminate this Agreement and retain the Earnest Money. For the avoidance of doubt, Purchaser shall pay (and be solely responsible for) the Change of Control PIP up to and including the Change of Control PIP Cap. Without limitation of Section 14.9, Purchaser and Sellers shall keep the amount of the Change of Control PIP Cap and the arrangements for the payment of excess Change of Control PIP strictly confidential, and shall not share such information with franchisors or any other third parties. For the purposes of this Section 13.1, the parties specifically acknowledge that Purchaser may seek Replacement Franchise Agreements with a term of fifteen (15) years for certain Hotel Assets under the “Hampton Inn” brand, and the parties agree that any portion of the estimated cost of property improvement plans discernibly levied as a result of any such Replacement Franchise Agreement having a term in excess of ten (10) years (i.e., the portion of the property improvement plans for bathroom renovations required for a fifteen (15) year term as opposed to a ten (10) year term) shall not constitute Change of Control PIP for purposes of this Agreement and shall not be counted towards the Change of Control PIP Cap.

13.2       Ground Lessor Consents. Purchaser, with the active good faith cooperation of Sellers, shall use its diligent best efforts to obtain a consent to the Ground Lease Assignment from each of the Ground Lessors under the applicable Ground Leases as set forth in Exhibit N following Sellers’ establishment of initial contact on behalf of Purchaser with each Ground Lessor, and Purchaser shall keep Sellers reasonably informed of the status of its negotiations with Ground Lessors; provided, however, that in the event that any Ground Lessor informs Purchaser that it may not be, or is not, willing to consent to the applicable Ground Lease Assignment, Purchaser shall promptly (and in no event later than five (5) Business Days after becoming aware of such Ground Lessor’s position) notify Sellers in writing of such fact and Sellers shall thereafter have the right to engage directly with such Ground Lessor to attempt to negotiate for the applicable consent to the Ground Lease Assignment (provided that Sellers shall keep Purchaser involved in such negotiations). In the event that (i) a Ground Lessor has consented to the applicable Ground Lease Assignment, (ii) any Seller or any affiliate of a Seller has provided a guaranty or any indemnification to a Ground Lessor of any obligations under the corresponding Ground Lease and (iii) the obligations of such Seller or its affiliate under such guaranty are not released concurrently with the Ground Lease Assignment notwithstanding Purchaser’s diligent best efforts to obtain such release, then Purchaser shall cause Purchaser Parent to provide a back-to-back indemnity to the applicable Seller or affiliate of Seller (in a form to be agreed between Purchaser and such Seller) for any obligations of such Seller or affiliate of such Seller under such guaranty or indemnity based on facts or events occurring from and after the effective date of the Ground Lease Assignment. Without limiting the foregoing, Purchaser Parent shall (i) to the extent required by the Ground Lessor under any Ground Lease, deliver evidence of its net worth, and (ii) to the extent required by the Ground Lessor under any Ground Lease, where (x) the terms of such Ground Lease afford such Ground Lessor a right to withhold its consent to the Ground Lease Assignment based on the financial wherewithal or creditworthiness of the assignee and/or (y) a guaranty by Seller or an affiliate of Seller is currently in place with respect to such Ground Lease, provide a guaranty of the assignee’s obligations under such Ground Lease in form and substance reasonably satisfactory to Purchaser.

13.3       Television & Internet Service Contracts. Purchasers shall, with the cooperation of Sellers and to the extent they are assignable, effectuate the assignment and assumption of all Television & Internet Service Contracts at Closing.

13.4       Liquor Licenses. Purchaser shall, at its sole cost and expense, prepare, file and prosecute all applications before governmental authorities for the transfer or reissuance of the liquor licenses (“Liquor Licenses”) at the Hotels to Purchaser. Sellers shall cooperate with Purchaser (and, to the extent applicable, cause any subsidiary liquor licensee to cooperate fully) in any manner reasonably requested by Purchaser as required to successfully transfer the existing Liquor Licenses or effectuate the issuance of new Liquor Licenses to Purchaser, including, without limitation, providing and/or executing any and all forms, certificates, agreements or other documents in the form required by the relevant liquor board or licensing authority to (i) transfer and/or surrender current Liquor Licenses, (ii) issue new Liquor Licenses to Purchaser and (iii) transfer closed Liquor Inventory where lawfully permitted and in compliance with the applicable Liquor License (provided, however, without limiting the other provisions of this Agreement, Sellers and their subsidiaries shall not be required to incur any costs or expenses in the course of such cooperation and Purchaser shall reimburse Sellers and/or their subsidiaries for any costs or expenses incurred in connection with the transfer of any Liquor Licenses). If despite the exercise of such efforts by Purchaser, Purchaser is unable to obtain a transfer of a Liquor License or a new Liquor License on or before the Closing Date, then the applicable Seller will, to the extent required and to the extent legally permissible: (i) where a Seller or an affiliate is the sole licensee under the applicable Liquor License, enter into or cause such affiliate to enter into a customary form interim beverage services agreement or lease with Purchaser in the form attached hereto as Exhibit O (or in a form as close to Exhibit O as is feasible in light of the requirements of local law and custom), or (ii) where a Seller is not the sole licensee under the applicable Liquor License, exercise diligent efforts to obtain from the licensee an agreement as similar to Exhibit O as is feasible.

13.5       Debt Assumption.

13.5.1    Beginning on the Effective Date, Purchaser shall use its diligent best efforts to consummate the Debt Assumption prior to the Closing in accordance with Section 7.1(a) of the Loan Agreement (as defined on Schedule 3) and all other Loan Documents. Purchaser acknowledges that it (i) has received copies of the Loan Documents, (ii) has reviewed the Loan Documents with outside counsel, and (iii) understands the requirements of the Loan Documents with respect to the consummation of the Debt Assumption. Purchaser shall keep the applicable Seller reasonably informed of all negotiations and material communications with Lender (including any servicer and their respective representatives and advisors).

13.5.2    If Purchaser consummates the Debt Assumption, without limitation of the terms of the Supplemental Agreement, Purchaser shall indemnify, defend and hold Sellers and affiliates of Sellers that are parties to the various Guarantees and Environmental Indemnities delivered in connection with the Assumed Debt (“Seller Loan Guarantors”) harmless from and against any and all liabilities of Sellers and Seller Loan Guarantors under such Guarantees and Environmental Indemnities arising after Closing (unless due to the acts or omissions of Sellers or any affiliates of Sellers, it being agreed that none of Purchaser Holdco or its subsidiaries shall be deemed an affiliate of Seller by reason of its Purchaser Holdco Class A Units, unless such Seller has taken control of Purchaser Holdco pursuant to the Purchaser Holdco Operating Agreement) in accordance with the indemnification procedures set forth in Section 14.1 hereof. The obligation set forth in this Section 13.5.2 shall survive the Closing.

13.6       Other Debt Matters.

13.6.1    Purchaser shall cause the documentation for any indebtedness other than the Assumed Debt encumbering the First Pool Assets to provide that (i) the Class A Holders may take control of Purchaser Holdco following a Changeover Event (as such term is defined in the Purchaser Holdco Operating Agreement) on terms no more onerous to the Class A Holders than those provided for in the Loan Documents as of the Effective Date, (ii) the Class A Holders may transfer their interests in Purchaser Holdco on terms no more onerous to the Class A Holders than those provided for in the Loan Documents as of the Effective Date, and (iii) the lender under any Replacement Debt must deliver a recognition agreement in substantially the same form as the form contemplated by the Loan Documents as of the Effective Date. In the event that the Debt Assumption is going to be consummated at the Closing, in no event may the Loan Documents be amended in a manner adverse to the Class A Holders with respect to the provisions addressing the Purchaser Holdco Operating Agreement, the Class A Units, the Class A Holders or similar matters, including, without limitation, provisions addressing the matters set forth in the previous clauses (i)-(iii).

13.6.2    Purchaser shall cause the documentation for any indebtedness encumbering the Second Pool Assets to provide that (i) the Class A Holders may take control of Purchaser Holdco following a Changeover Event (as such term is defined in the Purchaser Holdco Operating Agreement) on terms no more onerous to the Class A Holders than those provided for in the Loan Documents as of the Effective Date, (ii) the Class A Holders may transfer their interests in Purchaser Holdco on terms no more onerous to the Class A Holders than those provided for in the Loan Documents as of the Effective Date, and (iii) the lender under such indebtedness must deliver a recognition agreement in substantially the same form as the form contemplated by the Loan Documents as of the Effective Date; provided, however, that in the event that Purchaser encumbers any of the Second Pool Assets with any indebtedness not meeting the aforementioned requirements, Purchaser shall have the right to cure such breach by (A) eliminating the Class A Units deliverable in respect of the Second Pool Assets and (B) increasing the Cash Consideration by the amount of such eliminated Class A Units on a dollar-for-dollar basis.

13.7       Property Management. Purchaser shall cause its property managers to hire a sufficient number of employees under any Management Contract that is terminated by Sellers in order to eliminate liability under the Worker Adjustment and Retraining Notification Act (the “WARN Act”) and, failing which, Purchaser shall indemnify and hold the applicable Seller(s) harmless from and against any Losses incurred with respect to the WARN Act arising from such termination (collectively, Purchaser’s “WARN Act Obligations”). The foregoing covenant shall survive the Closing.

14.         MISCELLANEOUS.

14.1       Indemnification Claims. The indemnifications contained in this Agreement shall be subject to the following provisions. The indemnitee shall notify indemnitor of any such claim against indemnitee within thirty (30) days after it has written notice of such claim, but failure to notify indemnitor shall in no case prejudice the rights of indemnitee under this Agreement unless indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should indemnitor fail to discharge or undertake to defend indemnitee against such liability within fifteen (15) Business Days after the indemnitee gives the indemnitor written notice of the same, then indemnitee may settle such liability, and indemnitor’s liability to indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including reasonable attorneys’ fees, incurred by indemnitee in effecting such settlement. The obligations set forth in this Section 14.1 shall survive the Closing or earlier termination of this Agreement.

14.2       Entire Agreement. All understandings and agreements heretofore had between Sellers and Purchaser with respect to the Property are merged in this Agreement, which alone fully and completely supersedes any prior written or oral agreement among the parties concerning the subject matter hereof.

14.3       Assignment. Except for an assignment to a Permitted Assignee, which assignment must be completed and effective at least forty-five (45) days prior to the Closing Date, neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser (for the purposes of this Section 14.3, a transfer of direct or indirect interests in Purchaser shall constitute an assignment and transfer of this Agreement and an interest hereunder within the meaning of this sentence if such transfer of direct or indirect interests is made with the intent of evading the direct restrictions on assignment or transfer of this Agreement or an interest hereunder or results in a Change of Control of Purchaser). For purposes of this Agreement, the term “Permitted Assignee” shall mean a legal entity controlled, directly or indirectly, and one hundred percent (100%) owned by Purchaser Holdco (both as of the date of the proposed assignment or transfer and as of the Closing Date) and, if Whitehall is not providing the Whitehall Guarantees, in whom a direct or indirect interest is owned by Additional Guarantor (as of the Closing Date). To be effective, an assignment to a Permitted Assignee shall (i) be fully executed by the assignor and the Permitted Assignee thereunder and delivered to Sellers at least forty-five (45) days prior to the Closing Date, (ii) contain a provision whereby the Permitted Assignee assumes all of the obligations of Purchaser under this Agreement and (iii) contain a remaking of each and every one of the representations and warranties made by Purchaser hereunder. Upon an assignment of this Agreement to a Permitted Assignee: (1) Purchaser shall not be relieved of any subsequently accruing liability under this Agreement, and (2) as used in this Agreement, the “Purchaser” shall be deemed to include such Permitted Assignee. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Sellers and Purchaser and their respective successors and assigns. Purchaser shall have the right, at least three (3) Business Days prior to the Closing Date, to designate a Permitted Assignee to be the recipient of any Property, provided that such designation does not reduce the likelihood of the consummation of the Debt Assumption in accordance with Sections 12.4 and 13.5 and/or have the effect of delaying the Closing in any respect and, provided further, that Purchaser confirms to Sellers in writing that the designation does not relieve Purchaser of any of its obligations under this Agreement. Purchaser may not make an assignment of any interest hereunder less than forty-five (45) days prior to the Closing Date, including any assignment to a Permitted Assignee, and any such assignment shall be null and void and of no force or effect. As used in this Section 14.3, “Change of Control” means that upon consummation of the direct or indirect transfer in question, either of Purchaser Holdco or Purchaser Parent no longer controls, directly or indirectly, Purchaser or no longer owns, directly or indirectly, at least 100% of Purchaser. In addition, Purchaser may, by notice to Seller at least forty-five (45) days prior to the Closing Date, designate various direct or indirect wholly owned subsidiaries of Purchaser Holdco to acquire individual Hotel Assets and/or the Personal Property related thereto.

14.4       No Modification. This Agreement shall not be modified or amended except in a written document signed by Sellers and Purchaser.

14.5       Time of the Essence. Time is of the essence of each and every date, time and provision of this Agreement.

14.6       Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York except where a specific provision is required by the applicable law of the State where a Real Property is located to be governed by the law of such State.

14.7       Notice. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally, by certified mail, return receipt requested, postage prepaid, by overnight courier (such as Federal Express), or by facsimile transmission with a copy to follow by certified mail, return receipt requested, postage paid or by overnight courier, addressed as follows:

If to Sellers:

c/o Goldman Sachs Realty Management, L.P.
6011 Connection Drive
Irving, TX 75039
Attn: Greg Fay
Facsimile No.: (972) 368-3699
Telephone No.: (972) 368-2743

With copies to:

c/o Whitehall Street Global Real Estate Limited Partnership 2007
c/o Goldman, Sachs & Co.
200 West Street
New York, NY 10282
Attn: Chief Financial Officer
Facsimile No.: (212) 357-5505
Telephone No.: (212) 902-5520

AND

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attn: Anthony J. Colletta, Esq.
Facsimile No.: (212) 291-9029
Telephone No.: (212) 558-4608

If to Purchaser:

American Realty Capital Hospitality Portfolio Member LLC

c/o American Realty Capital

405 Park Avenue, 15th Floor

New York, NY 10022

Attn: Legal Department

Facsimile No.: (212) 421-5799

with a copy to:

Goodwin Procter LLP

53 State Street

Boston, MA 02109

Attn: Samuel L. Richardson, Esq.

Facsimile No.: (617) 523-1231

All notices given in accordance with the terms hereof shall be deemed received on the next Business Day if sent by overnight courier, on the same day if sent by facsimile or Email before 5:00 p.m. (New York time) on a Business Day, on the third (3rd) Business Day following deposit with the United States Mail as a registered or certified matter with postage prepaid, or when delivered personally or otherwise received or refused. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 14.7.

14.8       Waiver of Trial by Jury. IN ANY LAWSUIT OR OTHER PROCEEDING INITIATED BY PURCHASER OR ANY SELLER UNDER OR WITH RESPECT TO THIS AGREEMENT, PURCHASER AND EACH SUCH SELLER WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY. IN ADDITION, PURCHASER AND EACH SELLER WAIVE ANY RIGHT TO SEEK RESCISSION OF THE TRANSACTION PROVIDED FOR IN THIS AGREEMENT.

14.9       Confidentiality. Without the prior written consent of the other party (which consent shall not be unreasonably withheld with respect to press releases), neither Purchaser nor any Seller nor any of their respective employees, affiliates, brokers, advisors or other agents shall issue a press release or other media publicity of any kind whatsoever with respect to Sellers or this Agreement or disclose to any third party the existence of this Agreement or any term or condition of this Agreement (including, without limitation, the Purchase Price) or the results of any inspections or studies undertaken in connection herewith; provided, however, that either Purchaser or Sellers may disclose such information to their respective principals, legal counsel, regulators, accountants, tax advisors, actual and potential investors and potential financing sources in connection with evaluating the potential transaction or as may be required by law or court order. Purchaser and Seller shall each be responsible for any violations of this Section by any of their respective employees, affiliates, brokers, advisors or other agents. Purchaser agrees to keep confidential and not to use, other than in connection with its determination whether to proceed with the purchase of the Property in accordance with Section 8 hereof, any of the documents, material or information regarding the Property or Sellers supplied to Purchaser by Sellers or by any third party at the request of Sellers, including, without limitation, any environmental site assessment reports and information concerning any employee of Sellers or Sellers’ Affiliates furnished to Purchaser, except Purchaser may share such documents, material and information with Purchaser’s lenders, principals, regulators, actual and potential investors and attorneys and other consultants (“Purchaser’s Consultants”) hired in connection with the acquisition of the Property, unless Purchaser is compelled to disclose such documents, material or information by law or by subpoena. Purchaser agrees to indemnify and hold harmless Sellers from and against any and all Losses of any kind (including, without limitation, attorneys’ fees) arising out of a breach by Purchaser or Purchaser’s Consultants of the provisions of this Section 14.9. The provisions of this Section 14.9 shall survive until the earlier to occur of (a) the Closing Date and (b) one (1) year from the Effective Date, provided that the restrictions with respect to press releases shall survive indefinitely.

14.10     Guest Baggage. All baggage, parcels of property of guests or tenants being retained by Sellers as security for unpaid accounts receivable shall be removed from the Property prior to Closing (“Retained Baggage”).  All other baggage, parcels or property checked or left in the care of Sellers by current guests or tenants at Closing, or by those formerly staying at the Property, or others, shall be sealed and listed in an inventory prepared by representatives of Sellers no later than one (1) day prior to Closing and initialed by such representatives.  Possession and control of all such other baggage, parcels or property listed on such inventory shall be delivered to Purchaser at each Hotel on the day of Closing, and representatives of Purchaser shall acknowledge receipt of all such items.

14.11     Access to Property Files. Notwithstanding anything to the contrary set forth in this Agreement, Purchaser hereby agrees that, for a period of two (2) years following the Closing Date, Sellers shall have, upon reasonable prior notice to Purchaser, access to all files at the Property that relate to a dispute or a set of facts that could lead to a dispute (a “Dispute”) between Sellers and a third party with respect to Sellers’ period of ownership thereof; provided, however, all rights, defenses, causes of action and claims relating to a Dispute and arising from matters and events following the Closing Date shall belong to Purchaser. The provisions of this Section 14.11 shall survive the Closing.

14.12     No Memorandum of Agreement. This Agreement or any notice or memorandum hereof shall not be recorded by or on behalf of Purchaser in any public record. A violation of this prohibition shall constitute a material breach by Purchaser, entitling Sellers to terminate this Agreement and retain the Earnest Money as liquidated damages in accordance with Section 7.2.1 hereof.

14.13     No Finance Contingency. Subject to Section 2.4.2, Purchaser acknowledges and agrees that Purchaser’s obligations under this Agreement are not in any manner contingent or conditioned upon Purchaser consummating the Debt Assumption (provided, however, that Purchaser agrees to use its diligent best efforts to consummate the Debt Assumption in accordance with Sections 2.4.1 and 13.5 hereof) or obtaining Replacement Debt or other debt in order to purchase any portion of the Property hereunder. At Purchaser’s request, if Purchaser is unable to consummate the Debt Assumption after using its diligent best efforts to attempt to do so, Sellers shall reasonably cooperate with Purchaser in Purchaser obtaining Replacement Debt (e.g., by providing access to the Property for property tours subject to the conditions set forth herein for entry onto the Property); provided, however, in no event shall Sellers be obligated to comply with any requirements of Purchaser’s alternative lender or otherwise incur any out-of-pocket cost, expense or liability in connection with the Replacement Debt.

14.14     Counterpart Signatures. This Agreement may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

14.15     Designation of Escrowee as Reporting Person. Sellers and Purchaser each hereby authorize Escrowee to designate the investment depository of the Earnest Money to act as and perform the duties and obligations of the “reporting person” with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transactions closed on or after January 1, 1991.

14.16     Business Days. For purpose of this Agreement, “Business Day” shall mean any day that is not a Saturday, Sunday or Federal or State of New York holiday. Whenever the time for performance of a covenant or condition required to be performed pursuant to the terms of this Agreement falls upon a day that is not a Business Day, such time for performance shall be extended to the next succeeding Business Day. Otherwise, all references herein to “days” shall mean calendar days.

14.17     Signatures. Handwritten signatures to this Agreement transmitted by telecopy or electronic transmission (for example, through use of a Portable Document Format or “PDF” file) shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver to the other party an executed original of this Agreement with its actual signature, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or electronically transmitted handwritten signature and shall accept the telecopied or electronically transmitted handwritten signature of the other parties to this Agreement.

14.18     Legal Representation. Each party hereto has been represented by legal counsel in connection with the negotiation of the transactions herein contemplated and the drafting and negotiation of this Agreement. Each party hereto and its counsel has had an opportunity to review and suggest revisions to the language of this Agreement. Accordingly, no provision of this Agreement shall be construed for or against or interpreted to the benefit or disadvantage of any party by reason of any party having or being deemed to have structured or drafted such provision.

14.19     Prevailing Party Attorneys’ Fees. If a party to this Agreement shall bring any action, suit, counterclaim or appeal against any other party, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (an “Action”), the non-prevailing party in such Action shall pay to the prevailing party in such Action the prevailing party’s reasonable attorney’s fees and third-party expenses actually incurred in prosecuting or defending such Action and/or enforcing any judgment, order, ruling or award (a “Decision”), granted therein, all of which shall be deemed to have accrued from the commencement of such Action. Any Decision entered into in such Action shall contain a specific provision providing for the recovery of attorneys’ fees and third-party expenses actually incurred in obtaining and enforcing such Decision. The court may fix the amount of reasonable attorneys’ fees and third-party expenses upon the request of any party. For purposes of this Section 14.19, attorneys’ fees shall include, without limitation, fees incurred in connection with (i) post-judgment motions and collection actions, (ii) contempt proceedings, (iii) garnishment, levy and debtor and third-party examination, (iv) discovery and (v) bankruptcy litigation. The terms of this Section 14.19 shall survive Closing or any earlier termination of this Agreement.

14.20     State-Specific Provisions. The following provisions shall apply to Property located in the following states, and in the event of any inconsistency between the provisions of this Section 14.20 and the remainder of this Agreement, the provisions of this Section 14.20 shall control.

14.20.1    California.

(a)          PURCHASER HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 (“SECTION 1542”), WHICH IS SET FORTH BELOW, AND PURCHASER EXPRESSLY WAIVES ALL RIGHTS UNDER CALIFORNIA CIVIL CODE SECTION 1542, AS AMENDED OR MODIFIED, WHICH PROVIDES THAT: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Purchaser’s Initials: ________________

(b)          As used herein, the term “Natural Hazard Area” shall mean those areas identified as natural hazards in the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4, and 51183.5, and California Public Resources Code Sections 2621.9, 2694, and 4136, and any successor statutes or laws (the “Act”). Sellers shall provide Purchaser with a Natural Hazard Disclosure Statement (“Disclosure Statement”) for each Real Property located in the State of California. Purchaser acknowledges that Sellers have or will cause the Title Insurer to retain the services of an expert (the “Natural Hazard Expert”) to examine the maps and other information made available to the public by government agencies for the purpose of enabling Sellers to fulfill their disclosure obligations with respect to the Act and to prepare a written report of the results of its examination (the “Report”). Purchaser acknowledges that the Report fully and completely discharges Sellers from its disclosure obligations under the Act, and, for the purpose of this Agreement, the provisions of California Civil Code Section 1103.4 regarding the non-liability of Sellers for errors or omission not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert dealing within the scope of its expertise with respect to the examination and Report. Purchaser acknowledges and agrees that nothing contained in the Disclosure Statement shall release Purchaser from its obligation to fully investigate the condition of the Property, including, without limitation, whether the Property is located in any Natural Hazard Area. Purchaser further acknowledges and agrees that the matters set forth in the Disclosure Statement or Report may change on or prior to the Closing Date and that Sellers have no obligation to update, modify, or supplement the Disclosure Statement or Report. Purchaser shall be solely responsible for preparing and delivering its own Natural Hazard Disclosure Statement to subsequent prospective buyers of the Property. The provisions of this Section 14.20.1 shall survive the Closing.

Purchaser’s Initials: ________________

(c)          Purchaser hereby knowingly waives all rights under Section 25402.10 of the California Public Resources Code and the regulations at C.C.R. Title 20, Div. 2, Chapter 4, Art. 9, Sections 1680 et seq., including, without limitation, the right to receive any “Data Verification Checklist,” "benchmarking data," "ratings" or other disclosure thereunder.

14.20.2   Florida. The following notification is provided pursuant to and is intended to comply with the disclosure requirements of § 404.056, Florida Statutes: “RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.”

14.20.3   Louisiana. WITHOUT LIMITING ANY OTHER PROVISION OF THIS AGREEMENT, THE WARRANTIES WAIVED HEREIN INCLUDE ANY AND ALL WARRANTIES WITH RESPECT TO THE CONDITION OF THE PROPERTY UNDER LA. CIV. CODE ART. 2475, AND ANY AND ALL WARRANTIES WHATSOEVER UNDER LA. CIV. CODE ARTS. 2477 THROUGH 2548 OR ANY OTHER PROVISION OF LAW. PURCHASER EXPRESSLY ACKNOWLEDGES THE FOREGOING AND WAIVES ANY AND ALL RIGHT OR CAUSE OF ACTION THAT PURCHASER HAS OR MAY HAVE TO RESCIND OR RESOLVE THIS TRANSFER OR TO DEMAND A REDUCTION IN PURCHASE PRICE BASED UPON THE EXISTENCE OF ANY REDHIBITORY OR OTHER VICES, DEFECTS, OR OTHER DEFICIENCIES IN THE PROPERTY OR ANY IMPROVEMENTS, FIXTURES, OR EQUIPMENT FORMING A PART THEREOF, BASED UPON THE UNSUITABILITY OF THE PROPERTY OR ANY OF ITS COMPONENTS OR PARTS FOR PURCHASER’S INTENDED USE OR ANY OTHER USE, BASED UPON ANY EVICTION OF PURCHASER, IN WHOLE OR IN PART, OR BASED UPON ANY OTHER CLAIMED BREACH OF WARRANTY OR OTHER MATTER WHATSOEVER, OTHER THAN WARRANTY OF TITLE AS TO SELLER’S OWN ACTS (SUBJECT TO THE PERMITTED TITLE MATTERS AND THE OTHER MATTERS THAT HAVE BEEN ACCEPTED BY PURCHASER), THIS TRANSFER BEING OTHERWISE ENTIRELY AT PURCHASER’S SOLE PERIL AND RISK, PROVIDED, HOWEVER, THAT SELLERS WILL REMAIN LIABLE FOR BREACH OF THEIR WARRANTY OF MERCHANTABILITY OF TITLE AS TO SELLERS’ OWN ACTS (SUBJECT TO THE PERMITTED TITLE MATTERS AND THE OTHER TITLE MATTERS THAT HAVE BEEN ACCEPTED BY PURCHASER). PURCHASER ACKNOWLEDGES AND AGREES THAT THE FOREGOING DISCLAIMERS AND WAIVER OF WARRANTIES HAVE BEEN FULLY EXPLAINED TO PURCHASER AND THAT PURCHASER UNDERSTANDS THE SAME. PURCHASER AND SELLERS JOINTLY ACKNOWLEDGE AND AGREE THAT THE FOREGOING WAIVERS AND DISCLAIMERS ARE OF THE ESSENCE OF THIS TRANSACTION AND THE SAME WOULD NOT OTHERWISE HAVE BEEN ENTERED INTO OR CONSUMMATED WITHOUT THEM.

14.20.4  New Jersey. Purchaser shall have the right to comply with N.J.S.A. 54:32B-22(c) and N.J.S.A. 54:50-38 by delivering a Notification of Sale, Transfer, or Assignment in Bulk (Form C-9600) (the “Tax Notification”) to the Director of the Division of Taxation of the State of New Jersey Department of the Treasury (the “Division”) (together with a copy of this Agreement) by registered or certified mail or overnight delivery at least ten (10) days prior to Closing. Sellers shall cooperate in connection with such compliance and shall provide all information necessary for Purchaser to complete the Tax Notification. Sellers’ New Jersey Tax Identification Numbers are 261-186-994/001 (Residence Inn Princeton, NJ), 261-186-994/002 (Resident Inn Somers Point, NJ) and 261-186-994/003 (Residence Inn Tinton Falls, NJ). If the Division issues an Escrow Letter or informs Purchaser that a possible claim for taxes, including any interest and penalties thereon, exists (the “NJ Claim”) and the amount thereof (the “NJ Deficiency”), then Purchaser and Sellers shall close as scheduled and without delay, and Purchaser shall withhold the portion of the Purchase Price equal to the amount of the NJ Deficiency (the “NJ Tax Escrow”), which NJ Tax Escrow shall be held in escrow by the Escrowee (which, for purposes of the NJ Tax Escrow, will also be called in this Agreement the “NJ Bulk Sales Tax Escrowee”) until such time as the Division issues a Clearance Letter confirming that no money is to remain in escrow. Sellers shall be solely responsible for any fees of the NJ Bulk Sales Tax Escrowee with regard to the NJ Tax Escrow. The terms and conditions of such escrow shall be those set forth in this Section 14.20.4, together with (to the extent not inconsistent with this Section 14.20.4) the other protections for the Escrowee that are expressly set forth elsewhere in this Agreement. If, after Closing, the Division requests that Purchaser pay all or any portion of the NJ Deficiency on behalf of Sellers, then Purchaser shall direct NJ Bulk Sales Tax Escrowee to release to the Division of Taxation such amount from the NJ Tax Escrow. If the Division informs Purchaser that the NJ Deficiency has been fully paid or that Purchaser has no further liability for the NJ Deficiency, then Purchaser shall direct NJ Bulk Sales Tax Escrowee to release such difference to Sellers. If the Division gives notice to Purchaser that Sellers are liable for taxes, including interest and penalties thereon, in an amount that is greater than the NJ Tax Escrow, Sellers shall promptly pay the difference to the Division and shall provide Purchaser with evidence thereof. Notwithstanding anything to the contrary contained herein, Sellers shall have the right to negotiate with the Division regarding the NJ Claim and the NJ Deficiency; provided, however, that (i) Purchaser and NJ Bulk Sales Tax Escrowee shall be entitled to comply with all instructions of the Division, and (ii) the Closing shall not be delayed as a result thereof. This Section 14.20.4 shall survive the Closing.

14.20.5  Oregon. THE PROPERTY DESCRIBED IN THIS AGREEMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS THAT, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND THAT LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES, AS DEFINED IN ORS 30.930, IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON’S RIGHTS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO SUCH PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY THAT THE UNIT OF LAND BEING TRANSFERRED IS A LAWFULLY ESTABLISHED LOT OR PARCEL, AS DEFINED IN ORS 92.010 OR 215.010, TO VERIFY THE APPROVED USES OF THE LOT OR PARCEL, TO VERIFY THE EXISTENCE OF FIRE PROTECTION FOR STRUCTURES AND TO INQUIRE ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010.

14.20.6  Vermont. If the Sellers, on or before the Closing Date, do not provide the Purchaser with either: (i) a certificate stating, under penalties of perjury, the Sellers’ federal employee identification number(s) and the fact that the Sellers are Vermont residents; or (ii) a certificate issued by the Commissioner of the Vermont Department of Taxes that no withholding of all or any portion of the Purchase Price is required under Title 32 V.S.A. Section 5847, and regulations issued thereunder, then the Purchaser shall withhold a portion of the Purchase Price as required by Section 5847, provided that the Purchaser shall pay any amounts so withheld to the Vermont Department of Taxes on behalf of the Sellers. In the event that withholding is required pursuant to this paragraph, Sellers shall, on or before the Closing Date, deliver to Purchaser completed Schedule A’s to be attached to the Vermont Withholding Tax Return for Transfer of Real Property (Form RW-171) to be filed by the purchaser.

14.20.7  Washington. Purchaser has been advised of its right to receive a completed seller disclosure statement about the Real Property pursuant to R.C.W. Chapter 64.06. Purchaser hereby waives (a) the right to receive the Seller Disclosure Statement from Sellers pursuant to R.C.W. Chapter 64.06, and (b) the right to rescind this Agreement based on Purchaser’s lack of receipt of such a Sellers disclosure statement.

14.21     Further Assurances. Sellers agree to execute such additional documents or instruments as may be reasonably required to cause any portion of the Property described in this Agreement that is not otherwise conveyed or assigned to Purchaser at the Closing to be transferred to Purchaser in accordance with and subject to the terms hereof, provided that, in no event shall Sellers be required to incur any additional liability, cost or obligation as a result of the foregoing. Each Seller further agrees to convey all right, title and interest in any property owned by such Seller that is used solely in connection with the operation of such Seller’s Real Property to the extent that such property is not described on the applicable Exhibits attached hereto and otherwise conveyed pursuant to the terms of this Agreement.

14.22     Material Defaults. Subject to the provisions regarding material default in Sections 2.4.2, 2.6.2, 2.6.3, 3.1.2, 3.1.3, 5.2, 13.1 and 13.5.1, notwithstanding anything herein to the contrary, in the event that this Agreement is terminated and at the time of such termination both Purchaser and either or both Seller(s) are in material default hereunder, (a) if Purchaser was in material default before Sellers or the applicable Seller, Sellers shall retain the Earnest Money in accordance with the applicable terms of this Agreement, or (b) if the Seller or Sellers were in material default before Purchaser, the Earnest Money shall be returned to Purchaser in accordance with the applicable terms of this Agreement.

14.23     BP Oil Spill Settlement. Certain Sellers have filed claims under the Deepwater Horizon Economic and Property Damages Settlement Agreement for economic damages arising from the oil spill that resulted from the explosion and sinking of the Deepwater Horizon drilling rig in the Gulf of Mexico on April 20, 2010. Any compensation or other amounts payable in connection with the settlement or other resolution of any such claims shall be retained by the applicable Sellers for their benefit, and in the event that any such amounts are paid directly to Purchaser, Purchaser shall promptly remit any such amounts to the applicable Seller, in no event later than three (3) Business Days after Purchaser’s receipt of same. This Section 14.23 shall survive the Closing.

IN WITNESS WHEREOF, Sellers and Purchaser have executed and delivered this Agreement as of the day and year first above written.

SELLERS:

W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company

By:	WNT Mezz I, LLC, a Delaware limited liability company, its Managing Member

By:	/s/ Todd Giannoble
Name: Todd Giannoble
Title: President & Manager

W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership

By:	W2007 Equity Inns Realty Gen-Par, LLC, a Delaware limited liability company, its General Partner

By:	/s/ Todd Giannoble
Name: Todd Giannoble
Title: President & Manager

W2007 EQI DALTON PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Financing Corporation VI, a Tennessee corporation, its General Partner

By:	/s/ Todd Giannoble
Name: Todd Giannoble
Title: President & Manager

[Signatures continue on following page]

W2007 EQI HOUSTON PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd Giannoble
Name: Todd Giannoble
Title: President & Manager

W2007 EQI CARLSBAD PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Carlsbad Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd Giannoble
Name: Todd Giannoble
Title: President & Manager

W2007 EQI HI AUSTIN PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI HI Austin Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd Giannoble
Name: Todd Giannoble
Title: President & Manager

[Signatures continue on following page]

W2007 EQI NAPERVILLE PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Naperville Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd Giannoble
Name: Todd Giannoble
Title: President & Manager

W2007 EQI COLLEGE STATION PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI College Station Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd Giannoble
Name: Todd Giannoble
Title: President & Manager

W2007 EQI EAST LANSING PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd Giannoble
Name: Todd Giannoble
Title: President & Manager

[Signatures continue on following page]

W2007 EQI INDIANAPOLIS PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Indianapolis Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd Giannoble
Name: Todd Giannoble
Title: President & Manager

W2007 EQI KNOXVILLE PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Knoxville Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd Giannoble
Name: Todd Giannoble
Title: President & Manager

W2007 EQI MILFORD CORPORATION, a Tennessee corporation

By:	W2007 EQI Milford Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd Giannoble
Name: Todd Giannoble
Title: President & Manager

[Signatures continue on following page]

W2007 EQI ORLANDO 2 PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd Giannoble
Name: Todd Giannoble
Title: President & Manager

W2007 EQI URBANA PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd Giannoble
Name: Todd Giannoble
Title: President & Manager

W2007 EQI RIO RANCHO PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd Giannoble
Name: Todd Giannoble
Title: President & Manager

[Signatures continue on following page]

W2007 EQI LOUISVILLE PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Financing Corporation VI, a Tennessee corporation, its General Partner

By:	/s/ Todd Giannoble
Name: Todd Giannoble
Title: President & Manager

W2007 EQI AUGUSTA PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd Giannoble
Name: Todd Giannoble
Title: President & Manager

W2007 EQI ORLANDO PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Orlando Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd Giannoble
Name: Todd Giannoble
Title: President & Manager

[Signatures continue on following page]

W2007 EQI SEATTLE PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd Giannoble
Name: Todd Giannoble
Title: President & Manager

W2007 EQI JACKSONVILLE PARTNERSHIP I, L.P., a Tennessee limited partnership

By:	W2007 EQI Financing Corporation VI, a Tennessee corporation, its General Partner

By:	/s/ Todd Giannoble
Name: Todd Giannoble
Title: President & Manager

W2007 EQI ASHEVILLE PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Financing Corporation VI, a Tennessee corporation, its General Partner

By:	/s/ Todd Giannoble
Name: Todd Giannoble
Title: President & Manager

[Signatures continue on following page]

W2007 EQI SAVANNAH 2 PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd Giannoble
Name: Todd Giannoble
Title: President & Manager

[Signatures continue on following page]

PURCHASER:

American Realty Capital Hospitality Portfolio Member, LLC

By:	American Realty Capital Hospitality
Operating Partnership, L.P., its sole member

By:	American Realty Capital Hospitality Trust, Inc.,
its general partner

By:	/s/ William M. Kahane
Name:	William M. Kahane
Title:	President & CEO

[Signatures continue on following page]

W2007 Equity Inns Partnership, L.P., solely for purposes of Sections 10.4 and 11.1 hereof:

W2007 EQUITY INNS PARTNERSHIP, L.P., a Delaware limited partnership

By:	W2007 Equity Inns Gen-Par LLC, a Delaware limited liability company, its General Partner

By:	/s/ Todd Giannoble
Name: Todd Giannoble
Title: President & Manager

W2007 Equity Inns Senior Mezz, LLC, solely for purposes of Sections 10.4 and 11.1 hereof:

W2007 eQUITY INNS SENIOR MEZZ, LLC, a Delaware limited liability company

By:	/s/ Todd Giannoble
Name: Todd Giannoble
Title: President & Manager

[Signatures continue on following page]

W2007 Equity Inns TRUST, solely for purposes of Sections 10.4 and 11.1 hereof:

W2007 EQUITY INNS TRUST, a Maryland trust

By:	/s/ Todd Giannoble
Name: Todd Giannoble
Title: President & Manager

EXHIBITS B-1 - B-35

DEEDS

LIMITED Warranty Deed

TO ALL PERSONS TO WHOM THESE PRESENTS SHALL COME, GREETING:

KNOW YE, that                                                                      , a _____________________, having an office located at                                                            ("Grantor"), for the consideration of Ten Dollars ($l0.00) and other valuable consideration received to its full satisfaction of                                                                                       ("Grantee") does give, grant, bargain, sell and confirm unto the said Grantee and its successors and assigns forever:

ALL THAT certain piece or parcel of land, together with all buildings and improvements thereon, in the Town of                                     , County of __________________ and State of Connecticut, more particularly bounded and described as follows:

[INSERT LEGAL DESCRIPTION OR ATTACH SEPARATE DESCRIPTION AND REFER TO ATTACHMENT]

Together with:

[LIST ANY APPURTENANCES]

[OPTIONAL: Being the same premises conveyed by ___________________________ to                                                  by                                                  Deed dated _____________________ and recorded in the                                      Land Records in Volume _______at Page ______].

Said premises are conveyed subject to the following, but only to the extent that the same are still enforceable; provided, however, that the Grantor makes no representation or warranty with respect to such enforceability or lack thereof:

1.          Taxes to the Town of ____________ on the List of __________, not yet due and payable, and for all subsequent years, which taxes Grantee assumes and agrees to pay as part consideration for this deed.

2.          [OTHER RESTRICTIONS, ETC.]

TO HAVE AND TO HOLD the above granted and bargained premises with the appurtenances thereof, unto it the said Grantee, its successors and assigns forever, to its and their own proper use and behoof.

AND, ALSO, the said Grantor, does for itself and its successors, covenant with the said Grantee, its successors and assigns, that at and until the ensealing of these presents, it is well seized of the premises, as a good indefeasible estate in FEE SIMPLE; and has good right to bargain and sell the same in manner and form as is above written.

AND FURTHER, the said Grantor does by these presents bind itself and its successors forever to WARRANT and DEFEND the above granted and bargained premises to the Grantee, its successors and assigns, against the restrictions, exceptions and encumbrances made or created by the Grantor, except those set forth above, but against none other.

IN WITNESS WHEREOF, Grantor has caused this deed to be duly executed on this ____ day of __________________, ______.

Signed, sealed and delivered
in the presence of:	[GRANTOR]

By:
Print Name:		Name:
Title:

Print Name:

STATE OF CONNECTICUT	)
	)	ss:	_________	____________, _____
COUNTY OF _______	)

On this the ______ day of __________, _______, before me                                              , the undersigned officer, personally appeared _____________, who acknowledged _____self to be the ______________ of _____________, a _____________, and that ___ as such ______________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the _____________ by _____self as such ______________ and as ___ and its free act and deed.

IN WITNESS WHEREOF, I hereunto set my hand.

Commissioner of the Superior Court
Notary Public
My Commission Expires:

The mailing address of
the Grantee is:

This instrument prepared by or under the supervision of
(and after recording should be returned to):

Name:
Address:	Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004-2498

Property Appraiser's Parcel ID#:

(Space reserved for Clerk of Court)

SPECIAL WARRANTY DEED

THIS INDENTURE, made this _____ day of ______________, A.D. 20__ between _________________________________, a ___________ limited liability company (the "Grantor"), and ________________________________, a ____________________________ (the "Grantee"), whose mailing address is __________________________________________________;

WITNESSETH, that the Grantor, for and in consideration of the sum of TEN DOLLARS ($10.00), to the Grantor in hand paid by the Grantee and other good and valuable consideration, the receipt whereof is hereby acknowledged, has granted, bargained and sold to the Grantee and the Grantee's successors and assigns forever, the following described land situate, lying and being in ________________ County, Florida, to-wit:

SEE EXHIBIT "A" ATTACHED HERETO AND INCORPORATED HEREIN

SUBJECT TO zoning and other governmental regulations; any recorded easements, covenants, restrictions and limitations; and real property taxes for the year 20__ and subsequent years.

AND THE GRANTOR DOES HEREBY SPECIALLY WARRANT the title to said land, and will defend the same against the lawful claims of all persons claiming by, through or under the Grantor, but against none other.

NOTICE TO RECORDER: [notice regarding stamp taxes, if any]

1

IN WITNESS WHEREOF, this instrument has been signed by Grantor the day and year first above written.

Signed, sealed and delivered in the presence of:	___________________, a ________ limited liability company

Sign Name:
Print Name:	By:
Name:
Sign Name:	Title:
Print Name:	Address:

STATE OF _________________	)
	)	SS:
COUNTY OF _______________	)

The foregoing instrument was acknowledged before me this ___ day of _________, 20__ by ______________ as ______________ of ____________________, a ________ limited liability company, on behalf of the limited liability company. He/she/they personally appeared before me and is/are personally known to me or produced ______________________________ as identification and did not take an oath.

Notary:
[NOTARIAL SEAL]	Print Name:
NOTARY PUBLIC, STATE OF _________
My commission expires ________________

2

Exhibit A To Special Warranty Deed

Legal Description

3

Covenant Deed

The Grantor(s): ________________________________, whose address is ________________________ conveys to ________________________, whose address is ______________________________________________ the following described premises situated in the City/Township/Village of ____________________, __________________ County, Michigan:

See Exhibit A

for the amount [of ____________________ ($_________________________)][set forth in the filed Real Estate Transfer Tax Valuation Affidavit].

TOGETHER WITH all hereditaments and appurtenances, reversions, remainders, rents, issues and profits and all the estate, right, title, interest and claim of the Grantor thereto.

SUBJECT TO covenants, conditions, restrictions, easements, rights of way and other matters of record, applicable zoning, building, land use and similar laws, regulations and restrictions, and any and all matters which would be disclosed by an accurate survey of the real estate (collectively the “Permitted Exceptions”).

TO HAVE AND TO HOLD the premises as before described unto Grantee in fee simple, and Grantor does fully covenant title to the premises conveyed subject to the Permitted Exceptions, and will defend, subject to the Permitted Exceptions, the same against the lawful claims and demands of all persons claiming by, through or under Grantor, but against no other claims or persons.

Public Act 591 of 1997 requires the following: this property may be located within the vicinity of farmland or a farm operation. Generally accepted agricultural and management practices which may generate noise, dust, odors and other associated conditions may be used and are protected by the Michigan Right to Farm Act.

The Grantor grants the Grantee the right to make all divisions under Section 108 of the Land Division Act, Act No. 288 of the Public Acts of 1967, as amended.

SIGNATURE ON FOLLOWING PAGE

1

Dated this ______ day of __________, ______.

_________________, a ________________

By:

Name:

Its:

STATE OF ________________	)
)SS.
COUNTY OF ________________	)

The foregoing Covenant Deed was acknowledged before me this _______ day of _______________, ______, by _________________________, the ___________________________ of _________________________ on behalf of the ____________.

Notary Public
______________ County, ________
My Commission Expires:_________
Acting in the County of:__________

Drafted By: Anthony J. Colletta Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004-2498	When Recorded Return To: GRANTEE	Send Subsequent Tax Bills to: GRANTEE

2

Exhibit A To Covenant Deed

Legal Description

Commonly known as __________________________________

Tax Parcel ID No.: _________________________

Space Above Reserved for Recording Information

Return to:

SPECIAL WARRANTY DEED

______________ (“GRANTOR”), in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration received from ________________ (“GRANTEE”), conveys to GRANTEE the real estate (as defined in Neb. Rev. Stat. 76-201) described in Exhibit A hereto.

GRANTOR covenants with GRANTEE that GRANTOR:

(1)	is lawfully seized of such real estate and that it is free from encumbrances, subject to restrictions, covenants and easements of record, and expressly subject to those matters identified on Exhibit B attached hereto;

(2)	has legal power and lawful authority to convey the same;

(3)	warrants and will defend the title to the real estate against the lawful claims of all persons claiming or to claim the same or any part thereof by, through or under GRANTOR, but not otherwise.

Executed: ___________, 2014.

Grantor:

By:
Name:
Title:

STATE OF	)
) ss.
COUNTY OF	)

This instrument was acknowledged and executed before me this ____ day of ___________, 2014 by ____________, who acknowledged to be the _______________, on behalf of such _______________.

My Commission Expires:

Notary Public

Exhibit A To Statutory Deed

Legal Description

Exhibit B To Statutory Deed

Permitted Exceptions

After Recording Return To:

______________________

______________________

______________________

BARGAIN AND SALE DEED

__________________, Grantor, conveys to __________________, Grantee, the following described real property situated in ____________ County, Oregon, to wit:

________________________________________

________________________________________

________________________________________

The true consideration for this conveyance is $____________. {However, the actual consideration consists of other value given which is [the whole][part of the] consideration.}

Until a change is requested, all tax statements shall be sent to the following address:

________________________________________

________________________________________

________________________________________

BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON’S RIGHTS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010. THIS INSTRUMENT DOES NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY THAT THE UNIT OF LAND BEING TRANSFERRED IS A LAWFULLY ESTABLISHED LOT OR PARCEL, AS DEFINED IN ORS 92.010 OR 215.010, TO VERIFY THE APPROVED USES OF THE LOT OR PARCEL, TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930, AND TO INQUIRE ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010.

DATED this ______ day of _______________, 20__.

STATE OF OREGON	)
) ss.
County of ___________	)

This instrument was acknowledged before me on this _______day of ________________, 20__, by ______________________________.

Notary Public for Oregon
My Commission Expires:

2

This Instrument prepared by

and, after recording, return to:

_________________________

_________________________

_________________________

Consideration: _____________

Assessed Value: ____________

SPECIAL WARRANTY DEED

This Special Warranty Deed is made and executed the _____ day of __________, 201___, by and between ____________________[CAPITALIZE AND UNDERLINE PARTY NAME], a __________ __________ (hereinafter referred to as “Grantor”), and ____________________[CAPITALIZE AND UNDERLINE PARTY NAME], a __________ __________ (hereinafter referred to as “Grantee”).

WITNESSETH, that the Grantor, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, has granted, sold and conveyed, and by these presents does grant, sell and convey unto Grantee, its successors and assigns, in fee simple, that certain parcel of land, situate in the [City][County] of __________, Commonwealth of Virginia, described on Exhibit “A” attached hereto and made a part hereof.

TO HAVE AND TO HOLD the above described land, together with all and singular the improvements, rights, privileges and appurtenances thereunto in anywise belonging to said Grantor, its successors and assigns forever and Grantor does hereby covenant that it will specially warrant the property hereby conveyed and that it will execute such further assurances of said land as may be requisite.

This conveyance is executed, delivered and accepted subject to the exceptions set forth on Exhibit “B” attached hereto and made a part hereof.

[Remainder of page intentionally left blank]

WITNESS the following signature and seal on the day and year above first written.

____________________, a __________ __________

By:
Name:
Title:

City/County: _______________

Commonwealth of Virginia

I, ____________________, a Notary Public in and for the jurisdiction aforesaid do hereby certify that __________________________ the ___________________ of ____________________, a __________ __________, who is personally known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing and annexed Deed bearing date the ____ day of __________, 201___, who being by me first duly sworn, did acknowledge the same to be his/her act and deed on behalf of the company.

Given under my hand and official seal this ____ day of __________, 201___.

Notary Public

[Notarial Seal]	My commission expires:

Grantee’s Address:

2

Exhibit A To Special Warranty Deed

Legal Description

[ ].

Map-Block-Lot: __________

3

Exhibit B To Special Warranty Deed

Permitted Encumbrances

4

FORM OF DEED

SPECIAL WARRANTY DEED

STATE OF COLORADO	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF _____________	§

THAT [_________________________], a [ _____________________] (hereinafter referred to as “Grantor”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it in hand paid by _____________________________, a ________________________ (hereinafter referred to as “Grantee”), whose legal address is ________________________________, the receipt and sufficiency of which consideration are hereby acknowledged, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY, unto Grantee all of the real property situated in ________________ County, Colorado, described on Exhibit A attached hereto and made a part hereof for all purposes, together with all and singular the rights, benefits, privileges, easements, tenements, hereditaments and appurtenances thereon or in anywise appertaining thereto, and together with all improvements situated thereon and any right, title and interest of Grantor in and to adjacent streets, alleys and rights-of-way (said land, rights, benefits, privileges, easements, tenements, hereditaments, appurtenances, improvements and interests being hereinafter referred to collectively as the “Property”).

This conveyance is made subject to all presently recorded instruments which are valid and affect the Property as well as shortages in area, encroachments, overlapping of improvements, and all matters affecting the Property which are listed on Schedule I hereto (such matters being referred to herein as the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Property, subject to the Permitted Exceptions, as aforesaid, unto Grantee, its successors and assigns, forever; and Grantor does hereby bind itself and its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, by, through or under Grantor, but not otherwise.

EXCEPT AS SPECIFICALLY PROVIDED IN THAT CERTAIN REAL ESTATE SALE AGREEMENT DATED ________________, 2014 (THE “SALE AGREEMENT”) AND IN THE OTHER DOCUMENTS BEING EXECUTED AND DELIVERED BY GRANTOR IN CONNECTION THEREWITH, BETWEEN GRANTOR AND GRANTEE, THE PROPERTY IS CONVEYED “AS IS” AND WITH ALL FAULTS, AS MORE FULLY SET FORTH IN THE SALE AGREEMENT. EXCEPT AS SPECIFICALLY PROVIDED IN THE SALE AGREEMENT AND IN THE OTHER DOCUMENTS BEING EXECUTED AND DELIVERED BY GRANTOR IN CONNECTION THEREWITH, GRANTOR DISCLAIMS ALL REPRESENTATIONS, WARRANTIES, OR GUARANTIES OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF QUALITY OF CONSTRUCTION, WORKMANSHIP, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE.

IN WITNESS WHEREOF, this Special Warranty Deed has been executed by Grantor to be effective as of the _____ day of __________________, 20___.

[ ]

a [ ]

By:

Name:

Title:

THE STATE OF _______________	§
§
COUNTY OF _________________	§

This instrument was acknowledged before me on the _____ day of _______________ 20___, by _______________________, ________________________ of [___________], a [______________], on behalf of said _____________.

Notary Public

Upon Recording, Please Return this Deed to the Following:

_______________

_______________

_______________

Exhibit A To Stautory Warranty Deed

Legal Description

Schedule I Of Special Warranty Deed

Permitted Exceptions

SPECIAL WARRANTY DEED

This indenture WITNESSETH that W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company (“Grantor”), conveys and specially warrants to____________________________, a________________________ (“Grantee”), for the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, certain real estate located in Marion County, Indiana, and more particularly described on Exhibit A, attached hereto and incorporated herein by reference (the "Real Estate").

This conveyance is subject to the lien of non-delinquent real estate taxes, all general and special assessments and all other governmental, municipal and public dues, charges and impositions, and to all easements, restrictions, agreements, covenants and other matters of record.

Grantor, as its sole warranty herein, specially warrants to Grantee, its successors and assigns, that it will forever defend title to the Real Estate (subject to the matters to which this conveyance is hereinabove made subject) against those claims, and only those claims, of all persons claiming title to or asserting claims affecting title to the Real Estate, or any part thereof, under, by, through or based upon the acts of, Grantor, but not otherwise.

The undersigned person executing this Special Warranty Deed on behalf of Grantor has been duly authorized and fully empowered by all necessary actions of Grantor and has full power and authority to execute and deliver this Special Warranty Deed on behalf of Grantor.

Grantee’s mailing address is and send tax statements to: ________________________________________________.

IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed effective as of the _____ day of ____________, 2014.

[Signature page follows.]

W2007 EQUITY INNS REALTY, LLC,
a Delaware limited liability company

By:
Printed:
Title:

STATE OF ________	)
) SS:
COUNTY OF ______	)

Before me, a Notary Public in and for the State of _____________, personally appeared _____________________, the ________________ of W007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, who, having been first duly sworn, acknowledged the execution of the foregoing Special Warranty Deed on behalf of said limited liability company and stated that any representations contained therein are true.

Witness my hand and Notarial Seal this ____ day of ________________, 2014.

(SEAL)
Notary Public

Printed Name

I am a resident of ________________ County, Indiana.

My commission expires: ___________________.

I affirm, under the penalties for perjury, that I have taken reasonable care to redact each Social Security number in this document, unless required by law: Howard R. Cohen

This instrument was prepared by Howard R. Cohen, Attorney at Law, Frost Brown Todd LLP, 300 North Meridian Street, Suite 2700, Indianapolis, Indiana  46204.

Exhibit A To Special Warranty Deed

Legal Description

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF _________	§

THAT                                   , a                                     ("Grantor"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, has GRANTED, BARGAINED, SOLD and CONVEYED and by these presents does GRANT, BARGAIN, SELL and CONVEY unto                                                 , a                                     ("Grantee"), whose address for the purposes hereof is                                                              , that certain tract or parcel of land located in                           County, Texas, and being more particularly described in Exhibit A attached hereto and incorporated herein by this reference for all purposes, together with all and singular the improvements, buildings, structures and fixtures located thereon or attached thereto (all of such land, improvements and property are collectively referred to herein as the "Property"); provided, however, that this conveyance is made and accepted subject to all those certain easements, covenants, restrictions and other matters more particularly described in Exhibit B attached hereto and incorporated herein by this reference for all purposes, to the extent that same are valid and subsisting and affect the Property (the "Permitted Exceptions").

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging owned by Grantor unto Grantee, its successors and assigns forever; and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND all and singular the title to the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the Property or any part thereof, by, through or under Grantor, but not otherwise; subject, however, to the Permitted Exceptions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE FOLLOWS.]

EXECUTED effective as of the _____ day of , 201_.

GRANTOR:

_____________________________, a ____________

By:
Name:
Its:

THE STATE OF __________________	§
§
COUNTY OF _____________________	§

The foregoing instrument was acknowledged before me this ______ day of ___________ 2013, by                        , the                      of                                                 ., a                            , on behalf of the company.

Notary Public

My commission expires:______________

(SEAL)

After Recording Return To:

Signature Page

Exhibit A To Special Warranty Deed
Legal Description

Exhibit A

Exhibit B To Special Warranty Deed
Permitted Exceptions

Exhibit B

ACT OF SALE	*	UNITED STATES OF AMERICA

	*	STATE OF ________________

BY	*	COUNTY/PARISH OF _________

___________________	*	AND

	*	STATE OF _________________
TO
	*	COUNTY/PARISH OF _________
___________________
*
___________________
* * * *	*

BE IT KNOWN, that on this ____ day of ______________, 20[], but effective as of the ____ day of ________________, 20[] (the “Effective Date”);

BEFORE ME, __________________, a Notary Public, duly commissioned and qualified, in and for the County/Parish of ______________, State of _____________, and in the presence of the undersigned competent witnesses:

PERSONALLY CAME AND APPEARED:

___________________, a ___________________ (last four digits of federal taxpayer identification number: ______), whose mailing address is ___________________, appearing herein through ___________________, its duly authorized representative, pursuant to a resolution of its _________________, a certified copy of which is attached hereto (hereinafter sometimes referred to as “Grantor”); and

BE IT KNOWN, that on this ____ day of ______________, 20[], but effective as of the Effective Date;

BEFORE ME, __________________, a Notary Public, duly commissioned and qualified, in and for the County/Parish of ______________, State of _____________, and in the presence of the undersigned competent witnesses:

PERSONALLY CAME AND APPEARED:

___________________, a ___________________ (last four digits of federal taxpayer identification number: ______), whose mailing address is ___________________, appearing herein through ___________________, its duly authorized representative, pursuant to a resolution of its _________________, a certified copy of which is attached hereto (hereinafter sometimes referred to as “Grantee”);

who declared as follows:

Grantor does by these presents grant, bargain, sell, convey, transfer, assign, set over, abandon and deliver without warranty of title other than as to matters arising from Grantor’s own acts or otherwise arising by, through or under Grantor or by reason of persons claiming by, through, or under Grantor, and with full substitution and subrogation in and to all the rights and actions of warranty which said Grantor has or may have against all preceding owners and vendors, unto Grantee, here present accepting, and purchasing for itself, its heirs, successors and assigns, and acknowledging due delivery and possession thereof, all and singular the immovable property located in the State of Louisiana, Parish of ______________, described on Exhibit “A” attached hereto and made a part hereof (the “Land”), together with all improvements, buildings, structures, other constructions, and all component parts and fixtures located thereon, and including any and all rights, privileges, easements, servitudes, and appurtenances, if any, thereunto belonging (collectively, the “Improvements”) (the Land and Improvements are collectively the “Property”).

To have and to hold the above described Property unto the said Grantee, its heirs, successors and assigns forever.

This sale is made and accepted for and in consideration of the price and sum of __________________ Dollars ($_____________) Cash (the “Purchase Price”), all of which the said Grantee has well and truly paid, in ready and current money to the said Grantor who hereby acknowledges the receipt thereof and grants full acquittance and discharge therefor.

This conveyance is made subject to all real estate taxes not yet delinquent; covenants, conditions, restrictions, easements, rights of way and other matters of record; applicable laws, ordinances, statutes, orders, requirements and regulations to which the Property is subject; and all matters that would be disclosed by an accurate survey of the Property (the “Permitted Exceptions”).

2

GRANTEE HAS INSPECTED THE TITLE TO AND CONDITION OF THE PROPERTY AND IS AWARE OF AND SATISFIED WITH ITS CURRENT TITLE AND CONDITION. THIS SALE, TRANSFER AND CONVEYANCE IS MADE "AS IS-WHERE IS" WITHOUT ANY WARRANTY, GUARANTY, OR REPRESENTATIONS BY GRANTOR AS TO THE TITLE TO OR CONDITION OF THE PROPERTY OTHER THAN WARRANTY OF MERCHANTABILITY OF TITLE AS TO GRANTOR’S OWN ACTS (SUBJECT TO THE PERMITTED EXCEPTIONS AND THOSE OTHER TITLE MATTERS KNOWN TO GRANTEE). GRANTOR HEREBY EXPRESSLY DISCLAIMS AND GRANTEE HEREBY EXPRESSLY WAIVES ANY AND ALL WARRANTIES WHATSOEVER, EITHER ORAL OR WRITTEN, EXPRESSED OR IMPLIED, MADE BY GRANTOR OR ANY OTHER PERSON OR ENTITY OR IMPLIED BY LAW WITH RESPECT TO THE PROPERTY, OTHER THAN WARRANTY OF MERCHANTABILITY OF TITLE AS TO GRANTOR’S OWN ACTS (SUBJECT TO THE PERMITTED EXCEPTIONS AND THOSE OTHER TITLE MATTERS KNOWN TO GRANTEE), WITH THE WARRANTIES WAIVED HEREIN INCLUDING, WITHOUT LIMITATION, ANY AND ALL WARRANTIES OF TITLE OR PEACEABLE POSSESSION (OTHER THAN WARRANTY OF MERCHANTABILITY OF TITLE AS TO GRANTOR’S OWN ACTS, SUBJECT TO THE PERMITTED EXCEPTIONS AND THOSE OTHER TITLE MATTERS KNOWN TO GRANTEE) OR AS TO ZONING OR RESTRICTIONS AFFECTING THE PROPERTY, ANY AND ALL WARRANTIES AS TO THE CONDITION OF THE PROPERTY OR ANY OF ITS COMPONENTS OR PARTS OR CONTENTS OR ANY IMPROVEMENTS, FIXTURES, OR EQUIPMENT FORMING A PART THEREOF, ANY AND ALL WARRANTIES WITH RESPECT TO THE FITNESS OR SUITABILITY OF THE PROPERTY FOR GRANTEE’S BUSINESS OR ANY OTHER PARTICULAR OR GENERAL USE OR PURPOSE, ANY AND ALL WARRANTIES WITH RESPECT TO THE PRESENCE OR SUSPECTED PRESENCE OF ANY RODENT OR INSECT INFESTATIONS, INCLUDING SUBTERRANEAN OR OTHER TERMITES OR WOOD BORING ORGANISMS, OR THE PRESENCE OR SUSPECTED PRESENCE OF MOLD, MILDEW, OR FUNGAL OR OTHER BIOLOGICAL OR MICROBIAL GROWTHS, ANY AND ALL WARRANTIES THAT THE PROPERTY COMPLIES WITH ANY LAWS, AND ANY AND ALL WARRANTIES WITH RESPECT TO THE CONDITION OF THE PROPERTY UNDER LA. CIV. CODE ART. 2475, AND ANY AND ALL WARRANTIES WHATSOEVER UNDER LA. CIV. CODE ARTS. 2477 THROUGH 2548 OR ANY OTHER PROVISION OF LAW. GRANTEE EXPRESSLY ACKNOWLEDGES THE FOREGOING AND WAIVES ANY AND ALL RIGHT OR CAUSE OF ACTION THAT GRANTEE HAS OR MAY HAVE TO RESCIND OR RESOLVE THIS TRANSFER OR TO DEMAND A REDUCTION IN PURCHASE PRICE BASED UPON THE EXISTENCE OF ANY REDHIBITORY OR OTHER VICES, DEFECTS, OR OTHER DEFICIENCIES IN THE PROPERTY OR ANY IMPROVEMENTS, FIXTURES, OR EQUIPMENT FORMING A PART THEREOF, BASED UPON THE UNSUITABILITY OF THE PROPERTY OR ANY OF ITS COMPONENTS OR PARTS FOR GRANTEE’S INTENDED USE OR ANY OTHER USE, BASED UPON ANY EVICTION OF GRANTEE, IN WHOLE OR IN PART, OR BASED UPON ANY OTHER CLAIMED BREACH OF WARRANTY OR OTHER MATTER WHATSOEVER, THIS TRANSFER BEING OTHERWISE ENTIRELY AT GRANTEE’S SOLE PERIL AND RISK, PROVIDED, HOWEVER, THAT GRANTOR WILL REMAIN LIABLE FOR BREACH OF ITS WARRANTY OF MERCHANTABILITY OF TITLE AS TO GRANTOR’S OWN ACTS (SUBJECT TO THE PERMITTED TITLE MATTERS AND THE OTHER TITLE MATTERS THAT HAVE BEEN ACCEPTED BY GRANTEE). GRANTEE ACKNOWLEDGES AND AGREES THAT THE FOREGOING DISCLAIMERS AND WAIVER OF WARRANTIES HAVE BEEN FULLY EXPLAINED TO GRANTEE AND THAT GRANTEE UNDERSTANDS THE SAME. GRANTEE AND GRANTOR JOINTLY ACKNOWLEDGE AND AGREE THAT THE FOREGOING WAIVERS AND DISCLAIMERS ARE OF THE ESSENCE OF THIS TRANSACTION AND THE SAME WOULD NOT OTHERWISE HAVE BEEN ENTERED INTO OR CONSUMMATED WITHOUT THEM.

3

WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, GRANTEE HEREBY EXPRESSLY WAIVES, AND RELEASES GRANTOR FROM, ANY CLAIMS, DEMANDS, CAUSES OR RIGHTS OF ACTION, IN REIMBURSEMENT, CONTRIBUTION OR OTHERWISE, THAT GRANTEE HAS OR MAY HAVE AGAINST GRANTOR ARISING OUT OF DAMAGES, LOSSES OR LIABILITIES INCURRED BY OR IMPOSED ON GRANTEE OR ITS SUCCESSORS OR ASSIGNS BASED UPON THE EXISTENCE OF ANY ASBESTOS AND/OR POLYCHLOROBIPHENYL (PCB), AND/OR CHLORINATED SOLVENTS, AND/OR PETROLEUM, INCLUDING CRUDE OIL AND ANY FRACTION THEREOF, AND/OR ANY OTHER HAZARDOUS MATERIALS IN, ON OR UNDER THE PROPERTY. "HAZARDOUS MATERIALS" MEANS ANY SUBSTANCE OR SUBSTANCES: (I) THE PRESENCE OF WHICH REQUIRES INVESTIGATION OR REMEDIATION UNDER ANY FEDERAL, STATE OR LOCAL STATUE, REGULATION, ORDINANCE, ORDER, ACTION, POLICY OR LAW; OR (II) WHICH IS OR BECOMES DEFINED AS A "HAZARDOUS WASTE," HAZARDOUS SUBSTANCE," POLLUTANT OR CONTAMINANT UNDER ANY FEDERAL, STATE OR LOCAL STATUTE, REGULATION, RULE OR ORDINANCE OR AMENDMENTS THERETO INCLUDING, WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT (42 U.S.C. SECTION 9601 ET SEQ.) AND/OR THE RESOURCE CONSERVATION AND RECOVERY ACT (42 U.S.C. SECTION 6901 ET SEQ.); AND/OR THE LOUISIANA ENVIRONMENTAL QUALITY ACT (LA. R.S. SECTION 30:2001 ET SEQ.); OR (III) WHICH IS TOXIC, EXPLOSIVE, CORROSIVE, FLAMMABLE, INFECTIOUS, RADIOACTIVE, CARCINOGENIC, MUTAGENIC, OR OTHERWISE HAZARDOUS AND IS OR BECOMES REGULATED BY ANY GOVERNMENTAL AUTHORITY, AGENCY, DEPARTMENT, COMMISSION, BOARD, AGENCY OR INSTRUMENTALITY OF THE UNITED STATES, THE STATE OF LOUISIANA OR ANY POLITICAL SUBDIVISION THEREOF; OR (IV) THE PRESENCE OF WHICH ON ADJACENT PROPERTIES WOULD CONSTITUTE A TRESPASS BY GRANTEE OR GRANTOR.

Grantor further declares that there are no State, Parish or City taxes due or payable as of the date hereof on the Property. All ad valorem taxes payable on the Property shall be prorated by the Grantor and the Grantee. In accordance with La. R.S. 9:2721(B), from and after the date of this Act of Sale, (a) the name of the person responsible for all property taxes and assessments is [], and (b) all property tax and assessment notices should be mailed to the following address: ____________________________.

The parties hereto waive the production of tax, mortgage, conveyance and other certificates and relieve and release each undersigned Notaries from any and all responsibility and/or liability in connection therewith. The parties hereto agree and acknowledge that the undersigned Notaries have not been required to examine title to the Property conveyed herein, or render an opinion of title with respect thereto, and the Grantee hereby relieves and releases the undersigned Notaries from any and all responsibility and or liability in connection therewith.

This Act of Sale may be executed in multiple counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument.

4

THUS DONE AND PASSED in _______________, State of ______________, on the ______ day of ______________, 20[], but effective as of the Effective Date, in the presence of the undersigned competent witnesses, who hereunto sign their names with the said appearer and me, Notary, after reading of the whole.

GRANTOR:

_____________________, a ____________________

By:
Name:
Title:

WITNESSES:

Print Name:

Print Name:

NOTARY PUBLIC
Print Name: ___________________________
Bar or Notary No.: _______________
MY COMMISSION EXPIRES:__________________

5

THUS DONE AND PASSED in _______________, State of ______________, on the ______ day of ______________, 2013, but effective as of the Effective Date, in the presence of the undersigned competent witnesses, who hereunto sign their names with the said appearer and me, Notary, after reading of the whole.

GRANTEE:

_____________________, a ____________________

By:
Name:
Title:

WITNESSES:

Print Name:

Print Name:

NOTARY PUBLIC
Print Name: ___________________________
Bar or Notary No.: _______________
MY COMMISSION EXPIRES:__________________

6

Exhibit A To Act of Sale

Legal Description of Property

DEED This Deed is made on _________ ___, 20 ___	Prepared By: ______________________________

BETWEEN

______________________________, a _______________________limited liability company, whose address is _________________________________________

referred to as the Grantor,

AND

_________________________., a ______________________ limited liability company, whose address is _______________________________________

referred to as the Grantee.

The words "Grantor" and "Grantee" shall mean all Grantors and all Grantees listed above.

Transfer of Ownership. The Grantor grants and conveys (transfers ownership of) the property described below to the Grantee. This transfer is made for the sum of _________and ____/100 ($           ) Dollars. The Grantor acknowledges receipt of this money.

Tax Map Reference. (N.J.S.A. 46:15-1.1) Municipality of ___________________

Block No. __________ Lot No. _____________

Property. The property consists of the land and all the buildings and structures on the land in the ____________ of ____________, County of ________________ and State of New Jersey. The legal description is:

SEE LEGAL DESCRIPTION ATTACHED HERETO AND MADE A PART HEREOF

[BEING the same premises conveyed to the Grantor herein by Deed from __________________, dated ___________ and recorded ______________ in the Office of the Clerk of _____________ County in Deed Book ________ Page ___________.]

The within conveyance is made subject to covenants, easements and restrictions of record, if any, and to zoning and municipal ordinances of the ____________of _________________.

Promises by Grantor. The Grantor promises that the Grantor has done no act to encumber the property. This promise is called a "covenant as to grantor's acts" (N.J.S.A. 46:4-6). This promise means that the Grantor has not allowed anyone else to obtain any legal rights which affect the property (such as by making a mortgage or allowing a judgment to be entered against the Grantor).

Signatures. The Grantor signs this Deed as of the date at the top of the first page.

__________________________,
a _______________ limited liability company

By:
Name:
Title:

STATE OF

COUNTY OF

I CERTIFY that on _______________ _____, 20__ _________________________ personally came before me and this person acknowledged under oath, to my satisfaction, that:

(a)	this person signed, sealed and delivered the attached document as _________________ of _____________________, the limited liability company named in this document;

(b)	this document was signed and made by the limited liability company as its voluntary act and deed by virtue of authority from all of its members; and

(c)	the full and actual consideration paid or to be paid for the transfer of title is $________________. (Such consideration is defined in N.J.S.A. 46:15-5.)

Notary Public

DEED	Dated: , 20___
Grantor, TO Grantee.	Record and return to:

PREPARED BY AND
AFTER RECORDING RETURN TO:

Sullivan & Cromwell LLP
Attn: _______________
125 Broad Street
New York, NY 10004-2498

ADDRESS OF NEW OWNER AND
MAIL FUTURE TAX BILLS TO:
___________________
___________________
___________________	ABOVE FOR RECORDER’S USE ONLY
___________________

SPECIAL WARRANTY DEED

The GRANTOR, ____________________________, a __________________________, having an address of: ____________________________, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in hand, by these presents does GRANT, SELL, CONVEY and WARRANT unto ____________________________, a __________________________, company having an address of: c/o ____________________________, GRANTEE, all of Grantor’s right, title and interest in and to that that certain real property located in ___________ County, Illinois, as more particularly described in Exhibit A attached hereto and made a part hereof, together with all buildings, improvements and fixtures located thereon as of the date hereof and all rights, privileges and appurtenances pertaining thereto (collectively, the “Real Property”).

This conveyance is made by Grantor and accepted by Grantee subject to all covenants, conditions, restrictions, and other matters listed on Exhibit B attached hereto and incorporated herein (the “Permitted Exceptions”), but only to the extent the same do, in fact, exist and are applicable to the Real Property as of the date hereof.

TO HAVE AND TO HOLD the Real Property together with all improvements located thereon all and singular the rights and appurtenances thereto in anyway belonging, subject to the Permitted Exceptions, unto Grantee, its legal representatives, successors and assigns, and Grantor does hereby bind itself, its legal representatives, successors and assigns, to WARRANT and FOREVER DEFEND all and singular the Real Property unto the Grantee, its legal representatives, successors and assigns, against Grantor and every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, subject to the Permitted Exceptions.

IN WITNESS WHEREOF, this Deed has been executed by Grantor to be effective as of the         day of __________, 2014.

GRANTOR:

By:
Name:
Title:

STATE OF ______________	§
§
COUNTY OF ____________	§

On ______________ , 2014, before me, the undersigned, a notary public in and for said State, personally appeared __________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that, by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

_______________________, Notary Public

My Commission Expires:

______________________

[SEAL]

Exhibit A To Special Warranty Deed

Legal Description

Address:

PIN:

Exhibit B To Special Warranty Deed

Permitted Exceptions

Send tax notice to:	This instrument prepared by:
___________________________	J. Keith Windle
___________________________	Bradley Arant Rose & White LLP
___________________________	One Federal Place
1819 Fifth Avenue North
Birmingham, Alabama 35203-2104

STATE OF ALABAMA	)
:
[SHELBY COUNTY]	)

STATUTORY WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS:

That in consideration of _______________________ Dollars ($______________) and other good and valuable consideration in hand paid to _________________________________, a _________________(“Grantor”) by _________________________________, a ________________(“Grantee”), the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant, bargain, sell, and convey unto Grantee, subject to the matters hereinafter set forth, the following described real estate situated in [Shelby County], Alabama, to-wit:

See Exhibit A attached hereto

TO HAVE AND TO HOLD unto Grantee, its successors and assigns forever; subject, however, to the following:

See Exhibit B attached hereto

IN WITNESS WHEREOF, Grantor has caused these presents to be executed on its behalf by its duly authorized officer on or as of the _________ day of _________, 2014.

[SELLER]

By:
Its:

STATE OF ALABAMA	)
:
________________ COUNTY	)

I, the undersigned, a notary public in and for said county in said state, hereby certify that ________________________, whose name as ________________________ of______________________, a _________________________, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said ____________________.

Given under my hand and official seal this ________ day of ____________, 2014.

Notary Public

[NOTARIAL SEAL]	My commission expires:

Exhibit A To Stautory Warranty Deed

Legal Description

Exhibit B To Stuatory Warranty Deed

Exceptions to Title

When Recorded, Mail to:

BARGAIN AND SALE DEED

Grantor:  ____________________________

Grantee:  ____________________________

Abbreviated Legal Description: ____________________________

Additional legal description is on Exhibit A of this document.

Assessor’s Property Tax Parcel Account Numbers:     ____________________________

Reference Numbers of Documents Assigned or Released (if applicable):       N/A

The Grantor, ____________________________, a ____________________________, for and in consideration of Ten Dollars ($10) and other good and valuable consideration in hand paid, bargains, sells and conveys to _____________________________, a _______________ (the “Grantee”), the real estate described on Exhibit A attached hereto and incorporated by reference, situated in the County of _________________, State of Washington.

Subject to the exceptions set forth on Schedule 1 attached hereto and incorporated herein by reference, and all other matters apparent or of record.

The Grantor, for itself and its successors in interest, does hereby expressly limit the covenants of this Deed to those herein expressed, and excludes all covenants arising or to arise by statutory or other implication, and does hereby covenant that against all persons whomsoever lawfully claiming or to claim by, through, or under the Grantor, and not otherwise, Grantor will forever warrant and defend the said described real estate.

Dated this _____ day of ______________, 2014.

____________________________,
a ____________________________

By:
Name:
Its:

Attachment:

Exhibit A – Legal Description

Schedule 1 – Title Exceptions

[ADD APPROPRIATE ACKNOWLEDGEMENT]

EXHIBIT A

Legal Description

SCHEDULE 1

LIMITED WARRANTY DEED

___________________________, a ____________________ (“Grantor”), whose address is _____________________________, for valuable consideration paid, grants, with limited warranty covenants, to ___________________________, a __________________ (“Grantee”), whose tax mailing address is _________________________________________, the real estate described on the attached Exhibit A (the “Property”).

The Property is conveyed subject to, and there are excepted from the Grantor’s limited warranty covenants, each of the following: (a) real estate taxes and assessments not yet due and payable, (b) legal highways, (c) zoning and other governmental regulations and ordinances, (d) all easements, covenants, restrictions, and documents of record, [and] (e) matters that would be indicated by an accurate survey or physical inspection of the Property, [and (f) tenants in possession].

Parcel Number: _____________________

Prior Instrument Reference: Volume ___________, Page _________, __________ County, Ohio Records.

Property Address: ____________________________________________________

Executed this ______ day of _____________, 2014.

[Signature Page Follows]

[Signature Page to Limited Warranty Deed]

GRANTOR

_______________________________, a ___________________

___Insert Name________
___Insert Title_________

Execution in accordance with Chapter 5301-Ohio Revised Code.

STATE OF _____	)
) SS:
COUNTY OF __________	)

The foregoing instrument was acknowledged before me, a Notary Public, on the _____ day of ___________, 2014 by _________________, the _______________of ___________________, a _______________, on behalf of the _______________.

Notary Public
My commission expires:_____________

This instrument was prepared by:

[Insert name and address]

Exhibit A To Limited Warranty Deed

UPON RECORDING RETURN TO: Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004-2498 Attention: [Lawyer: _____________]

LIMITED WARRANTY DEED

STATE OF GEORGIA

COUNTY OF _________________

THIS LIMITED WARRANTY DEED, made as of _________________, by ________________________, a _______________________ (herein called “Grantor”), in favor of ________________________, a _______________________ (herein called “Grantee”), whose mailing address is _______________________, _______________________.

WITNESSETH: That Grantor, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, in hand paid at and before the sealing and delivery of these presents, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed and by these presents does grant, bargain, sell, alien, convey and confirm unto Grantee all that tract or parcel of land described on Exhibit A, attached hereto and made a part hereof.

TO HAVE AND TO HOLD the said bargained premises, together with all and singular the rights, members and appurtenances thereof, to the same being, belonging or in any wise appertaining, to the only proper use, benefit and behoof of Grantee, forever, IN FEE SIMPLE.

This Deed and the warranty of title contained herein are made expressly subject to the items set forth on Exhibit B attached hereto and made a part hereof (the “Permitted Title Exceptions”).

Grantor will warrant and forever defend the right and title to the above described property, subject to the Permitted Title Exceptions, unto Grantee against the lawful claims of all persons owning, holding or claiming by, through or under Grantor, but not otherwise.

(The words “Grantor” and “Grantee” include all genders, plural and singular, and their respective heirs, successors and assigns where the context requires or permits.)

IN WITNESS WHEREOF, Grantor has signed and sealed this deed, the day and year first above written.

Signed, sealed and delivered in the presence of:	____________, _________________________

By:
Unofficial Witness		Name:
Title:

Notary Public

(NOTARY SEAL)

My Commission Expires:

Exhibit A To Limited Warranty Deed

Legal Description

Exhibit B To Limited Warranty Deed

Permitted Title Exceptions

(Top 3 inches reserved for recording data)

LIMITED WARRANTY DEED1

Business Entity to Business Entity

eCRV number: ____________________

DEED TAX DUE: ____________________	DATE: ________________

FOR VALUABLE CONSIDERATION, ______________________ a _____________________under the laws of ______________ (“Grantor”), hereby conveys and quitclaims to ______________________ a _____________________under the laws of ______________ (“Grantee”), real property in _________________ County, Minnesota, legally described as follows:

See Exhibit A attached hereto and incorporated herein by reference,

Check here if all or part of the described real property is Registered (Torrens) ☐

together with all hereditaments and appurtenances belonging thereto.

This Deed conveys after-acquired title. Grantor warrants that Grantor has not done or suffered anything to encumber the property, EXCEPT:

See Exhibit B attachedhereto and incorporated herein by reference.

Check applicable box:		Grantor
☐	The Seller certifies that the Seller does not know of
any wells on the described real property.
☐	A well disclosure certificate accompanies this
	document or has been electronically filed. (If electronically filed, insert WDC number: ___________.)	By:
☐	I am familiar with the property described in this
	instrument and I certify that the status and number		Its:
of wells on the described real property have not
	changed since the last previously filed well	By:
disclosure certificate.
Its:

1 Note to Form: To the extent applicable, all required affidavits pursuant to Minn. Stat. Section 116.48(6) shall be filed with this deed.

ECB-1029	Page 1 of 2

Page 2 of 2	LIMITED WARRANTY DEED

State of Minnesota, County of _____________________

This instrument was acknowledged before me on _______________, by ________________ as ________________ and by ___________________ as _________________ of __________________, a _________________ under the laws of the state of _____________, on behalf of the __________________.

(Stamp)
(signature of notarial officer)

Title (and Rank):

My commission expires:
(month/day/year)

THIS INSTRUMENT WAS DRAFTED BY: Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004-2498	TAX STATEMENTS FOR THE REAL PROPERTY DESCRIBED IN THIS INSTRUMENT SHOULD BE SENT TO:

SPECIAL WARRANTY DEED

This SPECIAL WARRANTY DEED is made and entered into effective as of ___________________, 20___, from

[_______________________________]
a _______________________________
[Address]
	[Address]	(“Grantor”)

to

[_______________________________]
a _______________________________
[Address]
	[Address]	(“Grantee”)

WITNESSETH:

THAT, for and in consideration of _____________________________ DOLLARS ($_________________.00), the receipt and sufficiency of which are acknowledged, Grantor hereby grants and conveys to Grantee, with covenant of Special Warranty, certain real property located in ________________ County, Kentucky, more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”).

TO HAVE AND TO HOLD all of said Property together with all of the rights, privileges, appurtenances and improvements thereunto belonging unto Grantee, in fee simple, its successors and assigns forever.

Grantor does hereby release and relinquish unto Grantee, its successors and assigns, all of its rights, title and interest in and to the Property, and hereby covenants to and with Grantee, its successors and assigns, that it will WARRANT SPECIALLY the title to said Property and covenants (a) lawful seisin of the Property, (b) full right and power to convey the same, and (c) that the Property is free and clear of all liens and encumbrances during Grantor’s ownership, except liens for real property taxes and assessments due and payable in 20__-20__; provided, however, that there is excepted from the foregoing warranties and covenants, and Grantee accepts title to the Property subject to: (i) all easements and restrictions of record as of the date of this Deed, and (ii) all governmental laws, ordinances and regulations affecting the Property.

For purposes of KRS 382.135, Grantor and Grantee, by execution of this Deed, hereby certify that the consideration reflected in this Deed is the full consideration paid for the property herein conveyed. The in-care-of address to which the property tax bill for the year in which the Property is transferred may be sent is: _________________, __________, Kentucky __________, Attn: ________________.

Grantee joins in the execution of this Deed for the sole purpose of certifying the amount of the consideration.

[Signatures on the Following Page]

IN WITNESS WHEREOF, Grantor and Grantee, through their respective duly authorized representatives, have executed this Deed as of the date first written above but actually on the dates set forth below.

GRANTOR:

[_______________________________]

By:
Print Name: ___________________
Title: _________________________

STATE OF __________________

COUNTY OF ________________

The foregoing instrument was subscribed, sworn to and acknowledged before me on ___________________, 20__, by _________________, as ____________________ of ____________________________, a ______________________, for and on behalf of the company.

Notary Public, State at Large
My Commission Expires:_____________
[SEAL]	Notary ID #___________________

GRANTEE:

[_______________________________]

By:
Print Name: ___________________
Title: _________________________

STATE OF __________________

COUNTY OF ________________

The foregoing instrument was subscribed, sworn to and acknowledged before me on ___________________, 20__, by _________________, as ____________________ of ____________________________, a ______________________, for and on behalf of the company.

Notary Public, State at Large
My Commission Expires:_____________
[SEAL]	Notary ID #___________________

THIS DEED WAS PREPARED BY:

By:

[Attorney Name]

[Firm Name]

[Address]

[Address]

[Phone Number]

EXHIBIT A

[Insert Legal Description]

Source of title:

Being the same property conveyed to ________________________________.

QUITCLAIM DEED

The undersigned, _____________________with an address of __________________ (“Grantor”), for consideration paid of ____________________________________________ No/100 Dollars ($___________.00), grant to ________________________________, a ____________________ with an address of _____________________________________ (“Grantee”), with QUITCLAIM COVENANTS, the land with the improvement(s) thereon located at _______________Street, _________, ________ County, Massachusetts, being further described in Exhibit A attached hereto and incorporated herein by reference.

Said premises are conveyed together with the benefit of, and subject to the matters listed on Exhibit B attached hereto and incorporated herein by reference.

For title reference see deed recorded with ___________________County, Registry of Deeds at Book _____, Page _____ and Book _____, Page _____.

WITNESS the execution hereof under seal this _____ day of ___________, 2006

By:
Name:
Title

By:
Name:
Title:

COMMONWEALTH/STATE OF ____________________

COUNTY OF ___________________

On this _______ day of ____________________, 20___, before me, the undersigned notary public, personally appeared __________________________, proved to me through satisfactory evidence of identification, which was ________________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose as his/her free act and deed as ________________ for ________________________).

______________________________
Notary Public
(AFFIX SEAL)
My commission expires:

Exhibit A To Quitclaim Deed

Legal Description

Exhibit B To Quitclaim Deed

Listed Exceptions

Deed

This Deed, made and entered into this, the _____ day of ________, 2014, by and among

______________, a limited liability company formed and existing under the laws of the State of Delaware, party of the first part, Grantor;

and

______________ a LIMITED LIABILITY COMPANY formed and existing under the laws of the State of Delaware and qualified to do business in West Virginia as a foreign entity, party of the second part, Grantee.

Witnesseth :

That for and in consideration of the sum of One Dollar ($1.00), cash in hand paid, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the said parties of the first part hereby and herewith grant and convey, with covenants of special warranty, all of their right, title and interest in and to that certain lot, tract or parcel of land lying and being in the Tax District of _______________, County of ________________ and State of West Virginia, more particularly bounded and described as follows, to-wit:

[Insert metes and bounds desciption here]

And being the same real estate conveyed by a Deed dated ______________made by _____________ to ____________, which Deed is of record in the Office of the Clerk of the County Commission of _______________ County, West Virginia, in Deed Book No. ________ at page ______.

The aforesaid real property is assessed on the 20__ Land Books of ___________ Tax District of ____________ County, West Virginia, as follows, to-wit:

Account Number:	Owner:	Description:

[Insofar as the said Grantors are advised, there are no underground storage tanks within and underlying the subject premises (see W.Va.Code §22-17-19) nor are the subject premises used for the storage, treatment or disposal of hazardous waste (see W.Va.Code §22-18-21).]

[Alternative statutory declarations of consideration or value:]

The undersigned Grantor hereby certifies under penalty of perjury, that the Grantor is a resident entity as defined in §11-21-71b of the West Virginia Code and, therefore is exempt from any state income tax withholding requirements imposed thereby.

Under penalties of fine and imprisonment, as provided by law, I hereby declare that the total consideration paid for the real estate transferred by this document is $[…].

Witness the following signatures and seals:

__________________, Grantor,

By

Its:

[SEAL]

2

State of _________

County of _________, to-wit:

The foregoing instrument was acknowledged before me this, the _____ day of ____________, 2014, by _______________________________________, _____________________________ of ______________________, and being duly authorized to act on behalf thereof.

Notary Public

[NOTARIAL SEAL]

This instrument was prepared by ________________________.

Return after recording to:

3

Please Return To:

STATE OF SOUTH CAROLINA

COUNTY OF _______________

LIMITED (SPECIAL) WARRANTY DEED

THIS DEED is made the day hereinbelow stated, by and between ______________ hereinafter called GRANTOR, which expression shall include his, her or their heirs and assigns, and/or its successors and assigns, wherever the context so requires, or admits, of the one part, and __________________ whose address is _____________________________ hereinafter called GRANTEE, which expression shall include his, her or their heirs and assigns, and/or its successors and assigns, forever, wherever the context so requires or admits, of the other part; and in this agreement, the singular shall include the plural, and the plural shall include the singular, and one gender shall include all genders.

KNOW ALL MEN BY THESE PRESENTS, that GRANTOR, for and in consideration of the sum of ______________($_______) Dollars, paid to GRANTOR, by GRANTEE, in the State aforesaid, the receipt whereof is hereby acknowledged, subject to any matters and reservations set forth herein or on any exhibits attached hereto, has bargained, sold and released, and by these presents does grant, bargain, sell and release unto the said GRANTEE, the following described property, located in ________________ County, South Carolina, to-wit:

SEE EXHIBIT "A" ATTACHED HERETO

TMS #: ________________________

TAX NOTICE ADDRESS:

The within conveyance is also subject to all restrictions and easements of record and/or easements upon the ground.

TOGETHER with all and singular the rights, members, hereditaments and appurtenances to said premises belonging, or in anywise incident or appertaining.

TO HAVE AND TO HOLD all and singular the said premises before mentioned unto said GRANTEE.

And, Subject to the matters set forth above, GRANTOR does hereby bind itself, its heirs, successors and assigns, to warrant and forever defend all and singular the premises unto the GRANTEE, and GRANTEE’s heirs, successors and assigns against GRANTOR and GRANTOR’s successor’s lawfully claiming, or to claim, the same or any part thereof, but no others.

IN WITNESS WHEREOF, the GRANTOR, by and through its duly authorized officer(s), has caused these presents to be signed and sealed the ____ day of _____________ in the year 20___.

SIGNED, SEALED AND DELIVERED	GRANTOR:

#1 Witness Sign Here

Notary Sign Here as 2nd Witness

STATE OF ____________________	)
	)	ACKNOWLEDGMENT
COUNTY OF ___________________	)

I, the undersigned notary, do hereby certify that the above subscribed ______________ of _________________________, the GRANTOR, personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and seal this _____ day of ___________________, 20___.

_____________________________________

Notary Public for the State of ______________

My Commission Expires:_________________

(Seal)

EXHIBIT "A"

[Insert Legal]

DERIVATION: This being the same property conveyed to the GRANTOR herein by Deed recorded in the Office of the Register of Deeds for ____________ County, South Carolina, in Deed Book _____________ at Page ______________.

TMS #: ___________________

APNs: ____________________

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO, AND

MAIL TAX STATEMENTS TO:

(Above Space for Recorder’s Use Only)

Grant, Bargain, sale Deed

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, ___________________ (“Grantor”), hereby GRANTS, BARGAINS, SELLS, and CONVEYS to ________________, that certain real property located in the County of Clark, State of Nevada, more particularly described in Exhibit “A” attached hereto and incorporated herein by this reference;

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances thereunto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof;

SUBJECT TO all taxes, assessments, reservations in patents and all easements, rights of way, encumbrances, liens, covenants, conditions and restrictions, obligations, liabilities and all other matters as may appear of record or apparent.

IN WITNESS WHEREOF, the undersigned has signed this document as of the ___ day of ___________, 2014.

GRANTOR:

By:
Name:
Its:

[Acknowledgment on following page.]

2

ACKNOWLEDGMENT

STATE OF ______________	)
) ss.
COUNTY OF _____________	)

This instrument was acknowledged before me on ______________, 2014, by ________________, as _____________ of _____________________________.

Notary Public
(Seal)	My Commission Expires on:

3

Exhibit A To Grant, Bargain, Sale Deed

Legal Description

A-1

After recording return to:

__________________

__________________

__________________

(above space reserved for recording information)

SPECIAL WARRANTY DEED

THIS INDENTURE, made this ____ day of __________________________, by and between ___________________________________________, herein called "Grantor", party of the first part, and _________________________________, herein called "Grantee", of _________________________________________, party of the second part;

WITNESSETH:

THAT for and in consideration of the sum of Ten Dollars and other good and valuable consideration to Grantor paid by Grantee, the receipt of which is hereby acknowledged, Grantor does, by these presents, grant, bargain, sell, and convey unto Grantee, its successors and assigns that certain real estate in __________________ County, Oklahoma, more particularly described on Exhibit “A” attached hereto and made a part hereof, together with all improvements thereon and the appurtenances thereunto belonging (the “Property”), SUBJECT TO those matters set forth on Exhibit “B” attached hereto and made a part hereof, and warrants the title to the same against any and all acts, conveyances, liens and encumbrances affecting the Property made or suffered to be made or done by through or under Grantor, but not otherwise. Grantor also assigns unto Grantee all of the right, title and interest of Grantor in and to any and all warranties and covenants of or concerning title heretofore made by any person or other legal entity with respect to the Property, and Grantee shall have the same rights with respect to such warranties and covenants and the enforcement thereof as Grantor now has.

TO HAVE AND TO HOLD the Property unto Grantee, Grantee’s successors and assigns forever.

IN WITNESS WHEREOF, Grantor has executed this instrument the day and year first above written.

By:
_____________________

STATE OF ___________	)
) ss.
COUNTY OF __________	)

This instrument was acknowledged before me on this ____ day of _____________, 20___, by _____________________________________, as __________________________ of __________________________________, a __________________________________________________.

Notary Public
Commission No. ________________

My Commission Expires:

______________________

[SEAL]

Exhibit A To Special Warranty Deed

Legal Description

Exhibit A To Special Warranty Deed

Permitted Encumbrances

1.	Rights of all tenants in possession under leases hereby assigned to Grantee.

2.	Ad valorem real property taxes for 20___ and all subsequent years.

3.	[…]

SPECIAL WARRANTY DEED

This instrument was prepared by:

William C. Gullett, Esq.

424 Church Street

Suite 1600

Nashville, Tennessee 37219

Address of New Owners as follows:	Send Tax Bill to:	Tax/Parcel Numbers:

	Same	Tax Parcel No.:

______________________
______________________
______________________

STATE OF _________________

COUNTY OF _______________

The undersigned Affiant affirms that to the best of Affiant’s knowledge, information and belief, the actual consideration for the transfer or value of the property transferred, whichever is greater, is $________________, which amount is equal to or greater than the amount which the property transferred would command at a fair and voluntary sale.

_____________________________
Affiant/Grantee

Subscribed and sworn to before me this ___ day of _________, 2014.

_____________________________
Notary Public

My Commission expires:_________________

SPECIAL WARRANTY DEED

____________________________, a _____________ __________ (“Grantor”), for valuable consideration paid, has bargained and sold, and by these presents does bargain, sell, grant and convey to ____________________________, a _____________ __________, whose tax mailing address is identified above (“Grantee”), the following described real estate (the "Property"):

Being the …

Source of Grantor’s interest is a ____________ Deed recorded at Instrument No. ________, ___________ County, Tennessee Register of Deed Office.

The above described property is improved property and its address is: ___________________________ Road, ___________, Tennessee _____.

Grantor covenants with respect to the foregoing conveyance that Grantor (a) is lawfully seized and possessed of the Property, (b) has full power and lawful authority to sell and convey the same, and (c) will forever warrant and defend the title against the lawful claims of all persons claiming by, through or under Grantor but not further nor otherwise. Grantor further covenants that the Property is free and clear of all liens and encumbrances, except liens for real property taxes and assessments due and payable in 20____ and thereafter, which Grantee assumes and agrees to pay. This conveyance is made subject to all (i) easements, restrictions and stipulations of record and (ii) governmental laws, ordinances and regulations affecting the Property.

TO HAVE AND TO HOLD the said Property, together with all rights and appurtenances thereunto belonging or in any wise appertaining to Grantor, its successors and assigns, forever in fee simple.

IN WITNESS WHEREOF, Grantor has cause this Special Warranty Deed to be executed this ________ day of _______________________, 20___.

____________________________.

By:
Print Name:
Title:

STATE OF _________________	)
) SS:
COUNTY OF _______________	)

Before me, ___________________ the undersigned, Notary Public in and for the County and State aforesaid, personally appeared __________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who upon oath acknowledged himself/herself to be _______________ of ____________________________, the within named bargainor, a _____________ __________, and that __he/she as such _____________ being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself/herself as ___________________.

Witness my hand and seal, at office in ______________, ______________, this the ____ day of _______________, 20___.

Notary Public

My commission expires:

When Recorded Mail to:

Sullivan & Cromwell LLP

Attn: ________________

125 Broad Street

New York, NY 10004-2498

KANSAS SPECIAL WARRANTY DEED

THIS INDENTURE, made as of this _____ day of _________, 2014, is made by _________________________ (“Grantor”), to __________________ (“Grantee”). Grantee’s mailing address is ________________________________.

WITNESSETH, that Grantor, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to Grantor duly paid, the receipt and sufficiency of which is hereby acknowledged, does by these presents SELL and CONVEY unto Grantee and Grantee’s successors and assigns, the following real property situated in ________ County, Kansas:

See attached Exhibit A

(the “Property”), SUBJECT to those matters set forth on attached Exhibit “B” (the “Permitted Exceptions”), and

TO HAVE AND TO HOLD the Property with all and singular tenements, hereditaments and appurtenances thereto belonging or in any wise appertaining, unto Grantee and Grantee’s successors and assigns forever, Grantor hereby covenanting that Grantor is lawfully seized in its own right of an absolute and indefeasible estate, in fee simple, of and in all and singular the above granted and described Property, that the Property is free and clear from any encumbrance of any nature or any kind done or suffered by Grantor except the Permitted Exceptions, and that Grantor will warrant and forever defend title to the Property unto Grantee and Grantee’s successors and assigns forever against the lawful claims and demands of all persons claiming or to claim the same by, through or under Grantor except for the Permitted Exceptions.

IN WITNESS WHEREOF, Grantor has caused this Deed to be executed, sealed and attested the day and year first above written.

By:

Name:

Title:

STATE OF _____________	)
) ss.
__________OF _________	)

This instrument was acknowledged before me this ______ day of ____, 20___, by                                                            , as ___________________ of _________________.

Notary Public

My Appointment Expires:

Exhibit A To Special Warranty Deed

Description of the Property

Exhibit B To Special Warranty Deed

Permitted Exceptions

SPECIAL WARRANTY DEED

[______________________________________, a _________________________________________], grants to [_____________________________________, a __________________________________], with an address of [______________________________________________________] the following described real estate located in [_______________] County, New Mexico:

[Insert Legal Description]

Subject to taxes for the year 20[__] and thereafter and easements, restrictions, covenants and all other matters of record.

With Special Warranty Covenants.

Dated: [_____________, 20____].

[Insert Signature Block]

[Insert Notary Block]

Prepared By and, After Recording, Return To:

Tax Parcel No. ______________

SPECIAL WARRANTY DEED

THIS INDENTURE MADE TO BE EFFECTIVE AS OF THE ___ day of ________________, 2014,

BETWEEN [ — ], a [ — ], (hereinafter called “Grantor”), of the one part, and [ — ], a [ — ] (hereinafter called “Grantee”), of the other part;

WITNESSETH, That the said Grantor, for and in consideration of the sum of One Dollar ($1.00) lawful money of the United States of America, unto it well and truly paid by the said Grantee at and before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, aliened, enfeoffed, released and confirmed, and by these presents does grant, bargain, sell, alien, enfeoff, release and confirm unto the said Grantee, its Successors and Assigns,

ALL THAT CERTAIN lot or parcel of ground more fully described on Exhibit 1, attached hereto and made a part hereof.

UNDER AND SUBJECT to all easements, covenants, restrictions and other matters of record as of the date hereof.

TOGETHER with all and singular the improvements, ways, streets, alleys, waters, water courses, rights, liberties, privileges, hereditaments and appurtenances whatsoever thereunto belonging, or in any wise appertaining, and the reversions and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, claim and demand whatsoever of the said Grantor, in law, equity, or otherwise howsoever, of, in, and to the same and every part thereof.

TO HAVE AND TO HOLD the said property above described, with the buildings and improvements thereon erected, hereditaments and premises hereby granted, or mentioned and intended so to be, with the appurtenances, unto the said Grantee, its Successors and Assigns, to and for the only proper use and behoof of the said Grantee, its Successors and Assigns forever.

UNDER AND SUBJECT as aforesaid.

AND the said Grantor, for itself and its Successors and Assigns, does by these presents covenant, grant and agree to and with the said Grantee, its Successors and Assigns, that it, the said Grantor and its Successors, all and singular the hereditaments and premises herein described and granted, or mentioned and intended so to be, with the appurtenances, unto the said Grantee, its Successors and Assigns, against it, the said Grantor and its Successors, and against all and every other Person and Persons whomsoever lawfully claiming or to claim the same or any part thereof, by, from or under him, her, it, them or any of them, Shall and Will, UNDER AND SUBJECT as aforesaid, WARRANT and forever DEFEND.

NOTICE—THIS DOCUMENT DOES NOT SELL, CONVEY, TRANSFER, INCLUDE OR INSURE THE TITLE TO THE COAL AND RIGHT OF SUPPORT UNDERNEATH THE SURFACE LAND DESCRIBED OR REFERRED TO HEREIN, AND THE OWNER OR OWNERS OF SUCH COAL HAVE THE COMPLETE LEGAL RIGHT TO REMOVE ALL OF SUCH COAL AND, IN THAT CONNECTION DAMAGE MAY RESULT TO THE SURFACE OF THE LAND AND ANY HOUSE, BUILDING OR OTHER STRUCTURE ON OR IN SUCH LAND, THE INCLUSION OF THIS NOTICE DOES NOT ENLARGE, RESTRICT OR MODIFY ANY LEGAL RIGHTS OR ESTATES OTHERWISE CREATED, TRANSFERRED, EXCEPTED OR RESERVED BY THIS INSTRUMENT.

NOTICE The undersigned, as evidenced by the signature(s) to this notice and the acceptance and recording of this deed, (is/are) fully cognizant of the fact that the undersigned may not be obtaining the right of protection against subsidence, as to the property herein conveyed, resulting from coal mining operations and that the purchased property, herein conveyed, may be protected from damage due to mine subsidence by a private contract with the owners of the economic interest in the coal. This notice is inserted herein to comply with the Bituminous Mine Subsidence and Land Conservation Act of 1966, as amended 1980, Oct. 10, P.L. 874, No. 156 §1.

IN WITNESS WHEREOF, the said Grantor, party of the first part, has caused this Deed to be duly executed _________________ and to be effective as of the day and year first written above.

[ — ]

By:
Name:
Title:

The address of the within-named Grantee is:

____________________

____________________

________________________________

On behalf of said Grantee

STATE OF ______________________	:
: SS.
COUNTY OF ____________________	:

On this, the ________ day of _________________, 2014, before me, a Notary Public, the undersigned officer, personally appeared [ — ], who acknowledged himself to be the [title] of [ — ], and that he as such [title], being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the [entity] by himself as such [title].

IN WITNESS WHEREOF I hereunto set my hand and official seal.

[Notarial Seal]

My Commission Expires:
Notary Public

EXHIBIT 1
TO SPECIAL WARRANTY DEED

LEGAL DESCRIPTION

AFTER RECORDING RETURN TO:

Sullivan & Cromwell LLP
Attn: ________________
125 Broad Street
New York, NY 10004-2498

THIS DEED, Made this            day of                               , 2014, by and between __________________________, Grantor, party of the first part, and ______________________________________,Grantee, party of the second part.

WITNESSETH, That in consideration of the sum of ___________________________________ ($______________), the actual consideration paid and other good and valuable considerations, the receipt of which is hereby acknowledged, the said party of the first part does grant and convey to the party of the second part, its successors and/or assigns, in fee simple, all that parcel of land situate in County of ___________________, State of Maryland, and described as follows, that is to say:

SEE LEGAL DESCRIPTION ATTACHED HERETO

BEING the same property described in Deed dated _______________and recorded among the Land Records of ____________County in Liber              , folio               .

BY the execution of this Deed, the party of the first part hereby certifies under the penalties of perjury that the actual consideration paid or to be paid, including the amount of any mortgage or deed of trust outstanding, is as hereinbefore set forth.

TOGETHER WITH the buildings thereupon, and the rights, alleys, ways, waters, privileges, appurtenances and advantages thereto belonging, or in anywise appertaining.

TO HAVE AND TO HOLD the described parcel of land and premises to the said party of the second part, its successors and/or assigns, in fee simple.

AND the said party of the first part hereby covenants that it has not done or suffered to be done any act, matter or thing whatsoever, to encumber the property hereby conveyed; that it will warrant specially the property hereby granted; and that it will execute such further assurances of the same as may be requisite.

WITNESS the name and corporate seal of said body corporate and the signature of                       the                President thereof.

GRANTOR:

WITNESS:	___________________________,
a _________________________

By: ________________________________(SEAL)
Name:
Title:

STATE OF MARYLAND, CITY/COUNTY OF                                          , to wit:

I HEREBY CERTIFY, That on this      day of              , 2014, before me, the subscriber, a Notary Public of the State aforesaid, personally appeared            , who acknowledged himself to                        a Member of                         , and that he as such Member, being authorized so to do, executed the within instrument in the capacity therein stated and for the purposes therein contained by himself as Member.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

NOTARY PUBLIC

My Commission Expires: ______________________

THIS IS TO CERTIFY THAT THE WITHIN INSTRUMENT WAS PREPARED BY OR UNDER THE SUPERVISION OF THE UNDERSIGNED ATTORNEY DULY ADMITTED TO PRACTICE BEFORE THE COURT OF APPEALS OF MARYLAND.

By:

When Recorded, Return To:

_______________________

_______________________

_______________________

_______________________

SPECIAL WARRANTY DEED

FOR THE VALUABLE CONSIDERATION, ___________________________ (“Grantor”), does hereby sell, transfer and convey to ____________________________ (“Grantee”), all of Grantor’s right, title and interest in and to the real property situated in _______________ County, Arizona, described on Exhibit “One” attached hereto and incorporated herein by this reference, together with all improvements located thereon (collectively, the “Property”).

SUBJECT TO all taxes and assessments; zoning and other governmental restrictions; patent reservations; all covenants, conditions, restrictions; reservations; easements; declarations; encumbrances; liens; obligations; liabilities and all other matters of record; and all matters that a complete inspection and correct and complete ALTA survey of the Property would disclose.

Grantor hereby warrants title to the Property only against the acts of Grantor and none other, subject to the matters set forth above.

Dated this ____ day of ___________, 2014.

By
Name
Its

1

STATE OF	)
) ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this ________ day of ________________, 2014, by ______________________, the ___________________ of ________________________________, on behalf of the company.

WITNESS my hand and official seal.

Notary Public

My Commission Expires:

Notice required by A.R.S. Section 41-313: The foregoing notarial certificate relates to the Special Warranty Deed dated ____________, 2014, executed by ____________________ (the “Notarized Document”). The Notarized Document contains a total of _____ pages.

2

Exhibit “One” To Special Warranty Deed

Legal Description

3

(Space above reserved for Recorder of Deeds certification)

Title of Document: Missouri Special Warranty Deed

Date of Document: ____________, 2014

Grantor(s):	______________________, a _____________________

Grantee(s): _________________, a _______________________

Grantee(s) Mailing Address:_______________________

Legal Description:  See Exhibit A attached hereto.

Reference Book and Pages (s):  N/A

(If there is not sufficient space on this page for the information required, state the page reference where it is contained within the document.)

MISSOURI SPECIAL WARRANTY DEED

THIS INDENTURE, made as of ___________, 201__, is between ________________________, a ______________________ (“Grantor"), and _____________________, a ______________________, with a mailing address of _________________________________ ("Grantee").

WITNESSETH, that Grantor, for and in consideration of Ten Dollars ($10.00) and other valuable consideration, the receipt of which is hereby acknowledged, does by these presents SELL, CONVEY and GRANT unto Grantee and its heirs and assigns, the parcel of land lying, being and situated in _____________ County, Missouri, more particularly described on Exhibit A attached hereto (the “Premises”),

SUBJECT TO: (a) easements, restrictions, declarations, reservations, agreements, instruments and other matters of record, if any; (b) taxes and assessments not yet due and payable, general and special; and (c) the rights of the public in and to parts thereof in streets, roads or alleys.

TO HAVE AND TO HOLD the Premises, with all and singular the rights, privileges, appurtenances, and immunities belonging thereto or in anyway appertaining unto Grantee and its heirs and assigns forever. Grantor, for Grantor and Grantor's successors, hereby covenants that: Grantor is lawfully seized of an indefeasible estate in fee of the premises herein conveyed; Grantor has good right to convey the same; the Premises are free and clear of any encumbrances done or suffered by Grantor, except as may be described above; and Grantor will Warrant and Defend the title to the Premises unto Grantee and its heirs and assigns forever, against the lawful claims and demands of all persons claiming any right, interest or title through Grantor, except as may be described above, but against no other claims.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Grantor has set its hand on the date first written above.

____________________________________________, a _________________________________

By:
Name:
Title:

STATE OF ___________________	)
) SS.
COUNTY OF ___________________	)

I, _________________________________, a Notary Public in and for said County in the State aforesaid, DO HEREBY CERTIFY THAT ____________________, the ______________ of_____________________, a ______________________, personally known to me to be the same person whose name is subscribed to the foregoing instrument as such ____________________ of said ____________, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act, and as the free and voluntary act of said _______________ for the uses and purposes therein set forth.

Given under my hand and notarial seal this ___ day of ___________, 201___.

My Commission Expires:
Notary Public

Exhibit A To Special Warranty Deed

Premises

WARRANTY DEED

KNOW ALL PEOPLE BY THESE PRESENTS, that ____________________, a ______ _____________ with its principal place of business in ________________, ________________] (the "Grantor"), in consideration of Ten or More Dollars paid to the Grantor's full satisfaction by ____________________, a ______ _____________ with its principal place of business in ________________, ________________ (the "Grantee"), by these presents does freely GIVE, GRANT, SELL, CONVEY, AND CONFIRM to the Grantee, and the Grantee's heirs, successors, and assigns forever, certain land and premises in located _____, _____ County, Vermont, described as follows (the "Property"):

Being all and the same land and premises conveyed to _______________ by Warranty Deed of _________________, dated ______________, and recorded in Volume ____, Pages ___________ of the City/Town of _______________ land records, and described therein as follows:

[insert meets and bounds description; reference to survey, etc.]

Reference is made to the instruments and plans referred to above and the records thereof, and the instruments and plans referred to therein and the records thereof, in further aid of this description.

The Property is conveyed subject to the following:

1.         rights of the public and others legally entitled thereto in any portion of the Property lying within the boundaries of a public road, way, street, trail, or alley to the extent not otherwise extinguished by the Vermont Marketable Record Title Act (27 V.S.A. §§ 601-604);

2.         [list specific encumbrances that Grantee will take subject to.]

TO HAVE AND TO HOLD the Property, with all the privileges and appurtenances thereof, to the Grantee, and the Grantee's heirs, successors, and assigns, to the Grantee's own use and behoof forever.

And the Grantor, for the Grantor and the Grantor's heirs, successors, and assigns, does covenant with the Grantee, and the Grantee's heirs, successors, and assigns, that until the ensealing of these presents, the Grantor is the sole owner of the Property and has good right and title to convey the same in the manner described in this Deed; and that the Property is FREE FROM EVERY ENCUMBRANCE, except as provided in this Deed; and the Grantor engages to WARRANT AND DEFEND the same against all lawful claims whatever, except as provided in this Deed.

IN WITNESS WHEREOF, ______________ has caused this instrument to be executed by its duly authorized agent this ___ day of _____________, 2014.

________________________

By:
It Duly Authorized Agent

[This is the Vermont form of acknowledgement. The deed should use the form of acknowledgement required in the state where the acknowledgement is taken.]

STATE OF __________		)
COUNTY OF	, SS.	)

At __________________, in said County, this ____ day of _________, 2014, ______________________, __________ and duly authorized agent of ____________, personally appeared, and he/she acknowledged this instrument, by him/her signed, to be his/her free act and deed and the free act and deed of ______________.

Before me:
Notary Public
My Commission Expires: ____________

2

 NORTH CAROLINA SPECIAL WARRANTY DEED

Excise Tax:

Parcel Identifier No. ____________ Verified by County on the _____ day of ______________, 2014 By:
Mail/Box to: [___________________] This instrument was prepared by: [___________________] Brief description for the Index: [___________________]
THIS DEED made this _______ day of _________________, 2014, by and between
GRANTOR ______________________________ ______________________________ ______________________________ ______________________________ ______________________________	GRANTEE ______________________________ ______________________________ ______________________________ ______________________________ ______________________________

WITNESSETH, that the Grantor, for a valuable consideration paid by the Grantee, the receipt of which is hereby acknowledged, has and by these presents does grant, bargain, sell and convey unto the Grantee in fee simple, all that certain lot or parcel of land situated in the County of __________________, City of _____________________, North Carolina and more particularly described as follows, together with all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, and together with all buildings, structures and improvements located thereon and any right, title, and interest of Grantor in and to adjacent streets, alleys, strips, gores, and rights-of-way (collectively, the “Property”):

See Exhibit A attached hereto and made a part hereof.

The property hereinabove described was acquired by Grantor by instrument recorded in Book ______, Page ______ and identified by Instrument No. __________________.

All or a portion of the property herein conveyed _____ includes or _____ does not include the primary residence of a Grantor.

A map showing the above described property is recorded in Plat Book ______, Page ______.

In addition, Grantor hereby grants, bargains, sells and conveys to Grantee, WITHOUT WARRANTY, all of Grantor’s right, title, and interest, if any, in and to: (i) any and all rights of ingress and egress to and from the Property, or any portion thereof and any of Grantor’s rights to use same; (ii) any and all present and reversionary mineral rights and interests of Grantor relating to the Property, or any portion thereof; (iii) any and all rights to the present or future use of wastewater, wastewater capacity, drainage, water or other utility facilities to the extent the same pertain to or benefit the Property, or any portion thereof or the improvements located thereon, including, without limitation, all reservations of or commitments or letters covering any such use in the future, whether now owned or hereafter acquired; (iv) any and all roads, streets, alleys, and ways (open or proposed) affecting, crossing, fronting, or bounding the Property, or any portion thereof, including any awards made or to be made relating thereto including, without limitation, any unpaid awards or damages payable by reason of damages to the Property, or any portion thereof or by reason of a widening of or changing of the grade; (v) any and all strips, gores or pieces of property abutting, bounding or which are adjacent or contiguous to the Property, or any portion thereof (whether owned or claimed by deed, limitations or otherwise); and (vi) any and all reversionary interests in and to the Property, or any portion thereof (collectively, the “Additional Rights”).

This conveyance is made and accepted subject to any and all validly existing encumbrances, conditions and restrictions of record relating to the Property or the Additional Rights (collectively, the “Encumbrances”).

TO HAVE AND TO HOLD the Property and the Additional Rights unto the said Grantee and Grantee’s heirs, executors, administrators, successors and/or assigns forever, subject to the Encumbrances; and Grantor does hereby bind Grantor and Grantor’s heirs, executors, administrators, successors and/or assigns to WARRANT AND FOREVER DEFEND all and singular the Property, subject to the Encumbrances, unto the said Grantee and Grantee’s heirs, executors, administrators, successors and/or assigns, against every person whomsoever claiming or to claim the same or any part thereof, by through or under Grantor, but not otherwise.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Grantor has duly executed the foregoing as of the day and year first above written.

_________________________,

_________________________

By:	____________________________
Name:	____________________________
Title:	____________________________

STATE OF ___________________

COUNTY OF _________________

I, the undersigned Notary Public of the County of _______________ and State aforesaid, certify that _______________________ personally came before me this day and acknowledged that she/he is the _______________________ of _______________________, and that by authority duly given and as the act of such entity, she/he signed the foregoing instrument in its name on its behalf as its act and deed.

Witness my hand and Notarial stamp or seal, this _____ day of ______________, 2014.

, Notary Public
My Commission Expires: _____________	Notary’s Printed or Typed Name
(Affix Seal)

EXHIBIT A

DESCRIPTION OF PROPERTY

That certain tract or parcel of land lying and being situate in the Town/City of ______________, _______________ County, North Carolina and being more particularly described as follows:

[Insert Legal]

RECORDING REQUESTED BY

WHEN RECORDED MAIL TO
AND MAIL TAX STATEMENTS TO

NAME

ADDRESS

CITY STATE & ZIP	Above Space for Recorder's Use Only
GRANT DEED

TITLE ORDER NO.	ESCROW NO.	APN NO.

THE UNDERSIGNED GRANTOR(s) DECLARE(s)
DOCUMENTARY TRANSFER TAX is $	CITY TAX $
☐ computed on full value of property conveyed, or ☐ computed on full value less value of liens or encumbrances remaining at time of sale,
☐ Unincorporated area: ☐ City of		, and

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, hereby GRANT(s) to

the following described real property in the County of State of California:

Dated	_________________________________________

STATE OF CALIFORNIA

COUNTY OF	} SS

On	before me,

(here insert name and title of the officer), personally appeared who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

MAIL TAX STATEMENTS TO ADDRESS AS SHOWN ABOVE

FORMGRNTDEED Rev. 3/2011

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

(Space Above For Recorder’s Use)

SPECIAL WARRANTY DEED

For the consideration of ten dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, [W2007 Equity Inns Realty, LLC, a Delaware limited liability company, successor by merger to EQI Boise Partnership] (“Grantor”), conveys and specially warrants to ________________________________, (“Grantee”), whose address is ____________________________________________________, and _______ its successors and assigns forever the following described real property:

[INSERT DESCRIPTION HERE]

SUBJECT TO taxes and assessments for the year 20__ and all subsequent years, together with any and all existing easements, rights-of-way, reservations, restrictions and encumbrances of record, to any existing tenancies, to all zoning laws and ordinances, and to any state of facts an accurate survey or inspection of the premises would show.

This conveyance shall include any and all estate, right, title, interest, appurtenances, tenements, hereditaments, reversions, remainders, easements, rents, issues, profits, rights-of-way and water rights in anywise appertaining to the property herein described as well in law as in equity.

The Grantor covenants to the Grantee that Grantor is the owner in fee simple of said premises; that the premises are free from encumbrances created or suffered by the Grantor, excepting those as may be herein set forth, and excepting those of record, and that Grantor will warrant and defend the same from all lawful claims of or through Grantor, but none other.

IN WITNESS WHEREOF, the Grantor has executed this instrument on this ________day of ____________, 20____.

[Signature page follows.]

W2007 Equity Inns Realty, LLC,
a Delaware limited liability company

By:
Print Name:
Title:

STATE OF IDAHO	)
) ss.
County of _________	)

On this _____ day of ______________, 20___, before me ________________________, personally appeared _________________________, known or identified to me (or proved to me on the oath of ______________________________), to be the person whose name is subscribed to the within instrument, and acknowledged to me that they executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARY PUBLIC FOR IDAHO
Residing at
My Commission Expires

STATE OF IDAHO	)
) ss.
County of _________	)

On this _____ day of _____________, 20___, before me _________________________, personally appeared ______________________, known or identified to me (or proved to me on the oath of ______________________________) to be the _________________ of ______________________________, the limited liability company that executed the instrument or the person who executed the instrument on behalf of said limited liability company, and acknowledged to me that such company executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARY PUBLIC FOR IDAHO
Residing at
My Commission Expires

STATE OF IDAHO	)
) ss.
County of _________	)

On this _____ day of ____________, 20___, before me __________________________, personally appeared _____________________, known or identified to me (or proved to me on the oath of ______________________________) to be the president, or vice-president, or secretary or assistant secretary, of ___________________________, the corporation that executed the instrument or the person who executed the instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARY PUBLIC FOR IDAHO
Residing at
My Commission Expires

BARGAIN AND SALE DEED

With coventants against grantor’s acts

Dated as of ________ __, 2014

By

______________________________,

a ______ ______________

as Grantor

to

______________________________,

a ______ ______________

as Grantee

Premises:
___________________
___________________
Section: ____________
Block: _____________
Lots: ______________
County: ____________

RECORD AND RETURN BY MAIL TO:

_________________

_________________
_________________

_________________

THIS INDENTURE, made as of the ____ day of ______ in the year ______ between __________________, a _______________________ under the laws of __________, party of the first part,

and

__________________, a _______________________ under the laws of __________, residing at _______________________, party of the second part,

WITNESSETH, that the party of the first part, in consideration of _________ ($_____) dollars, lawful money of the United States, paid by the party of the second part, does hereby grant and release unto the party of the second part, the heirs or successors and assigns forever,

ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the

See Exhibit A attached hereto and made a part hereof.

TOGETHER with the appurtenances and all the estate and rights of the party of the first part in and to said premises; TO HAVE AND TO HOLD the premises herein granted unto the party of the second part, the heirs or successors and assigns forever.

AND the party of the first part covenants that it has not done or suffered anything whereby the said premises have been incumbered in any way whatever.

AND the party of the first part, in compliance with Section 13 of the Lien Law, covenants that the party of the first part will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.

[Signature Page Follows on Next Page]

IN WITNESS WHEREOF, the party of the first part has duly executed this deed the day and year first above written.

By:

By:
Name:
Title:

UNIFORM FORM OF ACKNOWLEDGMENT

State of ______________ ) ss.

County of ____________ )

On the ____ day of __________ in the year ________ before me, the undersigned, a notary public in and for said state, personally appeared ______________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

Exhibit A To Bargain and Sale Deed

Legal Description

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION OF GROUND LEASE

ASSIGNMENT AND ASSUMPTION OF GROUND LEASE1

THIS ASSIGNMENT AND ASSUMPTION OF GROUND LEASE (this “Assignment”) is made as of the ____day of ____________, 2014, by _____________________________, a(n) _____________________________ (“Assignor”), having an office at c/o ________________________, in favor of ________________, a(n) _______________________ (“Assignee”), having an office at ________________________________________________.

W I T N E S S E T H   T H A T:

Recitals:

A.         Assignor is the Lessee under that certain ground lease described on Exhibit A annexed hereto and made a part hereof (the “Ground Lease”); and

B.         Assignor has agreed to assign, and Assignee has agreed to assume, all of the right, title and interest of Assignor under the Ground Lease accruing from and after the date hereof.

Agreement:

In consideration of the foregoing, and the valuable consideration to Assignor in hand paid by Assignee, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

1.          Assignment. Assignor hereby sells, assigns, transfers, sets over and delivers to Assignee, its successors and assigns, all of the estate, right, title and interest of the Assignor as lessee, in, to and under the Ground Lease (including all of Assignor’s right, title and interest in and to any prepaid rents that have been paid by Assignor under the Ground Lease for any period from and after the date hereof).

2.          Assumption. As of the date hereof, Assignee hereby assumes all of the estate, right, title and interest of the Assignor as lessee, in, to and under the Ground Lease and does hereby, for itself and its successors, covenant and agree to and with Assignee and its successors and assigns, that Assignee will pay the rents, taxes and other payments to the extent arising or accruing under the Ground Lease after the date hereof, and therein reserved, at the times and in the manner therein provided, and shall faithfully and fully perform and observe and perform all of the other terms, covenants and provisions contained in said Ground Lease and arising or accruing after the date hereof.

3.          As Is Condition. Assignee agrees that, except as expressly set forth in that certain Real Estate Sale Agreement, dated as of _____________, 2014 (the “Sale Agreement”), by and between Assignor, Assignee, and the other Seller parties thereto, all of Assignor’s right, title and interest in and to the Ground Lease is assigned to Assignee in an “AS IS” condition and without any warranties and representations, express or implied.

1 To be modified, formatted, etc. to satisfy recording requirements for each jurisdiction.

4.          Attorneys’ Fees. If either Assignee or Assignor, or their respective successors or assigns, file suit to enforce the obligations of the other party under this Assignment, the prevailing party shall be entitled to recover the reasonable fees and expenses of its attorneys in accordance with [Section 14.19] of the Agreement.

5.          Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

6.          Limited Liability. Assignor’s liability hereunder shall, at all times, be subject to the limitations set forth in [Section 11] of the Agreement. As between Assignor and Assignee, this Assignment does not enlarge, restrict or otherwise modify the terms of the Sale Agreement or constitute a waiver or release by Assignor or Assignee of any liabilities, duties or obligations imposed upon them (or any of their respective affiliates) by the terms of the Sale Agreement.

7.          Governing Law. This Assignment shall be governed and interpreted in accordance with the laws of the State of ________________.

8.          Counterparts. This Assignment may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

The person or company recording or arranging for the recordation of this document is authorized to complete any blanks contained in this document with the applicable number of pages, dates, and recordation information, whether before or after this document has been notarized by a notary public, and in no event shall completion of such blanks be deemed an alteration of this document by means of the insertion of new content.

[Signature Page Follows]

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment the day and year first above written.

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

[INSERT APPROPRIATE NOTARY BLOCKS OR OTHER AFFIRMATION NECESSARY TO
ALLOW FOR RECORDATION IN THE APPLICABLE JURISDICTION]

Exhibit D

FORM OF SUPPLEMENTAL AGREEMENT

This Supplemental Agreement (this “Agreement”), is made and entered into as of the ____ day of _____________, 2014, by and among American Realty Capital Hospitality Portfolio Member, LLC, a Delaware limited liability company (“Purchaser”), American Realty Capital Hospitality Operating Partnership, L.P., a Delaware limited partnership (“ARC OP”), American Realty Capital Hospitality Trust, Inc., a Maryland corporation (“ARC REIT”), Nicholas S. Schorsch, an individual (“NSS”), William M. Kahane, an individual (“WMK”), Michael Weil, an individual (“MW”), Peter M. Budko, an individual (“PMB”), and Brian S. Block, an individual (“BSB”, and together with NSS, WMK, MW and PMB, the “Individual Indemnitors”, and the Individual Indemnitors, together with ARC OP and ARC REIT, the “ARC Indemnitors”), Whitehall Street Global Real Estate Limited Partnership 2007, a Delaware limited partnership (“Whitehall Street”), Whitehall Parallel Global Real Estate Limited Partnership 2007, a Delaware limited partnership (“Whitehall Parallel”, and together with Whitehall Street, “Whitehall”), and each of the seller parties (“Sellers”) listed on Schedule 1 to that certain Real Estate Sale Agreement, dated as of May 23rd, 2014, by and between Sellers and Purchaser (as amended, modified or supplemented from time to time, the “Sale Agreement”). Any capitalized term used but not defined herein shall have the meaning ascribed thereto in the Sale Agreement.

W I T N E S S E T H:

WHEREAS, Purchaser and Sellers previously entered into the Sale Agreement;

WHEREAS, the Sale Agreement requires Purchaser to, and cause the ARC Indemnitors to, enter into this Agreement on the Closing Date for the benefit of Whitehall and Sellers;

WHEREAS, each of the ARC Indemnitors have a direct or indirect interest in Purchaser and/or otherwise a material financial relationship with Purchaser such that they will receive substantial economic and other benefits from the consummation of the transactions described in the Sale Agreement and the compliance by Purchaser with the Sale Agreement;

WHEREAS, in connection with Purchaser’s consummation of the Debt Assumption, Whitehall is required to provide certain indemnification agreements and/or guarantees in connection with the Assumed Debt as described in Section 2.4.2 of the Sale Agreement (any such indemnification agreements and guarantees, as amended, modified, supplemented or reaffirmed from time to time, the “Whitehall Guarantees”); and

NOW, THEREFORE, in consideration of the mutual agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1.           Guaranty Reimbursement.

(a)          If, at any time, Whitehall is called upon to satisfy any obligation under any of the Whitehall Guarantees (each, a “Claim”), or Whitehall makes a payment in connection with any of the Whitehall Guarantees (each, a “Payment”), then, in each case, within three (3) Business Days after the ARC Indemnitors receive notice of the Claim or Payment by Whitehall, as applicable, the ARC Indemnitors shall, in the case of a Claim, satisfy in full the amount of the Claim and, in the case of a Payment, reimburse Whitehall in cash for the full amount of such Payment (together with interest thereon at a per annum rate equal to fifteen percent (15%) from the date upon which Whitehall has first made the Payment in question through the date of reimbursement to Whitehall in full). The ARC Indemnitors shall be jointly and severally liable for all such reimbursement obligations. The term “Payment” shall include, without limitation, all attorneys’ fees and disbursements, court costs and experts’ and consultants’ fees and disbursements incurred in connection with any of the Whitehall Guarantees or in enforcing any rights hereunder. For the avoidance of doubt, no ARC Indemnitor shall have any obligation to satisfy any Claim or make any reimbursement in respect of a Payment hereunder to the extent that both such Claim or Payment arises under the Whitehall Guarantees and (i) such Whitehall Guarantees are continuations of the Guaranty and Environmental Indemnity under the Assumed Debt prior to Closing and such Claim or Payment arises from the actions of Whitehall or its affiliates occurring prior to the Closing or (ii) such Claim or Payment arises from the actions of Whitehall or its affiliates (it being agreed that none of Purchaser Holdco or its subsidiaries shall be deemed an affiliate of Whitehall unless a Change of Control (as defined below) has occurred).

(b)          The reimbursement obligations of each ARC Indemnitor hereunder are absolute, irrevocable and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligation giving rise to the Claim or Payment or any agreement or instrument relating thereto, or any substitution, release or exchange of any other guarantee of or security for any obligation, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; it being the intent of the parties hereto that such obligations shall be absolute and unconditional under any and all circumstances. With respect to its obligations hereunder, each ARC Indemnitor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any other party exhaust any right, power or remedy or proceed against any person or entity.

(c)          The obligations of the ARC Indemnitors hereunder shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of such ARC Indemnitor in respect of any obligation hereunder is rescinded or must be otherwise restored by the person receiving such payment, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

(d)          To the extent that any of the foregoing payment or reimbursement obligations is unenforceable by virtue of any law, public policy or common law doctrine, the party that would have had the obligation to make a payment or reimbursement with respect thereto agrees to contribute the maximum portion that it is permitted to contribute under applicable law to the payment and satisfaction of its liability under such payment and reimbursement obligations.

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(e)          Each of the provisions of this Section 1 shall survive the termination of, or release of Whitehall under, any of the Whitehall Guarantees.

2.           Preferred Guarantees. On the date hereof, each of the Individual Indemnitors shall join and deliver to Sellers, as contemplated in Section 4.3.8 of the Sale Agreement, (a) the Bad Boy Guaranty (in the form attached to the Sale Agreement as Exhibit E-2) (the “Bad Boy Guaranty”), (b) the Mandatory Redemption Guaranty (in the form attached to the Sale Agreement as Exhibit E-3) and (c) the Environmental Indemnity Agreement (in the form attached to the Sale Agreement as Exhibit E-4), the failure of which shall constitute a material default of Purchaser under the Sale Agreement.

3.           Monthly Payment to Whitehall.

(a)          So long as the Whitehall Guarantees remain in effect, if at any time ARC OP or ARC REIT, either individually or in the aggregate, satisfy the net worth and liquidity requirements for a Replacement Guarantor under the Loan Agreement, Purchaser and the ARC Indemnitors shall use their diligent efforts to have ARC OP and/or ARC REIT serve as the sole Guarantor under the Assumed Debt and to have Whitehall released from its obligations under the Whitehall Guarantees in accordance with Section 7.2 of the Loan Agreement (but without limitation of any of the payment obligations described under Section 1 hereof).

(b)          In the event that Whitehall has not been released from each of the Whitehall Guarantees in accordance with Section 7.2 of the Loan Agreement by the date that is eighteen (18) months after the Closing Date, ARC OP and ARC REIT, on a joint and several basis, shall pay to Whitehall the sum of Eight Million and No/100ths Dollars ($8,000,000.00) per annum, payable monthly in equal installments in arrears in cash on the first (1st) business day of each month, until such time that Whitehall has been released from each of the Whitehall Guarantees in accordance with Section 7.2 of the Loan Agreement (it being understood that such amounts shall be in addition to any amounts payable under Section 1 hereof, whether before or after the date of such release). Notwithstanding the foregoing, in the event that both a Changeover Notice (as defined in the Purchaser Holdco Operating Agreement) has been delivered in accordance with the Purchaser Holdco Operating Agreement and a Qualified Preferred Equity Vehicle Change of Control (as such term is defined in the Loan Agreement) has occurred in accordance with the Loan Agreement (the occurrence of both of the foregoing, a “Change of Control”), ARC OP and ARC REIT shall have no further obligation to make the payments under this Section 3(b) that would have accrued from and after the effective date of such Qualified Preferred Equity Vehicle Change of Control (it being agreed that this sentence shall not apply with respect to amounts that have accrued prior to the effective date of such Qualified Preferred Equity Vehicle Change of Control).

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4.           Bankruptcy, etc.

(a)          In the event that any entity becomes subject to any proceeding or petition under Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, or any successor statute or statutes or any rules and regulations promulgated thereunder, or any other federal or state bankruptcy or insolvency law, or comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights (such laws, statutes and rules, collectively, “Bankruptcy Laws” and any such proceeding or petition thereunder, a “Bankruptcy Proceeding”), such that Whitehall may have liability or loss under any of the Whitehall Guarantees (each such entity subject to any such Bankruptcy Proceeding, a “Subject Debtor”), each ARC Indemnitor shall pay over to Whitehall (within three (3) Business Days of the receipt thereof) the full amount of any benefits received by any such ARC Indemnitor or its controlled affiliates by virtue of such Bankruptcy Proceeding (including, without limitation, any distributions received in respect of a plan of reorganization or so-called “363” or comparable sale, any fees or any other payments from or relating to any of the Real Property or any direct or indirect interest therein). In addition, each of the ARC Indemnitors agrees that none of them or their respective controlled affiliates shall (i) directly or indirectly participate in or otherwise provide or originate any so-called “debtor-in-possession financing” to any Subject Debtor, (ii) directly or indirectly cause or permit any Subject Debtor to solicit or accept any such “debtor-in-possession financing” from any ARC Indemnitor or any controlled affiliate thereof, (iii) accept any direct or indirect stock or other equity interest (including any participations, warrants or options) in or any notes, bonds, debentures or other any financial instruments issued by or on behalf of any Subject Debtor (each, a “Retained Interest”) or any other financial benefit (including fees for services) in respect of any Bankruptcy Proceeding or otherwise participate in any so-called “new value plans” (or any comparable transactions) in connection with any such Bankruptcy Proceeding and (iv) during the pendency of any such Bankruptcy Proceeding, directly or indirectly cause or permit any Subject Debtor to solicit or accept any equity contributions from any ARC Indemnitor or controlled affiliate of any ARC Indemnitor in return for any Retained Interest or other financial benefit (including fees for services). In the event that any of the ARC Indemnitors or controlled affiliates receive any Retained Interest despite their respective obligations set forth clauses (iii) and (iv), it shall immediately sell to Whitehall and the Sellers (to be apportioned between them at the direction of Whitehall and the Sellers) all such Retained Interests for an aggregate purchase price equal to ten dollars ($10.00).

(b)          Each of the ARC Indemnitors agrees that none of them or their respective controlled affiliates shall seek or encourage substantive consolidation under the Bankruptcy Laws in respect of any Subject Debtor.

(c)          Each of the ARC Indemnitors agrees that none of them or their respective controlled affiliates shall contest, oppose or object to any motion made by any of Whitehall, the Sellers or their respective affiliates to obtain relief from the automatic stay or to reinstate the automatic stay under any Bankruptcy Law with respect to any Bankruptcy Proceeding.

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5.           Representations and Warranties. Each of the Purchaser and the ARC Indemnitors represents and warrants, on a joint and several basis, to Whitehall and the Sellers as follows:

(a)          Such party has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such party, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by bankruptcy, insolvency, liquidation, moratorium, reorganization or other similar laws affecting rights of creditors generally and by general principles of equity (regardless of whether considered in a proceeding at law or in equity). Such party is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to perform its obligations under this Agreement.

(b)          Neither the execution and the delivery of this Agreement, nor the performance of such party’s obligations hereunder, will (i) to the extent such party is an entity, violate any provision of the organizational documents of such party, (ii) violate any statute, regulation, rule, injunction, judgment, order, decree, charge or other restriction of any government, governmental agency, or court to which such party is subject or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice or consent which has not been given or obtained, under any agreement, contract, lease, license, instrument, or other arrangement to which such party is bound or to which such party’s assets are subject.

6.           Enforcement; Amendments; Waivers. No delay on the part of Whitehall or any Seller in the exercise of any right or remedy arising under this Agreement or otherwise with respect to all or any part of any obligation hereunder, shall operate as a waiver thereof, and no single or partial exercise by Whitehall or any Seller of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this Agreement shall be binding upon any party hereto, except as expressly set forth in a writing duly signed and delivered by the party against whom such modification or waiver is sought. Failure by Whitehall or any Seller at any time or times hereafter to require strict performance by the ARC Indemnitors or Purchaser of all or part of their respective obligations hereunder shall not waive, affect or diminish any right of any party at any time or times hereafter to demand strict performance thereof. Any determination by a court of competent jurisdiction of the amount of any obligation hereunder shall be conclusive and binding on the parties hereto. Each of Purchaser and the Sellers agree that any default or breach by any of the Purchaser or the ARC Indemnitors of their respective obligations hereunder shall constitute a material default or breach under the Sale Agreement.

7.           Interest; Enforcement Costs. Any amounts not paid hereunder when due shall accrue interest (without duplication of any interest provided for in Section 1(a) hereof) at a per annum rate equal to fifteen percent (15%) from the time such amounts were due until such amounts (together with any accrued and unpaid interest) is paid in full. In the event that Purchaser or any ARC Indemnitor shall breach or fail to timely perform any provision of this Agreement, the ARC Indemnitors shall, on a joint and several basis, immediately upon demand by any of Whitehall or the Sellers pay all of Whitehall or the applicable Sellers’ costs and expenses (including court costs and attorneys’ fees) incurred by them in the enforcement hereof or the preservation of their rights hereunder.

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8.            Separate Right of Action. A separate right of action hereunder shall arise each time any of Whitehall or any Seller acquires knowledge of any matter which may require payment or action pursuant to this Agreement or of any violation of any of the terms hereof. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and each party hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

9.             Effectiveness; Termination; Release.

(a)          This Agreement shall become effective upon its execution by each of the parties hereto.

(b)          This Agreement shall continue in full force and effect and may not be terminated or otherwise revoked until either all of the obligations hereunder have been discharged or all applicable statutes of limitation with respect thereto have expired, whichever occurs later, or except as expressly set forth in a writing duly signed and delivered by each of the parties hereto.

(c)          At any time prior to the declaration of a Changeover Event (as defined in the Purchaser Holdco Operating Agreement), if Whitehall has been released from the Whitehall Guarantees in accordance with Section 7.2 of the Loan Agreement, the ARC Indemnitors shall be entitled to request the release of any Individual Indemnitor from its obligations hereunder so long as, (i) such Individual Indemnitor does not then owe any amounts to any of Whitehall or the Sellers hereunder and (ii) following such release, the remaining ARC Indemnitors continue(s) to satisfy the Net Worth Threshold and Liquid Assets Threshold requirements set forth in Section 5.2 of the Bad Boy Guaranty (without duplication). In connection with any release of an Individual Indemnitor pursuant to this Section 9, Whitehall shall execute and deliver a release of such Individual Indemnitor from all liability hereunder.

10.             Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors, permitted assigns, heirs, estates and legal representatives. None of Purchaser or any ARC Indemnitor shall have the right to assign or transfer its rights or obligations under this Agreement without the prior written consent of Whitehall and the Sellers, and any attempted assignment without such consent shall be null and void. All references to the singular shall be deemed to include the plural where the context so requires. All references to the plural shall be deemed to include the singular where the context so requires.

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11.          Governing Law; Jurisdiction; Waivers.

(a)          This Agreement has been negotiated, executed and delivered and shall be governed by and construed in accordance with the laws of the State of New York from time to time in effect, without giving effect to the State of New York’s principles of conflicts of law. EACH PARTY HERETO AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE TRIED AND LITIGATED IN STATE OR FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, UNLESS SUCH ACTIONS OR PROCEEDINGS ARE REQUIRED TO BE BROUGHT IN ANOTHER COURT TO OBTAIN SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. TO THE EXTENT PERMITTED BY LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT ANY PARTY HERETO MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT ANY PARTY HERETO IS NOT SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11. SERVICE OF PROCESS, SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST ANY PARTY HERETO, MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ANY SUCH PARTY'S ADDRESS INDICATED IN SECTION 12 HEREOF.

(b)          THE PARTIES HERETO HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVE, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE OTHER PARTY HERETO UNDER THIS AGREEMENT OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, ANY AND EVERY RIGHT EITHER OF THEM MAY HAVE TO (A) INJUNCTIVE RELIEF, (B) A TRIAL BY JURY, (C) INTERPOSE ANY COUNTERCLAIM THEREIN (EXCEPT FOR ANY COMPULSORY COUNTERCLAIM WHICH, IF NOT ASSERTED IN SUCH SUIT, ACTION OR PROCEEDING, WOULD BE WAIVED), AND (D) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING.

12.         Notices. Any notice, report, demand or other instrument authorized or required to be given or furnished pursuant to this Agreement shall be in writing and shall be given in accordance with the procedures for delivering notice under the Sale Agreement and given (i) in the case of Whitehall or Sellers, to the notice parties set forth for the Sellers in the Sale Agreement, or (ii) in the case of the ARC Indemnitors or Purchaser, to the addresses set forth on Schedule 1 attached hereto.1

[1]	Note to draft: Purchaser to provide prior to Closing.

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13.         Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14.         Further Assurances. At any time, and from time to time after the date hereof, each of Purchaser and the ARC Indemnitors shall, without further consideration and at its own cost and expense, execute and deliver such additional agreements, instruments documents or certificates and take such further action as shall reasonably be requested by Whitehall or any Seller in order to carry out the provisions of this Agreement.

15.         Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supercedes all prior agreements and understandings to the extent that it relates to such subject matter, and it is agreed that there are no terms, understandings, representations, or warranties, express or implied, other than those set forth herein; provided, however, that the foregoing does not affect in any manner the Sale Agreement, which such agreement shall continue to be enforceable in accordance with its terms.

16.         No Third Party Beneficiary. This Agreement is for the purpose of defining the respective rights and obligations of the parties hereto and is not for the benefit of any creditor or other third party.

17.         Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute a duplicate original, but all of which together shall constitute one and the same instrument.

18.         Consultation. Each of the parties hereto represents and warrants that it has consulted with its advisors and counsel with respect to its obligations under this Agreement and the adequacy of the consideration that it has received with respect thereto, and that such consideration is in all respects adequate and the value thereof is not less than the value of its obligations under this Agreement.

[Signatures on Following Pages]

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement on the date first above written.

PURCHASER:

American Realty Capital Hospitality Portfolio Member, LLC

By:	American Realty Capital Hospitality Operating Partnership, L.P., its sole member

	By:	American Realty Capital Hospitality Trust, Inc., its general partner

By:
Name:
Title:

ARC INDEMNITORS:

AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P.

By:	American Realty Capital Hospitality Trust, Inc., its general partner

By:
Name:
Title:

American Realty Capital Hospitality Trust, Inc.

By:
Name:
Title:

Nicholas S. Schorsch

William M. Kahane

MICHAEL WEIL

PETER M. BUDKO

BRIAN S. BLOCK

[Signatures continue on following page]

WHITEHALL:

Whitehall Street Global Real Estate Limited Partnership 2007,
a Delaware limited partnership

By:	WH Advisors, L.L.C. 2007,
a Delaware limited liability company
Its: General Partner

By:
Name:
Title:

Whitehall PARALLEL Global REAL ESTATE LIMITED PARTNERSHIP 2007,
a Delaware limited partnership

By:	WH Parallel Advisors, L.L.C. 2007,
a Delaware limited liability company
Its: General Partner

By:
Name:
Title:

[Signatures continue on following page]

SELLERS:

W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company

By:	WNT Mezz I, LLC, a Delaware limited liability company, its Managing Member

By:
Name: Todd Giannoble
Title: President & Manager

W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership

By:	W2007 Equity Inns Realty Gen-Par, LLC, a Delaware limited liability company, its General Partner

By:
Name: Todd Giannoble
Title: President & Manager

W2007 EQI DALTON PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Financing Corporation VI, a Tennessee corporation, its General Partner

By:
Name: Todd Giannoble
Title: President & Manager

[Signatures continue on following page]

W2007 EQI HOUSTON PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:
Name: Todd Giannoble
Title: President & Manager

W2007 EQI CARLSBAD PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Carlsbad Corporation, a Tennessee corporation, its General Partner

By:
Name: Todd Giannoble
Title: President & Manager

W2007 EQI HI AUSTIN PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI HI Austin Corporation, a Tennessee corporation, its General Partner

By:
Name: Todd Giannoble
Title: President & Manager

[Signatures continue on following page]

W2007 EQI NAPERVILLE PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Naperville Corporation, a Tennessee corporation, its General Partner

By:
Name: Todd Giannoble
Title: President & Manager

W2007 EQI COLLEGE STATION PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI College Station Corporation, a Tennessee corporation, its General Partner

By:
Name: Todd Giannoble
Title: President & Manager

W2007 EQI EAST LANSING PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:
Name: Todd Giannoble
Title: President & Manager

[Signatures continue on following page]

W2007 EQI INDIANAPOLIS PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Indianapolis Corporation, a Tennessee corporation, its General Partner

By:
Name: Todd Giannoble
Title: President & Manager

W2007 EQI KNOXVILLE PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Knoxville Corporation, a Tennessee corporation, its General Partner

By:
Name: Todd Giannoble
Title: President & Manager

W2007 EQI MILFORD CORPORATION, a Tennessee corporation

By:	W2007 EQI Milford Corporation, a Tennessee corporation, its General Partner

By:
Name: Todd Giannoble
Title: President & Manager

[Signatures continue on following page]

W2007 EQI ORLANDO 2 PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:
Name: Todd Giannoble
Title: President & Manager

W2007 EQI URBANA PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:
Name: Todd Giannoble
Title: President & Manager

W2007 EQI RIO RANCHO PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:
Name: Todd Giannoble
Title: President & Manager

[Signatures continue on following page]

W2007 EQI LOUISVILLE PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Financing Corporation VI, a Tennessee corporation, its General Partner

By:
Name: Todd Giannoble
Title: President & Manager

W2007 EQI AUGUSTA PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:
Name: Todd Giannoble
Title: President & Manager

W2007 EQI ORLANDO PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Orlando Corporation, a Tennessee corporation, its General Partner

By:
Name: Todd Giannoble
Title: President & Manager

[Signatures continue on following page]

W2007 EQI SEATTLE PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:
Name: Todd Giannoble
Title: President & Manager

W2007 EQI JACKSONVILLE PARTNERSHIP I, L.P., a Tennessee limited partnership

By:	W2007 EQI Financing Corporation VI, a Tennessee corporation, its General Partner

By:
Name: Todd Giannoble
Title: President & Manager

W2007 EQI ASHEVILLE PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Financing Corporation VI, a Tennessee corporation, its General Partner

By:
Name: Todd Giannoble
Title: President & Manager

[Signatures continue on following page]

W2007 EQI SAVANNAH 2 PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:
Name: Todd Giannoble
Title: President & Manager

[Signatures continue on following page]

Schedule 1

Notice Addresses

Exhibit E-1

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

ARC HOSPITALITY PORTFOLIO I HOLDCO, LLC1

AMONG

AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO MEMBER, LLC,

W2007 Equity Inns Senior Mezz, LLC2

and

[SPECIAL MEMBER]

Dated: [_______________], 2014

_____________

IN RELIANCE UPON CERTAIN EXEMPTIONS FROM REGISTRATION AND QUALIFICATION, THE LIMITED LIABILITY COMPANY INTERESTS DESCRIBED IN AND ISSUED PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT (AS DEFINED HEREIN) OR THE SECURITIES LAWS OF ANY STATE OR THE DISTRICT OF COLUMBIA. ACCORDINGLY, NO SUCH LIMITED LIABILITY COMPANY INTEREST MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT AND ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS. ANY VIOLATION OF SUCH PROVISIONS COULD EXPOSE THE SELLING MEMBER AND THE COMPANY TO LIABILITY.

INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. IN MAKING THE DECISION WHETHER TO BE A MEMBER IN THE COMPANY INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE LIMITED LIABILITY COMPANY INTERESTS.

[1]	Note to draft: The Second Pool Purchaser Holdco Operating Agreement and the related transaction documents will provide that the Company is ARC Hospitality Portfolio II Holdco, LLC.
[2]	Note to draft: The Second Pool Purchaser Holdco Operating Agreement and the related transaction documents will provide that the Class A Member is W2007 Equity Inns Partnership, L.P. and W2007 Equity Inns Trust, collectively.

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5.6	Plan Assets	44
5.7	Insurance	44
5.8	Casualty/Condemnation	45
5.9	Existence; Compliance with Legal Requirements	45
5.10	Impositions and Other Claims	46
5.11	Litigation	46
5.12	Access to Properties	46
5.13	Notice of Default	46
5.14	Intentionally Omitted	46
5.15	Conduct of Business	46
5.16	Standard of Operation	47
5.17	No Sales of Assets	47
5.18	Compliance with Senior Loans	47
5.19	Intentionally Omitted	47
5.20	Prohibited Persons	47
5.21	Forgiveness of Debt	47

ARTICLE 6 CAPITAL CONTRIBUTIONS, LOANS AND LIABILITIES		48
6.1	Initial Capital Contributions of the Members	48
6.2	Protective Capital/Additional Capital	48
6.3	Application of Capital	49
6.4	Capital of the Company	49

ARTICLE 7 INTENTIONALLY OMITTED		49

ARTICLE 8 APPLICATIONS AND DISTRIBUTIONS OF AVAILABLE CASH; REDEMPTION		49
8.1	Distributions of Cash	49
8.2	Sales; Financings; Qualified Capital Raises	50
8.3	Redemption Right	50
8.4	Distribution of Capital Event Proceeds	51
8.5	Distribution After Changeover Event	51

ARTICLE 9 TRANSFER OF COMPANY INTERESTS		52
9.1	Restrictions on Transfers by the Class B Member	52
9.2	Transfers by the Class A Member	52
9.3	Assignment Binding on Company	53
9.4	Bankruptcy of a Member	53
9.5	Substituted Members	53
9.6	Acceptance of Prior Acts	54
9.7	Additional Limitations	54
9.8	Restraining Order; Specific Performance; Other Remedies	54

ARTICLE 10 DISSOLUTION OF THE COMPANY; WINDING UP AND DISTRIBUTION OF ASSETS		55
10.1	Dissolution	55

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10.2	Winding Up	56
10.3	Distribution of Assets	56

ARTICLE 11 AMENDMENTS		57
11.1	Amendments	57
11.2	Additional Members	57

ARTICLE 12 MISCELLANEOUS		57
12.1	Further Assurances	57
12.2	Notices	58
12.3	Remedies of the Class B Member	58
12.4	Exculpation	58
12.5	Headings and Captions	58
12.6	Variance of Pronouns	58
12.7	Counterparts	58
12.8	Governing Law	59
12.9	Consent to Jurisdiction	59
12.10	Arbitration	59
12.11	Partition	60
12.12	Invalidity	60
12.13	Successors and Assigns	60
12.14	Entire Agreement	60
12.15	Waivers	60
12.16	No Brokers	61
12.17	Press Releases	61
12.18	No Third Party Beneficiaries	61
12.19	Construction of Documents	61
12.20	Time of Essence	61

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SCHEDULES

Schedule A	Properties
Schedule 1.1(a)	Allocated Amounts
Schedule 1.1(b)	Mortgage Loan Documents
Schedule 1.1(c)	First Mezzanine Loan Documents
Schedule 5.15(a)	Special Purpose Covenants
Schedule 5.15(b)	Anti-Terrorism and Anti-Money Laundering Laws; Embargoed Persons
Schedule 6.1	Initial Capital Contributions and Percentage Interests of the Members

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Amended and Restated LIMITED LIABILITY COMPANY AGREEMENT
OF
ARC HOSPITALITY PORTFOLIO I HOLDCO, LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of [_______________], 2014, is made by and among AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO MEMBER, LLC, a Delaware limited liability company (together with its successors and permitted assigns each in such Person’s capacity as a member of the Company, the “Class B Member”), W2007 Equity Inns Senior Mezz, LLC, a Delaware limited liability company (together with its successors and permitted assigns each in such Person’s capacity as a member of the Company, the “Class A Member”), and [SPECIAL MEMBER], as the initial Special Member.

RECITALS

WHEREAS, the Company (as defined herein) was formed under the Act pursuant to a Certificate of Formation of the Company, which was filed with the Secretary of State of the State of Delaware on [_______________], 2014, and that certain Limited Liability Company Agreement, dated as of [_______________], 2014, by the Class B Member, as the sole member (the “Existing LLC Agreement”);

WHEREAS, the Company is the sole member of ARC Hospitality Portfolio I Mezz LLC, a Delaware limited liability company (the “First Mezzanine Borrower”), which in turn is the sole member of each of ARC Hospitality Portfolio I Owner LLC, a Delaware limited liability company (the “Mortgage Borrower”), which in turn owns the fee or ground leasehold (as applicable) interests in the Properties (as herein defined), and ARC Hospitality TRS Portfolio I LLC, a Delaware limited liability company (the “TRS”), which in turn has an operating lease for all of the Properties granted by Mortgage Borrower3; and

WHEREAS, pursuant to the terms of that certain Real Estate Sale Agreement, dated as of [_______________], 2014 (the “Sale Agreement”), by and among the parties listed on Schedule I attached thereto, as the sellers, and the Class B Member, as the purchaser, the Mortgage Borrower acquired the Properties and the Company is issuing the Interest (as herein defined) described herein to the Class A Member (on behalf of its wholly-owned subsidiaries, who were the sellers under the Sale Agreement) in partial consideration for such sale.

NOW, THEREFORE, in order to carry out the intentions expressed above and in consideration of the mutual agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Class B Member hereby agrees to admit the Class A Member and the Special Member as members of the Company upon the terms contained herein and each of the Class A Member, the Class B Member and the Special Member hereby agree to amend and restate the Existing LLC Agreement to read in its entirety as follows:

[3]	Note to draft: Second Pool Purchaser Holdco Operating Agreement to be adjusted, as necessary, to reflect the organizational structure of Second Pool Purchaser Holdco and its subsidiaries.

ARTICLE 1

DEFINITIONS

1.1          Definitions. As used in this Agreement, the following terms shall have the meanings set forth below, which meanings shall be applicable equally to the singular and plural of the terms defined:

“Accrual Period” means the period from and including a Scheduled Distribution Date to but excluding the next Scheduled Distribution Date, except that the first Accrual Period shall be the period from and including the Effective Date to but excluding the first Scheduled Distribution Date thereafter.

“Act” means the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time.

“Additional Class B Member Deposit” has the meaning set forth in Section 3.4(h).

“Additional Mezzanine Lender” means, with respect to any Additional Mezzanine Loan, the holder(s), from time to time, of such Additional Mezzanine Loan.

“Additional Mezzanine Loan” means any additional mezzanine loan incurred by a Subsidiary of the Company as an “Approved Mezzanine Loan” in accordance with the terms of the Mortgage Loan Agreement and the First Mezzanine Loan Agreement.4

“Additional Mezzanine Loan Agreement” means, with respect to each Additional Mezzanine Loan, the mezzanine loan agreement evidencing such Additional Mezzanine Loan, as the same may be amended, supplemented or modified from time to time.

“Additional Mezzanine Loan Documents” means, with respect to each Additional Mezzanine Loan, the Additional Mezzanine Loan Agreement evidencing such Additional Mezzanine Loan, the notes, pledges, environmental indemnities, guarantees and all other agreements, instruments or documents relating to, evidencing or securing such Additional Mezzanine Loan, as any of the foregoing may be amended, supplemented or modified from time to time.

“Additional Mezzanine Loan Obligations” means the indebtedness evidenced, secured or otherwise governed by the Additional Mezzanine Loan Documents.

[4]	Note to draft: The definition of Additional Mezzanine Loan in the Second Pool Purchaser Holdco Operating Agreement will be modified to conform to the additional mezzanine loan provisions in the Senior Loan Documents and, if no such additional mezzanine loan provisions exist, then the concept of an Additional Mezzanine Loan will be removed from the Second Pool Purchaser Holdco Operating Agreement.

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“Affiliate” means with respect to any Person (i) any other Person that directly or indirectly through one or more intermediaries Controls or is Controlled by or is under common Control with such Person and (ii) any other Person owning or controlling twenty-five percent (25%) or more of the outstanding voting securities of, or other ownership interests in, such Person; provided that, notwithstanding the foregoing, each of the following entities shall be deemed an Affiliate of each of the Class B Member and the Guarantors: AR Capital, LLC, American Realty Capital IX, LLC, American Realty Capital Hospitality Special Limited Partner, LLC, American Realty Capital Hospitality Advisors, LLC, American Realty Capital Hospitality Properties, LLC, Realty Capital Securities, LLC, Crestline Hotels & Resorts, LLC, American Realty Capital Properties, Inc. and each of their respective Affiliates.

“Agreement” means this Amended and Restated Limited Liability Company Agreement of the Company, together with the Schedules attached hereto, as it may hereafter be amended, supplemented or otherwise modified from time to time.

“Allocated Amount” means, with respect to a Property, an amount equal to the portion of the total of the Class A Member’s Initial Capital Contributions allocated to such Property, as set forth on Schedule 1.1(a)5, which amount shall be increased from time to time in order to reflect any additional Capital Contributions made by the Class A Member with respect to such Property.

“Annual Budget” means the annual budget for the Company and its Subsidiaries (which shall include both an operating budget and a capital expenditure budget) and each of the Properties, on an aggregate and individual Property basis, which annual budget shall set forth, on a month-by-month basis, in reasonable detail, each line item of operating income, operating expenses and capital expenses for the applicable Budget Year.

“ARC OP” means American Realty Capital Hospitality Operating Partnership, L.P., a Delaware limited partnership.

“Assignee” means any Person to whom a limited liability company interest in the Company has been Transferred in a Transfer expressly permitted hereunder and who has not been admitted as a Substituted Member.

“Available Cash” means for any period, the excess, if any, of (A) the sum of (i) the amount of all cash receipts during such period of the Company and any Subsidiary thereof, without duplication (to the extent, in the case of amounts received by a Subsidiary, such cash is permitted by the Senior Loan Documents to be distributed by such Subsidiary to the Company after payment of all expenses of such Subsidiary incurred by such Subsidiary to the extent such expenses are not prohibited by this Agreement or the Senior Loan Documents (collectively the “Permitted Subsidiary Expenses”)) and (ii) any working capital of the Company existing at the start of such period less (B) the sum of (i) all cash amounts payable in such period on account of expenses incurred directly by the Company in accordance with and as permitted by this Agreement (but specifically excluding sums payable to the Class B Member or any Affiliate thereof (except for the Permitted Subsidiary Expenses) unless approved by the Class A Member or permitted hereunder), and (ii) reserves of amounts required for the working capital, capital expenditures and future needs of the Company and its Subsidiaries, including, without limitation, current and future property improvement plans and other franchisor requirements, as established by the Class B Member in its reasonable determination.

[5]	Note to draft: Allocated amounts to be determined in accordance with the Sale Agreement.

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“Bad Boy Guaranty” means that certain Bad Boy Guaranty, dated as of the date hereof, made by the Guarantors in favor of the Class A Member.

“Bankruptcy” means, with respect to the affected party, (i) the entry of an order for relief under the Bankruptcy Code, (ii) the admission by such party in writing of its inability to pay its debts as they mature, (iii) the making by it of an assignment for the benefit of creditors, (iv) the filing by it of a petition in bankruptcy or a petition for relief under the Bankruptcy Code or any other applicable federal or state bankruptcy or insolvency statute or any similar law, (v) the application by such party for the appointment of a receiver for the assets of such party, (vi) the filing of an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts or any other similar relief under the Bankruptcy Code or any other federal or state insolvency law that is not discharged, stayed or dismissed within sixty (60) days or (vii) the imposition of a judicial or statutory lien on all or a substantial part of its assets that is not discharged, stayed or dismissed within sixty (60) days. With respect to a Member, the foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Barcelo Note” shall mean those certain Promissory Notes in the aggregate original principal amount of $63,074,056.52, dated March 21, 2014, from ARC OP to Barcelo Crestline Corporation.

“Budget Year” means, with respect to the Fiscal Year 2014 or any Fiscal Year thereafter, the period beginning on January 1 and ending on December 31 of such year.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in the State of New York.

“Buy/Sell Response Notice” has the meaning set forth in Section 3.4.

“Capital Contribution” when used with respect to any Member means the aggregate amount of capital contributed (including any amounts deemed contributed) to the Company by such Member in accordance with Article 6.

“Capital Event” means:  (i) any sale, transfer or other disposition or liquidation of the Properties or any portion thereof, or any direct or indirect interest therein owned by the Company or any Subsidiary or any portion thereof (including, in each case, a foreclosure sale or deed-in-lieu thereof); (ii) any Casualty; (iii) any Condemnation; or (iv) any refinancing of all or any of the Properties or any direct or indirect interest therein owned by the Company or any Subsidiary or all of any of the Senior Loans.

“Capital Event Proceeds” means Net Sales Proceeds, Net Disposition Proceeds and Net Financing Proceeds, collectively.

“Cash Management Account” has the meaning set forth in Section 5.5.

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“Cash Management Agreement” means that certain Cash Management Agreement, dated as of the date hereof, among [Account Bank], the Company, and the Class A Member, as the same may be amended, supplemented or otherwise modified from time to time with the approval of the Class A Member.

“Cash Management Bank” has the meaning set forth in Section 5.5.

“Casualty” means, with respect to any Property, any fire, explosion, flood, collapse or other casualty affecting all or any portion of such Property.

“Certificate” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on [_______________], 2014, as the same may hereafter be amended and/or restated from time to time.

“Changeover Event” means the occurrence of any of the following events:

(1)          any failure (regardless of the availability of funds) of the Company to distribute on any Scheduled Distribution Date the full Class A Return for the Accrual Period ending on that Scheduled Distribution Date, it being understood that if such a failure occurs, the Class A Return Rate used to calculate any amounts then owing to the Class A Member or that become due to the Class A Member at any time following such failure will be the Increased Rate, with the Increased Return resulting from such failure accruing interest at the Increased Rate until paid and such additional interest being due on the next Scheduled Distribution Date; provided, however, that with respect to each of the first two times that the Company fails to pay the Class A Return in full on a Scheduled Distribution Date only, such failure to pay shall not constitute a Changeover Event hereunder if the Company pays such amount in full (together with interest thereon at the Increased Rate) to the Class A Member within five (5) Business Days following the Class A Member’s delivery of written notice to the Class B Member of such failure to pay;

(2)          any failure of the Class B Member to contribute any Protective Capital to the Company or to reimburse the Class A Member for contributions of Protective Capital made by the Class A Member, in either case within the time set forth in, and otherwise in accordance with Section 6.2 hereof; provided that such failure of the Class B Member to contribute Protective Capital pursuant to Section 6.2(a) hereof shall not constitute a Changeover Event unless either (A) such failure is not remedied by the Class B Member within sixty (60) days after the Class A Member’s written notice to the Class B Member of such failure or (B) if the Class A Member funds any Protective Capital pursuant to Section 6.2(a) hereof, then the Class B Member shall have a period of sixty (60) days following the funding of such Protective Capital to cure such default by reimbursing the full amount of such Protective Capital (together with a return thereon at the Increased Rate) to the Class A Member;

(3)          the failure (regardless of the availability of funds) of the Company or the Class B Member (a) to redeem or cause to be redeemed the Class A Member’s Interest in full, and to pay in full the Redemption Price, on or before the Mandatory Redemption Date or (b) to pay to the Class A Member in full the Release Payment for any Property upon the sale or other disposition of any Property (or any direct or indirect interest therein owned by any of the Company or its Subsidiaries) or (c) to pay to the Class A Member in full the QCR Redemption Amount in respect of any Qualified Capital Raise in accordance with the provisions hereof or (d) to pay to the Class A Member all of the Net Financing Proceeds from the incurrence of any Additional Mezzanine Loan by the Company or any of its Subsidiaries upon such incurrence or (e) to pay to the Class A Member all of the Capital Event Proceeds from any other Capital Event affecting any Property ((but, in the event such Capital Event only affects certain Properties (as opposed to all Properties), only in an amount up to the Release Payment for such Property)) upon the occurrence of such Capital Event;

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(4)          the failure (regardless of the availability of funds) of the Company or the Class B Member to pay the Class A Member any amounts not described in clause (1), (2) or (3) above when due and payable hereunder unless such payment is made within ten (10) Business Days after notice from the Class A Member that such payment is delinquent, provided, however, that interest at the Increased Rate will accrue on any such amounts not paid when due, irrespective of the amount owed, from the day first due until paid in full;

(5)          if the Company or any Subsidiary takes any action that constitutes a breach of Section 3.1(b);

(6)          if the Company fails to comply with any of the covenants in any of Sections 5.5(a), 5.6, 5.10 (unless caused by the Senior Lender’s failure to pay taxes or insurance premiums despite there being sufficient amounts in the reserves held by the Senior Lender for such purposes), 5.15(a), 5.17 or Schedule 5.15(a) hereof, or fails to maintain the insurance required by Section 5.7; provided, however, that with respect to a violation or breach of any of the covenants set forth in Section 5.15(a) or Schedule 5.15(a), such violation or breach shall not constitute a Changeover Event in the event that (1) such violation or breach is not intentional, (2) such violation or breach is immaterial, (3) such violation or breach shall be remedied in a timely and expedient manner and in any event within not more than sixty (60) days, and (4) within fifteen (15) Business Days following the request of the Class A Member, but not prior to the date on which such violation or breach shall have been remedied in accordance with the immediately foregoing clause (3), the Company delivers to the Class A Member (I) a new non-consolidation opinion or (II) a modification of a non-consolidation opinion that was previously delivered to the Class A Member to the effect that such breach or violation shall not in any way impair, negate or adversely change the opinions rendered in such opinion, which opinion or opinion modification and any counsel delivering such opinion or opinion modification shall be acceptable to the Class A Member in its reasonable discretion;

(7)          any Prohibited Transfer occurs or if the Class B Member ceases to be Controlled, directly or indirectly, by ARC OP, or if ARC OP ceases to be Controlled, directly or indirectly by the REIT, or if the REIT ceases to be Controlled, directly or indirectly, by AR Capital, LLC;

(8)          if, as of the third (3rd) anniversary of the Effective Date, the Company has failed to make payments to the Class A Member in respect of its Unrecovered Capital in an amount equal to or greater than fifty percent (50%) of the Initial Capital Contributions made by the Class A Member;

6

(9)          if, as of the fourth (4th) anniversary of the Effective Date, the Company has failed to make payments to the Class A Member in respect of its Unrecovered Capital in an amount equal to or greater than one hundred percent (100%) of the Initial Capital Contributions made by the Class A Member;

(10)          any representation or warranty made by the Class B Member in Section 2.10 of this Agreement or any other representation made by the Class B Member or by any Guarantor in any other Transaction Document shall be untrue, incorrect or misleading in any material respect on or as of the date made; provided, however, that as to any such untrue, incorrect or misleading representation or warranty which (a) was unintentionally made to the Class A Member and (b) which can be made true and correct by action of the Class B Member, the Class B Member shall have a period of thirty (30) days following written notice thereof to the Class B Member to undertake and complete all action necessary to make such representation or warranty, true and correct in all material respects; provided, further, that if the same cannot be cured within such thirty (30) day period, if the Class B Member commences to take action to cure such breach within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, the Class B Member shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of an additional ninety (90) days;

(11)          the occurrence of any default in any material respect or of any material nature by the Class B Member, any Guarantor or any Affiliate of any of them in the performance of any obligation under any of the Transaction Documents (other than any default described elsewhere in this definition of “Changeover Event”), if such default shall continue for thirty (30) days after notice of such default; provided, however, that if such default is a default which cannot be cured by the payment of a sum of money and is otherwise susceptible of cure but cannot reasonably be cured within such 30-day period, and provided further that the Class B Member shall have commenced to cure such default within such 30-day period and shall thereafter diligently and expeditiously proceed to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for the Class B Member in the exercise of due diligence to cure such default, such additional period not to exceed ninety (90) days;

(12)          the occurrence of any “event of default” (i.e., after applicable grace and cure periods, if any) arising pursuant to any of the Senior Loan Documents or pursuant to any loan document evidencing or relating to any subsequent financing entered into by the Company or any of its Subsidiaries, or the failure to pay the Senior Loans or any such subsequent financing at the stated or accelerated maturity of the Senior Loans or such subsequent financing (whether such accelerated maturity occurs by declaration of the lender or otherwise);

(13)          if (a) the Company, the Class B Member, any Guarantor or any Subsidiary commences any action or proceeding for the purpose of asserting or alleging that any provision of this Agreement or any other Transaction Document is not enforceable by the Class A Member in accordance with its terms, or (b) it is determined by any court or other tribunal or governmental authority that any provision of this Agreement or any Transaction Document is not in full force and effect or valid or enforceable by the Class A Member in accordance with its terms to the extent that such provision relates to the Class A Member’s right to receive amounts otherwise payable or due hereunder (other than to the extent such determination is that such amounts are usurious under applicable law), the priority of any such amounts and/or the right of the Class A Member to exercise any of its rights or remedies hereunder; provided, however, that this clause (b) shall not be applicable to the extent that such determination is made solely due to the Class A Member’s failure, as of the Effective Date, to obtain any governmental order, consent, approval or authorization (or failure, as of the Effective Date, to make any registration or other filing with any governmental authority) in connection with its receipt of its Interest on the date hereof;

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(14)          if the Class B Member or any Guarantor shall, or shall cause or permit the Company or any of its Subsidiaries to, make an assignment for the benefit of creditors or admit, in any legal proceeding, its inability to pay its debts as they become due or generally not be paying its debts as they become due;

(15)          if any receiver, liquidator or trustee shall be appointed for the Class B Member, any Guarantor, the Company or any Subsidiary, or if a Bankruptcy occurs with respect to any such Person, or if any proceeding shall be instituted for the dissolution or liquidation of any such Person or its assets;

(16)          intentionally omitted;

(17)          a final, non-appealable, uninsured judgment for the payment of money in excess of $5,000,000 shall be rendered against the Company by a court of competent jurisdiction and is not satisfied in full within ten (10) days;

(18)          the occurrence of a Liability Indemnification Event under a Guaranty that remains unpaid for ten (10) Business Days after written notice thereof, provided that interest at the Increased Rate will accrue on any such amounts not paid when due, irrespective of the amount owed, from the day first due until paid in full;

(19)          the occurrence of any “event of default” (i.e., after applicable grace and cure periods, if any) arising pursuant to any ground lease to which the Company or any Subsidiary is a party to the extent such event of default could reasonably be expected to have a Material Adverse Effect;

(20)          the occurrence of any “event of default” (i.e., after applicable grace and cure periods, if any) arising pursuant to any franchise agreement to which the Company or any Subsidiary is a party to the extent such event of default could reasonably be expected to have a Material Adverse Effect, if such default shall continue for sixty (60) days after notice of such default or, if (x) such default is not reasonably susceptible of being cured within such 60-day period, (y) the Company is diligently and continuously attempting to cure such breach and (z) such breach does not cause any imminent danger to one or more of the Properties or of termination of such franchise agreement by the franchisor as a result of the continuation of such default without cure thereof, such longer period as is reasonably necessary to cure such default using diligent efforts, provided that such cure period in the aggregate shall not exceed one hundred eighty (180) days;

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(21)          if the Class B Member, any Guarantor or any of their respective Affiliates misappropriates the funds of the Company or any Subsidiary or the funds of any Affiliate of the Company or otherwise commits a fraudulent act in connection with the business of the Company or any Subsidiary or the business of any Affiliate of the Company, or if the Class B Member, any Guarantor or any of their respective Affiliates is convicted of a felony (whether or not such felony is related to the Company or any Subsidiary) or commits an act of dishonesty, willful misconduct or gross negligence, or breaches a fiduciary duty, in connection with the Company or any Subsidiary or in connection with its activities as a Member (if applicable) or the performance of its duties hereunder or under any Transaction Documents; and/or

(22)          if any of the assumptions contained in any non-consolidation opinion delivered to the Class A Member in connection with its investment in the Company, or in any other non-consolidation opinion delivered subsequently to the Class A Member’s investment in the Company, is or becomes untrue in any material respect.

“Class A Interest Sale Price” has the meaning set forth in Section 3.4.

“Class A Member” has the meaning set forth in the Preamble.6

“Class A Member Deposit” has the meaning set forth in Section 3.4(d).

“Class A Member Protective Advance” has the meaning set forth in Section 6.2.

“Class A Return” means, with respect to any Accrual Period, an amount equal to the product of (i) the weighted average outstanding Unrecovered Capital of the Class A Member during such period multiplied by (ii) the Class A Return Rate for such Accrual Period, multiplied by (iii) a fraction the numerator of which is the number of days in such Accrual Period and the denominator of which is 365.

“Class A Return Rate” means, (i) with respect the first eighteen (18) months following the Effective Date, a rate equal to 7.50% per annum, and (ii) thereafter, a rate equal to 8.00% per annum; provided, however, that (i) if any Changeover Event has occurred, the Class A Return Rate applicable in calculating any Class A Return shall automatically (without any action required by the Class A Member) increase to the Increased Rate and (ii) the rate that will accrue on any Protective Capital funded by the Class A Member shall be the Increased Rate.

“Class B Interest Sale Price” has the meaning set forth in Section 3.4.

“Class B Member” has the meaning set forth in the Preamble.

“Class B Member Affiliate Contract” means any contract or other agreement between or among the Company and/or any Subsidiary, on the one hand, and the Class B Member, any Guarantor or any of their respective Affiliates, on the other hand, regardless of whether there are other Persons party to such contract or other agreement.

[6]	Note to draft: Second Pool Purchaser Holdco Operating Agreement to further provide: “With respect to any matter which requires the consent or approval of the Class A Member hereunder or under the other Transaction Documents, [W2007 Equity Inns Partnership, L.P.] shall have the sole and exclusive power and authority to vote on behalf of and to bind all Persons constituting the Class A Member with respect to such matter.”

9

“Class B Member Deposit” has the meaning set forth in Section 3.4(h).

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, or any corresponding provision(s) of succeeding law and/or regulation.

“Collateral” means all tangible and intangible property in respect of which a security interest or pledge is granted under the Senior Loan Documents.

“Company” means ARC Hospitality Portfolio I Holdco, LLC, a Delaware limited liability company, as said company from time to time hereafter may be constituted; unless the context clearly requires otherwise, all references herein to the “Company” include the Company and each Subsidiary.

“Company Assets” means all right, title and interest of the Company in and to all or any portion of the assets of the Company and any property (real, personal, tangible or intangible) or estate acquired in exchange therefor or in connection therewith.

“Condemnation” means any taking or voluntary conveyance during the term hereof of all or any part of any Property or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority, whether or not the same shall actually have been commenced.

“Contingent Obligation” means any obligation of any Subsidiary or the Company directly or indirectly guaranteeing any indebtedness or other obligation of any other Person in any manner.

“Control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise (including through any external management arrangements), and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Delaware Court” has the meaning set forth in Section 12.9.

“Deposit” has the meaning set forth in Section 3.4(d).

“Effective Date” means the date of this Agreement set forth in the introductory paragraph hereto.

“Election Notice” has the meaning set forth in Section 3.4(a).

“Environmental Claim” means any written notice, claim, proceeding, investigation, demand or other communication by any Person or Governmental Authority alleging or asserting liability with respect to any Subsidiary or any Property arising out of, based on or resulting from (i) the presence, use or release of any Hazardous Substance, (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law, or (iii) any alleged injury or threat of injury to property, health or safety or to the environment caused by Hazardous Substances.

10

“Environmental Indemnity Agreement” means that certain Environmental Indemnity Agreement, dated as of the date hereof, by the Guarantors for the benefit of the Class A Member.

“Environmental Laws” has the meaning assigned to such term in the Environmental Indemnity Agreement.

“Equity Members” means the Class B Member and the Class A Member.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“ERISA Affiliate,” at any time, means each trade or business (whether or not incorporated) that would, at the time, be treated together with the Company or any of its Subsidiaries as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

“Executive Order” has the meaning set forth in Schedule 5.15(b).

“Existing LLC Agreement” has the meaning set forth in the Recitals.

“First Mezzanine Borrower” has the meaning set forth in the Recitals.

“First Mezzanine Lender” means the holder(s), from time to time, of the First Mezzanine Loan.

“First Mezzanine Loan” means that certain loan in the original principal amount of $111,000,000 made by German American Capital Corporation, as the original First Mezzanine Lender, to WNT Mezz I, LLC, a Delaware limited liability company, which is the predecessor-in-interest to the First Mezzanine Borrower.7

“First Mezzanine Loan Agreement” means that certain Mezzanine Loan Agreement, dated as April 11, 2014, between WNT Mezz I, LLC, a Delaware limited liability company, as the original borrower, and German American Capital Corporation, as the original Mezzanine Lender, [as amended by that certain Assumption Agreement, dated as of the date hereof, by and between First Mezzanine Borrower and First Mezzanine Lender,] as the same may be amended, supplemented or modified from time to time.8

“First Mezzanine Loan Documents” means the First Mezzanine Loan Agreement, the notes, pledges, environmental indemnities, guarantees and all other agreements, instruments or documents relating to, evidencing or securing the First Mezzanine Loan including those documents listed on Schedule 1.1(c), as any of the foregoing may be amended, supplemented or modified from time to time.9

[7]	Note to draft: Description in First Pool Purchaser Holdco Operating Agreement to be modified at closing to account for interim amendments. Second Pool Purchaser Holdco Operating Agreement to include description of applicable mezzanine loan.
[8]	Note to draft: Description in First Pool Purchaser Holdco Operating Agreement to be modified at closing to account for interim amendments. Second Pool Purchaser Holdco Operating Agreement to include description of applicable mezzanine loan agreement.

[9]	Note to draft: First Pool Purchaser Holdco Operating Agreement to include schedule of the mezzanine loan documents included in Schedule 4 to the Sale Agreement, as such documents may be amended prior to and on the Effective Date. Second Pool Purchaser Holdco Operating Agreement to include description of applicable mezzanine loan documents.

11

“First Mezzanine Loan Obligations” means the indebtedness evidenced, secured or otherwise governed by the First Mezzanine Loan Documents.

“Fiscal Year” means the fiscal year of the Company, which shall be the calendar year; but upon termination of the Company, “Fiscal Year” shall mean the period from the end of the last preceding Fiscal Year to the date of such termination.

“Fundamental Decision” has the meaning set forth in Section 3.3(g).

“Governmental Authority” means any court, board, agency, commission, office or authority of any nature whatsoever of or for any governmental unit (federal, state, county, district, municipal, city or otherwise), whether now or hereafter in existence.

“GS Group” means The Goldman Sachs Group, Inc., a Delaware corporation, together with its successors and assigns by merger, consolidation and/or sale of all or substantially all of its assets.

“Guarantees” means, collectively, the Mandatory Redemption Guaranty and the Bad Boy Guaranty and “Guaranty” shall mean either of them.

“Guarantors” means each of [____________], ARC OP and REIT.10

“Hazardous Substances” has the meaning assigned to such term in the Environmental Indemnity Agreement.

“Increased Rate” means a rate per annum calculated on a cumulative basis and compounded monthly if not paid currently, equal to the sum of (i) the then-applicable Class A Return Rate plus (ii) five percent (5%).

“Increased Return” means any amount paid or due and payable to the Class A Member as a result of an increase in the Class A Return Rate to the Increased Rate.

[10]	Note to draft: The Guarantors in addition to ARC OP and REIT will be the “Additional Guarantor” under Section 2.4.1 of the Sale Agreement, unless Whitehall has provided the Whitehall Guarantees, in which case, the Additional Guarantor shall instead be replaced hereunder by the five individual signatories to the Supplemental Agreement entered into concurrently with the Sale Agreement (which guarantors shall be subject to replacement on the same terms as set forth in the Senior Loan Documents, including the release of the Additional Guarantor or such individual guarantors, as applicable, from all liability under their guarantees if the remaining guarantor(s) meet the net worth requirement).

12

“Indebtedness” of a Person, at a particular date, means the sum (without duplication) at such date of (a) indebtedness or liability for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens voluntarily granted on such Person’s property, whether or not the obligation have been assumed by such Person.

“Initial Class B Member Deposit” has the meaning set forth in Section 3.4(c).

“Insurance Requirements” means, collectively, (i) all material terms of any insurance policy required pursuant to this Agreement and (ii) all material regulations and then-current standards applicable to or affecting any Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over any Property, or such other body exercising similar functions.

“Interest” means, with respect to any Member, the entire limited liability company interest of that Member in the Company, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all the terms and provisions of this Agreement.

“Investment Company Act” has the meaning set forth in Section 2.11(c).

“IRS” means the Internal Revenue Service and any successor agency or entity thereto.

“Legal Requirements” means:

(i)          all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Company, any Guarantor, any Subsidiary, the Class B Member or any Property or any part thereof or the construction, ownership, use, alteration or operation thereof or any part thereof (whether now or hereafter enacted and in force),

(ii)          all permits, licenses and authorizations and regulations relating thereto, and

(iii)          all covenants, conditions and restrictions contained in any instruments at any time in force (whether or not involving Governmental Authorities) affecting any Property or any part thereof which, in the case of this clause (iii), require repairs, modifications or alterations in or to any Property or any part thereof, or in any material way limit or restrict the existing use and enjoyment thereof.

“Liability Indemnification Event” means any event or occurrence that entitles the Class A Member to a payment under a Guaranty.

13

“Lien” means any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting any Collateral or any portion thereof, or any interest therein (including, without limitation, any conditional sale or other title retention agreement, any sale-leaseback, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanics’, materialmen’s and other similar liens and encumbrances).

“Lockout Expiration Date” has the meaning set forth in Section 9.2.

“Managing Member” means, initially, the Class B Member, provided, that if for any reason the Class B Member ceases to be the Managing Member pursuant to the terms hereof, the term “Managing Member” shall thereafter mean the Class A Member or such other Person as may be so designated by the Class A Member in its sole discretion. The Managing Member is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.

“Mandatory Redemption Date” means the earlier of (i) the date on which a Changeover Event first occurs, and (ii) the ninetieth (90th) day following the stated maturity date of the Senior Loans (as the same may be extended in accordance with the terms of the Senior Loan Documents pursuant to the extension options set forth therein as of the date hereof).

“Mandatory Redemption Guaranty” means that certain Mandatory Redemption Guaranty, dated as of the date hereof, made by the Guarantors in favor of the Class A Member.

“Material Adverse Effect” means a material adverse effect on (i) the use, operation, financial performance or prospects or value of the Company and its Subsidiaries taken as a whole or of the Properties taken as a whole, (ii) the current or future financial position or results of operations or business of the Company and its Subsidiaries taken as a whole, (iii) the ability of the Class A Member to enforce any Transaction Document or (iv) the ability of the Company, any Guarantor or the Class B Member to perform its obligations under any Transaction Document.

“Member” means each of the Class B Member, the Class A Member and the Company’s Special Member and any additional Persons hereafter admitted as a member of the Company in accordance with the provisions of this Agreement, for so long as such Person shall be a member of the Company and any transferee of such Person permitted hereunder and admitted as a member of the Company in accordance with Section 9.5, and “Members” shall mean such Persons, collectively.

“Mortgage Borrower” has the meaning set forth in the Recitals.

“Mortgage Lender” means the holder(s), from time to time, of the Mortgage Loan.

14

“Mortgage Loan” means that certain loan in the original principal amount of $865,000,000 made by German American Capital Corporation, as the original Mortgage Lender, to W2007 Equity Inns Realty, LLC, a Delaware limited liability company, and W2007 Equity Inns Realty, L.P., a Delaware limited partnership, as the original mortgage borrowers, which are the predecessors-in-interest to the Mortgage Borrower. 11

“Mortgage Loan Agreement” means that certain Loan Agreement, dated as of April 11, 2014, among the original W2007 Equity Inns Realty, LLC, a Delaware limited liability company, and W2007 Equity Inns Realty, L.P., a Delaware limited partnership, as the original mortgage borrowers, and German American Capital Corporation, as the original Mortgage Lender, [as amended by that certain Assumption Agreement, dated as of the date hereof, by and among Mortgage Borrower, TRS and Mortgage Lender], as the same may be subsequently amended, supplemented or modified from time to time.12

“Mortgage Loan Documents” means the Mortgage Loan Agreement, the notes, mortgages, deeds of trust, assignments of leases, pledges, environmental indemnities, guarantees and all other agreements, instruments or documents relating to, evidencing or securing the Mortgage Loan including those documents listed on Schedule 1.1(b), as any of the foregoing may be amended, supplemented or modified from time to time.13

“Mortgage Loan Obligations” means the indebtedness evidenced, secured or otherwise governed by the Mortgage Loan Documents.

“Net Disposition Proceeds” means Casualty or Condemnation proceeds not applied to restoring, repairing, replacing or rebuilding one or more Properties or retained by the Senior Lender under the Senior Loan Documents.

“Net Financing Proceeds” has the meaning set forth in Section 8.2(b).

“Net Sale Proceeds” has the meaning set forth in Section 8.2(a).

“New York Court” has the meaning set forth in Section 12.9.

“Offer Price” has the meaning set forth in Section 3.4.

“Organizational Document” means with respect to any Person (i) in the case of a corporation, such Person’s certificate of incorporation and by-laws, and any shareholder agreement, voting trust or similar arrangement applicable to any of such Person’s authorized shares of capital stock or the holders thereof, (ii) in the case of a limited partnership, such Person’s certificate of limited partnership, limited partnership agreement and any voting trusts or similar arrangements applicable to its partners or any of its partnership interests, (iii) in the case of a limited liability company, such Person’s certificate of formation or certificate of organization, limited liability company agreement and any other document affecting the rights or duties of managers or holders of limited liability company interests or (iv) in the case of any other legal entity, such Person’s organizational documents and all other documents establishing or affecting the duties or rights of holders of equity interests in such Person.

[11]	Note to draft: Description in First Pool Purchaser Holdco Operating Agreement to be modified at closing to account for interim amendments. Second Pool Purchaser Holdco Operating Agreement to include description of applicable mortgage loan.
[12]	Note to draft: Description in First Pool Purchaser Holdco Operating Agreement to be modified at closing to account for interim amendments. Second Pool Purchaser Holdco Operating Agreement to include description of applicable mortgage loan agreement.
[13]	Note to draft: First Pool Purchaser Holdco Operating Agreement to include schedule of the mortgage loan documents included in Schedule 4 to the Sale Agreement, as such documents may be amended prior to and on the Effective Date. Second Pool Purchaser Holdco Operating Agreement to include description of applicable mortgage loan documents.

15

“Percentage Interest” means, with respect to any Member, initially, the percentage following such Member’s name on Schedule 6.1.

“Permitted Transfer” has the meaning assigned to it in Section 9.1(a).

“Person” means any individual, partnership, corporation, limited liability company, trust or other legal entity.

“Plan” means an employee benefit plan (i) which is maintained for employees of Company or its Subsidiaries or any ERISA Affiliate and which is subject to Title IV of ERISA or (ii) with respect to which Company or its Subsidiaries or any ERISA Affiliate could be subjected to any liability under Title IV of ERISA (including Section 4069 of ERISA).

“Plan Assets” means assets of any Plan, including any employee benefit plan subject to Part 4, Subtitle A, Title I of ERISA.

“Prohibited Person” has the meaning set forth in Schedule 5.15(b).

“Prohibited Transfer” means (i) any violation of Section 5.17 hereof, and (ii) any Transfer of the Class B Member’s Interest or any direct or indirect equity interest in the Class B Member in violation of the terms hereof.

“Properties” means the land and improvements at the locations set forth on Schedule A hereto and “Property” means the land and improvements at each such location, along with all personal property relating thereto and owned or controlled by the Mortgage Borrower or TRS (including, without limitation, the operating leases held by TRS).

“Property Management Agreements” means, collectively, each agreement to manage one or more of the Properties between the Company or a Subsidiary and a Property Manager; provided that each such agreement (together with any modification thereto) must be approved by the Class A Member (which approval shall not be unreasonably withheld, delayed or conditioned) unless (i) such agreement has been approved by the Senior Lender pursuant to the terms of the Senior Loan Documents or otherwise conforms with the terms of the Senior Loan Documents and (ii) if such agreement constitutes a Class B Member Affiliate Contract, such agreement is terminable by the Class A Member following the declaration of a Changeover Event without payment of any termination or similar fee (which termination right may be documented in a separate subordination, non-disclosure and attornment agreement with the Class A Member); provided, further, that if the Senior Lender receives a subordination or other agreement from the manager and/or any sub-manager, then such manager and/or sub-manager shall have entered into an agreement for the benefit of the Class A Member in substantially the same form and substance as the subordination or other agreement provided to the Senior Lender.

16

“Property Manager” means each manager of a Property appointed by the Company or a Subsidiary provided that each such manager must be approved by the Class A Member (which approval shall not be unreasonably withheld, delayed or conditioned) unless such appointment (i) has been approved by the Senior Lender pursuant to the terms of the Senior Loan Documents or otherwise complies with the terms of the Senior Loan Documents and (ii) the agreement with such manager complies with the terms set forth in the definition of “Property Management Agreements” above.

“Protective Capital” has the meaning set forth in Section 6.2.

“Qualified Capital Raise” means the issuance of interests in the REIT or any subsidiary of the REIT (excluding any such issuance completed on or prior to the Effective Date and in respect of amounts due under the Sale Agreement as of the Effective Date).

“QCR Redemption Amount” means, with respect to each Qualified Capital Raise, [thirty-five] 14 percent ([35]%) of the gross amount of proceeds received by the issuer from such Qualified Capital Raise after the earlier to occur of (a) the date of the repayment in full of the Barcelo Note, and (b) the date the gross amount of proceeds received by the issuer exceeds $150,000,000; provided, however, that in no event shall the aggregate QCR Redemption Amounts payable to the Class A Member exceed [$350,000,000]15 during any twelve-month period.

“Recognition Agreements” means, collectively, (i) that certain Recognition Agreement, dated as of [_______________], 2014, by and among Mortgage Lender, Mortgage Borrower, TRS and the Class A Member, (ii) that certain Mezzanine Recognition Agreement, dated as of [_______________], 2014, by and among First Mezzanine Lender, First Mezzanine Borrower and the Class A Member, and (iii) any recognition agreement hereafter entered into by the Class A Member with respect to any Additional Mezzanine Loan.16

[14]	Note to draft: First Pool Purchaser Holdco Operating Agreement to include amount equal to (i) 35 multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is the dollar value of the units issued by the First Pool Purchaser Holdco to its Class A Member at closing and the denominator of which is the dollar value of all units issued by the First Pool Purchaser Holdco and the Second Pool Purchaser Holdco to their respective Class A Members in the aggregate. Second Pool Purchaser Holdco Operating Agreement to include an amount equal to (i) 35 less (ii) the amount included in the First Pool Purchaser Holdco Operating Agreement per the preceding sentence.
[15]	Note to draft: First Pool Purchaser Holdco Operating Agreement to include amount equal to (i) $350 million multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is the dollar value of the units issued by the First Pool Purchaser Holdco to its Class A Member at closing and the denominator of which is the dollar value of all units issued by the First Pool Purchaser Holdco and the Second Pool Purchaser Holdco to their respective Class A Members in the aggregate. Second Pool Purchaser Holdco Operating Agreement to include an amount equal to (i) $350 million less (ii) the amount included in the First Pool Purchaser Holdco Operating Agreement per the preceding sentence.
[16]	Note to draft: Second Pool Purchaser Holdco Operating Agreement to be revised to include description of relevant Recognition Agreements entered into at closing or, if there are no Recognition Agreements in place, to define Recognition Agreements to mean “collectively, any recognition agreement entered into by the Class A Member with respect to any Senior Loan.”

17

“Redemption Price” means, as of any date, an amount equal to the sum of (i) the Unrecovered Capital as of such date plus (ii) the accrued and unpaid Class A Return as of such date plus (iii) any other amounts then due or payable to the Class A Member hereunder or under the other Transaction Documents.

“Redemption Right” has the meaning set forth in Section 8.3.

“REIT” means American Realty Capital Hospitality Trust, Inc., Maryland corporation.

“Related Person” means with respect to any Person (i) an Affiliate of such Person, (ii) any officer, director, employee, agent, representative, shareholder, partner, member, manager, beneficial owner, servant, contractor or subcontractor of such Person or any Affiliate of such Person and (iii) any Person who controls any of the foregoing.

“Release Payment” means, with respect to the sale or other disposition of any Property, or any direct or indirect interest owned therein by the Company or any Subsidiary, (i) 110% of the aggregate Allocated Amount for such Property less (ii) the amount of any distributions in respect of the Unrecovered Capital of the Class A Member that were previously made to the Class A Member with Net Sale Proceeds, Net Disposition Proceeds and/or Net Financing Proceeds from such Property.

“Sale Agreement” has the meaning set forth in the Recitals.

“Scheduled Distribution Date” means in any calendar month the first (1st) day of such month or, if such day is not a Business Day, the immediately succeeding Business Day; provided, however, that in the event the payment date under the Senior Loan Documents should be hereafter modified, the Scheduled Distribution Date shall also be modified so that the Scheduled Distribution Date hereunder is also the payment date under the Senior Loan Documents.

“Scheduled Redemption Notice” has the meaning set forth in Section 5.5.

“Securities Act” has the meaning set forth in Section 2.11(c).

“Senior Lender” means, individually or collectively as the context may require, Mortgage Lender, First Mezzanine Lender and each Additional Mezzanine Lender.17

“Senior Loans” means, individually or collectively as the context may require, the Mortgage Loan, the First Mezzanine Loan and each Additional Mezzanine Loan.18

[17]	Note to draft: If financing for the Second Pool Assets is not obtained at closing, then the definition of Senior Lender in the Second Pool Purchaser Holdco Operating Agreement will be revised to mean “with respect to any Senior Loan, the holder(s), from time to time, of such Senior Loan.”
[18]	Note to draft: If financing for the Second Pool Assets is not obtained at closing, then the definition of Senior Loans in the Second Pool Purchaser Holdco Operating Agreement will be revised to mean “any indebtedness for borrowed money incurred by the Company or any of its Subsidiaries in accordance with the terms of this Agreement.”
18

“Senior Loan Documents” means, individually or collectively as the context may require, the Mortgage Loan Documents, the First Mezzanine Loan Documents and the Additional Mezzanine Loan Documents. 19

“Senior Obligations” means, individually or collectively as the context may require, the Mortgage Loan Obligations, the First Mezzanine Loan Obligations and the Additional Mezzanine Loan Obligations.20

“Significant Decision” has the meaning set forth in Section 3.6.

“Special Form” has the meaning set forth in Section 5.7(a).

“Special Member” means (i) with respect to the Company, the individual appointed and admitted as a Special Member in accordance with Section 2.7, who initially is [Special Member], (ii) with respect to the Class B Member, the individual appointed and admitted as a special member of the Class B Member in accordance with the terms hereof, and (iii) with respect to each Subsidiary, the individuals appointed and admitted as independent managers or independent directors of such Subsidiary in accordance with the terms hereof. The Special Member of the Company shall only have those rights and duties expressly set forth in this Agreement.

“Subsidiary” means First Mezzanine Borrower, Mortgage Borrower, TRS, [Name of Liquor Subsidiaries] and any other entity in which the Company holds any ownership interest, whether directly or through one or more other Persons.

“Substituted Member” means any Person admitted to the Company as a Member pursuant to the provisions of Section 9.5.

“Transaction Documents” means collectively, this Agreement, the Environmental Indemnity Agreement, the Guarantees, the Cash Management Agreement, the Recognition Agreements, the certificate of formation and limited liability company agreement of each Subsidiary and each other instrument, agreement or certificate delivered by the Class B Member, any Guarantor or any Affiliate of any of them concurrently herewith or hereafter to or for the benefit of the Class A Member or any of its Affiliates in connection with this Agreement.

[19]	Note to draft: If financing for the Second Pool Assets is not obtained at closing, then the definition of Senior Loan Documents in the Second Pool Purchaser Holdco Operating Agreement will be revised to mean “with respect to each Senior Loan, the loan agreement evidencing such Senior Loan, the notes, deeds of trusts, mortgages, assignments of leases and rents, pledges, environmental indemnities, guarantees and all other agreements, instruments or documents relating to, evidencing or securing such Senior Loan, as any of the foregoing may be amended, supplemented or modified from time to time.”
[20]	Note to draft: If financing for the Second Pool Assets is not obtained at closing, then the definition of Senior Obligations in the Second Pool Purchaser Holdco Operating Agreement will be revised to mean “the indebtedness evidenced, secured or otherwise governed by the Senior Loan Documents.”

19

“Transfer” means, with respect to the Interest of any Member or the interests of the Company in any Subsidiary, any of the Properties or any other asset, any transfer, sale, pledge, hypothecation, encumbrance, assignment or other disposition, directly or indirectly (including of any interest in a Member or through any one or more intermediaries), of all or any portion of such asset or other asset or any right to receive proceeds therefrom (whether voluntarily, involuntarily, by operation of law or otherwise).

“Treasury Regulations” means the regulations promulgated under the Code, as such regulations are in effect on the date hereof.

“TRS” has the meaning set forth in the Recitals.

“Unrecovered Capital” means, as of any date, with respect to the Class A Member an amount (but not less than zero) equal to the excess of (a) the aggregate amount of the Class A Member’s Capital Contributions theretofore made pursuant to Article 6 over (b) the sum of the aggregate amount theretofore distributed to the Class A Member as a return of capital pursuant to Article 8. Amounts distributed or paid to the Class A Member as a Class A Return, an Increased Return or indemnification for Damages will not be considered a “return of capital”. As of the date hereof, the Class A Member’s Unrecovered Capital is equal to the amount set forth in Schedule 6.1 opposite its name.

“Whitehall Parallel” means Whitehall Parallel Global Real Estate Limited Partnership 2007, a Delaware limited partnership, together with its successors and assigns by merger, consolidation and/or sale of all or substantially all of its assets.

“Whitehall Street” means Whitehall Street Global Real Estate Limited Partnership 2007, a Delaware limited partnership, together with its successors and assigns by merger, consolidation and/or sale of all or substantially all of its assets.

“Whitehall Guarantees” means, collectively, the guarantees and indemnities provided by Whitehall Street and/or Whitehall Parallel in connection with the Senior Loans.

1.2          Terms Generally. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)          the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(b)          the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation”; and

(c)          references herein to a “Schedule” are to one of the Schedules attached to this Agreement and references to an Article or a Section are to one of the Articles or Sections of this Agreement. Each Schedule attached hereto and referred to herein is hereby incorporated herein by reference.

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ARTICLE 2

THE COMPANY AND ITS BUSINESS

2.1          Members; Continuation of the Company. Each of the Class A Member and the Special Member are hereby admitted to the Company as members. As a result of such admission, the members of the Company shall be the Class B Member, the Class A Member and the Company’s Special Member. Each of the Members hereby agrees to continue the Company in accordance with the terms hereof and pursuant to the Act.

2.2          Company Name. The business of the Company shall be conducted under the name of “ ARC Hospitality Portfolio I Holdco, LLC” in the State of Delaware and under such name or such assumed names as the Managing Member deems necessary or appropriate to comply with the requirements of any other jurisdiction in which the Company may be required to qualify.

2.3          Term. The term of the Company commenced with the filing of the Certificate with the Secretary of State of the State of Delaware on [_______________], 2014 and shall continue in full force and effect perpetually unless the Company is dissolved as hereinafter provided.

2.4          Filing of Amendments to the Certificate. Each of the Members hereby agrees to execute and file any required amendments to the Certificate and to do or cause to be done all other acts requisite for the continuation of the Company as a limited liability company pursuant to the laws of the State of Delaware or any other applicable law.

2.5          Purpose. The Company is formed solely for the purpose of owning, operating managing, selling, financing and otherwise dealing with the Properties through the Subsidiaries. The Company may engage in any and all activities necessary or incidental to the foregoing. Notwithstanding anything contained herein to the contrary, the Company may not engage in any business, and may not have any purpose, unrelated to the Properties and may not acquire or own any real property or other assets other than those related to the ownership of the Properties through the Subsidiaries and the proceeds thereof (e.g., cash distributions received from the Subsidiaries).

2.6          Principal Office; Registered Agent. The principal office of the Company will be [__________________]. The Company may change its place of business to such location or locations in the United States as may at any time or from time to time be designated by the Managing Member and approved by the Class A Member. The mailing address of the Company will be [__________________], or such other address as may be selected from time to time by the Managing Member. The Company shall maintain a registered office at [__________________]. The name and address of the Company’s registered agent is [__________________].

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2.7          Classes of Members.

(a)          The Company shall have three classes of Members: a Class A Member and a Class B Member (collectively defined herein as “Equity Members”) and a special non-economic Member (defined herein as the “Special Member”). For so long as any of the Senior Loans remains outstanding and the Class A Member has not been fully redeemed, the Company at all times shall have at least one Special Member who shall be a natural person appointed by the Class A Member and who Class A Member may confirm shall not have been at the time of appointment as Special Member, shall not thereafter become and shall not have been at any time during the five years preceding appointment (i) a member, manager or director (other than an “independent director” or “special member”) of, or an officer or employee of, the Company, any Member or any of their respective members, managers, investors or Affiliates, (ii) a customer of, supplier or service provider (including a provider of professional services) to, the Company, any Member, or any of their respective members, managers, investors or Affiliates such that such individual’s annual revenues derived from the Company, any Member, and their respective members, managers, investors or Affiliates exceeded 5% of such individual’s annual revenues for any of the preceding three years, (iii) a Person Controlling or under common Control with any of the Persons described in the foregoing clauses (i) or (ii), or (iv) a member of the immediate family of any such member, manager, director, officer, employee, supplier or customer or a member of the immediate family of any other member or manager described in the foregoing clauses (i) or (ii). Upon the occurrence of any event that causes the Special Member to cease to be a member of the Company, a new Special Member shall be appointed forthwith by the Class A Member, and no decision stated in this Agreement as requiring the consent of the Special Member shall be taken in the interim period until a new Special Member is appointed. No resignation or removal of a Special Member, and no appointment of a successor Special Member, shall be effective until such successor shall have accepted his or her appointment as a Special Member by a written instrument in which he or she agrees to be bound by all of the terms and conditions of this Agreement applicable to the Special Member. All right, power and authority of the Special Member shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement as being the responsibility of the Special Member. No Special Member shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.

(b)          The Equity Members will be the only Members of the Company that have any interest in the profits, losses or capital of the Company. Except for the rights specifically granted to the Special Member in this Agreement, the Equity Members will be the only members of the Company with any voting or management rights.

(c)          The Special Member agrees to remain independent from the Equity Members and perform its obligations under this Agreement, agrees to be a Member of the Company for the limited purposes provided herein and to perform its obligations as the Special Member hereunder, and the Company and the Equity Members agree that the Special Member will be a Member of the Company only for such limited purposes. The Company, the Equity Members and the Special Member agree that the Special Member: (a) in accordance with Section 18-301 of the Act: (i) will not make, and will not be obligated to make, a contribution to the Company, and (ii) will not own, and will not be obligated to acquire, an Interest in the Company and (b) will have no management, approval, voting, consent or veto rights in the Company, other than to the extent that its affirmative vote, approval or consent is required for the Company or the Equity Members to perform certain acts or take certain actions as expressly provided in this Agreement. The Special Member may not bind the Company.

(d)          The limited liability company interests issued to the Equity Members pursuant to this Agreement have been duly authorized and are validly issued limited liability company interests in the Company.

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2.8          Names and Addresses of the Members.

The names and addresses for notices of the Equity Members are as follows:

Class A Member:

c/o Goldman Sachs Realty Management, L.P.
6011 Connection Drive
Irving, TX 75039
Attn: Greg Fay
Facsimile No.: (972) 368-3699
Telephone No.: (972) 368-2743

with copies to:

Whitehall Street Global Real Estate Limited Partnership 2007
c/o Goldman, Sachs & Co.
200 West Street
New York, NY 10282
Attn: Chief Financial Officer
Facsimile No.: (212) 357-5505
Telephone No.: (212) 902-5520

and to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attn: Anthony J. Colletta, Esq.
Facsimile No.: (212) 291-9029
Telephone No.: (212) 558-4608

Class B Member:

[__________________]

[__________________]

[__________________]

Attn: [__________________]

Facsimile No.: [__________________]

Telephone No.: [__________________]

with copies to:

[__________________]

[__________________]

[__________________]

Attn: [__________________]

Facsimile No.: [__________________]

Telephone No.: [__________________]

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and to:

[__________________]

[__________________]

[__________________]

Attn: [__________________]

Facsimile No.: [__________________]

Telephone No.: [__________________].

2.9            Authorized Persons. [__________________], is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his (or her) powers as an “authorized person” ceased, and the Managing Member thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. The Managing Member shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business. Any actions taken by any of the foregoing persons in connection with the execution, delivery or filing of the Certificate with the Secretary of State of the State of Delaware or the qualification of the Company or the Subsidiaries to do business or any other action relating thereto is hereby ratified, confirmed and approved by the Members as having been authorized by the Company.

2.10          Representations by the Class B Member. The Class B Member represents, warrants and agrees to and for the benefit of the Class A Member that, as of the Effective Date:

(a)            it is a corporation, a limited liability company or partnership, as the case may be, duly organized or formed and validly existing and in good standing under the laws of the state of its organization or formation; it has all requisite corporate, limited liability company or partnership power and authority to enter into this Agreement, to acquire and hold its Interest and to perform its obligations hereunder; and the execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party has been duly authorized by all necessary corporate, limited liability company or partnership action;

(b)           its execution and delivery of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder will not conflict with, result in a breach of or constitute a default (or any event that, with notice or lapse of time, or both, would constitute a default) or result in the acceleration of any obligation under any of the terms, conditions or provisions of any other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets are subject, conflict with or violate any of the provisions of its Organizational Documents, or violate any statute or any order, rule or regulation of any court or governmental or regulatory agency, body or official, in any manner that would adversely affect the performance of its duties hereunder; such Member has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by such Member of its obligations hereunder and thereunder;

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(c)            there is no action, suit or proceeding pending against the Class B Member or, to its knowledge, threatened in any court or by or before any other governmental agency or instrumentality that would prohibit its entering into or performing its obligations under this Agreement or any other Transaction Document;

(d)            this Agreement and each other Transaction Document to which it is a party is a binding agreement on the part of the Class B Member enforceable against the Class B Member in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights;

(e)            each of the Company and each of the Subsidiaries has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other taxes, fees, assessments and other governmental charges (excluding real estate taxes and assessments in respect of the Properties, but including any taxes payable as a result of the consummation of the transactions contemplated by the Sale Agreement) owing by it, except for such taxes (i) which are not yet delinquent or (ii) as are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with generally accepted accounting principles;

(f)            each of the Company, each Guarantor and the Class B Member is in full compliance with all Legal Requirements applicable to it, except for such instances of noncompliance when taken individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

(g)            none of the Company, any Subsidiary, the Class B Member or any ERISA Affiliate of any of the foregoing has incurred any liability under Title IV or Section 302 of ERISA or Section 412 of the Code or maintains or contributes to, or is or has been required to maintain or contribute to, any employee benefit plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code. The consummation of the transactions contemplated hereby will not constitute or result in any transaction prohibited by Section 406 of ERISA or Section 4975 of the Code;

(h)            none of the Company, the Subsidiaries or the Class B Member is (i) an “investment company” as defined in the Investment Company Act, or controlled by such a company, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Interstate Commerce Act, each as amended;

(i)             none of the Company, any Subsidiary, the Class B Member or any Guarantor has filed or, to its knowledge, is contemplating the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and to its knowledge, no Person has threatened or is contemplating the filing of any such petition against the Company, any Subsidiary, the Class B Member or any Guarantor;

(j)             neither the Company nor any Subsidiary has any outstanding Indebtedness other than as permitted under the Senior Loan Documents, and the Class B Member does not have any outstanding Indebtedness for borrowed money;

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(k)            there are no actions, suits or legal, equitable, arbitration or administrative proceedings pending or, to its knowledge, threatened against the Company, any Subsidiary or the Class B Member or any Guarantor which, if adversely determined could be reasonably expected to result in a Material Adverse Effect;

(l)             none of the Class B Member, the Company, any Subsidiary or any Person controlling any of the foregoing has violated any of the covenants contained in Schedule 5.15(a) hereto (other than with respect to any obligations requiring a Special Member prior to the date hereof);

(m)           none of the Company, any Subsidiary or the Class B Member (or, if the Class B Member is disregarded as separate from its owner for tax purposes, the owner of the Class B Member for tax purposes) is a “foreign person” within the meaning of § 1445(f)(3) of the Code;

(n)           neither the Company nor any Subsidiary has entered any agreement or other arrangement for the provision of asset or property management, leasing or other advisory services or any franchise agreement with respect to any of the Properties prior to the date hereof, except for any such agreements that (x) have been delivered to the Class A Member at least five (5) Business Days prior to the Effective Date and (y) would comply with the terms of this Agreement if entered into by the Company or any of its Subsidiaries following the Effective Date.

2.11          Representations by the Class A Member. The Class A Member represents, warrants and agrees to and for the benefit of the Class B Member that, as of the Effective Date:

(a)            it is a limited liability company, duly formed and validly existing and in good standing under the laws of the state of its formation; it has all requisite limited liability company power and authority to enter into this Agreement, to acquire and hold its Interest and to perform its obligations hereunder; and the execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party has been duly authorized by all necessary limited liability company action;

(b)            the Class A Member is acquiring its Interest for its own account, solely for investment purposes and not with a view to resale or distribution thereof;

(c)            the Class A Member acknowledges that (1) the offering and sale of the Interest (A) has not been and will not be registered under the U.S. Securities Act of 1933, as amended from time to time (the “Securities Act”), the securities laws of any state of the United States or the securities laws of any other jurisdiction, nor is such registration contemplated, (B) is being made in reliance upon federal and state exemptions for transactions not involving a public offering and/or rules governing offers and sales made outside the United States and (2) the Company will not be registered as an investment company under the U.S. Investment Company Act of 1940, as amended from time to time (the “Investment Company Act”). In furtherance thereof, the Class A Member represents and warrants that it is an “accredited investor” (as defined in Regulation D under the Securities Act), and a “qualified purchaser” (as defined in the Investment Company Act);

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(d)            the Class A Member (either alone or together with any advisers retained by such person in connection with evaluating the merits and risks of prospective investments) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of purchasing the Interest. The Class A Member’s financial situation is such that the Class A Member can afford to bear the economic risk of holding its Interest for an indefinite period of time, and the Class A Member can afford to suffer the complete loss of the Class A Member’s investment. The Class A Member understands that (A) its Interest has not been and will not be registered under the Securities Act or the securities laws of any U.S. state and accordingly may not be offered, sold, transferred or pledged unless its Interest is duly registered under the Securities Act and all other applicable securities laws or financial services laws or regulations of any jurisdiction or such offer or sale is made in accordance with an exemption from registration (including, if applicable, Regulation S), (B) this Agreement contains substantial restrictions on the transferability of its Interest, (C) no market for resale of its Interest exists or is expected to develop, (D) the Class A Member may not be able to liquidate its investment in the Company and (E) any instruments representing its Interest may bear legends restricting the transfer thereof. The Class A Member understands that its Interest will not be evidenced by a certificate subject to Article 8 of the Uniform Commercial Code; and

(e)            the Class A Member has been furnished with, and has carefully read, this Agreement and has been given the opportunity to (i) ask questions of, and receive answers from, the Managing Member or any Affiliate thereof concerning the terms and conditions pertaining to an investment in the Company and (ii) obtain any additional information which the Managing Member can acquire without unreasonable effort or expense that is necessary to evaluate the merits and risks of an investment in the Company. To the full satisfaction of the Class A Member, the Class A Member has been furnished with any materials the Class A Member has requested relating to the Company or the issuance of its Interest. In considering its acquisition of its Interest, the Class A Member is not relying, and will not rely with respect to its Interest upon any representations or warranties made by, or other information (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine, website or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising) furnished by or on behalf of, the Company, the Managing Member, the Class B Member, any Affiliate of the foregoing or any of their respective directors, officers, employees, partners, shareholders, advisers, attorneys-in-fact, representatives or agents, written or otherwise, other than as set forth in this Agreement, the other Transaction Documents and/or any separate agreement in writing with the Managing Member executed in conjunction with the Class A Member’s acquisition of its Interest. The Class A Member acknowledges that it was offered its Interest through private negotiations, not through any general solicitation or advertising. The Class A Member has carefully considered and has, to the extent it believes such discussion necessary or appropriate, discussed with legal, tax, accounting and financial advisers the suitability of an investment in the Company in light of its particular tax and financial situation, and has determined that its Interest is a suitable investment for it.

2.12          Certain Tax Matters.

(a)            The Members and the Company agree that for tax purposes, the Class A Member’s Initial Capital Contribution in exchange for its rights to the distributions set forth in Article 8 and Section 10.3 shall be treated as a disguised sale (under Section 707 of the Code and the Treasury Regulations thereunder) from the Class A Member to the Class B Member on the Effective Date, and that the rights to receive the distributions set forth in Article 8 and Section 10.3 shall be treated as an obligation of the Class B Member to make such payments as consideration for such disguised sale.

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(b)            The Members intend that the Company be disregarded as an entity separate from the owner of the Class B Member for tax purposes, and that the Class A Member not be treated as a “partner” of the Company for tax purposes. The Company shall not elect to be classified as an association taxable as a corporation on Internal Revenue Service Form 8832.

(c)            The Members and the Company agree, except as otherwise required by applicable law (as agreed to by the Managing Member and the Class A Member) or pursuant to a “determination” within the meaning of Section 1313(a) of the Code, not to take an inconsistent position with such treatment on any tax return. Subject to the preceding sentence, in the event that the Class A Member is required to be treated as a “partner” of the Company for tax purposes, income, gain, loss and deduction with respect to any property contributed to the capital of the Company by the Members shall, solely for tax purposes, be allocated among the Members so as to take into account any variation between the adjusted basis of such property for federal income tax purposes and the value of such property reflected on the books of the Company using the “ remedial method” described in Treasury Regulations Section 1.704-3(b).

(d)            The Members acknowledge that the Class B Member is an Affiliate of the REIT and agree to manage the Company and its Subsidiaries in a manner that enables the REIT to qualify as a real estate investment trust within the meaning of Section 856 of the Code and that recognizes the income, asset and operating requirements applicable to a real estate investment trust under the Code. To this end, the Members shall cooperate to cause the Company and its Subsidiaries (i) to (A) limit the investment of amounts deposited in the Cash Management Account to investments treated as cash, cash items or government securities for purposes of Section 856(c)(4) of the Code and (B) otherwise operate in such a manner such that the Company, assuming it were a real estate investment trust, would satisfy the income and asset tests applicable to real estate investment trusts and would not be subject to any taxes under Section 857 of the Code, and (ii) to avoid taking any action that could otherwise result in the REIT failing to qualify as a real estate investment trust under the Code. Notwithstanding the preceding provisions of this Section 2.12(d), nothing herein shall in any way limit the rights or remedies of the Class A Member hereunder or under any of the other Transaction Documents or modify the economic or other terms of this Agreement or the other Transaction Documents. The provisions of this Section 2.12(d) shall continue to apply for so long as the Class B Member owns an economic interest in the Company and, if the Class B Member is not the Managing Member, the Managing Member shall provide the Class B Member with any information regarding the Company it reasonably requests for purposes of establishing the Company’s compliance with this Section 2.12(d).

ARTICLE 3

MANAGEMENT OF COMPANY BUSINESS;
POWERS AND DUTIES OF THE MEMBERS

3.1            Management of the Company Business.

(a)            Subject to the provisions of this Article 3 and the other provisions of this Agreement, the Managing Member shall have the right, power and authority and the duty to manage the day-to-day operations of the Company in accordance with the terms hereof, this Agreement and applicable laws and regulations. The Managing Member shall devote such time to the Company and its business as is necessary to conduct the operations of the Company in an efficient manner and to carry out the Managing Member’s responsibilities as set forth herein. In furtherance of the foregoing, but subject to the limitations in this Article 3 and the other provisions of this Agreement, the Managing Member shall have the right, authority and duty to deal with, operate and manage the Properties on behalf of the Company and its Subsidiaries.

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(b)            The Managing Member shall not have any right, power or authority under this Agreement or otherwise to (and shall not) bind or take any action on behalf of or in the name of the Company, or enter into any commitment or obligation binding upon the Company, that would constitute a Significant Decision, unless authorized by the Class A Member in advance in the manner set forth herein. To the fullest extent permitted by law, and without limiting its indemnification pursuant to Section 4.3(a), the Managing Member shall indemnify and hold harmless the Company and the other Members and their Affiliates from and against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments and awards, and costs and expenses (including, but not limited to, reasonable attorneys’ fees) arising, directly or indirectly, in whole or in part, out of any breach of the provisions of this Section 3.1(b) by the Managing Member or any Affiliate of the Managing Member. The Managing Member shall not be entitled to any compensation from the Company for performance of its duties as Managing Member.

(c)            The Managing Member shall meet in person or telephonically with the Class A Member and/or its agents or designees at such reasonable times as the Class A Member may reasonably request to discuss the business and affairs of the Company, but in no event more frequently than monthly.

3.2            Appointment of Initial Managing Member. Subject to Section 3.3 and the other provisions of this Agreement, the Members hereby appoint the Class B Member as the initial Managing Member with the rights and responsibilities set forth in Section 3.1 and subject to the limitations set forth in Section 3.1(b), Section 3.6 and elsewhere in this Agreement. The rights of the Class B Member as Managing Member may not be assigned voluntarily or by operation of law by the Class B Member, and the duties of the Class B Member as Managing Member may not be delegated voluntarily or otherwise by the Class B Member.

3.3            Class A Member’s Rights Following a Changeover Event.

(a)            Notwithstanding the appointment set forth in Section 3.2 or any other provision of this Agreement to the contrary, upon the occurrence of a Changeover Event (subject to the provisions of Section 3.5 solely in the case of those events described in clauses (4), (5), (6), (10), (11), (18), (19), (20), (21) and (22) of the definition of Changeover Event) and the delivery by the Class A Member to the Class B Member of notice to such effect: (i) the Class B Member automatically, immediately and without any further action by the Class A Member or any other Person shall cease to be the Managing Member, (ii) all references in this Agreement to the term “Managing Member” shall refer to the Class A Member or such other Person as the Class A Member may then designate as Managing Member, (iii) the Class A Member, individually, or together with any designee appointed by it to act as Managing Member, shall have the exclusive right, power and authority, to make any and all decisions and take any actions (including, without limitation, any Significant Decisions) on behalf of or with respect to the Company and each of its Subsidiaries, provided, however, that the duties and obligations of the Managing Member to the other Members shall not be assumed by the Class A Member, and (iv) the Class A Member shall have the exclusive right, power and authority in its sole and absolute discretion to terminate the Property Management Agreements in accordance with the terms thereof (and each such Property Management Agreement entered into with an Affiliate of the Class B Member (and any related sub-property management agreement) shall provide that it shall be terminable by the Class A Member in such instance without payment of any termination or similar fee), and subject to the terms of the Senior Loan Documents, appoint a replacement. Any reasonable, out-of-pocket expenses incurred by the Class A Member, including any amounts payable to Affiliates of the Class A Member, in acting as the Managing Member of the Company shall be promptly reimbursed by the Company. The Class A Member’s authority and rights pursuant to the preceding sentence are in addition to, and not in limitation or to the exclusion of, any of the Class A Member’s other rights or remedies herein or in any of the other Transaction Documents following a Changeover Event. Upon the declaration of a Changeover Event by the Class A Member, the Class A Member shall deliver, or cause its Affiliate to deliver, to Senior Lender the replacement guaranty and environmental indemnity required by the terms of the Senior Loan Documents.

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(b)            For the avoidance of any doubt, and without limiting the foregoing, the Class B Member hereby consents and agrees that upon the declaration by the Class A Member of the occurrence of a Changeover Event (subject to the provisions of Section 3.5 solely in the case of the events described in clauses (4), (5), (6), (10), (11), (18), (19), (20), (21) and (22) of the definition of Changeover Event), the Class A Member shall have sole and exclusive right, power and authority (i) to sell the Company or the direct or indirect interests of the Company in its Subsidiaries or cause the Company and each Subsidiary to sell or refinance all or any portion of its assets at such time or times as the Class A Member in its sole discretion shall determine, regardless of market conditions, real estate values or financial conditions at such time or times, regardless of the impact of such sale or refinancing or the timing thereof on the Company or the Class B Member (and regardless of the benefits derived by the Class A Member or the consequences suffered by the Class B Member or any Affiliate thereof by virtue of or from such sale or refinancing), provided that in no event may the Class A Member sell the Company or any of its Subsidiaries or any of the Properties to the Class A Member or an Affiliate of the Class A Member, (ii) to cause the Company and/or its applicable Subsidiaries to incur one or more Additional Mezzanine Loans pursuant to the terms of the Senior Loan Documents, (iii) to cause the Company promptly to make any and all payments and/or distributions to the Class A Member and any of its Affiliates to the extent of any amounts then due or past due or that thereafter become payable pursuant to this Agreement or any other Transaction Document or of all or any portion of the Class A Member’s Unrecovered Capital (whether or not then “due”), regardless of the impact of such payments or distributions on the Company or the Class B Member, (iv) to cause the Company to liquidate pursuant to Article 10, and (v) to exercise the rights and powers granted to it pursuant to paragraph (a) above, including, without limitation, the making of any Significant Decision, in such manner as the Class A Member determines, in its sole discretion, and, in each of the foregoing cases, take (or cause the Company or any of its Subsidiaries to take) all actions and make all decisions that are reasonably related to its exercise of the foregoing remedies).

(c)            In financing or refinancing a Property or any other asset of the Company or any Subsidiary under the circumstances described in (b) above, the Class A Member may conduct the financing process or refinancing process, as applicable, in any manner the Class A Member determines, in its sole discretion, provided, that in no event may the Class A Member cause the Company or any Subsidiary to enter into financings or refinancings with the Class A Member or an Affiliate of the Class A Member.

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(d)            The Class B Member acknowledges and agrees that in exercising the authority granted to the Class A Member in the foregoing provisions and elsewhere in this Agreement and each other Transaction Document relating to or following a Changeover Event, to the fullest extent permitted by law, the Class A Member shall have no duty, obligation or liability (fiduciary or otherwise) to the Class B Member or any Affiliate thereof or any other Person whatsoever (other than as expressly set forth in this Agreement), it being understood that the Class A Member shall be entitled to exercise such authority in any manner it deems necessary or desirable to maximize the value of its investment in the Company or to fulfill any other Class A Member objective.

(e)            In addition to the rights and remedies set forth in this Article 3 and elsewhere in this Agreement, following the occurrence of a Changeover Event, the Unrecovered Capital shall accrue a return in favor of the Class A Member at the Increased Rate.

(f)             The Class B Member acknowledges and agrees that the authority granted to the Class A Member in this Article 3 was a material inducement and conditions precedent to the Class A Member’s willingness to make its investment in the Company, and that the Class A Member would have refused to make its investment absent such authority.

(g)            Notwithstanding the foregoing provisions of this Section 3.3, following the replacement of the Managing Member by the Class A Member pursuant to the terms of Section 3.3(a), the Managing Member shall not take or cause the Company or any Subsidiary to take any of the following actions (each, a “Fundamental Decision”), unless such action has been approved by all of the Equity Members in writing and in advance:

(1)          causing the Company or any Subsidiary to engage in any business other than the business described in Section 2.5 hereof;

(2)          acquiring any other real property other than the Properties and any fee estate(s) underlying any Property that is subject to a ground lease;

(3)          except for mergers between or only the Company and its Subsidiaries, causing the Company or any Subsidiary to undertake a merger or consolidation;

(4)          instituting proceedings to adjudicate the Company or any Subsidiary a bankrupt, or consenting to the filing of a bankruptcy proceeding against the Company or any Subsidiary, or filing a petition or answer or consent seeking reorganization of the Company or any Subsidiary under the Bankruptcy Code or any other similar applicable federal, state or foreign law, or consenting to the filing of any such petition against the Company or any Subsidiary, or consenting to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or any Subsidiary or of its property, or making an assignment for the benefit of creditors of the Company or any Subsidiary or otherwise taking action that would trigger full recourse to any guarantor of any Senior Loan that is an Affiliate of the Class B Member; or

(5)          terminating the operating lease for the Properties between the Mortgage Borrower and the TRS, except for the termination of the operating lease with respect to any Properties which are sold by the Mortgage Borrower.

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(6)          causing the Company or any Subsidiary to enter into any agreement or arrangement with the Class A Member or an Affiliate of the Class A Member unless such agreement or arrangement is on arm’s-length commercially reasonable terms.

3.4           Buy/Sell Following a Changeover Event; Remedy Not Exclusive.

(a)           Subject to Section 3.5, if the Class A Member gives the Class B Member notice of a Changeover Event, then, in addition to all other rights of the Class A Member hereunder at law or otherwise, the Class A Member shall have the right (but not the obligation), in its sole and absolute discretion to initiate the following “buy/sell” procedure by delivering an election notice to the Class B Member (such notice, an “Election Notice”). Such Election Notice shall state that the Class A Member has elected to initiate the buy/sell procedures in this Section 3.4, pursuant to which the Company will be sold to either the Class B Member or the Class A Member. Within ten (10) Business Days after receiving an Election Notice from the Class A Member (with time being of the essence), the Class B Member shall deliver to the Class A Member a response (the “Buy/Sell Response Notice”) setting forth a proposed price (the “Offer Price”) for the Company. Any such Buy/Sell Response Notice shall state that it is, and in any event shall be deemed, an irrevocable and unconditional offer by the Class B Member (i) to buy the Interest of the Class A Member for (A) the amount that the Class A Member would have received if the Company were sold for the Offer Price and the proceeds thereof were distributed to the Members in accordance with Section 8.4, plus (B) without duplication, any amounts owed to the Class A Member and any of its Affiliates pursuant to the terms hereof (including as a result of the Changeover Event in question), less (C) the amount of the Class B Member Deposit (as hereinafter defined) posted by the Class B Member (the “Class A Interest Sale Price”) and (ii) to sell to the Class A Member the Interest of the Class B Member for (A) the amount that the Class B Member would have received if the Company were sold for the Offer Price and the proceeds thereof were distributed to the Members in accordance with Section 8.4, less (B) without duplication, any amounts owed to the Class A Member and any of its Affiliates pursuant to the terms hereof (including as a result of the Changeover Event in question), less (C) the amount of the Class A Member Deposit (as hereinafter defined) posted by the Class A Member (the “Class B Interest Sale Price”). If the Class B Member shall fail to deliver a Buy/Sell Response Notice within such 10-Business Day period, then the Class B Member shall nevertheless be deemed to have delivered, and the Class A Member shall be deemed to have received, a Buy/Sell Response Notice with an Offer Price equal to the Redemption Price. The Class A Member shall have the right, by notice to the Class B Member within ten (10) Business Days after the delivery (or deemed delivery) of the Buy/Sell Response Notice, either:

(1)          to buy (or have its designee buy) the Interest of the Class B Member for the Class B Interest Sale Price, or

(2)          sell the Class A Member’s Interest in the Company to the Class B Member (or to their designee) for the Class A Interest Sale Price.

(b)           If the Class A Member does not respond to a Buy/Sell Response Notice within ten (10) Business Days following its receipt (or deemed receipt) thereof and the Class A Interest Sale Price set forth in such Buy/Sell Response Notice is greater than the Redemption Price, the Class A Member shall be deemed to have elected to sell its Interest to the Class B Member for such Class A Interest Sale Price. If the Class A Member does not respond to a Buy/Sell Response Notice within ten (10) Business Days of receipt thereof and the Class A Interest Sale Price set forth in such Buy/Sell Response Notice is equal to or less than the Redemption Price, the value of the Interest of the Class B Member shall conclusively be deemed to be zero ($0) and the Class A Member shall be deemed to have elected to buy the Interest of the Class B Member for a Class B Interest Sale Price equal to $1.

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(c)           If the Class A Member elects (or is deemed to have elected) to sell its Interest to the Class B Member (or its designee) for the Class A Interest Sale Price, then, within thirty (30) days following such election, the Class B Member shall fund to the Class A Member a non-refundable earnest money deposit in the amount of five percent (5%) of the Class A Interest Sale Price (the “Initial Class B Member Deposit”). If the Class B Member shall fail to fund the Initial Class B Member Deposit to the Class A Member on or prior to the expiration of such 30-day period, then (i) the election of the Class A Member to sell its Interest to the Class B Member (or its designee) for the Class A Interest Sale Price shall be deemed revoked and the Class A Member shall instead be deemed to have elected to purchase the Class B Member’s Interest for the Class B Interest Sale Price and (ii) the Class B Interest Sale Price for such acquisition shall be $1.

(d)           If the Class A Member elects to acquire the Interest of the Class B Member for the Class B Interest Sale Price, then, within thirty (30) days following such election, the Class A Member shall fund to the Class B Member a non-refundable earnest money deposit in the amount of five percent (5%) of the Class B Interest Sale Price (the “Class A Member Deposit” and each of the Class A Member Deposit and the Class B Member Deposit being referred to herein as a “Deposit”). If the Class A Member shall fail to fund the Class A Member Deposit to the Class B Member on or prior to the expiration of such 30-day period, then the Class A Member shall be deemed to have elected to sell its Interest to the Class B Member for the Class A Interest Sale Price and the Class B Member shall have a period of ten (10) Business Days to either (1) elect to acquire the Internet of the Class A Member for the Class A Interest Sale Price or (2) elect not to acquire the Interest of the Class A Member, in which case the Class A Member may not issue a new Election Notice for a period of thirty (30) days.

(e)           Subject to Section 3.4(h), the closing for any such sale transaction shall occur no later than sixty (60) days after the date on which the Initial Class B Member Deposit or the Class A Member Deposit (as applicable) has been funded, with time being of the essence. If either Member defaults on its obligation to close within the 60-day period described above, then, in addition to any other rights and remedies available to the non-defaulting Member, (x) if the non-defaulting Member received a Deposit from the defaulting Member, the non-defaulting Member shell be entitled to keep such Deposit, together with any interest thereon, as liquidated damages, it being agreed that the non-defaulting Member’s actual damages would be difficult, if not impossible, to ascertain and that the liquidated damages hereinabove specified are a fair and reasonable estimate of the actual damages that the non-defaulting Member would suffer in the event of a default by the other Member; each Member hereby acknowledges and agrees that said liquidated damages are in no way a penalty or forfeiture, but instead represent the Members’ best estimate of the actual damages that would be suffered by the non-defaulting Member in the event of such a default, and (y) if the non-defaulting Member funded a Deposit, the non-defaulting Member shall be entitled to receive a return of such Deposit and seek specific performance of the defaulting Member’s obligation to sell its Interest to the non-defaulting Member.

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(f)            Each of the Class A Member and the Class B Member hereby acknowledges and agrees that upon exercise by the Class A Member (or its designee) of the buy/sell option as described above, the selling Member must and will transfer its Interest free and clear of all Liens and adverse claims other than Liens arising pursuant to the terms of the Senior Loan Documents, this Agreement or any other Transaction Document. In the event that a Member shall have created or suffered any unauthorized Liens or other adverse claims against all or any portion of its Interest, then in addition to any other remedies then available, the acquiring Member or its designee shall be entitled to an action for specific performance to compel the selling Member and its constituent members and controlling persons to cause such adverse interests to be removed without any cost to the Company or the acquiring Member.

(g)           At the closing of any sale of a Member’s Interest under this Section, each of the buying Member and the selling Member shall be deemed to have released the other from any and all claims, obligations, liabilities, actions, judgments, suits or proceedings relating to the Company, the Members’ Interests and the Properties, except for liabilities arising under the Guarantees or the Environmental Indemnity Agreement which by their terms survive redemption of the Interests of the Class A Member. Each Member agrees to deliver any additional documents reasonably requested by the other Member to evidence or effectuate such releases.

(h)           In connection with any acquisition by the Class B Member of the Class A Member’s Interest pursuant to the terms of this Section 3.4, the Class B Member must comply with all applicable assumption, transfer and change in control conditions and provisions of the Senior Loan Documents and must obtain a release of the Class A Member and/or its Affiliates from their respective obligations under any guarantees and/or indemnities provided to the Senior Lenders in connection with the declaration of a Changeover Event, which compliance and release shall each be a condition to the obligation of the Class A Member to sell its Interest to the Class B Member pursuant to this Section 3.4. If the Class B Member fails to satisfy the conditions to closing set forth in the immediately preceding sentence prior to the expiration of the 60-day period described in paragraph (c) above, then the Class A Member’s election to sell its Interest to the Class B Member shall be null and void and the Class A Member shall instead be deemed to have elected to acquire the Class B Member’s Interest, provided that the Class B Interest Sale Price for such acquisition shall be $1; provided that the Class B Member shall be entitled to extend such 60-day period for an additional thirty (30) days in order to satisfy such condition if the Class B Member funds to the Class A Member an additional non-refundable earnest money deposit in the amount of five percent (5%) of the Class A Interest Sale Price (the “Additional Class B Member Deposit” and, together with the Initial Class B Member Deposit, collectively, the “Class B Member Deposit”).21

[21]	Note to draft: Second Pool Purchaser Holdco Operating Agreement will further provide: “In connection with any acquisition by the Class A Member of the Class B Member’s Interest pursuant to the terms of this Section 3.4, the parties shall use commercially reasonable efforts to obtain a release of the Class B Member and/or its Affiliates from their respective obligations under any guarantees and/or indemnities provided to the Senior Lenders under the Senior Loan Documents, to the extent such obligations arise from any circumstance, condition, action or event first occurring after the date of such acquisition. To the extent the parties cannot obtain such a release from the Senior Lenders, then the Class A Member shall cause Whitehall Street to deliver an indemnity to the Class B Member and/or its applicable Affiliates with respect to such obligations.”

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(i)             The Class B Member will bear the costs incurred by both parties in connection with the exercise of the buy/sell, including reasonable attorneys’ fees and expenses, transfer taxes, termination fees (including contractual damages) and the costs of obtaining any consents or approvals.

(j)             Subject to Section 3.4(g), the Class B Member hereby acknowledges and agrees that none of the rights granted in this Section 3.4 is intended or shall be deemed to be exclusive, but that each is intended to and will be in addition to all the other rights available to the Class A Member following a Changeover Event, whether pursuant to the terms of this Agreement, any other Transaction Document, at law, in equity, or otherwise.

(k)            Nothing herein shall limit the Class B Member’s right to redeem the Class A Member’s Interest in the Company pursuant to terms of Section 8.3 hereof.

3.5            The Class B Member’s Rights Following a Changeover Event. If, the Class A Member gives the Class B Member a notice alleging the occurrence of a Changeover Event pursuant to Section 3.3 (such notice, a “Changeover Notice”) alleges only the occurrence of events of the type described in clauses (4), (5), (6), (10), (11), (18), (19), (20), (21) and (22) of the definition of Changeover Event and not of events described in any other clauses of the definition of Changeover Event, then, unless an arbitration award or judicial determination has already been issued supporting the allegations of the Changeover Notice, the Class B Member shall be entitled, within ten (10) Business Days after delivery of the Changeover Notice, to contest such allegations by delivering good faith written notice containing reasonable detail as to its basis for contesting such allegations (a “Dispute Notice”) within such 10-Business Day period to the Class A Member and, within such 10-Business Day period, submitting the same to arbitration in accordance with the provisions of Section 12.10. If the Class B Member fails to give such Dispute Notice within such 10-Business Day period, then (i) it shall be automatically and conclusively deemed that the allegations in the Changeover Notice are true and (ii) the Class A Member shall be entitled to exercise all of its rights hereunder, including its rights to initiate the buy/sell and sell the Properties, the Company or the Subsidiaries. If the Class B Member timely delivers a Dispute Notice and submits the matter to arbitration as aforesaid and the arbitration panel appointed pursuant to Section 12.10 determines that (x) one or more of the events described in the Changeover Notice did constitute one or more Changeover Events, then the Class A Member shall be entitled to exercise all of its rights and remedies hereunder retroactive, as applicable, to the date on which the Class A Member delivered the Changeover Notice, including its rights to charge the Increased Rate and to initiate the buy/sell and sell the Company, the Subsidiaries or the Properties, or (y) none of the events described in the Changeover Notice constituted a Changeover Event, then it shall be automatically and conclusively deemed that the Changeover Events specified in the Changeover Notice did not occur and the Class B Member shall be reinstated as the Managing Member (if it was acting as Managing Member immediately prior to the Class A Member’s declaration of a Changeover Event) and the Class A Member shall not be entitled to exercise its rights with respect to such Changeover Notice (without prejudice to its rights and remedies with respect to any other occurrence of a Changeover Event). In no event may the arbitration panel consider the enforceability of any provision of this Agreement, and the scope of any proceeding before the arbitration panel shall be limited to whether the grounds for the declaration of a Changeover Event in fact existed. Pending the ruling of such arbitration panel, a Changeover Event subject to this Section 3.5 will not be deemed to have occurred with respect to the matters before the arbitration panel, the Class A Member will not have the right to sell the Properties, the Company or the Subsidiaries or initiate the buy/sell procedures described in Section 3.4 in respect of such Changeover Event and the Managing Member shall continue to operate the Company and the Subsidiaries in the ordinary course of business and in accordance with the terms of this Agreement. In no event may the Class B Member arbitrate the occurrence of any Changeover Event described in clauses (1), (2), (3), (7), (8), (9), (12), (13), (14), (15), (16) or (17) of the definition of “Changeover Event” and any declaration by the Class A Member of a Changeover Event based in whole or in part on any one or more of the events described in such clauses shall be effective immediately.

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3.6           Significant Decisions. Notwithstanding anything to the contrary set forth in this Agreement but subject to Section 3.3, no Member shall take or cause or permit the Company or any Subsidiary to take any of the following actions, expend any amount of money, make any decision or incur any obligation on behalf of the Company or any Subsidiary with respect to any matter within the scope of any of the matters enumerated below (each a “Significant Decision”) unless the action, expenditure or other decision has been approved by the Class A Member in writing and in advance and has been approved in accordance with any other requirements of this Agreement:

(1)          except for any sale of one or more Properties where the Net Disposition Proceeds therefrom are sufficient to pay all amounts owing to the Senior Lenders in respect of such sale and for the Company to pay the Release Payment required to be paid to the Class A Member in respect of such sale, sell, transfer, assign or otherwise dispose of, or enter into or cause or permit any Subsidiary to enter into any agreement or option to sell, transfer, assign or otherwise dispose of, all or any portion of any of the Properties or any other Company Asset (except immaterial items of personal property sold in the ordinary course of business) or of any of the Company’s direct or indirect interests in any Property or any Subsidiary;

(2)          (a) change the nature of the business or the method of conducting the affairs of the Company or any Subsidiary or the use of any Property or (b) acquire any land or other real property or interest therein;

(3)          enter into any agreement or other arrangement with the Class B Member, any Guarantor or any of their respective Affiliates unless (i) such agreement or other arrangement is on arm’s-length commercially reasonable terms and (ii) such agreement or other arrangement is terminable by the Class A Member following the declaration of a Changeover Event without payment of any termination or similar fee;

(4)          fail to comply with any of the covenants set forth in Section 5.15;

(5)          to the fullest extent permitted by law, dissolve and wind-up the Company or any Subsidiary or elect to continue the Company or any Subsidiary or elect to continue the business of the Company or any Subsidiary (or permit any Subsidiary to do any of the foregoing) (other than dissolving and winding up any Subsidiary whose sole direct or indirect asset was a Property sold in accordance with the provisions hereof);

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(6)          except (i) as permitted under the Senior Loan Documents, (ii) any refinancing of any of the Senior Loans in which the Company concurrently redeems the Class A Member’s Interest in full for the Redemption Price, and (iii) any incurrence of Additional Mezzanine Loans in accordance with the terms of the Senior Loan Documents where the Company concurrently pays the Class A Member all of the Net Financing Proceeds from the incurrence thereof, incur, renew or refinance Indebtedness of the Company or any Subsidiary (or permit any Subsidiary to do any of the foregoing);22

(7)          except for immaterial modifications that are not adverse to the Class A Member or the Company or any of its Subsidiaries, modify (i) any loan documentation (including the Senior Loan Documents) executed by the Company or any Subsidiary or (ii) any other material agreement (including any franchise, leasing or property or asset management agreement) the execution of which required the approval of the Class A Member (or permit any Subsidiary to do any of the foregoing);

(8)          institute proceedings to adjudicate the Company or any Subsidiary a bankrupt, or consent to the filing of a bankruptcy proceeding against the Company or any Subsidiary, or file a petition or answer or consent seeking reorganization of the Company or any Subsidiary under the Bankruptcy Code or any other similar applicable federal, state or foreign law, or consent to the filing of any such petition against the Company or any Subsidiary, or consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or any Subsidiary or of its property, or make an assignment for the benefit of creditors of the Company or any Subsidiary, or admit, in any legal proceeding, the Company’s or any Subsidiary’s inability to pay its debts generally as they become due (or permit any Subsidiary to do any of the foregoing); or make any decision on behalf of the Company or any Subsidiary with respect to any Bankruptcy or other similar proceeding under any present or future federal, state, local or other law involving the Company, any Subsidiary or any portion of the Property;

(9)          organize or form any Subsidiary of the Company or of any Subsidiary or become a member of any such entity (it being understood that the Company already is a member of the First Mezzanine Borrower), other than in connection with the incurrence of an Additional Mezzanine Loan in accordance with the terms of this Agreement, in which case the Company shall own one hundred percent (100%) of the interests in the Subsidiary formed for the purpose of incurring such Additional Mezzanine Loan, which in turn shall own one hundred percent (100%) of the interests in the First Mezzanine Borrower;

[22]	Note to draft: If Second Pool Assets are not financed at closing, then Second Pool Purchaser Holdco Operating Agreement to be revised to read: except (i) for the initial incurrence of any Senior Loan, provided that the Senior Loan Documents for such Senior Loan provide that (i) the Class A Member may take control of the Company following a Changeover Event on terms no more onerous to the Class A Member than those provided for in the Loan Documents (as defined in the Sale Agreement) as of the date of the Sale Agreement, (ii) the Class A Member may transfer its interests in the Company on terms no more onerous to the Class A Member than those provided for in the Loan Documents (as defined in the Sale Agreement) as of the date of the Sale Agreement, and (iii) the Senior Lender under such Senior Loan must deliver a recognition agreement in substantially the same form as the form contemplated by the Loan Documents (as defined in the Sale Agreement) as of the date of the Sale Agreement, (ii) as permitted under the Senior Loan Documents, (iii) any refinancing of any of the Senior Loans in which the Company concurrently redeems the Class A Member’s Interest in full for the Redemption Price, and [(iv) any incurrence of Additional Mezzanine Loans in accordance with the terms of the Senior Loan Documents where the Company concurrently pays the Class A Member all of the Net Financing Proceeds from the incurrence thereof], incur, renew or refinance Indebtedness of the Company or any Subsidiary (or permit any Subsidiary to do any of the foregoing).”

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(10)          amend this Agreement, the Certificate or any other Organizational Document of the Company, any Subsidiary (or permit any Subsidiary to do the same) or the Class B Member;

(11)          merge or consolidate the Company or any Subsidiary with or into any other Person (or permit any Subsidiary to do the same) (or engage in any other transaction having substantially the same effect);

(12)          make distributions to Members other than as required in, and in accordance with, Article 8 of this Agreement;

(13)          create or permit the creation of any encumbrance on any Property or the Company’s direct or indirect interest in any Subsidiary or any other Company Asset (or permit any Subsidiary to do any of the foregoing) other than space leases entered into in the ordinary course in accordance with the terms of the Senior Loan Documents and such other encumbrances as are permitted by the terms of the Senior Loan Documents, provided, however, that the Subsidiaries may, without the consent of the Class A Member, contest mechanics’ liens as permitted by the terms of the Senior Loan Documents; and

(14)          appoint any replacement Managing Member.

Upon the declaration of a Changeover Event, the Class A Member or any Person designated by it shall have the exclusive authority to take each of the foregoing actions and make each of the foregoing decisions on behalf of the Company as it deems appropriate in its sole discretion and any requirement in this Agreement, at law or otherwise that it seek approval from or consult with the Class B Member or any other Person shall be of no force or effect.

3.7           Class B Member Affiliate Contracts. The Class B Member shall enforce in all material respects the material obligations of each counterparty to a Class B Member Affiliate Agreement. If the Class A Member shall request in writing to the Class B Member that the Class B Member enforce any material obligation of a counterparty to any Class B Member Affiliate Contract and the Class B Member shall not, promptly following receipt of such request, proceed diligently to enforce such material obligation, then the Class A Member may, in the name of the Company and/or any of its Subsidiaries, exercise any right or remedy available to the Company and/or any of its Subsidiaries under the Class B Member Affiliate Contract in question.

3.8           Cooperation. If the Managing Member is removed as Managing Member in accordance with the provisions of this Article 3 or otherwise pursuant to the terms of this Agreement, and a replacement Managing Member has been selected by the Class A Member, or if the Class A Member has elected to exercise any of the remedies set forth in Section 3.3, then, in each case, the Managing Member shall cooperate fully with the Class A Member and, to the extent applicable, the replacement Managing Member, and furnish all books and records and any and all other information in its possession, or reasonably obtainable by the existing Managing Member, related to the management and development of the Company and the Properties as reasonably requested by such persons.

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3.9           The Class A Member’s Right to Cure Senior Loan Defaults. If the Class A Member receives notice or otherwise becomes aware of any default (i.e., an event that would constitute an “event of default” after applicable grace and cure periods) under any of the Senior Loan Documents, then, in addition to the rights of the Class A Member to fund Protective Capital pursuant to Section 6.2 below, the Class A Member shall have the right to take any such action on behalf of the Company and its Subsidiaries as is reasonably necessary to cure such default, provided that the Class A Member first provide the Class B Member with at least two (2) Business Days’ prior notice of such proposed action unless there is not sufficient time to provide such prior notice and cure such default within the applicable grace or cure period, in which case, the Class A Member shall provide the Class B Member notice of such action concurrently with taking such action.

ARTICLE 4

RIGHTS AND DUTIES OF MEMBERS

4.1           Duties and Obligations of the Class B Member.

(a)            In addition to such duties as are described elsewhere in this Agreement, the Managing Member shall (or shall cause the applicable Property Managers to) (i) prepare and deliver to the Class A Member (or cause to be prepared and delivered to the Class A Member) the Annual Budget for each Budget Year in accordance with Section 5.3, (ii) deliver (and cause the Property Manager to deliver) to the Class A Member promptly upon its receipt, copies of all (x) summonses and complaints served on the Company, any Subsidiary or the Class B Member (as the Managing Member of the Company) which are (I) served against the Company or the Managing Member or (II) not covered by insurance or (III) reasonably expected to result in a Material Adverse Effect and (y) written notices of default on any loan or other indebtedness for borrowed money of the Company or any Subsidiary or of any judgment or attachment against any Company Asset, the Property or the direct or indirect interests of Company in the Subsidiaries that is either against the Company or in excess of $1,000,000, (iii) monitor the Company’s and the Subsidiaries’ compliance with the Senior Loan Documents (and use diligent efforts to cause their compliance with the terms thereof), mortgages (and cause their compliance with the terms thereof) and any other agreements to which the Company or any Subsidiary is bound unless any such non-compliance is not reasonably expected to be material (and taking appropriate steps on behalf of the Company to cure any non-compliance to the extent permitted under this Agreement and promptly notifying the Class A Member of any such non-compliance), and (iv) carry out its responsibilities under Section 4.2 and the other sections of this Agreement.

(b)            In the event the Class B Member shall fail to perform or comply with, or to cause the performance of or compliance with, any obligation or duty imposed on the Managing Member pursuant to this Agreement, then, without limiting any other remedy available to the Class A Member, the Class A Member shall have the right (but not the obligation) after ten (10) Business Days’ notice to the Managing Member to perform or comply with, or cause the performance of or compliance with, such obligation, any such additional cost or expense to be reimbursed by the Company.

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4.2           Prohibition of Other Activities of the Class B Member. The Class B Member agrees that it will not engage in any activity not related to the Company or invest in any venture other than the Company or possess any interest therein independently or with others. Notwithstanding the foregoing, any owner of a direct or indirect interest in the Class B Member may engage or invest in any other activity or venture or possess any interest therein independently or with others whether or not in competition with the Company or any Subsidiary. In addition, no owner of a direct or indirect interest in the Class B Member or any other Person employed by, related to or in any way affiliated with any such Person shall have, by virtue of the terms of this Agreement, any duty or obligation to disclose or offer to the Company or the Members, or obtain for the benefit of the Company or the Members, any other activity or venture or interest therein, and none of the Company, the Members, the creditors of the Company or any other Person having any interest in the Company shall have (A) any claim, right or cause of action under this Agreement against the Class B Member or any owner of a direct or indirect interest in the Class B Member or any other Person employed by, related to or in any way affiliated with any such Person, by reason of any direct or indirect investment or other participation, whether active or passive, in any such activity or venture or any interest therein or (B) any right under this Agreement to participate therein.

4.3           Limitation on Member Liability; Indemnification.

(a)           Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company; provided, however, that the foregoing shall not: (i) relieve the Guarantors from any liability arising under the Guarantees or the Environmental Indemnity Agreement or otherwise limit or impair the obligations of the Guarantors thereunder or (ii) have any effect on the liability of such Persons for their own willful or tortious misconduct.

(b)           In any threatened, pending or completed action, suit or proceeding, to the fullest extent permitted by law, each Member shall be fully protected, indemnified and held harmless by the Company against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys’ fees, costs of investigation, fines, judgments and amounts paid in settlement, actually incurred by such Member in connection with the business of the Company any Subsidiary or any Property in connection with such action, suit or proceeding) (collectively, “Damages”) by virtue of its status as Member or with respect to any action or omission taken or suffered in good faith, other than liabilities and losses resulting from the fraud, gross negligence or willful misconduct of such Member; provided, however, such Member shall not be so indemnified for any acts determined by any adjudicative or arbitration procedure to be in contravention of an express term of this Agreement or in breach of its fiduciary duties. The indemnification provided by this Section 4.3(b) shall be recoverable only out of the assets of the Company, and no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) shall be payable under this Section from amounts owing to the Class A Member.

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(c)            The Company shall indemnify, reimburse, defend and hold harmless the Class A Member and its Related Persons for, from and against any and all Damages of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against them, in any way relating to or arising out of the following: (i) the making of the Class A Member’s Capital Contribution, (ii) owning or holding the Class A Member’s interest, (iii) enforcing the Class A Member’s rights or remedies under this Agreement, (iv) any acts or omissions of the Class A Member (directly or through its Affiliates) as a Member or Managing Member, as applicable, or (v) any Environmental Claim resulting from any circumstance, condition, action or event first occurring after the date hereof (other than Environmental Claims arising from circumstances, conditions, actions or events first occurring after the date of the declaration of a Changeover Event and not caused by the Class B Member or an Affiliate thereof); provided, however, that neither the Class A Member nor any of its Related Persons shall have the right to be indemnified under this subsection (c) for the Class A Member’s or its Affiliates’ own gross negligence, illegal acts, fraud or willful misconduct. For purposes of this Section 4.3(c), the Company shall not be deemed to be an Affiliate of the Class A Member unless and until the Class A Member exercises control over the Company following the declaration of a Changeover Event. The provisions of and undertakings and indemnification set forth in this subsection (c) shall survive the repayment in full of all sums otherwise due the Class A Member under this Agreement or in respect of its Interest, the transfer of the entirety of the Class A Member’s Interest to unaffiliated third parties, and the termination of this Agreement or liquidation of the Company.

(d)           All obligations in this Agreement to indemnify, defend, or hold harmless the Class A Member shall survive the Transfer or redemption of the Class A Member’s Interest, and the sale or other Transfer of any Property.

4.4           Compensation of Members and their Affiliates. No Member, nor any of their respective Affiliates, shall be entitled to compensation from the Company in connection with any matter that may be undertaken in connection with the fulfillment of its duties and responsibilities hereunder.

4.5           Use of Company Property. No Member shall make use of the property or funds of the Company, or assign its rights to specific Company property, other than for the business or benefit of the Company.

4.6           Tax Contests. The Class B Member shall give prompt notice to the Class A Member of any and all tax proceedings relating to any matters covered in Section 2.12. The Managing Member shall furnish the Class A Member with timely and reasonably detailed status reports regarding any such tax proceedings promptly after any material new development, and the Class A Member shall be given reasonable advance notice by the Managing Member so that it shall have the opportunity to participate, and permit its professional tax advisers to participate, in person in all of such tax proceedings (including prior review of submissions by the Company and any of its Subsidiaries in respect of any such tax proceedings). The Class B Member shall not to settle any such tax proceeding which would have an adverse effect on the Class A Member without obtaining the prior approval of the Class A Member, such approval not to be unreasonably withheld, conditioned or delayed.

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4.7           Duty of the Class A Member. To the fullest extent permitted by law, the Class A Member shall have no fiduciary or other duty to any other Member or to the Company, and each other Member waives any fiduciary or other duty or claim based thereon; provided, however, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. In furtherance of the foregoing, each Member acknowledges and agrees that the Class A Member shall be entitled, in granting or withholding any consent or approval or carrying out any of its rights or remedies hereunder, to consider only the interests of the Class A Member and such other factors as the Class A Member determines in its sole discretion (even if such interests are different than or at odds or in conflict with the interests of the Company or other Members) and that the Class A Member has no duty or obligation to give any consideration to any interest of, or factors affecting, the Company or the other Members; provided, however, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. Whenever the Class A Member is permitted to make a determination in “good faith” or another express standard, the Class A Member shall act under such express standard and shall not be subject to any other or different standard imposed by any other relevant provision of law or otherwise. Whenever the Class A Member is permitted to consent, withhold consent, approve, withhold approval or to take any other action under the terms of this Agreement, it may do so in its sole and absolute discretion and judgment unless this Agreement expressly states otherwise, and any approval or consent of the Class A Member shall not be effective unless given in writing. The Class B Member acknowledges and agrees that the Class A Member and/or any owner of a direct or indirect interest in the Class A Member may engage or invest in any other activity or venture or possess any interest therein independently or with others whether or not in competition with the Company or any Subsidiary notwithstanding any provision to the contrary at law or in equity. Neither the Class A Member nor any owner of a direct or indirect interest in the Class A Member or any other Person employed by, related to or in any way affiliated with any such Person shall have any duty or obligation to disclose or offer to the Company or the Members, or obtain for the benefit of the Company or the Members, any other activity or venture or interest therein, and none of the Company, the Members, the creditors of the Company or any other Person having any interest in the Company shall have (A) any claim, right or cause of action against the Class A Member or any owner of a direct or indirect interest in the Class A Member or any other Person employed by, related to or in any way affiliated with any such Person, by reason of any direct or indirect investment or other participation, whether active or passive, in any such activity or venture or any interest therein or (B) any right to participate therein.

ARTICLE 5

BOOKS AND RECORDS; ANNUAL REPORTS; EXPENSES AND OTHER MATTERS

5.1           Books of Account. At all times during the continuance of the Company, the Class B Member (in its capacity as Managing Member) shall keep or cause to be kept true and complete books of account in which shall be entered fully and accurately each transaction of the Company. Such books shall be kept on the basis of the Fiscal Year in accordance with the accrual method of accounting, and shall reflect all Company transactions in accordance with generally accepted accounting principles prevailing in the United States of America.

5.2           Availability of Books of Account. All of the books of account referred to in Section 5.1, together with an executed copy of this Agreement and the Certificate, and any amendments thereto, shall at all times be maintained at the principal office of the Company or such other location as the Managing Member may propose and the Class A Member shall approve, and upon reasonable advance written notice to the Managing Member, shall be open to the inspection and examination of each other Member or its representatives during reasonable business hours.

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5.3           Annual Reports and Statements; Annual Budgets. (a) The Class B Member (in its capacity as Managing Member) shall provide to each other Member, copies of all quarterly and annual financial statements and other financial reports delivered to the Mortgage Lender concurrently with the delivery of such reports to the Mortgage Lender, it being agreed that the foregoing shall include financial statements and other financial reports presenting the financial results and other information for the Company and its Subsidiaries on a consolidated basis.23 In addition, the Class B Member (in its capacity as Managing Member) shall send to each Member (i) all other material written notices, reports and other material information required to be delivered by the Subsidiaries under any of the Senior Loan Documents concurrently with the delivery of such materials to the applicable Senior Lender(s), (ii) all completed IRS Forms 1099 for the review and approval of the Managing Member and the Class A Member no later than ten (10) days prior to the due date of such Schedules, but in no event later than February 15 of each year in draft form and February 28 of each year in final form and (iii) such other information concerning the Company and reasonably requested by any Member as is necessary for the preparation of such Member’s federal, state and local income or other tax returns.

(b)           The Managing Member has submitted an Annual Budget for the remainder of the 2014 Budget Year to the Class A Member at least thirty (30) days prior to the Effective Date. Not later than (i) December 1, 2014, the Managing Member shall prepare or cause to be prepared the Annual Budget with respect to the 2015 Budget Year, and (ii) not later than December 1 of the prior Budget Year with respect to each subsequent Budget Year, the Managing Member shall prepare for the Company for the Budget Year in question, the Annual Budget for the Company. The Class A Member shall not have the right to approve any proposed Annual Budget; provided that the Class B Member shall promptly respond to any inquiries made, or additional information requested, by the Class A Member with respect to each proposed Annual Budget.

(c)            The Company shall cause the Company’s independent accountants to prepare (under the oversight of the Managing Member), on an accrual basis, all federal, state and local tax returns required to be filed by the Company or any Subsidiary, and shall cause each Subsidiary to file all such returns and other reports that it is required by law to file. The Company shall prepare or cause to be prepared all required returns as if the Company and the Subsidiaries named in the return in a manner consistent with Section 2.12.

5.4           Class A Member’s Expenses. The Company covenants and agrees to reimburse the Class A Member upon receipt of written notice from the Class A Member for all reasonable out-of-pocket expenses incurred by the Class A Member (including reasonable attorneys’ fees and other legal expenses) in connection with (A) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Transaction Documents and any other documents or matters requested by the Class B Member; (B) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation in each case against, under or affecting the Class B Member, the Company, any Subsidiary, this Agreement, the other Transaction Documents or the Collateral or any Property; (C) enforcing any obligations of or collecting any payments due from the Class B Member or the Company under this Agreement, the other Transaction Documents or with respect to any Property (including any modification, restructuring or “work out” related to the Transaction Documents or the obligations thereunder); and (D) any insolvency or bankruptcy proceedings.

[23]	Note to draft: If financing is not obtained for the Second Pool Assets at closing, then Section 5.3 shall be revised so that the Class B Member has the same reporting requirements with respect to the Second Pool Purchaser Holdco and the Second Pool Assets as it has with respect to the First Pool Purchaser Holdco and the First Pool Assets.

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5.5           Cash Management Account. Concurrently herewith, the Managing Member has opened an interest bearing account (the “Cash Management Account”) with [Account Bank] (or such other banking institution as the Class A Member may select hereafter; the “Cash Management Bank”). The Company shall cause all cash allowed to be distributed to the Company pursuant to the Senior Loan Documents to be deposited in the Cash Management Account on the first Business Day that such distribution would be allowed under the Senior Loan Documents. The Company may not establish or maintain any other bank accounts, securities accounts or other accounts without the prior approval of the Class A Member (which approval, among other things, may be expressly conditioned on appropriate cash management agreements in favor of the Class A Member). Amounts on deposit in the Cash Management Account shall be distributed in accordance with Sections 8.1 and 8.4.

(a)           Pursuant to the terms of the Cash Management Agreement (and any substitute or additional cash management agreement for any substitute or additional Company accounts) , (i) until the declaration of a Changeover Event, the Class B Member shall have control over, and the sole right to withdraw funds from, the Cash Management Account (and any substitute or additional Company accounts), and (ii) following the declaration of a Changeover Event, the Class A Member shall have control over, and the sole right to withdraw funds from, the Cash Management Account (and any substitute or additional Company accounts).

(b)           All reasonable costs and expenses for establishing and maintaining the Cash Management Account shall be paid by the Company. All interest on the Cash Management Account shall be added to and become a part of the Cash Management Account and shall be disbursed in the same manner as other monies deposited in the Cash Management Account. The Class A Member shall not be liable for any loss sustained on the investment of any funds in accordance with this Agreement.

5.6           Plan Assets. Neither the Company nor any of its Affiliates shall at any time (a) hold any Plan Assets; (b) maintain or contribute to, or agree to maintain or contribute to, or permit any ERISA Affiliate to maintain or contribute to or agree to maintain or contribute to, or permit any ERISA Affiliate to maintain or contribute to or agree to maintain or contribute to, any employee benefit plan subject to Title IV or Section 302 of ERISA or Section 312 of the Code; or (c) engage in a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, as such sections relate to the Company and its Affiliates, or in any transaction that would cause any obligation or action taken or to be taken hereunder or under the Transaction Documents to be a non-exempt prohibited transaction under ERISA.

5.7           Insurance. (a)  The Company shall cause each Subsidiary to keep the Properties it owns insured at all times with the coverage and in the amounts required hereunder against loss or damage by fire and against loss or damage by other risks and hazards covered by a standard extended coverage insurance policy (including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft on the “Special Form” (formerly an “All Risk” form)). Such insurance shall be in an amount (i) equal to at least the full replacement cost of the improvements, furniture, fixtures and equipment owned by such Subsidiaries (exclusive of the cost of foundations and footings), without deduction for physical depreciation, (ii) such that the insurer would not deem any Subsidiary a co-insurer thereunder and (iii) at least equal in type and amount to the types of coverage and amounts required by the lender in any of the Senior Loan Documents.

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(b)           The Company will maintain the insurance policies described in Section 5.1 of the Mortgage Loan Agreement whether or not the Mortgage Loan Documents remain in effect.24

5.8           Casualty/Condemnation. (a) In the event of any Casualty or Condemnation requiring notice to the Mortgage Lender25, the Company shall give prompt notice thereof to each of the Managing Member and the Class A Member. Subject to the terms of any of Senior Loan Documents, the Managing Member may settle and adjust any claims and the reasonable expenses incurred by them in the adjustment and collection of such proceeds shall be reimbursed by the Company upon request therefor.

(b)           Notwithstanding anything to the contrary contained herein, if the Company or any of its Subsidiaries is required under the terms of the Senior Loan Documents to restore any Property, then the Company and the Subsidiaries shall be entitled to apply the insurance proceeds or the condemnation awards from the casualty or condemnation affecting such Property to such restoration in accordance with the Senior Loan Documents.

5.9           Existence; Compliance with Legal Requirements. The Company shall cause each Subsidiary to do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence as a limited liability company and all rights, licenses, permits, franchises and other agreements necessary for the continued use and operation of its business, and shall comply with all Legal Requirements and Insurance Requirements applicable to each Subsidiary and each Property in each case in accordance with the provisions of the Senior Loan Documents. In addition, and whether or not required by law, the Company shall cause each Subsidiary at all times to maintain, preserve and protect all of the Properties to the extent necessary for the continued conduct of its business and maintain the Properties in a condition at least as good as that on the date hereof except for reasonable wear and use, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, or, in each case, such higher standard as required under any applicable franchise license agreement entered into by any Subsidiary in each case in accordance with the provisions of the Senior Loan Documents.

[24]	Note to draft: Second Pool Purchaser Holdco Operating Agreement to be revised, as necessary, to refer to the insurance requirements of the applicable Senior Loan Documents. If financing is not obtained for the Second Pool Assets at closing, then this provision will be revised to read: “The Company will maintain the insurance policies required by the Senior Loan Documents whether or not the Senior Loan Documents remain in effect.”
[25]	Note to draft: If financing is not obtained for the Second Pool Assets at closing, then Section 5.8 will be revised so that the Class B Member has the same casualty notification requirements with respect to the Second Pool Assets as it has with respect to the First Pool Assets.

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5.10          Impositions and Other Claims. The Company shall and shall cause each Subsidiary to pay and discharge, or cause to be paid or discharged, all taxes, assessments and governmental charges levied upon it, its income and assets as and when such taxes, assessments and charges are due and payable (including, without limitation, all impositions), as well as all lawful claims for labor, materials and supplies or otherwise, which could become a lien or encumbrance on any of its assets, subject to any rights to contest permitted under the Senior Loan Documents. The Company shall not permit or suffer (and shall cause the Subsidiaries not to permit or suffer) to exist any Lien on any Property, the Company’s direct or indirect interest in the Subsidiaries or any other Company Asset, other than Permitted Encumbrances (as defined in the Senior Loan Documents) or the security interest of the Class A Member in the Cash Management Account; provided, however, that the Subsidiaries may, without the consent of the Class A Member, contest mechanics’ liens as permitted by the terms of the Senior Loan Documents. If a Lien is imposed on a Property due solely to Senior Lender’s failure to pay taxes that, under the Senior Loan Documents, the Senior Lender is obligated to pay and for which sufficient funds in the Senior Loan tax reserve are available, the imposition of such Lien will not constitute a breach of this covenant or a Changeover Event.

5.11          Litigation. The Managing Member shall give prompt written notice to the Class A Member of any litigation or governmental proceedings pending or threatened (in writing) against the Company, the Class B Member, any Guarantor or any Subsidiary of which it has actual knowledge which, if determined adversely to such Person, could reasonably be expected to have a Material Adverse Effect.

5.12          Access to Properties. The Company shall, and shall cause each Subsidiary to, permit agents, representatives and employees of the Class A Member or its Affiliates to inspect all of the Properties or any part thereof and the books and records of the Company and each Subsidiary at any time and from time to time as may be requested by the Class A Member or such Affiliates.

5.13          Notice of Default. The Managing Member shall promptly advise the Class A Member of any change in the condition, financial or otherwise, of the Company, any Guarantor or any Subsidiary which has had or is reasonably expected to have any Material Adverse Effect, or of the occurrence to the best of the Managing Member’s knowledge of the occurrence of any Changeover Event or of any event that, with the giving of notice of the passage of time, could become a Changeover Event.

5.14          Intentionally Omitted.

5.15          Conduct of Business.

(a)            The Class B Member, the Company and each Subsidiary shall conduct their respective affairs in accordance with each of the covenants and restrictions set forth on Schedule 5.15(a) (which schedule is hereby incorporated into and made a part of this Agreement) and neither the Company nor the Class B Member shall take any action or refrain from taking any action (or permit any Subsidiary to take any action or refrain from taking any action), inconsistent with the foregoing.

(b)            The Company and the Class B Member agree to the representations, warranties and covenants set forth in Schedule 5.15(b).

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(c)            Neither the Company nor the Class B Member shall take any action or refrain from taking any action (or cause or permit any Subsidiary to take any action or refrain from taking any action) which, whether with or without the giving of notice or the passage of time or both, could reasonably be expected to give rise to any liability or loss to any of Whitehall Street or Whitehall Parallel under any of the Whitehall Guarantees, and the Organizational Documents of each Subsidiary shall similarly prohibit the taking or suffering by any such Subsidiary of any action or omission which, whether with or without the giving of notice or the passage of time or both, could reasonably be expected to give rise to any liability or loss to any of Whitehall Street or Whitehall Parallel under any of the Whitehall Guarantees.

5.16          Standard of Operation. Subject to Section 3.6 and the terms of the Senior Loan Documents, the Company shall operate or cause to be operated the Properties at all times in a manner consistent with at least the standard of operation of the Properties as of the Effective Date (or, if greater, in accordance with the terms of the applicable franchise license agreements entered into by any Subsidiary).

5.17          No Sales of Assets. Without the prior written consent of the Class A Member, the Company will not, and will not enter into any agreement or option to, sell, transfer, assign or otherwise dispose of any of the Company’s interests in any Company Asset including any direct or indirect interest in any Subsidiary or any Property (excluding transfers of immaterial items of personal property in the ordinary course of business), nor will it permit any Subsidiary to, or to enter into any agreement or option to, sell, transfer, assign or otherwise dispose of any Property (excluding transfers of immaterial items of personal property in the ordinary course of business), except (i) for all-cash consideration and (ii) in an amount that would, after taking into account any amounts payable under the Senior Loan Documents, result in the Company receiving an amount equal to or greater than such Property’s Release Payment, unless the Redemption Price is paid in full.

5.18          Compliance with Senior Loans. At all times, whether or not the Senior Loans remain outstanding, the Managing Member and the Company shall comply, and cause each Subsidiary and Property Manager that is an Affiliate of the Class B Member to comply with all provisions of the Senior Loan Documents.

5.19          Intentionally Omitted.

5.20          Prohibited Persons. The Class B Member shall not permit the Company or any Subsidiary to: (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set in Executive Order.

5.21          Forgiveness of Debt. None of the Company, the Class B Member or any Subsidiary shall cancel or otherwise forgive or release any material claim or debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business.

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ARTICLE 6

CAPITAL CONTRIBUTIONS,
LOANS AND LIABILITIES

6.1            Initial Capital Contributions of the Members. Each of the Members is hereby deemed to have made initial contributions to the Company (the “Initial Capital Contributions”) and to have Percentage Interests as set forth in Schedule 6.1. The limited liability company interests issued to each Equity Member pursuant to this Agreement have been duly authorized and are validly issued limited liability company interests.

6.2            Protective Capital/Additional Capital. In the event that the Company has insufficient cash on hand (i) to pay debt service owing pursuant to any of the Senior Loan Documents or to cure or avoid a default under any of the Senior Loan Documents (including to make any repairs or replacements, capital improvements or other expenditures required under the Senior Loan Documents), (ii) to pay real estate taxes, insurance premiums or ground rents, or (iii) to make any expenditures (including, without limitation, to fund the costs of any environmental remediation) or other disbursements to third parties that are necessary to preserve or protect any of the Properties or the Company’s direct or indirect interest therein (any additional funds required for purposes of funding any of the foregoing items are referred to herein as “Protective Capital”), the Class B Member shall contribute to the Company additional capital, in cash, in an amount sufficient to enable the Company to meet the obligation giving rise to such need on a timely basis, in which event sums so contributed shall be treated as an additional Capital Contribution. If the Class B Member fails to contribute such Protective Capital within the applicable time period set forth in paragraph (b) below after the Class A Member gives the Class B Member written notice that it has reasonably determined that the Company is in need of such additional capital, then, subject to the limitations set forth in paragraph (b) below, the Class A Member shall have the right, power and authority, but not the obligation, to make such payments on the Company’s behalf and, notwithstanding the limitations set forth in Article 3, to take any other actions reasonably related thereto in the Company’s name and on the Company’s behalf to fulfill the purpose for which the Protective Capital was needed, and the amount of any advance made by the Class A Member, together with any expenses incurred by the Class A Member in connection therewith (collectively, the “Class A Member Protective Advance”), shall constitute an additional Capital Contribution by the Class A Member, which shall be returned in full (together with a return thereon at the Increased Rate) prior to any distributions to the Class B Member. The provisions of this Agreement, including this Section 6.2, are intended to benefit the Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement).

(a)            The Class A Member shall not be entitled to make any Protective Capital contribution unless it has first given the Class B Member at least five (5) Business Days’ prior written notice of its intention to make the contribution (which notice will specify the amount of the proposed contribution and the purpose for which the contribution is being made), provided, however, that the Class A Member may make a Protective Capital contribution upon one (1) day’s prior notice to the Class B Member in the case of an emergency (e.g., an expense necessary to prevent the incurrence by the Company or any Subsidiary of penalties or late fees or a default under the Senior Loan Documents, to prevent other imminent material harm to the Company, the Subsidiaries or the Properties or to preserve human health and/or safety), or with such shorter or no prior notice (but subsequent notice of such emergency and the Protective Capital contribution relating thereto as soon as possible thereafter) to the extent that one (1) day’s notice would jeopardize the ability of the Class A Member to respond to the emergency. The Class B Member shall contribute to the Company funds necessary to enable the Company to reimburse the Class A Member for any such emergency contribution within five (5) days after receipt of notice that the contribution was made, together with interest thereon at the Increased Rate until repaid.

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(b)            Notwithstanding anything to the contrary herein, the Class A Member shall not be required under any circumstance to contribute additional capital or other amounts to the Company and no other Member shall be required to contribute additional capital except as set forth in this Section 6.2. Following the occurrence of a Changeover Event, the Class A Member shall be entitled to fund additional Capital Contributions from time to time as necessary to manage, operate, finance and sell the Company and its Subsidiaries and the Properties, as determined by the Class A Member in its sole and absolute discretion.

6.3            Application of Capital. The Class B Member shall take such actions as are reasonably necessary on behalf of the Company and/or any of its Subsidiaries to disburse the proceeds of any Capital Contributions or Protective Capital for the purposes for which the funds were contributed.

6.4            Capital of the Company. Except as expressly provided for in this Agreement, no Member shall be entitled to withdraw or receive any interest or other return on, or return of, all or any part of its Capital Contribution, or to receive any Company Assets (other than cash) in return for its Capital Contribution. The Class A Member shall not be entitled to make a Capital Contribution to the Company except as expressly authorized or required by this Agreement.

ARTICLE 7

INTENTIONALLY OMITTED

ARTICLE 8

APPLICATIONS AND DISTRIBUTIONS
OF AVAILABLE CASH; REDEMPTION

8.1            Distributions of Cash. The Managing Member shall cause the Company to distribute all Available Cash (other than Net Sales Proceeds, Net Disposition Proceeds, Net Financing Proceeds and the QCR Redemption Amount, which shall be distributed in accordance with Section 8.4) monthly on each Scheduled Distribution Date as follows:

(1)          First, 100% to the Class A Member until it has received payment of the unpaid Increased Return, if any, and then any other Class A Return, if any, for any Accrual Periods ending on or prior to such Scheduled Distribution Date;

(2)          Second, 100% to the Class A Member until it has received payment of all Protective Capital contributed by the Class A Member plus, to the extent not returned under clause (i), the Increased Return thereon calculated from the date such contribution was made until repaid in full;

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(3)          Third, if a Changeover Event has occurred, 100% to the Class A Member until the Class A Member has received in full the Redemption Price as of such Scheduled Distribution Date; and

(4)          Fourth, all remaining cash flow may be distributed to the Class B Member or, if the Class A Member has purchased the Interest of the Class B Member pursuant to Section 3.4, shall be distributed to the Class A Member.

(b)            The unavailability of cash to pay in full the amounts due to the Class A Member shall not excuse the Company’s obligation to pay such amounts, which shall be an unconditional obligation.

8.2            Sales; Financings; Qualified Capital Raises.

(a)            In the event of a sale, transfer, assignment or other disposition of any Property by any Subsidiary or of any of the Company’s direct or indirect interests in any Property or any Subsidiary, as applicable, the net proceeds to the Company (taking into account amounts paid to the Senior Lender pursuant to the Senior Loan Documents) from such sale, transfer, assignment or other disposition after deduction of reasonable third-party costs approved by the Class A Member (such proceeds, the “Net Sale Proceeds”), shall be distributed as provided in Section 8.4.

(b)            In the event of (i) the Company or any of its Subsidiaries incurs any Additional Mezzanine Loans or (ii) there is a refinancing of any of the Senior Loans, then the net proceeds to the Company (taking into account amounts paid to the Senior Lender pursuant to the Senior Loan Documents) from such financing or refinancing, as applicable, after deduction of all reasonable third-party costs approved by the Class A Member (such net proceeds, the “Net Financing Proceeds”), shall be distributed as provided in Section 8.4.

(c)            In the event of the occurrence of any Qualified Capital Raise during any calendar month, the Class B Member shall cause an amount equal to the QCR Redemption Amount for such Qualified Capital Raise (together with an accounting of all Qualified Capital Raises that occurred during such month) to be contributed to the Company by no later than the fifth (5th) day of the next calendar month (or the next Business Day if such 5th day is not a Business Day) and the Company shall immediately distribute such amount as provided in Section 8.4.

8.3            Redemption Right.

(a)            On any date from and after the Effective Date, the Class B Member shall have the right, on ten (10) days’ prior written notice to the Class A Member, to redeem all or any portion of the Class A Member’s Interest in the Company at a price equal to the Redemption Price as of such date (or, in the case of a redemption in part, the amount being so redeemed in an amount no less than $1,000,000, together with the amounts described in clauses (ii), (iii) and (iv) of the definition of “Redemption Price” contained herein), provided, however, that if a Changeover Event has been declared, then such redemption right may only be exercised until the earliest to occur of (i) in the case of a Changeover Event only, the completion of the “buy/sell” procedure described in Section 3.4 and (ii) the occurrence of a Bankruptcy with respect to the Company, the Class B Member or any Subsidiary (and after the first to occur of any of these events, neither Company nor the Class B Member shall have any right to redeem the Class A Member).

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(b)            Upon any closing of a redemption of one hundred percent (100%) of the Class A Member’s Interest permitted hereunder, and assuming that the Company has paid in full the Redemption Price and any and all fees and expense reimbursements then owing to the Class A Member and any of their Affiliates or designees, the Class A Member shall assign its Interest to the Class B Member or its designee without recourse and without representation or warranty other than that it owns the Interest and the same has not been transferred, pledged or otherwise encumbered (other than such encumbrances as are being released or terminated concurrently with such transfer).

8.4            Distribution of Capital Event Proceeds. Net Sale Proceeds, Net Disposition Proceeds, Net Financing Proceeds and the QCR Redemption Amount shall be distributed immediately upon receipt as follows:

(1)          First, 100% to the Class A Member until it has received payment of the unpaid Increased Return, if any, and then any other Class A Return, if any, for any Accrual Periods ending on or prior to such date;

(2)          Second, 100% to the Class A Member until it has received payment of all Protective Capital contributed by the Class A Member plus, to the extent not returned under clause (1), the Increased Return thereon calculated from the date such contribution was made until repaid in full;

(3)          Third, 100% to the Class A Member until the Class A Member has received: (i) in the event the Capital Event in question is a refinancing of any of the Senior Loans, the full Redemption Price as of the date such distribution is made, (ii) in the event the Capital Event in question is a sale of one of more of the Properties (or any indirect interest therein), the full Release Payments for such Properties (or such indirect interest, as applicable), (iii) in the case of a distribution of the QCR Redemption Amount in respect of any Qualified Capital Raise, such QCR Redemption Amount, and (iv) in the event of any other Capital Event, all of the Capital Event Proceeds from such other Capital Event (but, in the event such Capital Event only affects certain Properties (as opposed to all Properties), only in an amount up to the Release Payment for such Property), which distribution pursuant to this clause (3) shall be considered a return of, and reduce, the Class A Member’s Unrecovered Capital;

(4)          Fourth, if a Changeover Event has occurred, 100% to the Class A Member until the Class A Member has received in full the Redemption Price as of the date such distribution is made; and

(5)          Fifth, 100% to the Class B Member or, if the Class A Member has purchased the Interest of the Class B Member pursuant to Section 3.4, 100% to the Class A Member.

8.5            Distribution After Changeover Event. Notwithstanding anything to the contrary herein, in no event will the Class B Member receive or be entitled to receive distributions or other amounts from the Company or any Subsidiary after a Changeover Event has occurred until the Class A Member has received all sums due it hereunder including the Redemption Price, and thereafter all sums shall be payable to the Class B Member.

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ARTICLE 9

TRANSFER OF COMPANY INTERESTS

9.1            Restrictions on Transfers by the Class B Member.

(a)            Except as expressly permitted by the rules set forth in Section 9.1(b) (any such permitted transfers, “Permitted Transfers”), the Class B Member may not Transfer, nor permit the Transfer of, all or any of its Interest to any Person and no Person owning any direct or indirect legal, beneficial or other interest in the Class B Member may Transfer, or permit the Transfer, of such interest, in each case without the Class A Member’s prior written consent. Furthermore, the Special Member of the Company may not Transfer its Interest without the consent of the Class A Member.

(b)            The direct or indirect transfer of membership interests in the members of the Class B Member by which, in a single transaction or a series of transactions, in the aggregate, not more than forty-nine percent (49%) of the direct and indirect membership interests in any member of the Class B Member shall be vested in parties not having an ownership interest as of the date hereof shall constitute a Permitted Transfer if (i) such Transfer constitutes a Qualified Capital Raise pursuant to the terms hereof, (ii) such Transfer does not violate the terms of the Senior Loan Documents, (iii) except for Transfers of direct or indirect interests in ARC OP, no Changeover Event has occurred and remains uncured, (iv) the Company and the Subsidiaries continue to be in compliance with the single purpose covenants set forth in Schedule 5.15(a), (v) except for Transfers of direct or indirect interests in ARC OP, the Class A Member receives not less than ten (10) days’ prior written notice of such proposed transfer, and (vi) following such Transfer, the Class B Member continues to be Controlled, directly or indirectly, by ARC OP, ARC OP continues to be Controlled, directly or indirectly by the REIT, and the REIT continues to be Controlled, directly or indirectly, by AR Capital, LLC.

9.2            Transfers by the Class A Member.

(a)            Until the occurrence of a Changeover Event (the date of such occurrence, “Lockout Expiration Date”), (i) the Class A Member shall not Transfer all or any portion of its Interest without the consent of the other Member, (ii) Whitehall Street shall own greater than fifty percent (50%) of the direct or indirect membership interests in the Class A Member, and (iii) GS Group shall continue to, directly or indirectly, Control the Class A Member, provided that (x) no transfer of any direct or indirect interest in the Class A Member (other than transfers of direct and/or indirect interests in Whitehall Street) shall be permitted until the date which is two hundred seventy (270) days following the date hereof and (y) following such 270-day period, any transfer of direct or indirect non-Controlling interests in the Class A Member (other than transfers of direct and/or indirect interests in Whitehall Street) shall be subject to the consent of the Class B Member, not to be unreasonably withheld, delayed or conditioned; it being agreed that the Class B Member shall not be deemed to have acted unreasonably if it withholds its consent to any transfer of direct or indirect non-Controlling interests in the Class A Member to a competitor of the Class B Member or any of its Affiliates. Following the Lockout Expiration Date, the Class A Member may, from time to time and without the consent or approval of any other Member, Transfer all or any portion of its Interest to any Person so long as such Transfer does not violate the terms of the Senior Loan Documents (or if such Transfer would violate the terms of the Senior Loan Documents, the Class A Member has received consent thereto from the Senior Lender), and no change in Control or direct or indirect ownership of the Class A Member shall constitute a breach or a default hereunder. Notwithstanding the foregoing, (x) the Class A Member shall be entitled to Transfer all or any portion of its interest, and transfers of direct or indirect interests in the Class A Member shall be permitted, in either such case, if required by applicable law or regulation, and (y) Transfers of preferred stock issued by W2007 Grace Acquisition I, Inc. and/or W2007 Equity Inns Statutory Trust I shall be permitted at any time without the consent of the Class B Member.

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(b)            The Class B Member shall cooperate (and cause each Guarantor to cooperate) in any Transfer by the Class A Member of its Interest, including by executing amendments to this Agreement or any other Transaction Document so long as any such amendment does not alter any of the economic terms of any such agreement.

9.3            Assignment Binding on Company. No Transfer of all or any part of the Interest of a Member otherwise permitted to be made under this Agreement shall be binding upon the Company unless and until a duplicate original of the assignment agreement or other instrument of transfer, duly executed and acknowledged by the assignor or transferor, has been delivered to the Company, and such instrument evidences (i) the written acceptance by the assignee of all of the terms and provisions of this Agreement, (ii) the assignee’s confirmation of the accuracy of each of the representations and warranties set forth in Section 2.10 (in the case of an assignment by the Class B Member) and the assignee’s representation that such assignment was made in accordance with all applicable laws and regulations and (iii) the consent to the Transfer of the Interest required pursuant to Section 9.1, if any. In addition, the Class A Member, in its discretion and as a condition precedent to such Person becoming a transferee, also may require any Person to whom a Transfer may be made pursuant to this Article 9 to make certain reasonable and customary representations, warranties and covenants solely to evidence compliance with U.S. federal and state securities laws including, but not limited to, representations as to its net worth, sophistication and investment intent.

9.4            Bankruptcy of a Member. To the fullest extent permitted by law, the Company shall not be dissolved or terminated solely by reason of the Bankruptcy, removal, withdrawal, dissolution or admission of any Member.

9.5            Substituted Members.

(a)            Any Member that assigns all of its Interests pursuant to an assignment or assignments permitted under this Agreement shall cease to be a Member of the Company except that unless and until a Substituted Member is admitted in its stead, the assigning Member shall not cease to be a Member of the Company under the Act and shall retain the rights and powers of a member under the Act and hereunder, provided that such assigning Member may, prior to the admission of a Substituted Member, assign its economic interest in its Interest, to the extent otherwise permitted under this Article 9. Any Person who is an assignee of any portion of the Interest of a Member pursuant to an assignment satisfying the requirements of this Article 9 shall become a Substituted Member only when (i) the Managing Member has entered such assignee as a Member on the books and records of the Company, which the Managing Member is hereby directed to do upon satisfaction of such requirements, and (ii) such assignee has paid all of the Company’s reasonable legal fees and filing costs in connection with the substitution as a member. Any assignee who acquires an interest in the Company by operation of law (but which acquisition is or would have been prohibited by this Article 9) shall not become a Substituted Member under any circumstance.

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(b)            Any Person who is an assignee of any of the Interest of a Member pursuant to an assignment satisfying the requirements of this Article 9 but who does not become a Substituted Member (or pursuant to an assignment by operation of law, who shall not become a Substituted Member) and desires to make a further assignment of any such Interest, shall be subject to all the provisions of this Article 9 to the same extent and in the same manner as any Member desiring to make an assignment of its Interest.

9.6            Acceptance of Prior Acts. Any person who becomes a Member, by becoming a Member, accepts, ratifies and agrees to be bound by all actions duly taken pursuant to the terms and provisions of this Agreement by the Company or any of its members prior to the date such Person became a Member and, without limiting the generality of the foregoing, specifically ratifies and approves all agreements and other instruments as may have been executed and delivered on behalf of the Company prior to said date and which are in force and effect on said date.

9.7            Additional Limitations. Notwithstanding anything contained in this Agreement, no Transfer by the Class B Member shall be made unless (i) registration is not required under the Securities Act in respect of such Transfer; (ii) such Transfer does not violate any applicable federal or state securities, real estate syndication, or comparable laws; (iii) such Transfer will not be subject to, or such Transfer, when aggregated with prior Transfers in accordance with applicable law will not result in the imposition of, any state, city or local transfer taxes, including, without limitation, any transfer gains taxes, unless such assignor pays such taxes; and (iv) such Transfer will not cause the Company to be treated as a “publicly-traded partnership” within the meaning of Section 7704 of the Code. The Class A Member may elect prior to any Transfer by the Class B Member to require an opinion of counsel, or in the case of an indirect Transfer of a portion of the Class B Member’s Interest, other reasonable legal assurance with respect to any of the foregoing matters.

9.8            Restraining Order; Specific Performance; Other Remedies.

(a)            If the Class B Member shall attempt (or any holder of a direct or indirect interest in the Class B Member attempts) to Transfer all or any portion of its interest in the Company in violation of any of the provisions of this Agreement, the Class A Member, in addition to all rights and remedies hereunder, at law and/or equity, shall be entitled to seek a decree or order restraining and enjoining such Transfer and the Class B Member shall not plead in defense thereto that there would be an adequate remedy at law; it being hereby expressly acknowledged and agreed that damages at law shall be an inadequate remedy for a breach or threatened breach or violation of the provisions concerning Transfers set forth in this Agreement.

(b)            It is expressly agreed that the remedy at law for breach of any of the obligations relating to Transfers set forth in this Article 9 and elsewhere in this Agreement is inadequate in view of:

(1)          The complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a party to comply fully with each of said obligations; and

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(2)          The uniqueness of each Member’s business and assets and the relationship of the Members.

Accordingly, each of the aforesaid obligations shall be, and is hereby expressly made, enforceable by specific performance.

ARTICLE 10

DISSOLUTION OF THE COMPANY;
WINDING UP AND DISTRIBUTION OF ASSETS

10.1          Dissolution.

(a)            The Company shall be dissolved and its affairs shall be wound up only upon the first to occur of the following:

(1)          so long as the Senior Obligations have been repaid in full, the joint written direction of the Managing Member and the Class A Member;

(2)          the entry of a decree of judicial dissolution under Section 18-802 of the Act; or

(3)          the termination of the legal existence of the last remaining Member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining Member in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized and directed to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member.

(b)            No Member shall have the right to (i) withdraw or resign as a Member of the Company, (ii) redeem or otherwise require redemption of its limited liability company interest in the Company or any part thereof or (iii) to the fullest extent permitted by law, dissolve itself voluntarily.

(c)            Notwithstanding any other provision of this Agreement, the Bankruptcy of any of the Members shall not cause such Member to cease to be a Member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

(d)            Notwithstanding any other provision of this Agreement, each Member waives any right it might have under Section 18-801(b) of the Act to agree in writing to dissolve the Company upon the Bankruptcy of any of the Members, or the occurrence of an event that causes any of the Members to cease to be a Member of the Company.

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10.2          Winding Up.

(a)            In the event of the dissolution of the Company pursuant to Section 10.1(a), the Managing Member and the Class A Member, acting together may wind up the Company’s affairs.

(b)            Upon dissolution of the Company and until the filing of a certificate of cancellation as provided in the Act, the Class A Member and the Managing Member, or a liquidating trustee, as the case may be, may, in the name of, and for and on behalf of, the Company, prosecute and defend suits, whether civil, criminal or administrative, gradually settle and close the Company’s business, dispose of and convey the Company’s property, discharge or make reasonable provision for the Company’s liabilities, and distribute to the Members in accordance with Section 10.3 any remaining assets of the Company, all without affecting the liability of Members and without imposing liability on any liquidating trustee.

(c)            Upon the completion of winding up of the Company, the Class A Member and the Managing Member, or a liquidating trustee, as the case may be, shall file a certificate of cancellation in the Office of the Secretary of State of the State of Delaware as provided in the Act and any other similar certificates of cancellation or termination required to discontinue its status as a legal entity or its authorization to do business in New York or any other relevant jurisdiction. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate as provided in the Act.

10.3          Distribution of Assets. Upon the winding up of the Company, the assets shall be distributed as follows:

(1)          to the satisfaction of debts and liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof), in order of priority as provided by law, other than debts and liabilities owed to Members, including to the payment of expenses of the liquidation and to the setting up of any reserves that the Class A Member and the Managing Member, or the liquidating trustee, as the case may be, shall determine are reasonably necessary for any contingent, conditional or unmatured liabilities or obligations of the Company;

(2)          to the Class A Member until the Class A Member has received all Increased Return then due and payable and then all Unrecovered Capital;

(3)          to the satisfaction of debts and liabilities of the Company owed to Members; and

(4)          to the Class B Member or to the Class A Member if the Class A Member has purchased the Interest of the Class B Member pursuant to Section 3.4.

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ARTICLE 11

AMENDMENTS

11.1          Amendments.

(a)            Any amendment or supplement to this Agreement implemented solely to recognize substitution of any Member expressly permitted hereunder or an assignment of any Interest made in full compliance with Article 9 may be made by either of the Managing Member or the Class A Member without the consent or approval of any other Member. In all other cases, this Agreement may only be amended, supplemented or otherwise modified with the prior written consent of the Managing Member and the Class A Member (and, if the Class B Member is not the Managing Member and a proposed amendment would either (x) affect the economic rights provided herein of the Class B Member or (y) modify the rights of the Class B Member to approve the Fundamental Decisions specified herein, with the prior written consent of the Class B Member) and except with respect to the rights of the Special Member of the Company referred to in paragraph (b) below, no other Member shall have any right to approve or disapprove any amendment, supplement or other modification to this Agreement that has been approved by the Managing Member and the Class A Member. No amendment, modification, supplement, discharge or waiver hereof or hereunder shall require the consent of any Person not a party to this Agreement.

(b)            For so long as any of the Senior Loans remain outstanding, no Member shall be entitled to implement any amendment, supplement or other modification of any of Section 2.5, 2.7, 5.15 or 10.1 or this Section 11.1(b) except with the prior written approval of each of the Managing Member, the Class A Member and the Special Member of the Company, and then only if such amendment, supplement or modification is not otherwise prohibited by the provisions of any Senior Loan Documents then outstanding.

11.2          Additional Members. In addition to the requirements of Section 11.1, if this Agreement shall be amended for the purpose of adding or substituting any Member, the amendment shall be signed by the Person to be added or substituted and by the assigning Member, if any. In making any amendments, the Managing Member shall prepare and file for recordation such documents and certificates as shall be required to be prepared and filed. Except for transferees of the Class A Member’s Interest, for which no consent shall be required, additional Members may be admitted to the Company only upon the unanimous consent of all Members.

ARTICLE 12

MISCELLANEOUS

12.1          Further Assurances. Each party to this Agreement agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of the Class A Member or the Managing Member may be necessary or advisable to carry out the intent and purpose of this Agreement.

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12.2          Notices. Unless otherwise specified in this Agreement, all notices, demands, elections, requests or other communications that any party to this Agreement may desire or be required to give hereunder shall be in writing and shall be given by hand by depositing the same in the United States mail, first class postage prepaid, certified mail, return receipt requested, or by a recognized overnight courier service providing confirmation of delivery, to the addresses set forth in Section 2.6 or 2.8, as applicable, or at such other address as may be designated by the addressee thereof (which in the case of the Company, shall be designated by the Class B Member) upon written notice to all of the Members. All notices given pursuant to this Section 12.2 shall be deemed to have been given (i) if delivered by hand on the date of delivery or on the date delivery was refused by the addressee or (ii) if delivered by United States mail or by overnight courier, on the date of delivery as established by the return receipt or courier service confirmation (or the date on which the return receipt or courier service confirms that acceptance of delivery was refused by the addressee).

12.3          Remedies of the Class B Member. The Class A Member shall be required to act reasonably only in those cases expressly provided for herein. In the event that a claim or adjudication is made that the Class A Member or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the Transaction Documents, the Class A Member or such agent, as the case may be, has an obligation to act reasonably, that neither the Class A Member nor its agents shall be liable for any monetary damages, and the Class B Member’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether the Class A Member has acted reasonably shall be determined by an action seeking declaratory judgment, and the Class B Member hereby waives its right to seek indirect, special, punitive and/or consequential damages from the Class A Member.

12.4          Exculpation. Subject to the qualifications below, the Class A Member shall not enforce any liability or obligation of the Class B Member or the Company under this Agreement or the other Transaction Documents against any direct or indirect owner, employee or officer of the Class B Member. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Transaction Documents; (b) affect the validity or enforceability of the Environmental Indemnity Agreement or the Guarantees or any of the rights and remedies of the Class A Member against the Company or the Class B Member under this Agreement and the other Transaction Documents; (c) constitute a prohibition against the Class A Member pursuing its rights and remedies against the Company; or (d) constitute a waiver of the right of the Class A Member to enforce the liability and obligation of the Company, by money judgment or otherwise.

12.5          Headings and Captions. All headings and captions contained in this Agreement and in the table of contents hereto are inserted for convenience only and shall not be deemed a part of this Agreement.

12.6          Variance of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person may require.

12.7          Counterparts. THIS AGREEMENT MAY BE EXECUTED IN TWO OR MORE COUNTERPARTS, EACH OF WHICH SHALL CONSTITUTE AN ORIGINAL AND ALL OF WHICH, WHEN TAKEN TOGETHER, SHALL CONSTITUTE ONE AGREEMENT.

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12.8          Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

12.9          Consent to Jurisdiction. To the fullest extent permitted by law, each party hereto hereby irrevocably consents and agrees, for the benefit of each party, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement and with respect to the enforcement, modification, vacation or correction of an award rendered in an arbitration proceeding shall be brought in any city, state or federal court located in the Borough of Manhattan, The City of New York (a “New York Court”) or in the State of Delaware (a “Delaware Court”), and hereby irrevocably accepts and submits to the exclusive jurisdiction of each such New York Court and Delaware Court with respect to any such action, suit or proceeding. Each party hereto also hereby irrevocably consents and agrees, for the benefit of each other party, that any legal action, suit or proceeding against it shall be brought in any New York Court or any Delaware Court, and hereby irrevocably accepts and submits to the exclusive jurisdiction of each such New York Court and Delaware Court with respect to any such action, suit or proceeding. Each party hereto waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any such New York Court or Delaware Court and hereby further waives and agrees not to plead or claim in any such New York Court or Delaware Court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum. Each party agrees that (i) to the fullest extent permitted by law, service of process may be effectuated hereinafter by mailing a copy of the summons and complaint or other pleading by certified mail, return receipt requested, at its address set forth above and (ii) all notices that are required to be given hereunder may be given by the attorneys for the respective parties.

12.10        Arbitration.

(a)            Arbitration administered by the American Arbitration Association shall be the exclusive method for resolution of any claims or disputes arising out of, relating to or in connection with this Agreement or the breach thereof, and the determination of the arbitrators shall be final and binding (except to the extent there exist grounds for vacation or an award under applicable arbitration statutes) on the Members. The parties agree that they will give conclusive effect to the arbitrators’ determination and award and that judgment thereon may be entered in any court having jurisdiction. The arbitrators will have no authority to award punitive damages or any other damage not measured by the prevailing party’s actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Each party shall bear its own costs in any arbitration.

(b)            The number of arbitrators shall be three, each of whom shall be disinterested in the dispute or controversy and shall be impartial with respect to all parties hereto. The Class A Members shall appoint one arbitrator, the Class B Member shall appoint one arbitrator and the third arbitrator shall be appointed in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, which rules shall apply to any arbitration proceeding commenced hereunder.

(c)            The place of arbitration shall be the Borough of Manhattan, The City of New York. The arbitration shall be conducted in the English language. The arbitrators shall give effect insofar as possible to the desire of the parties hereto that the dispute or controversy be resolved in accordance with good commercial practice. The arbitrators shall decide such dispute in accordance with the law of the State of Delaware, without regard to conflict of law provisions thereof. The arbitrators shall decide such dispute as expeditiously as possible and, in any event, within fifteen (15) Business Days of selection of the third arbitrator. They shall apply the commercial arbitration rules of the American Arbitration Association and Title 9 of the U.S. Code.

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(d)            Notwithstanding any provision of this Agreement to the contrary, Section 3.5 and this Section 12.10 shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Uniform Arbitration Act (10 Del. C. § 5701, et seq.) (the "Delaware Arbitration Act"). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of Section 3.5 or this Section 12.10, including any Commercial Arbitration Rules or rules of the American Arbitration Association, shall be invalid or unenforceable under the Delaware Arbitration Act, or other applicable law, such invalidity shall not invalidate all of Section 3.5 or this Section 12.10. In that case, Section 3.5 or this Section 12.10, as applicable, shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the even such term or provision cannot be so limited, Section 3.5 or Section 12.10, as applicable, shall be construed to omit such invalid or unenforceable provision.

12.11        Partition. The Members hereby agree that no Member nor any successor-in-interest to any Member shall have the right to have the property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Company partitioned, and each Member, on behalf of himself, his successors, representatives, heirs and assigns, hereby waives any such right.

12.12        Invalidity. Every provision of this Agreement is intended to be severable. The invalidity and unenforceability of any particular provision of this Agreement in any jurisdiction shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

12.13        Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and legal assigns and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors, executors, administrators, legal representatives, heirs and legal assigns. No Person other than the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and permitted assigns shall have any rights or claims under this Agreement.

12.14        Entire Agreement. This Agreement, including the Schedules hereto, supersedes all prior agreements among the parties with respect to the subject matter hereof and together with the other Transaction Documents contains the entire Agreement among the parties with respect to such subject matter.

12.15        Waivers. No waiver of any provision hereof by any party hereto shall be deemed a waiver by any other party nor shall any such waiver by any party be deemed a continuing waiver of any matter by such party.

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12.16        No Brokers. Each of the Members hereto warrant to each other that there are no brokerage commissions or finders’ fees (or any basis therefor) resulting from any action taken by such Member or any Person acting or purporting to act on their behalf upon entering into this Agreement. Each Member agrees to indemnify and hold harmless each other Member for all costs, damages or other expenses arising out of any misrepresentation made in this Section 12.16.

12.17        Press Releases. No Member shall issue any press release or other public communication about the formation or existence of the Company without the express prior written consent of all Members.

12.18        No Third Party Beneficiaries. Except as expressly stated herein, this Agreement is not intended and shall not be construed as granting any rights, benefits or privileges to any Person not a party to this Agreement. Without limiting the generality of the foregoing, no creditor of the Company shall have any right whatsoever to require any Member to contribute capital to the Company.

12.19        Construction of Documents. The parties hereto acknowledge that they were represented by separate and independent counsel in connection with the review, negotiation and drafting of this Agreement and that this Agreement shall not be subject to the principle of construing its meaning against the party that drafted same.

12.20        Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CLASS B MEMBER:

AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO MEMBER, LLC

By:	American Realty Capital Hospitality Operating Partnership, L.P., its sole member

	By:	American Realty Capital Hospitality Trust, Inc., its general partner

By:
Name:
Title:

CLASS A MEMBER:

W2007 Equity Inns Senior Mezz, LLC

By:
Name:
Title:

SPECIAL MEMBER:

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Schedule A

Properties26

[26]	Note to draft: First Pool Purchaser Holdco Operating Agreement to include legal descriptions of Properties that are included as Exhibits A-1 through A-106 in the Sale Agreement, as the same may be adjusted to take into account any Properties that are not acquired by Purchaser at closing. Second Pool Purchaser Holdco Operating Agreement to include legal descriptions of Properties that are included as Exhibits A-107 through A-126 in the Sale Agreement, as the same may be adjusted to take into account any Properties that are not acquired by Purchaser at closing.

SCHEDULE 1.1(a)

Allocated Amounts

Property	Allocated Amount

Total

SCHEDULE 1.1(b)

Mortgage Loan Documents

SCHEDULE 1.1(c)

First Mezzanine Loan Documents

SCHEDULE 5.15(a)

Special Purpose Covenants

1.     With respect to each Subsidiary, such Subsidiary shall comply with the single purpose entity and bankruptcy remoteness requirements of the Senior Loan Documents, whether or not the applicable Senior Loan remains outstanding.

2.          With respect to the Company:

(a)          The Company (i) has been, is, and will be organized solely for the purpose of acquiring, developing, owning, holding, financing, selling, leasing, transferring, exchanging, managing and operating such the Properties through the Subsidiaries, entering into this Agreement and the other Transaction Documents, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, and (ii) has not owned, does not own, and will not own any asset or property other than (A) its limited liability company and limited partnership interests in the Subsidiaries and (B) incidental personal property necessary for the ownership or operation of such limited liability company interests.

(b)          The Company has not engaged and will not engage in any business other than the ownership, management and operation of the Properties through the Subsidiaries and business incidental thereto.

(c)          The Company has not and will not enter into any Class B Member Affiliate Contract unless (i) such agreement or other arrangement is on arm’s-length commercially reasonable terms and (ii) such agreement or other arrangement is terminable by the Class A Member following the declaration of a Changeover Event without payment of any termination or similar fee.

(d)          The Company has not incurred and will not incur any Indebtedness other than its obligations under this Agreement and the other Transaction Documents.

(e)          Except as contemplated in this Agreement and the other Transaction Documents, the Company has not made and will not make any loans or advances to any third party (including the Class B Member, any Guarantor and/or any of their respective Affiliates), and has not and shall not acquire obligations or securities of its Affiliates.

(f)          The Company is and intends to remain solvent and the Company has, in all material respects, paid and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of the Company to make any additional capital contributions to the Company; and provided further that it shall not be a breach of this subsection (f) to the extent that the Company does (or did) not pay such debts or liabilities because it does not have (or did not have) sufficient cash flow.

(g)          The Company has done or caused to be done, and will do, all things necessary to observe organizational formalities and preserve its existence, and the Company has not and will not, (i) terminate or fail other than to a de minimis and immaterial extent, to comply with the provisions of its Organizational Documents, or (ii) from and after the date hereof only, unless the Class A Member has consented, amend, modify or otherwise change its certificate of formation, operating agreement or other Organizational Documents.

(h)          The Company has, in all material respects, maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person. The Company’s assets will not be listed as assets on the financial statement of any other Person, provided, however, that the Company’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Company and such Affiliates and to indicate that the Company’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets shall be listed on the Company’s own separate balance sheet. The Company will file its own tax returns (to the extent the Company is required to file any such tax returns) and will not file a consolidated federal income tax return with any other Person (for the avoidance of doubt, the inclusion of the results of operations, income, profits, losses or other tax attributes of a Person that is a disregarded entity for federal or state income tax purposes in the federal or state income tax returns of the beneficial owner of such Person shall not constitute the filing of an income tax return by such Person), except to the extent that the Company is (i) required to file consolidated tax returns by law or (ii) is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law. The Company has maintained and shall maintain its books, records, resolutions and agreements in accordance with this Agreement.

(i)          The Company has been, will be, and at all times has held and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of the Class B Member or any Guarantor), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or department or part of the other and shall maintain and utilize separate stationery, invoices and checks bearing its own name.

(j)          The Company intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided that nothing in this clause (j) shall be interpreted to require the partners, members or other principals of the Company to make any capital contributions or loans to such entity or arrange for any such capital contribution or loan by any third party.

(k)          None of the Company, any Affiliate Controlling the Company, the Class B Member, any Guarantor or any other Person holding any direct or Controlling indirect interest in the Company, has sought or intends to seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of the Company.

(l)           The Company has not and will not commingle the funds and other assets of the Company with those of any Affiliate, the Class B Member, any Guarantor or any other Person, and has held and will hold all of its assets in its own name.

(m)         The Company has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate, the Class B Member, any Guarantor or any other Person.

(n)          The Company has not and will not assume or guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

(o)          The Company shall be a single purpose entity and shall have at all times (except for the limited and temporary circumstances described in Section 2.7 of this Agreement) at least one Special Member that has the rights and responsibilities described in this Agreement.

(p)          The Company has conducted and shall conduct its business so that the assumptions made with respect to the Company in any non-consolidation opinion delivered to the Class A Member in connection with its investment in the Company, or in any other non-consolidation opinion delivered subsequently to the Class A Member’s investment in the Company, shall be true and correct in all material respects. In connection with the foregoing, the Company hereby covenants and agrees that it will comply in all material respects with or cause the compliance in all material respects with, (i) all of the facts and assumptions (whether regarding the Company or any other Person) set forth in such non-consolidation opinion letter, (ii) all of the representations, warranties and covenants in this Schedule 5.15(a), and (iii) its Organizational Documents other than to a de minimis and immaterial extent.

(q)          Except as contemplated in this Agreement, the Company has not permitted and will not permit any Affiliate of the Class B Member or any Guarantor or any other Person holding any direct or indirect interest in the Company, independent access to its bank accounts.

(r)           Except as contemplated in this Agreement, the Company has, in all material respects, paid and shall pay its own liabilities and expenses, including the salaries of its own employees (if any) from its own funds; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of the Company to make any additional capital contributions to the Company; provided further that it shall not be a breach of this subsection (r) to the extent that the Company does (or did) not pay such liabilities or expenses because it does not have (or did not have) sufficient cash flow.

(s)          Except as contemplated in this Agreement, the Company has compensated and shall compensate each of its consultants and agents from its own funds for services provided to it and pay from its own assets all obligations of any kind incurred; provided that it shall not be a breach of this subsection (s) to the extent the Company does (or did) not compensate such consultants or agents or pay such obligations because it does not have (or did not have) sufficient cash flow.

(t)           The Company has not, and without the prior written consent of its Special Member, will not, (i) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (ii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or for all or any portion of the Company’s properties, (iii) make any assignment for the benefit of the Company’s creditors, or (iv) take any action in furtherance of the foregoing.

(u)          Except as contemplated in this Agreement, the Company has, in all material respects, maintained and will maintain an arm’s-length relationship with its Affiliates; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of the Company to make any additional capital contributions to the Company.

(v)          The Company has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including shared office space.

(w)          Except pursuant to the Transaction Documents, the Company has not pledged and will not pledge its assets for the benefit of any other Person.

(x)           The Company has and will have no obligation to indemnify its officers, directors, members or partners, as the case may be, or has such an obligation that is fully subordinated to the obligations owed to the Class A Member under this Agreement and the other Transaction Documents and will not constitute a claim against it if cash flow in excess of the amount required to pay the obligations owed to the Class A Member under this Agreement is insufficient to pay such indemnification obligation.

(y)           Except for the Guarantees, the Company has not, does not, and will not have any of its obligations guaranteed by any Affiliate.

(z)           The Company shall have one Special Member who will consider only the interests of the Company, including its creditors, in acting or otherwise voting on the matters for which its approval is required.

3.          With respect to the Class B Member, the Class B Member shall comply with each of the following:

(a)          The Class B Member (i) has been, is, and will be organized solely for the purpose of acquiring, owning, holding, selling, transferring, exchanging, managing and operating its limited liability company interests in the Company, entering into this Agreement and the other Transaction Documents, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, and (ii) has not owned, does not own, and will not own any asset or property other than (A) its limited liability company interests in the Subsidiaries and (B) incidental personal property necessary for the ownership or operation of such limited liability company interests.

(b)          The Class B Member has not engaged and will not engage in any business other than the ownership, management and operation of its limited liability company interests in the Company and business incidental thereto.

(c)          The Class B Member has not and will not enter into any contract or agreement with any Affiliate of the Class B Member, except upon terms and conditions that are intrinsically fair, commercially reasonable, and no less favorable to it than would be available on an arms-length basis with third parties other than any such party.

(d)          The Class B Member has not incurred and will not incur any Indebtedness other than its obligations under this Agreement and the other Transaction Documents.

(e)           Except as contemplated in this Agreement and the other Transaction Documents, the Class B Member has not made and will not make any loans or advances to any third party (including any Guarantor and/or any of their respective Affiliates), and has not and shall not acquire obligations or securities of its Affiliates.

(f)           The Class B Member is and intends to remain solvent and the Class B Member has, in all material respects, paid and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of the Class B Member to make any additional capital contributions to the Class B Member; and provided further that it shall not be a breach of this subsection (f) to the extent that the Class B Member does (or did) not pay such debts or liabilities because it does not have (or did not have) sufficient cash flow.

(g)          The Class B Member has done or caused to be done, and will do, all things necessary to observe organizational formalities and preserve its existence, and the Class B Member has not and will not, (i) terminate or fail other than to a de minimis and immaterial extent, to comply with the provisions of its Organizational Documents, or (ii) from and after the date hereof only, unless the Class A Member has consented, amend, modify or otherwise change its certificate of formation, operating agreement or other Organizational Documents.

(h)          The Class B Member has, in all material respects, maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person. The Class B Member’s assets will not be listed as assets on the financial statement of any other Person, provided, however, that the Class B Member’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Class B Member and such Affiliates and to indicate that the Class B Member’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets shall be listed on the Class B Member’s own separate balance sheet. The Class B Member will file its own tax returns (to the extent the Class B Member is required to file any such tax returns) and will not file a consolidated federal income tax return with any other Person (for the avoidance of doubt, the inclusion of the results of operations, income, profits, losses or other tax attributes of a Person that is a disregarded entity for federal or state income tax purposes in the federal or state income tax returns of the beneficial owner of such Person shall not constitute the filing of an income tax return by such Person), except to the extent that the Class B Member is (i) required to file consolidated tax returns by law or (ii) is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law. The Class B Member has maintained and shall maintain its books, records, resolutions and agreements in accordance with this Agreement.

(i)          The Class B Member has been, will be, and at all times has held and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of any Guarantor), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or department or part of the other and shall maintain and utilize separate stationery, invoices and checks bearing its own name.

(j)          The Class B Member intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided that nothing in this clause (j) shall be interpreted to require the partners, members or other principals of the Class B Member to make any capital contributions or loans to such entity or arrange for any such capital contribution or loan by any third party.

(k)          None of the Class B Member, any Affiliate Controlling the Class B Member, any Guarantor or any other Person holding any direct or Controlling indirect interest in the Class B Member, has sought or intends to seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of the Class B Member.

(l)          The Class B Member has not and will not commingle the funds and other assets of the Class B Member with those of any Affiliate, any Guarantor or any other Person, and has held and will hold all of its assets in its own name.

(m)        The Class B Member has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate, any Guarantor or any other Person.

(n)         The Class B Member has not and will not assume or guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

(o)          The Class B Member shall be a single purpose entity and shall have at all times at least one Special Member that has the rights and responsibilities described in this Agreement.

(p)          The Class B Member has conducted and shall conduct its business so that the assumptions made with respect to the Class B Member in any non-consolidation opinion delivered to the Class A Member in connection with its investment in the Company, or in any other non-consolidation opinion delivered subsequently to the Class A Member’s investment in the Company in any non-consolidation opinion delivered to the Class A Member in connection with its investment in the Company, or in any other non-consolidation opinion delivered subsequently to the Class A Member’s investment in the Company, shall be true and correct in all material respects. In connection with the foregoing, the Class B Member hereby covenants and agrees that it will comply in all material respects with or cause the compliance in all material respects with, (i) all of the facts and assumptions (whether regarding the Class B Member or any other Person) set forth in such non-consolidation opinion letter, (ii) all of the representations, warranties and covenants in this Schedule 5.15(a), and (iii) its Organizational Documents other than to a de minimis and immaterial extent.

(q)          Except as contemplated in this Agreement, the Class B Member has not permitted and will not permit any Affiliate, any Guarantor or any other Person holding any direct or indirect interest in the Class B Member, independent access to its bank accounts.

(r)           Except as contemplated in this Agreement, the Class B Member has, in all material respects, paid and shall pay its own liabilities and expenses, including the salaries of its own employees (if any) from its own funds; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of the Class B Member to make any additional capital contributions to the Class B Member; provided further that it shall not be a breach of this subsection (r) to the extent that the Class B Member does (or did) not pay such liabilities or expenses because it does not have (or did not have) sufficient cash flow.

(s)          Except as contemplated in this Agreement, the Class B Member has compensated and shall compensate each of its consultants and agents from its own funds for services provided to it and pay from its own assets all obligations of any kind incurred; provided that it shall not be a breach of this subsection (s) to the extent the Class B Member does (or did) not compensate such consultants or agents or pay such obligations because it does not have (or did not have) sufficient cash flow.

(t)          The Class B Member has not, and without the prior written consent of its Special Member, will not, (i) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (ii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or for all or any portion of the Class B Member’s properties, (iii) make any assignment for the benefit of the Class B Member’s creditors, or (iv) take any action in furtherance of the foregoing.

(u)          Except as contemplated in this Agreement, the Class B Member has, in all material respects, maintained and will maintain an arm’s-length relationship with its Affiliates; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of the Class B Member to make any additional capital contributions to the Class B Member.

(v)          The Class B Member has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including shared office space.

(w)          Except pursuant to the Transaction Documents, the Class B Member has not pledged and will not pledge its assets for the benefit of any other Person.

(x)          The Class B Member has and will have no obligation to indemnify its officers, directors, members or partners, as the case may be, or has such an obligation that is fully subordinated to the obligations owed to the Class A Member under this Agreement and the other Transaction Documents and will not constitute a claim against it if cash flow in excess of the amount required to pay the obligations owed to the Class A Member under this Agreement is insufficient to pay such indemnification obligation.

(y)          Except for the Guarantees, the Class B Member has not, does not, and will not have any of its obligations guaranteed by any Affiliate.

(z)          The Class B Member shall have one Special Member who will consider only the interests of the Class B Member, including its creditors, in acting or otherwise voting on the matters for which its approval is required.

SCHEDULE 5.15(b)

Anti-Terrorism and Anti-Money Laundering Laws; Embargoed Persons

(a)          Compliance with Anti-Terrorism and Anti-Money Laundering Laws. (i) None of the Company, the Guarantors, the Subsidiaries, the Class B Member, their respective constituents, investors and Affiliates is in violation of any Legal Requirements relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001 (the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”).

(ii)          None of the Company, the Guarantors, the Subsidiaries, the Class B Member, their respective constituents, investors and Affiliates or other agents (if any), acting or benefiting in any capacity in connection with this Agreement or the transactions contemplated herein, is a “Prohibited Person” which is defined as:

(1)          a Person or entity that is listed in the Annex to, or is otherwise subject to the provisions of the Executive Order;

(2)          a Person or entity owned or Controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(3)          a Person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering Legal Requirements, including the Executive Order and the Patriot Act;

(4)          a Person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(5)          a Person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gove/ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; and

(6)          a Person or entity who is an Affiliate of a Person or entity listed above.

(iii)          None of the Company, the Guarantors, the Subsidiaries, the Class B Member, their respective constituents, investors and Affiliates, any of their respective brokers or other agents, if any, acting in any capacity in connection with this Agreement or the Properties is or knowingly will (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purposes of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.

(iv)          The Guarantors, the Subsidiaries and the Class B Member shall not knowingly use funds from any Prohibited Person to make any payment due to the Company hereunder, and the Company shall not knowingly use funds from any Prohibited Person to make any payment due to the Class A Member hereunder, provided that this provision shall not excuse the Company, the Guarantors, the Subsidiaries or the Class B Member from any of their payment obligations or allow any of them to defer the same.

(v)          The Company, the Guarantors, and the Class B Member covenant and agree to deliver to the Class A Member any certification or other evidence requested from time to time by the Class A Member in its reasonable discretion, confirming, to its Knowledge, the compliance with this section by the Company, the Guarantors, the Subsidiaries and the Class B Member.

(b)          Embargoed Person. To the Knowledge of the Company, the Guarantors, and the Class B Member, (a) none of the funds or other assets of the Company or any of its Subsidiaries constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as defined below); (b) no Embargoed Person has any interest of any nature whatsoever in the Company or any of its Subsidiaries (whether directly or indirectly); and (c) none of the funds of the Class B Member have been derived from any unlawful activity with the result that the investment in Class B Member is prohibited by law. “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder.

SCHEDULE 6.1

Initial Capital Contributions and Percentage Interests of the Members

Member	Initial Capital Contribution			Initial Percentage Interest

Class A Member	$	[__________]	[27]	0%
Class B Member	$	[__________]		100%
Special Member		$0.00		0%

[27]	Note to draft: To include dollar amount of units issued to the Class A Member or, in the case of the Second Pool Purchaser Holdco Operating Agreement, each of the Class A Members pursuant to the Sale Agreement.

Exhibit E-2

FORM OF BAD BOY GUARANTY

This BAD BOY GUARANTY (this “Guaranty”) is executed as of ___________, 2014, by [_____________________], a [_____________________], American Realty Capital Hospitality Operating Partnership, L.P., a Delaware limited partnership, AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., a Maryland corporation, having an office at [_____________________], [_____________________], an individual, [_____________________], an individual, [_____________________], an individual, [_____________________], an individual, and [_____________________], an individual1 (each of the foregoing, a “Guarantor”, and collectively, “Guarantors”), for the benefit of W2007 EQUITY INNS SENIOR MEZZ, LLC, a Delaware limited liability company, having an office at c/o Goldman Sachs Realty Management, L.P., 6011 Connection Drive, Irving, Texas 75039 (together with its successors and/or assigns, the “Class A Member”).

W I T N E S S E T H:

WHEREAS, the Class A Member is prepared to make an investment (the “Investment”) in ARC Hospitality Portfolio I Holdco, LLC, a Delaware limited liability company (the “Company”), in the amount of $[_______________] as described in the Amended and Restated Limited Liability Company Agreement of the Company, of even date herewith, among the Class A Member, American Realty Capital Hospitality Portfolio Member LLC, a Delaware limited liability company (the “Class B Member”), and [_____________________] (as the same may be amended, modified or supplemented from time to time, the “Operating Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Operating Agreement;

WHEREAS, each Guarantor acknowledges receipt and approval of copies of the Operating Agreement and the other Transaction Documents;

WHEREAS, each Guarantor acknowledges that it owns, either directly or indirectly, a beneficial interest in the Class B Member and, as a result of such beneficial interest, will receive substantial economic and other benefits from the Class A Member making the Investment in the Company; and

WHEREAS, the Class A Member is unwilling to make the Investment or to enter into the Operating Agreement unless Guarantors agree to provide the indemnification, representations, warranties, covenants and other matters described in this Guaranty for the benefit of the Class A Member.

NOW, THEREFORE, as an inducement to the Class A Member to make the Investment, enter into the Operating Agreement and become a Member of the Company, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1 Note to draft: Individuals party to the Supplemental Agreement referenced in the Real Estate Sale Agreement to be included as individual guarantors only if Whitehall has provided the Whitehall Guarantees (as defined in the Supplemental Agreement).

ARTICLE 1

NATURE AND SCOPE OF GUARANTY

Section 1.1         Guaranty of Obligation.

(a)         Subject to Section 1.10 hereof, each Guarantor hereby irrevocably and unconditionally guarantees to the Class A Member and its successors and assigns the payment and performance of the Guaranteed Obligations (as defined below) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Each Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

(b)         As used herein, the term “Guaranteed Obligations” means (i) the Recourse Liabilities and (ii) from and after the date that any Springing Recourse Event occurs, payment of the Redemption Price.

(c)         For purposes hereof, the “Recourse Liabilities” shall mean any actual loss, damage, out-of-pocket cost or expense, liability, claim or other obligation incurred by the Class A Member (including reasonable outside attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i)         fraud or intentional misrepresentation committed by the Company, the Class B Member, any Guarantor or any of their respective Affiliates in connection with the Investment;

(ii)         wrongful removal of personal property from the Properties after a Changeover Event by the Company, the Class B Member, any Guarantor or any of their respective Affiliates, unless replaced with personal property of substantially the same or greater utility and of the same or greater value;

(iii)        any intentional physical waste at any Property committed by the Company, the Class B Member, any Guarantor or any of their respective Affiliates;

(iv)        the misappropriation by the Company, the Class B Member, any Guarantor or any of their respective Affiliates of any proceeds (including proceeds of Capital Contributions, Capital Event Proceeds and Protective Capital) or other funds (including any proceeds paid by reason of any Casualty to any Property and any awards in connection with the Condemnation of any Property), revenues, rents, income, security deposits or other amounts;

(v)         failure to obtain and maintain the fully paid for insurance policies in accordance with Section 5.7 of the Operating Agreement to the extent that adequate funds were available to the Company and its Subsidiaries from the income of the Properties for the payment of the premiums thereof;

(vi)        if the Class B Member, the Company or any of the Subsidiaries fails to maintain its status as a single purpose entity in accordance with the terms of Section 5.15(a) of the Operating Agreement and such failure does not result in the substantive consolidation of the assets and liabilities of the Class B Member, the Company or any of the Subsidiaries with any other Person as a result of such breach; and/or

(vii)       the modification of any ground lease affecting any Property if such modification is prohibited under the Operating Agreement or any of the other Transaction Documents and such modification has a material adverse effect on the related Property or the leasehold interest therein (including the value or operation thereof) or the Class A Member’s ability to exercise its rights and remedies under the Transaction Documents.

(d)         For purposes hereof, each of the following shall constitute a Springing Recourse Event:

(i)         if the Company fails to obtain the Class A Member’s prior written consent to any financing for borrowed money, whether secured or unsecured, in violation of the terms of the Operating Agreement or any of the other Transaction Documents;

(ii)         if the Class B Member, the Company or any of the Subsidiaries fails to obtain the Class A Member’s prior written consent to any voluntary mortgage, deed of trust, security deed, security agreement or similar grant by the Company or any of its Subsidiaries of a voluntary Lien upon any Property, or any voluntary granting of a security interest in, voluntary pledge of or other voluntary Lien upon any direct or indirect equity interest in the Company or any of the Subsidiaries, in each case, as security for any obligations or liabilities that is not permitted under the Operating Agreement or any of the other Transaction Documents;

(iii)        if the Class B Member, the Company or any of the Subsidiaries fails to obtain the Class A Member’s prior written consent to any voluntary transfer of any Property or any of the equity intererests in the Subsidiaries that is not permitted under the Operating Agreement or any of the other Transaction Documents;

(iv)        if the Class B Member ceases to be Controlled, directly or indirectly, by ARC OP, or if ARC OP ceases to be Controlled, directly or indirectly by the REIT, or if the REIT ceases to be Controlled, directly or indirectly, by AR Capital, LLC;

(v)         the Class B Member, the Company or any of the Subsidiaries files a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;

(vi)        the filing of an involuntary petition against the Class B Member, the Company or any of the Subsidiaries under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law by any other Person in which the Class B Member, the Company, any Subsidiary or any of their respective Affiliates colludes with or otherwise assists such Person, and/or the Class B Member, the Company, any Subsidiary or any of their respective Affiliates solicits or causes to be solicited petitioning creditors for any involuntary petition against the Class B Member, the Company or any of the Subsidiaries by any Person;

(vii)       if the Class B Member, the Company or any of the Subsidiaries files an answer consenting to, or joining in, any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;

(viii)      if the Class B Member, the Company, any Subsidiary or any of their respective Affiliates consents to, or joins in, an application for the appointment of a custodian, receiver, trustee or examiner for the Class B Member, the Company or any of the Subsidiaries and/or any portion of any Property;

(ix)         if the Class B Member, the Company or any of the Subsidiaries makes an assignment for the benefit of creditors or admits, in any legal proceeding, its insolvency or inability to pay its debts as they become due; or

(x)         if the Class B Member, the Company or any of the Subsidiaries fails to maintain its status as a single purpose entity in accordance with the terms of Section 5.15(a) of the Operating Agreement and such failure results in the substantive consolidation of the assets and liabilities of the Class B Member, the Company or any of the Subsidiaries with any other Person in a bankruptcy or similar proceeding under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law.

(e)         Notwithstanding anything to the contrary in this Guaranty or in any of the other Transaction Documents, then Class A Member shall not be deemed to have waived any right which the Class A Member may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Redemption Price or to require that all collateral shall continue to secure all of the obligations owed to the Class A Member in accordance with the Transaction Documents.

Section 1.2         Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by any Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by any Guarantor and after (if such Guarantor is a natural person) such Guarantor’s death (in which event this Guaranty shall be binding upon such Guarantor’s estate and such Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of any Guarantor to the Class A Member with respect to the Guaranteed Obligations. This Guaranty may be enforced by the Class A Member and any subsequent holder of the Class A Member’s Interest and shall not be discharged by the assignment of all or part of such Interest.

Section 1.3         Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantors to the Class A Member hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of the Class A Member, the Company, any Subsidiary or any other party against the Class B Member or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 1.4         Payment By Guarantors. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantors shall, immediately upon demand by the Class A Member and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to the Class A Member at the Class A Member’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

Section 1.5         No Duty To Pursue Others. It shall not be necessary for the Class A Member (and each Guarantor hereby waives any rights which such Guarantor may have to require the Class A Member), in order to enforce the obligations of Guarantors hereunder, first to (i) institute suit or exhaust its remedies against the Company or others liable for the Guaranteed Obligations or any other Person, including, without limitation, any general partner of any of the foregoing which is a partnership, (ii) declare a Changeover Event, (iii) enforce the Class A Member’s rights against any collateral which shall ever have been given to secure the obligations owed to the Class A Member under the Operating Agreement or the other Transaction Documents, (iv) enforce the Class A Member’s rights against any other guarantors of the Guaranteed Obligations, including, without limitation, any general partner of any of the foregoing which is a partnership, (v) join the Class B Member, the Company or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (vi) exhaust any remedies available to the Class A Member under the Transaction Documents, or (vii) resort to any other means of obtaining payment of the Guaranteed Obligations, including, to the extent California law is deemed to apply notwithstanding the choice of law set forth herein, any of the foregoing which may be available to the Class A Member by virtue of California Civil Code Sections 2845, 2849, and 2850. The Class A Member shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

Section 1.6         Waivers. Each Guarantor acknowledges receipt of copies of the Operating Agreement and the other Transaction Documents and hereby waives notice of (i) any loans or advances (including advances of Protective Capital) made by the Class A Member to the Company, (ii) acceptance of this Guaranty, (iii) any amendment of any Transaction Document or extension of the Mandatory Redemption Date, (iv) the occurrence of any breach by the Class B Member or the Company under the Operating Agreement or the other Transaction Documents or the declaration of a Changeover Event, (v) the Class A Member’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (vi) protest, proof of non-payment or default by the Class B Member or the Company, or (vii) any other action at any time taken or omitted by the Class A Member and, generally, all demands and notices of every kind in connection with this Guaranty, the Transaction Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and/or the obligations hereby guaranteed.

Section 1.7         Payment of Expenses. In the event that any Guarantor shall breach or fail to timely perform any provisions of this Guaranty, Guarantors shall, immediately upon demand by the Class A Member, pay the Class A Member all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the Class A Member in the enforcement hereof or the preservation of the Class A Member’s rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

Section 1.8         Effect of Bankruptcy. In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, the Class A Member must rescind or restore any payment or any part thereof received by the Class A Member in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantors by the Class A Member shall be without effect and this Guaranty shall remain (or shall be reinstated to be) in full force and effect. It is the intention of the Guarantors that Guarantors’ obligations hereunder shall not be discharged (other than as expressly set forth herein) except by Guarantors’ performance of such obligations and then only to the extent of such performance.

Section 1.9         Waiver and Postponement of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, each Guarantor hereby unconditionally and irrevocably agrees to postpone the exercise of and, until the Redemption Price has been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty), does hereby irrevocably waive and defer any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantors’ rights to the rights of the Class A Member), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from the Company or any of its Subsidiaries or any other party liable to the Class A Member for the payment of any or all of the Guaranteed Obligations for any payment made by Guarantors under or in connection with this Guaranty or otherwise; provided that, for clarity, such postponement and waiver shall only be in effect until the Redemption Price has been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty).

Section 1.10         Limitations on Liability of Guarantors.

(a)          As used herein, a “Guarantor Affiliate” shall mean any Guarantor, the Class B Member and/or any other Person that either (or both) (a) is in Control of, is Controlled by or is under common Control with (i) any Guarantor or (ii) any general partner or managing member of, or other Person or Persons Controlling, any Guarantor (each a “Clause (a) Person”), or (b) is either (1) a Person that owns directly or indirectly thirty-five percent (35%) or more of the direct or indirect equity interests in any Guarantor or any other Clause (a) Person, or (2) a Person with respect to which either (or a combination) of the Guarantors directly or indirectly owns thirty-five percent (35%) or more of the direct or indirect equity interests in such Person, or (3) a Person with respect to which any combination of Guarantors and Clause (a) Persons own, directly or indirectly, fifty-one percent (51%) or more of the direct or indirect voting equity interests in such Person. In addition to, and without limiting, the foregoing, if a direct or indirect interest in a loan secured by direct or indirect interests in the Company or any of its Subsidiaries is held by a Guarantor Affiliate, the related lender will be deemed a Guarantor Affiliate unless such Guarantor Affiliate is a Disabled Participant (as defined below) and one or more other holders of substantial interests in such loan that are not Guarantor Affiliates control the administration of such loan and the enforcement of the rights and remedies of such lender. A Guarantor Affiliate is a “Disabled Participant” with respect to a loan if it has no right to exercise any voting or other control rights with respect to such loan (other than the right to approve amendments to the material economic terms of such loan).

(b)         Notwithstanding anything to the contrary herein or in the other Transaction Documents, in the event of the declaration of a Changeover Event, then Guarantors shall not have any liability hereunder for any Losses arising from any circumstance, condition, action or event first occurring after the date of the declaration of a Changeover Event and not caused by the acts of either of the Guarantors or any other Guarantor Affiliate; provided that (i) Guarantors shall remain liable hereunder that arise from any action or event prior to the date of the declaration of a Changeover Event and (ii) if, following the declaration of a Changeover Event, an arbitration panel appointed pursuant to Section 12.10 of the Operating Agreement determines that such Changeover Event has not occurred pursuant to Section 3.5 of the Operating Agreement, then the Guarantors shall continue to be fully liable for all of its obligations hereunder (other than any liabilities caused solely by the actions of the Class A Member taken on behalf of the Company or any of its Subsidiaries following such declaration of a Changeover Event).

(c)         At any time prior to the declaration of a Changeover Event, Guarantors shall be entitled to request the release of any Guarantor from its obligations hereunder so long as, following such release, the remaining Guarantor(s) continue(s) to satisfy the Net Worth Threshold and Liquid Assets Threshold requirements set forth in Section 5.2 hereof. In connection with any release of a Guarantor pursuant to this Section 1.10(c), the Class A Member shall execute and deliver a release of such Guarantor from all liability in respect of the Guaranteed Obligations.

(d)         Subject to the reinstatement of the Guarantors’ obligations hereunder pursuant to Section 6.14 hereof, this Guaranty shall terminate and be of no further force and effect upon the date of the payment in full of the Redemption Price; provided, however, that the Guaranteed Obligations shall survive such termination with respect to any and all such Guaranteed Obligations accruing prior to or arising out of or related to any circumstances, conditions, actions or events occurring or arising prior to the date of such repayment and satisfaction, even to the extent the applicable liability, loss, cost or expense does not occur or the applicable circumstance, condition, action or event is not discovered until after such date.

ARTICLE 2
EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTORS’ OBLIGATIONS

Subject to Section 1.10 hereof, to the extent permitted by applicable law, each Guarantor hereby consents and agrees to each of the following and agrees that such Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which such Guarantor might otherwise have as a result of or in connection with any of the following:

Section 2.1         Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Operating Agreement, the Transaction Documents or any other document, instrument, contract or understanding between Class B Member, any Guarantor or the Company and the Class A Member or any other parties pertaining to the Guaranteed Obligations or any failure of the Class A Member to notify Guarantors of any such action.

Section 2.2         Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by the Class A Member to the Class B Member, the Company or any Guarantor.

Section 2.3         Condition of Relevant Entities. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Class B Member, the Company or any of its Subsidiaries, any Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or, subject to Section 1.10(b) hereof, any sale, lease or transfer of any or all of the assets of the Class B Member, any Guarantor, the Company or any of the Subsidiaries, or, subject to Section 1.10(b) hereof, any changes in the direct or indirect shareholders, partners or members, as applicable, of the Class B Member, any Guarantor or the Company or any of its Subsidiaries; or any reorganization of the Class B Member, any Guarantor or the Company or any of its Subsidiaries.

Section 2.4         Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Operating Agreement or the other Transaction Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) the Class B Member, any Guarantor or the Company has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from such Persons, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Operating Agreement or any of the other Transaction Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantors shall remain liable hereon regardless of whether any the Class B Member, the Company or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

Section 2.5         Release of Obligors. Any full or partial release of the liability of the Class B Member or the Company for the Guaranteed Obligations or any part thereof, or of any co-guarantors, or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support from any other Person, and no Guarantor has been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons will be liable to pay or perform the Guaranteed Obligations or that the Class A Member will look to other Persons to pay or perform the Guaranteed Obligations.

Section 2.6         Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

Section 2.7         Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations, subject, however, to the terms of Section 1.10 hereof.

Section 2.8         Care and Diligence. The failure of the Class A Member or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including, but not limited to, any neglect, delay, omission, failure or refusal of the Class A Member (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations, or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

Section 2.9         Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Guarantor that such Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

Section 2.10         Offset. Any existing or future right of offset, claim or defense of the Class B Member or the Company against the Class A Member, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 2.11         Merger. The reorganization, merger or consolidation of the Class B Member, the Company or any of the Subsidiaries into or with any other Person.

Section 2.12         Preference. Any payment by the Class B Member, the Company or any Person to the Class A Member is held to constitute a preference under the Bankruptcy Code or for any reason the Class A Member is required to refund such payment or pay such amount to the Class B Member, the Company or such other Person.

Section 2.13         Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Transaction Documents, the Guaranteed Obligations or the security and collateral therefor, whether or not such action or omission prejudices Guarantors or increases the likelihood that Guarantors will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Guarantors that such Guarantors shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

To induce the Class A Member to enter into the Transaction Documents and to invest in the Company, each Guarantor represents and warrants to the Class A Member as follows:

Section 3.1         Benefit. Each Guarantor is an Affiliate of the Class B Member, is the owner of a direct or indirect interest in the Class B Member and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

Section 3.2         Familiarity and Reliance. Each Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Class B Member, the Company and the Subsidiaries and is familiar with the value of any and all collateral intended to be created as security for the payment of the Guaranteed Obligations; however, such Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

Section 3.3         No Representation By the Class A Member. Neither the Class A Member nor any other party has made any representation, warranty or statement to any Guarantor in order to induce such Guarantor to execute this Guaranty.

Section 3.4         Each Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, each Guarantor (a) is and intends to remain solvent, (b) has and intends to have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and (c) has and intends to have property and assets sufficient to satisfy and repay its obligations and liabilities, including the Guaranteed Obligations.

Section 3.5         Legality. The execution, delivery and performance by each Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation whatsoever to which such Guarantor is subject, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, contract, agreement or other instrument to which such Guarantor is a party or which may be applicable to such Guarantor. This Guaranty is a legal and binding obligation of each Guarantor and is enforceable against such Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

Section 3.6         No Plan Assets.    No Guarantor sponsors, is obligated to contribute to, or is itself an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of any Guarantor constitutes or will, until the Redemption Price has been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty), constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) no Guarantor is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Guarantor are not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans. As of the date hereof, none of the Guarantors, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).

Section 3.7         ERISA.        No Guarantor shall engage in any transaction, other than a transaction contemplated hereunder, which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by the Class A Member of any of its rights under the Operating Agreement or the other Transaction Documents) to be a non-exempt prohibited transaction under ERISA.

Section 3.8         Survival.   All representations and warranties made by each Guarantor herein shall survive the execution hereof.

ARTICLE 4
SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 4.1         Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of the Class B Member, the Company or any of the Subsidiaries to any one or more of the Guarantors, whether such debts and liabilities now exist or are hereafter incurred or arise, and whether the obligations of such Person thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be, created, or the manner in which they have been, or may hereafter be, acquired by the applicable Guarantor or Guarantors. The Guarantor Claims shall include, without limitation, all rights and claims of any one or both of the Guarantors against the Class B Member, the Company or any of the Subsidiaries (arising as a result of subrogation or otherwise) as a result of payment of all or a portion of the Guaranteed Obligations by any Guarantor or the Guarantors. Until the Redemption Price shall have been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty), no Guarantor shall receive or collect, directly or indirectly, from e Class B Member, the Company, any of the Subsidiaries or any other Person obligated to the Class A Member any amount upon the Guarantor Claims.

Section 4.2         Claims in Bankruptcy. In the event of any receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceeding involving any Guarantor as a debtor, the Class A Member shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Guarantor hereby assigns such dividends and payments to the Class A Member. Should the Class A Member receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to any Guarantor and which, as between any the Class B Member or the Company and any one or more of the Guarantors, shall constitute a credit against the Guarantor Claims, then, upon payment to the Class A Member in full of the Guaranteed Obligations, such Guarantor shall become subrogated to the rights of the Class A Member to the extent that such payments to the Class A Member on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if the Class A Member had not received dividends or payments upon the Guarantor Claims.

Section 4.3         Payments Held in Trust. Notwithstanding anything to the contrary contained in this Guaranty, in the event that any Guarantor should receive any funds, payments, claims and/or distributions which are prohibited by this Guaranty, such Guarantor agrees to hold in trust for the Class A Member an amount equal to the amount of all funds, payments, claims and/or distributions so received and not previously paid to the Class A Member, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims and/or distributions so received except to pay such funds, payments, claims and/or distributions promptly to the Class A Member, and such Guarantor covenants promptly to pay the same to the Class A Member.

Section 4.4         Liens Subordinate. Each Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon the assets of the Class B Member, the Company or any of the Subsidiaries securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon such Person’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of any Guarantor or the Class A Member presently exist or are hereafter created or attach. Without the prior written consent of the Class A Member, until the Redemption Price shall have been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty), no Guarantor shall (i) exercise or enforce any creditor’s rights it may have against the Class B Member, the Company or any of the Subsidiaries, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or the joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on the assets of the Class B Member, the Company or any of the Subsidiaries held by any Guarantor.

ARTICLE 5
COVENANTS

Section 5.1         Definitions. As used in this Article 5, the following terms shall have the respective meanings set forth below:

(a)         “GAAP” shall mean generally accepted accounting principles, consistently applied.

(b)         “IFRS” shall mean the International Financial Reporting Standards.

(c)         “Liquid Assets” shall mean any of the following, but only to the extent owned individually, free of all security interests, liens, pledges, charges or any other encumbrance: (a) cash (excluding proceeds of the Properties that have not been distributed by the Company), (b) certificates of deposit (with a maturity of two years or less) issued by, or savings account with, any Approved Bank or other bank or other financial institution reasonably acceptable to the Class A Member, (c) marketable securities listed on a national or international exchange reasonably acceptable to the Class A Member (it being understood, without limitation of the foregoing, that the New York Stock Exchange and NASDAQ shall be deemed acceptable to the Class A Member), marked to market, (d) U.S. Obligations or (e) aggregate availability under unencumbered, unfunded capital commitments that any Guarantor may unconditionally draw from any of its partners.

(d)         “Net Worth” shall mean, as of a given date, (i) a Person’s total assets as of such date (without regard to the Properties or any equity therein) less (ii) such Person’s total liabilities as of such date, determined in accordance with GAAP or IFRS.

Section 5.2         Covenants. Until the Redemption Price and the Guaranteed Obligations have been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty), Guarantors shall maintain (x) an aggregate Net Worth of not less than $250,000,000.00 (the “Net Worth Threshold”) and (y) subject to paragraph (b) below, aggregate Liquid Assets of not less than $20,000,000.00 (the “Liquid Assets Threshold”).

Section 5.3         Intentionally Omitted.

Section 5.4         Financial Statements. Each Guarantor shall deliver to the Class A Member:

(a)         within 120 days after the end of each fiscal year of such Guarantor, a complete copy of such Guarantor’s annual financial statements in the form delivered to such guarantor’s limited partners, together with a certificate of the general partner of such Guarantor certifying that, to the best of the signer’s knowledge, such annual financial statements fairly present the financial condition and results of the operations of such Guarantor;

(b)         within 90 days after the end of each fiscal quarter of such Guarantor, financial statements in the form delivered to such Guarantor’s limited partners, together with a certificate of the general partner of such Guarantor certifying that, to the best of the signer’s knowledge, such quarterly financial statements fairly present the financial condition and results of the operations of such Guarantor in a manner consistent with GAAP (subject to year-end adjustments) or IFRS; and

(c)         20 days after request by the Class A Member, such other financial information with respect to such Guarantor as the Class A Member may reasonably request.

ARTICLE 6
MISCELLANEOUS

Section 6.1         Waiver. No failure to exercise, and no delay in exercising, on the part of the Class A Member, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Class A Member hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor any consent to any departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

Section 6.2         Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 6.2. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to the Class A
Member:	c/o Goldman Sachs Realty Management, L.P.
6011 Connection Drive
Irving, Texas 75039
Attn: Greg Fay
Facsimile No.: (972) 368-3699
Telephone No.: (972) 368-2743
with copies to:	Whitehall Street Global Real Estate Limited Partnership 2007
c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Attn: Chief Financial Officer
Facsimile No.: (212) 357-5505
Telephone No.: (212) 902-5520

and:	Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: Anthony J. Colletta, Esq.
Facsimile No. (212) 291-9029

If to
Guarantors:	[___________________]
[___________________]
[___________________]
Attention: [___________________]
Facsimile No. [___________________]

with a copy to:	[___________________]
[___________________]
[___________________]
Attention: [___________________]
Facsimile No. [___________________]

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 6.2. Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel.

Section 6.3         Governing Law; Jurisdiction; Service of Process. (a) THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY EACH GUARANTOR AND ACCEPTED BY THE CLASS A MEMBER IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION RELATED HERETO, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY AND/OR THE OTHER TRANSACTION DOCUMENTS, AND THIS GUARANTY AND THE OTHER TRANSACTION DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE CLASS A MEMBER OR ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY AT THE CLASS A MEMBER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH GUARANTOR AGREES THAT SERVICE OF PROCESS UPON SUCH GUARANTOR AT THE ADDRESS FOR SUCH GUARANTOR SET FORTH HEREIN AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO THE CLASS A MEMBER OF ANY CHANGE IN THE ADDRESS FOR SUCH GUARANTOR SET FORTH HEREIN, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE AN AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE AN AUTHORIZED AGENT IF SUCH GUARANTOR CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE CLASS A MEMBER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION.

Section 6.4         Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 6.5         Amendments. This Guaranty may be amended only by an instrument in writing executed by the party(ies) against whom such amendment is sought to be enforced.

Section 6.6         Parties Bound; Assignment. This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives. Any assignee or transferee of the Class A Member shall be entitled to all the benefits afforded to the Class A Member under this Guaranty. No Guarantor shall have the right to assign or transfer its rights or obligations under this Guaranty without the prior written consent of the Class A Member, and any attempted assignment without such consent shall be null and void.

Section 6.7         Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

Section 6.8         Recitals. The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 6.9         Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

Section 6.10         Rights and Remedies. If any Guarantor becomes liable for any indebtedness owing by any the Class B Member or the Company to the Class A Member, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of the Class A Member hereunder shall be cumulative of any and all other rights that the Class A Member may ever have against Guarantor. The exercise by the Class A Member of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 6.11         Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTORS AND THE CLASS A MEMBER WITH RESPECT TO GUARANTORS’ GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTORS AND THE CLASS A MEMBER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTORS AND THE CLASS A MEMBER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTORS AND THE CLASS A MEMBER.

Section 6.12         Waiver of Right To Trial By Jury. EACH GUARANTOR AND THE CLASS A MEMBER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE OPERATING AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH GUARANTOR AND THE CLASS A MEMBER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTIES.

Section 6.13         Cooperation. Each Guarantor acknowledges that the Class A Member and its successors and assigns may (i) sell this Guaranty and the other Transaction Documents and/or the Class A Member’s Interest to one or more investors, (ii) deposit this Guaranty and the other Transaction Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iii) otherwise sell the Class A Member’s Interest or one or more interests therein to investors (the transactions referred to in clauses (i) through (iii) are hereinafter each referred to as “Secondary Market Transaction”). Each Guarantor shall at no cost to any Guarantor, cooperate with the Class A Member in effecting any such Secondary Market Transaction and shall provide (or cause the Class B Member, the Company and/or the Subsidiaries to provide) such information and materials as may be reasonably requested by the Class A Member in connection with such Secondary Market Transaction.

Section 6.14         Reinstatement in Certain Circumstances. If at any time any payment of the Class A Return, the Unrecovered Capital or any other amount payable by the Company or the Class B Member under the Operating Agreement or the other Transaction Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or the Class B Member or otherwise, Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 6.15         Exculpation of Certain Persons. Notwithstanding anything to the contrary contained in this Guaranty or any other Transaction Document, no direct or indirect shareholder, partner, member, principal, Affiliate (other than the Class B Member and the Company), employee, officer, trustee, director, agent or other representative of a Guarantor and/or of any of its Affiliates (each, a “Related Party”) shall have any personal liability for, nor be joined as party to, any action with respect to payment, performance or discharge of any covenants, obligations, or undertakings of any Guarantor under this Guaranty, and by acceptance hereof, the Class A Member for itself and its successors and assigns irrevocably waives any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against any Related Party under or by reason of or in connection with this Guaranty; except that any Related Party that is a party to any Transaction Document or any other separate written guaranty, indemnity or other agreement given by such Related Party in connection with the Investment shall remain fully liable therefor and the foregoing provisions shall not operate to limit or impair the liabilities and obligations of such Related Parties or the rights and remedies of the Class A Member thereunder.

Section 6.16        Gender; Number; General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, (a) words used in this Guaranty may be used interchangeably in the singular or plural form, (b) any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, (c) the word “the Class A Member” shall mean “the Class A Member and any subsequent holder of the Class A Member’s Interest”, (d) the word “Properties” shall include any portion of any of the Properties and any interest therein, and (e) the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by the Class A Member in protecting its interest in the Company (including any Protective Capital advances by the Class A Member) and/or in enforcing its rights hereunder.

Section 6.17        Joint and Several. The obligations of each Guarantor hereunder are joint and several.

Section 6.18        Certain California State Specific Provisions.

(a)         To the extent California law applies, nothing herein shall be deemed to limit the right of the Class A Member to recover in accordance with California Code of Civil Procedure Section 736 (as such Section may be amended from time to time), any costs, expenses, liabilities or damages, including reasonable attorneys’ fees and costs, incurred by the Class A Member and arising from any covenant, obligation, liability, representation or warranty contained in any indemnity agreement given to the Class A Member, or any order, consent decree or settlement relating to the cleanup of Hazardous Substances (as defined in the Environmental Indemnity Agreement) or any other “environmental provision” (as defined in such Section 736) relating to any Property or any portion thereof.

(b)         To the extent California law applies, in addition to and not in lieu of any other provisions of this Guaranty (provided, however, that in the case of any conflict or inconsistency between the provisions of this Section 6.18(b) and the other provisions of this Guaranty as to any subject matter described in this Section 6.18(b), such other provisions shall control), each Guarantor represents, warrants and covenants as follows:

(c)         The obligations of each Guarantor under this Guaranty shall be performed without demand by the Class A Member and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of any of the Operating Agreement or any of the other Transaction Documents, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Each Guarantor hereby waives any and all benefits and defenses under California Civil Code Section 2810 and agrees that by doing so such Guarantor shall be liable even if neither the Company nor the Class B Member had no liability at the time of execution of the Transaction Documents, or thereafter ceases to be liable. Each Guarantor hereby waives any and all benefits and defenses under California Civil Code Section 2809 and agrees that by doing so such Guarantor’s liability may be larger in amount and more burdensome than that of the Company or any of its Subsidiaries. Each Guarantor hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and agrees that such Guarantor’s obligations shall not be affected by any circumstances, whether or not referred to in this Guaranty which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Each Guarantor hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder.

(d)         In accordance with Section 2856 of the California Civil Code, each Guarantor hereby waives all rights and defenses arising out of an election of remedies by the Class A Member even though that election of remedies, such as a nonjudicial foreclosure with respect to security for guaranteed obligations, has destroyed or otherwise impaired such Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Each Guarantor hereby authorizes and empowers the Class A Member to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of each Guarantor that the obligations under this Guaranty shall be absolute, independent and unconditional under any and all circumstances. Specifically, and without in any way limiting the foregoing, each Guarantor hereby waives any rights of subrogation, indemnification, contribution or reimbursement arising under Sections 2846, 2847, 2848 and 2849 of the California Civil Code or any other right of recourse to or with respect to the Company or any of its Subsidiaries, any general partner, member or other constituent of the Company or any of its Subsidiaries, any other person obligated to the Class A Member with respect to the matters set forth herein, or the assets or property of any of the foregoing until the Redemption Price has been paid in full and all obligations of the Company and its Affiliates under the Transaction Documents have been fully performed, and there has expired the maximum possible period thereafter during which any payment made by the Company or others to the Class A Member with respect to such obligations could be deemed a preference under the United States Bankruptcy Code. In connection with the foregoing, subject to the foregoing limitations, each Guarantor expressly waives any and all rights of subrogation against the Company and each of its Subsidiaries, and each Guarantor hereby waives any rights to enforce any remedy which the Class A Member may have against the Company or any of its Subsidiaries.

(e)         In addition to and without in any way limiting the foregoing, each Guarantor hereby subordinates any and all indebtedness of the Company and each Subsidiary now or hereafter owed to any Guarantor to all the indebtedness of the Company or any Subsidiary to the Class A Member and agrees with the Class A Member that until the Redemption Price has been paid in full and all obligations owed to the Class A Member under the Transaction Documents have been fully performed, and there has expired the maximum possible period thereafter during which any payment made by the Company or others to the Class A Member with respect to such obligations could be deemed a preference under the United States Bankruptcy Code, no Guarantor shall demand or accept any payment of principal or interest from the Company or any of its Subsidiaries or claim any offset or other reduction of any Guarantor’s obligations hereunder because of any such indebtedness. If any amount shall nevertheless be paid to an Guarantor by the Company or any Subsidiary or another guarantor prior to payment in full of the Redemption Price, such amount shall be held in trust for the benefit of the Class A Member and shall forthwith be paid to the Class A Member to be credited and applied to the Unrecovered Capital. Further, no Guarantor shall have any right of recourse against the Class A Member by reason of any action the Class A Member may take or omit to take under the provisions of this Guaranty or under the provisions of any of the Transaction Documents. Without limiting the generality of the foregoing, each Guarantor hereby waives, to the fullest extent permitted by law, diligence in collecting the obligations owed to the Class A Member under the Transaction Documents, presentment, demand for payment, protest, all notices with respect to the Operating Agreement, this Guaranty, or any other Transaction Document which may be required by statute, rule of law or otherwise to preserve the Class A Member’s rights against such Guarantor under this Guaranty, including, but not limited to, notice of acceptance, notice of any amendment of the Transaction Documents, notice of the occurrence of any default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by the Company or any of its Subsidiaries of any obligation or indebtedness.

(f)         Without limiting the foregoing, but subject to the same limitations set forth above, each Guarantor waives (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to any Guarantor by reason of California Civil Code Sections 2787 to 2855, inclusive, including any and all rights or defenses such Guarantor may have by reason of protection afforded to the Company or any of its Subsidiaries with respect to any of the obligations of any Guarantor under this Guaranty by reason of a nonjudicial foreclosure or pursuant to the antideficiency or other laws of the State of California limiting or discharging the obligations of the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, each Guarantor hereby expressly waives any and all benefits under California Code of Civil Procedure Section 726 (which Section, if such Guarantor had not given this waiver, among other things, would otherwise require the Class A Member to exhaust all of its security before a personal judgment could be obtained for a deficiency).

(g)         Likewise, each Guarantor waives (i) any and all rights and defenses available to such Guarantor under California Civil Code Sections 2899 and 3433; and (ii) any rights or defenses such Guarantor may have with respect to its obligations as a guarantor by reason of any election of remedies by the Class A Member. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

[NO FURTHER TEXT ON THIS PAGE.]

IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTORS:

[__________________]

By:
Name:
Title:

AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P.

By:	American Realty Capital Hospitality Trust, Inc., its general partner

By:
Name:
Title:

American Realty Capital Hospitality Trust, Inc.

By:
Name:
Title:

[__________________]

Name:

[__________________]

Name:

[__________________]

Name:

[__________________]

Name:

[__________________]

Name:

Exhibit E-3

FORM OF MANDATORY REDEMPTION GUARANTY

This MANDATORY REDEMPTION GUARANTY (this “Guaranty”) is executed as of ___________, 2014, by [_____________________], a [_____________________], AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., a Maryland corporation, having an office at [_____________________], [_____________________], an individual, [_____________________], an individual, [_____________________], an individual, [_____________________], an individual, and [_____________________], an individual1 (each of the foregoing, a “Guarantor”, and collectively, “Guarantors”), for the benefit of W2007 EQUITY INNS SENIOR MEZZ, LLC, a Delaware limited liability company, having an office at c/o Goldman Sachs Realty Management, L.P., 6011 Connection Drive, Irving, Texas 75039 (together with its successors and/or assigns, the “Class A Member”).

W I T N E S S E T H:

WHEREAS, the Class A Member is prepared to make an investment (the “Investment”) in ARC Hospitality Portfolio I Holdco, LLC, a Delaware limited liability company (the “Company”), in the amount of $[_______________] as described in the Amended and Restated Limited Liability Company Agreement of the Company, of even date herewith, among the Class A Member, American Realty Capital Hospitality Portfolio Member, LLC, a Delaware limited liability company (the “Class B Member”), and [_____________________] (as the same may be amended, modified or supplemented from time to time, the “Operating Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Operating Agreement;

WHEREAS, each Guarantor acknowledges receipt and approval of copies of the Operating Agreement and the other Transaction Documents;

WHEREAS, each Guarantor acknowledges that it owns, either directly or indirectly, a beneficial interest in the Class B Member and, as a result of such beneficial interest, will receive substantial economic and other benefits from the Class A Member making the Investment in the Company; and

WHEREAS, the Class A Member is unwilling to make the Investment or to enter into the Operating Agreement unless Guarantors agree to provide the indemnification, representations, warranties, covenants and other matters described in this Guaranty for the benefit of the Class A Member.

[1]	Note to draft: Individuals party to the Supplemental Agreement referenced in the Real Estate Sale Agreement to be included as individual guarantors only if Whitehall has provided the Whitehall Guarantees (as defined in the Supplemental Agreement).

NOW, THEREFORE, as an inducement to the Class A Member to make the Investment, enter into the Operating Agreement and become a Member of the Company, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE 1
NATURE AND SCOPE OF GUARANTY

Section 1.1           Guaranty of Obligation.

(a)          Each Guarantor hereby irrevocably and unconditionally guarantees to the Class A Member and its successors and assigns the payment and performance of the Guaranteed Obligations (as defined below) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Each Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

(b)          As used herein, the term “Guaranteed Obligations” means (i) the obligation of the Company to redeem or cause to be redeemed the Class A Member’s Interest in full, and to pay in full the Redemption Price, upon the occurrence of a Prohibited Transfer or upon the Class B Member ceasing to be Controlled, directly or indirectly, by ARC OP, or ARC OP ceasing to be Controlled, directly or indirectly by the REIT, or the REIT ceasing to be Controlled, directly or indirectly, by AR Capital, LLC (excluding any Prohibited Transfer or change in Control resulting from the foreclosure by any Senior Lender on any of the Properties or any of the other collateral for the Senior Loans that is not consented to by the Company or any of its Subsidiaries); (ii) the obligation of the Company to pay to the Class A Member the QCR Redemption Amount in respect of any Qualified Capital Raise upon the consummation of such Qualified Capital Raise; and (iii) the obligation of the Company to pay to the Class A Member all of the Net Financing Proceeds from the incurrence of any Additional Mezzanine Loan by the Company or any of its Subsidiaries upon such incurrence; provided, however, that in no event shall the Guarantors be liable under this Agreement for an aggregate amount in excess of the sum of (i) the Redemption Price plus (ii) all amounts due to the Class A Member pursuant to Section 1.7 hereof.

(c)          Notwithstanding anything to the contrary in this Guaranty or in any of the other Transaction Documents, then Class A Member shall not be deemed to have waived any right which the Class A Member may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Redemption Price or to require that all collateral shall continue to secure all of the obligations owed to the Class A Member in accordance with the Transaction Documents.

Section 1.2          Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by any Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by any Guarantor and after (if such Guarantor is a natural person) such Guarantor’s death (in which event this Guaranty shall be binding upon such Guarantor’s estate and such Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of any Guarantor to the Class A Member with respect to the Guaranteed Obligations. This Guaranty may be enforced by the Class A Member and any subsequent holder of the Class A Member’s Interest and shall not be discharged by the assignment of all or part of such Interest.

Section 1.3           Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantors to the Class A Member hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of the Class A Member, the Company, any Subsidiary or any other party against the Class B Member or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 1.4           Payment By Guarantors. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantors shall, immediately upon demand by the Class A Member and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to the Class A Member at the Class A Member’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

Section 1.5           No Duty To Pursue Others. It shall not be necessary for the Class A Member (and each Guarantor hereby waives any rights which such Guarantor may have to require the Class A Member), in order to enforce the obligations of Guarantors hereunder, first to (i) institute suit or exhaust its remedies against the Company or others liable for the Guaranteed Obligations or any other Person, including, without limitation, any general partner of any of the foregoing which is a partnership, (ii) declare a Changeover Event, (iii) enforce the Class A Member’s rights against any collateral which shall ever have been given to secure the obligations owed to the Class A Member under the Operating Agreement or the other Transaction Documents, (iv) enforce the Class A Member’s rights against any other guarantors of the Guaranteed Obligations, including, without limitation, any general partner of any of the foregoing which is a partnership, (v) join the Class B Member, the Company or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (vi) exhaust any remedies available to the Class A Member under the Transaction Documents, or (vii) resort to any other means of obtaining payment of the Guaranteed Obligations, including, to the extent California law is deemed to apply notwithstanding the choice of law set forth herein, any of the foregoing which may be available to the Class A Member by virtue of California Civil Code Sections 2845, 2849, and 2850. The Class A Member shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

Section 1.6           Waivers. Each Guarantor acknowledges receipt of copies of the Operating Agreement and the other Transaction Documents and hereby waives notice of (i) any loans or advances (including advances of Protective Capital) made by the Class A Member to the Company, (ii) acceptance of this Guaranty, (iii) any amendment of any Transaction Document or extension of the Mandatory Redemption Date, (iv) the occurrence of any breach by the Class B Member or the Company under the Operating Agreement or the other Transaction Documents or the declaration of a Changeover Event, (v) the Class A Member’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (vi) protest, proof of non-payment or default by the Class B Member or the Company, or (vii) any other action at any time taken or omitted by the Class A Member and, generally, all demands and notices of every kind in connection with this Guaranty, the Transaction Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and/or the obligations hereby guaranteed.

Section 1.7           Payment of Expenses. In the event that any Guarantor shall breach or fail to timely perform any provisions of this Guaranty, Guarantors shall, immediately upon demand by the Class A Member, pay the Class A Member all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the Class A Member in the enforcement hereof or the preservation of the Class A Member’s rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

Section 1.8           Effect of Bankruptcy. In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, the Class A Member must rescind or restore any payment or any part thereof received by the Class A Member in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantors by the Class A Member shall be without effect and this Guaranty shall remain (or shall be reinstated to be) in full force and effect. It is the intention of the Guarantors that Guarantors’ obligations hereunder shall not be discharged (other than as expressly set forth herein) except by Guarantors’ performance of such obligations and then only to the extent of such performance.

Section 1.9         Waiver and Postponement of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, each Guarantor hereby unconditionally and irrevocably agrees to postpone the exercise of and, until the Redemption Price has been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty), does hereby irrevocably waive and defer any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantors’ rights to the rights of the Class A Member), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from the Company or any of its Subsidiaries or any other party liable to the Class A Member for the payment of any or all of the Guaranteed Obligations for any payment made by Guarantors under or in connection with this Guaranty or otherwise; provided that, for clarity, such postponement and waiver shall only be in effect until the Redemption Price has been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty).

ARTICLE 2
EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTORS’ OBLIGATIONS

To the extent permitted by applicable law, each Guarantor hereby consents and agrees to each of the following and agrees that such Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which such Guarantor might otherwise have as a result of or in connection with any of the following:

Section 2.1           Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Operating Agreement, the Transaction Documents or any other document, instrument, contract or understanding between Class B Member, any Guarantor or the Company and the Class A Member or any other parties pertaining to the Guaranteed Obligations or any failure of the Class A Member to notify Guarantors of any such action.

Section 2.2           Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by the Class A Member to the Class B Member, the Company or any Guarantor.

Section 2.3           Condition of Relevant Entities. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Class B Member, the Company or any of its Subsidiaries, any Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any sale, lease or transfer of any or all of the assets of the Class B Member, any Guarantor, the Company or any of the Subsidiaries, or any changes in the direct or indirect shareholders, partners or members, as applicable, of the Class B Member, any Guarantor or the Company or any of its Subsidiaries; or any reorganization of the Class B Member, any Guarantor or the Company or any of its Subsidiaries.

Section 2.4           Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Operating Agreement or the other Transaction Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) the Class B Member, any Guarantor or the Company has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from such Persons, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Operating Agreement or any of the other Transaction Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantors shall remain liable hereon regardless of whether any the Class B Member, the Company or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

Section 2.5           Release of Obligors. Any full or partial release of the liability of the Class B Member or the Company for the Guaranteed Obligations or any part thereof, or of any co-guarantors, or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support from any other Person, and no Guarantor has been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons will be liable to pay or perform the Guaranteed Obligations or that the Class A Member will look to other Persons to pay or perform the Guaranteed Obligations.

Section 2.6           Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

Section 2.7           Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

Section 2.8           Care and Diligence. The failure of the Class A Member or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including, but not limited to, any neglect, delay, omission, failure or refusal of the Class A Member (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations, or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

Section 2.9           Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Guarantor that such Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

Section 2.10         Offset. Any existing or future right of offset, claim or defense of the Class B Member or the Company against the Class A Member, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 2.11         Merger. The reorganization, merger or consolidation of the Class B Member, the Company or any of the Subsidiaries into or with any other Person.

Section 2.12         Preference. Any payment by the Class B Member, the Company or any Person to the Class A Member is held to constitute a preference under the Bankruptcy Code or for any reason the Class A Member is required to refund such payment or pay such amount to the Class B Member, the Company or such other Person.

Section 2.13         Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Transaction Documents, the Guaranteed Obligations or the security and collateral therefor, whether or not such action or omission prejudices Guarantors or increases the likelihood that Guarantors will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Guarantors that such Guarantors shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

To induce the Class A Member to enter into the Transaction Documents and to invest in the Company, each Guarantor represents and warrants to the Class A Member as follows:

Section 3.1           Benefit. Each Guarantor is an Affiliate of the Class B Member, is the owner of a direct or indirect interest in the Class B Member and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

Section 3.2           Familiarity and Reliance. Each Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Class B Member, the Company and the Subsidiaries and is familiar with the value of any and all collateral intended to be created as security for the payment of the Guaranteed Obligations; however, such Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

Section 3.3           No Representation By the Class A Member. Neither the Class A Member nor any other party has made any representation, warranty or statement to any Guarantor in order to induce such Guarantor to execute this Guaranty.

Section 3.4           Each Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, each Guarantor (a) is and intends to remain solvent, (b) has and intends to have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and (c) has and intends to have property and assets sufficient to satisfy and repay its obligations and liabilities, including the Guaranteed Obligations.

Section 3.5           Legality. The execution, delivery and performance by each Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation whatsoever to which such Guarantor is subject, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, contract, agreement or other instrument to which such Guarantor is a party or which may be applicable to such Guarantor. This Guaranty is a legal and binding obligation of each Guarantor and is enforceable against such Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

Section 3.6           No Plan Assets.  No Guarantor sponsors, is obligated to contribute to, or is itself an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of any Guarantor constitutes or will, until the Redemption Price has been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty), constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) no Guarantor is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Guarantor are not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans. As of the date hereof, none of the Guarantors, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).

Section 3.7           ERISA. No Guarantor shall engage in any transaction, other than a transaction contemplated hereunder, which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by the Class A Member of any of its rights under the Operating Agreement or the other Transaction Documents) to be a non-exempt prohibited transaction under ERISA.

Section 3.8           Survival. All representations and warranties made by each Guarantor herein shall survive the execution hereof.

ARTICLE 4
SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 4.1           Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of the Class B Member, the Company or any of the Subsidiaries to any one or more of the Guarantors, whether such debts and liabilities now exist or are hereafter incurred or arise, and whether the obligations of such Person thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be, created, or the manner in which they have been, or may hereafter be, acquired by the applicable Guarantor or Guarantors. The Guarantor Claims shall include, without limitation, all rights and claims of any one or both of the Guarantors against the Class B Member, the Company or any of the Subsidiaries (arising as a result of subrogation or otherwise) as a result of payment of all or a portion of the Guaranteed Obligations by any Guarantor or the Guarantors. Until the Redemption Price shall have been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty), no Guarantor shall receive or collect, directly or indirectly, from e Class B Member, the Company, any of the Subsidiaries or any other Person obligated to the Class A Member any amount upon the Guarantor Claims.

Section 4.2           Claims in Bankruptcy. In the event of any receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceeding involving any Guarantor as a debtor, the Class A Member shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Guarantor hereby assigns such dividends and payments to the Class A Member. Should the Class A Member receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to any Guarantor and which, as between any the Class B Member or the Company and any one or both of the Guarantors, shall constitute a credit against the Guarantor Claims, then, upon payment to the Class A Member in full of the Guaranteed Obligations, such Guarantor shall become subrogated to the rights of the Class A Member to the extent that such payments to the Class A Member on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if the Class A Member had not received dividends or payments upon the Guarantor Claims.

Section 4.3           Payments Held in Trust. Notwithstanding anything to the contrary contained in this Guaranty, in the event that any Guarantor should receive any funds, payments, claims and/or distributions which are prohibited by this Guaranty, such Guarantor agrees to hold in trust for the Class A Member an amount equal to the amount of all funds, payments, claims and/or distributions so received and not previously paid to the Class A Member, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims and/or distributions so received except to pay such funds, payments, claims and/or distributions promptly to the Class A Member, and such Guarantor covenants promptly to pay the same to the Class A Member.

Section 4.4           Liens Subordinate. Each Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon the assets of the Class B Member, the Company or any of the Subsidiaries securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon such Person’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of any Guarantor or the Class A Member presently exist or are hereafter created or attach. Without the prior written consent of the Class A Member, until the Redemption Price shall have been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty), no Guarantor shall (i) exercise or enforce any creditor’s rights it may have against the Class B Member, the Company or any of the Subsidiaries, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or the joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on the assets of the Class B Member, the Company or any of the Subsidiaries held by any Guarantor.

ARTICLE 5
COVENANTS

Section 5.1           Definitions. As used in this Article 5, the following terms shall have the respective meanings set forth below:

(a)          “GAAP” shall mean generally accepted accounting principles, consistently applied.

(b)          “IFRS” shall mean the International Financial Reporting Standards.

(c)          “Liquid Assets” shall mean any of the following, but only to the extent owned individually, free of all security interests, liens, pledges, charges or any other encumbrance: (a) cash (excluding proceeds of the Properties that have not been distributed by the Company), (b) certificates of deposit (with a maturity of two years or less) issued by, or savings account with, any Approved Bank or other bank or other financial institution reasonably acceptable to the Class A Member, (c) marketable securities listed on a national or international exchange reasonably acceptable to the Class A Member (it being understood, without limitation of the foregoing, that the New York Stock Exchange and NASDAQ shall be deemed acceptable to the Class A Member), marked to market, (d) U.S. Obligations or (e) aggregate availability under unencumbered, unfunded capital commitments that any Guarantor may unconditionally draw from any of its partners.

(d)          “Net Worth” shall mean, as of a given date, (i) a Person’s total assets as of such date (without regard to the Properties or any equity therein) less (ii) such Person’s total liabilities as of such date, determined in accordance with GAAP or IFRS.

Section 5.2           Covenants. Until the Redemption Price and the Guaranteed Obligations have been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty), Guarantors shall maintain (x) an aggregate Net Worth of not less than $250,000,000.00 (the “Net Worth Threshold”) and (y) subject to paragraph (b) below, aggregate Liquid Assets of not less than $20,000,000.00 (the “Liquid Assets Threshold”).

Section 5.3           Release of Guarantors. At any time prior to the declaration of a Changeover Event, Guarantors shall be entitled to request the release of any Guarantor from its obligations hereunder so long as, following such release, the remaining Guarantor(s) continue(s) to satisfy the Net Worth Threshold and Liquid Assets Threshold requirements set forth in Section 5.2 hereof. In connection with any release of a Guarantor pursuant to this Section 5.3, the Class A Member shall execute and deliver a release of such Guarantor from all liability in respect of the Guaranteed Obligations.

Section 5.4           Financial Statements. Each Guarantor shall deliver to the Class A Member:

(a)          within 120 days after the end of each fiscal year of such Guarantor, a complete copy of such Guarantor’s annual financial statements in the form delivered to such guarantor’s limited partners, together with a certificate of the general partner of such Guarantor certifying that, to the best of the signer’s knowledge, such annual financial statements fairly present the financial condition and results of the operations of such Guarantor;

(b)          within 90 days after the end of each fiscal quarter of such Guarantor, financial statements in the form delivered to such Guarantor’s limited partners, together with a certificate of the general partner of such Guarantor certifying that, to the best of the signer’s knowledge, such quarterly financial statements fairly present the financial condition and results of the operations of such Guarantor in a manner consistent with GAAP (subject to year-end adjustments) or IFRS; and

(c)          20 days after request by the Class A Member, such other financial information with respect to such Guarantor as the Class A Member may reasonably request.

ARTICLE 6
MISCELLANEOUS

Section 6.1           Waiver. No failure to exercise, and no delay in exercising, on the part of the Class A Member, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Class A Member hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor any consent to any departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

Section 6.2           Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 6.2. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to the Class A
Member:	c/o Goldman Sachs Realty Management, L.P.
6011 Connection Drive
Irving, Texas 75039
Attn: Greg Fay
Facsimile No.: (972) 368-3699
Telephone No.: (972) 368-2743

with copies to:	Whitehall Street Global Real Estate Limited Partnership 2007
c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Attn: Chief Financial Officer
Facsimile No.: (212) 357-5505
Telephone No.: (212) 902-5520

and:	Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: Anthony J. Colletta, Esq.
Facsimile No. (212) 291-9029
If to
Guarantors:	[___________________]
[___________________]
[___________________]
Attention: [___________________]
Facsimile No. [___________________]

with a copy to:	[___________________]
[___________________]
[___________________]
Attention: [___________________]
Facsimile No. [___________________]

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 6.2. Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel.

Section 6.3           Governing Law; Jurisdiction; Service of Process. (a) THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY EACH GUARANTOR AND ACCEPTED BY THE CLASS A MEMBER IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION RELATED HERETO, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY AND/OR THE OTHER TRANSACTION DOCUMENTS, AND THIS GUARANTY AND THE OTHER TRANSACTION DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE CLASS A MEMBER OR ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY AT THE CLASS A MEMBER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH GUARANTOR AGREES THAT SERVICE OF PROCESS UPON SUCH GUARANTOR AT THE ADDRESS FOR SUCH GUARANTOR SET FORTH HEREIN AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO THE CLASS A MEMBER OF ANY CHANGE IN THE ADDRESS FOR SUCH GUARANTOR SET FORTH HEREIN, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE AN AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE AN AUTHORIZED AGENT IF SUCH GUARANTOR CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE CLASS A MEMBER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION.

Section 6.4           Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 6.5           Amendments. This Guaranty may be amended only by an instrument in writing executed by the party(ies) against whom such amendment is sought to be enforced.

Section 6.6           Parties Bound; Assignment. This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives. Any assignee or transferee of the Class A Member shall be entitled to all the benefits afforded to the Class A Member under this Guaranty. No Guarantor shall have the right to assign or transfer its rights or obligations under this Guaranty without the prior written consent of the Class A Member, and any attempted assignment without such consent shall be null and void.

Section 6.7           Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

Section 6.8           Recitals. The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 6.9          Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

Section 6.10         Rights and Remedies. If any Guarantor becomes liable for any indebtedness owing by any the Class B Member or the Company to the Class A Member, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of the Class A Member hereunder shall be cumulative of any and all other rights that the Class A Member may ever have against Guarantor. The exercise by the Class A Member of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 6.11         Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTORS AND THE CLASS A MEMBER WITH RESPECT TO GUARANTORS’ GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTORS AND THE CLASS A MEMBER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTORS AND THE CLASS A MEMBER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTORS AND THE CLASS A MEMBER.

Section 6.12         Waiver of Right To Trial By Jury. EACH GUARANTOR AND THE CLASS A MEMBER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE OPERATING AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH GUARANTOR AND THE CLASS A MEMBER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTIES.

Section 6.13         Cooperation. Each Guarantor acknowledges that the Class A Member and its successors and assigns may (i) sell this Guaranty and the other Transaction Documents and/or the Class A Member’s Interest to one or more investors, (ii) deposit this Guaranty and the other Transaction Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iii) otherwise sell the Class A Member’s Interest or one or more interests therein to investors (the transactions referred to in clauses (i) through (iii) are hereinafter each referred to as “Secondary Market Transaction”). Each Guarantor shall at no cost to any Guarantor, cooperate with the Class A Member in effecting any such Secondary Market Transaction and shall provide (or cause the Class B Member, the Company and/or the Subsidiaries to provide) such information and materials as may be reasonably requested by the Class A Member in connection with such Secondary Market Transaction.

Section 6.14         Reinstatement in Certain Circumstances. If at any time any payment of the Class A Return, the Unrecovered Capital or any other amount payable by the Company or the Class B Member under the Operating Agreement or the other Transaction Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or the Class B Member or otherwise, Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 6.15         Exculpation of Certain Persons. Notwithstanding anything to the contrary contained in this Guaranty or any other Transaction Document, no direct or indirect shareholder, partner, member, principal, Affiliate (other than the Class B Member and the Company), employee, officer, trustee, director, agent or other representative of a Guarantor and/or of any of its Affiliates (each, a “Related Party”) shall have any personal liability for, nor be joined as party to, any action with respect to payment, performance or discharge of any covenants, obligations, or undertakings of any Guarantor under this Guaranty, and by acceptance hereof, the Class A Member for itself and its successors and assigns irrevocably waives any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against any Related Party under or by reason of or in connection with this Guaranty; except that any Related Party that is a party to any Transaction Document or any other separate written guaranty, indemnity or other agreement given by such Related Party in connection with the Investment shall remain fully liable therefor and the foregoing provisions shall not operate to limit or impair the liabilities and obligations of such Related Parties or the rights and remedies of the Class A Member thereunder.

Section 6.16         Gender; Number; General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, (a) words used in this Guaranty may be used interchangeably in the singular or plural form, (b) any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, (c) the word “the Class A Member” shall mean “the Class A Member and any subsequent holder of the Class A Member’s Interest”, (d) the word “Properties” shall include any portion of any of the Properties and any interest therein, and (e) the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by the Class A Member in protecting its interest in the Company (including any Protective Capital advances by the Class A Member) and/or in enforcing its rights hereunder.

Section 6.17         Joint and Several. The obligations of each Guarantor hereunder are joint and several.

Section 6.18         Certain California State Specific Provisions.

(a)          To the extent California law applies, nothing herein shall be deemed to limit the right of the Class A Member to recover in accordance with California Code of Civil Procedure Section 736 (as such Section may be amended from time to time), any costs, expenses, liabilities or damages, including reasonable attorneys’ fees and costs, incurred by the Class A Member and arising from any covenant, obligation, liability, representation or warranty contained in any indemnity agreement given to the Class A Member, or any order, consent decree or settlement relating to the cleanup of Hazardous Substances (as defined in the Environmental Indemnity Agreement) or any other “environmental provision” (as defined in such Section 736) relating to any Property or any portion thereof.

(b)          To the extent California law applies, in addition to and not in lieu of any other provisions of this Guaranty (provided, however, that in the case of any conflict or inconsistency between the provisions of this Section 6.18(b) and the other provisions of this Guaranty as to any subject matter described in this Section 6.18(b), such other provisions shall control), each Guarantor represents, warrants and covenants as follows:

(c)          The obligations of each Guarantor under this Guaranty shall be performed without demand by the Class A Member and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of any of the Operating Agreement or any of the other Transaction Documents, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Each Guarantor hereby waives any and all benefits and defenses under California Civil Code Section 2810 and agrees that by doing so such Guarantor shall be liable even if neither the Company nor the Class B Member had no liability at the time of execution of the Transaction Documents, or thereafter ceases to be liable. Each Guarantor hereby waives any and all benefits and defenses under California Civil Code Section 2809 and agrees that by doing so such Guarantor’s liability may be larger in amount and more burdensome than that of the Company or any of its Subsidiaries. Each Guarantor hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and agrees that such Guarantor’s obligations shall not be affected by any circumstances, whether or not referred to in this Guaranty which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Each Guarantor hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder.

(d)          In accordance with Section 2856 of the California Civil Code, each Guarantor hereby waives all rights and defenses arising out of an election of remedies by the Class A Member even though that election of remedies, such as a nonjudicial foreclosure with respect to security for guaranteed obligations, has destroyed or otherwise impaired such Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Each Guarantor hereby authorizes and empowers the Class A Member to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of each Guarantor that the obligations under this Guaranty shall be absolute, independent and unconditional under any and all circumstances. Specifically, and without in any way limiting the foregoing, each Guarantor hereby waives any rights of subrogation, indemnification, contribution or reimbursement arising under Sections 2846, 2847, 2848 and 2849 of the California Civil Code or any other right of recourse to or with respect to the Company or any of its Subsidiaries, any general partner, member or other constituent of the Company or any of its Subsidiaries, any other person obligated to the Class A Member with respect to the matters set forth herein, or the assets or property of any of the foregoing until the Redemption Price has been paid in full and all obligations of the Company and its Affiliates under the Transaction Documents have been fully performed, and there has expired the maximum possible period thereafter during which any payment made by the Company or others to the Class A Member with respect to such obligations could be deemed a preference under the United States Bankruptcy Code. In connection with the foregoing, subject to the foregoing limitations, each Guarantor expressly waives any and all rights of subrogation against the Company and each of its Subsidiaries, and each Guarantor hereby waives any rights to enforce any remedy which the Class A Member may have against the Company or any of its Subsidiaries.

(e)          In addition to and without in any way limiting the foregoing, each Guarantor hereby subordinates any and all indebtedness of the Company and each Subsidiary now or hereafter owed to any Guarantor to all the indebtedness of the Company or any Subsidiary to the Class A Member and agrees with the Class A Member that until the Redemption Price has been paid in full and all obligations owed to the Class A Member under the Transaction Documents have been fully performed, and there has expired the maximum possible period thereafter during which any payment made by the Company or others to the Class A Member with respect to such obligations could be deemed a preference under the United States Bankruptcy Code, no Guarantor shall demand or accept any payment of principal or interest from the Company or any of its Subsidiaries or claim any offset or other reduction of any Guarantor’s obligations hereunder because of any such indebtedness. If any amount shall nevertheless be paid to an Guarantor by the Company or any Subsidiary or another guarantor prior to payment in full of the Redemption Price, such amount shall be held in trust for the benefit of the Class A Member and shall forthwith be paid to the Class A Member to be credited and applied to the Unrecovered Capital. Further, no Guarantor shall have any right of recourse against the Class A Member by reason of any action the Class A Member may take or omit to take under the provisions of this Guaranty or under the provisions of any of the Transaction Documents. Without limiting the generality of the foregoing, each Guarantor hereby waives, to the fullest extent permitted by law, diligence in collecting the obligations owed to the Class A Member under the Transaction Documents, presentment, demand for payment, protest, all notices with respect to the Operating Agreement, this Guaranty, or any other Transaction Document which may be required by statute, rule of law or otherwise to preserve the Class A Member’s rights against such Guarantor under this Guaranty, including, but not limited to, notice of acceptance, notice of any amendment of the Transaction Documents, notice of the occurrence of any default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by the Company or any of its Subsidiaries of any obligation or indebtedness.

(f)          Without limiting the foregoing, but subject to the same limitations set forth above, each Guarantor waives (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to any Guarantor by reason of California Civil Code Sections 2787 to 2855, inclusive, including any and all rights or defenses such Guarantor may have by reason of protection afforded to the Company or any of its Subsidiaries with respect to any of the obligations of any Guarantor under this Guaranty by reason of a nonjudicial foreclosure or pursuant to the antideficiency or other laws of the State of California limiting or discharging the obligations of the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, each Guarantor hereby expressly waives any and all benefits under California Code of Civil Procedure Section 726 (which Section, if such Guarantor had not given this waiver, among other things, would otherwise require the Class A Member to exhaust all of its security before a personal judgment could be obtained for a deficiency).

(g)          Likewise, each Guarantor waives (i) any and all rights and defenses available to such Guarantor under California Civil Code Sections 2899 and 3433; and (ii) any rights or defenses such Guarantor may have with respect to its obligations as a guarantor by reason of any election of remedies by the Class A Member. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

[NO FURTHER TEXT ON THIS PAGE.]

IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTORS:

[__________________]

By:
Name:
Title:

AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P.

By:	American Realty Capital Hospitality Trust, Inc., its general partner

By:
Name:
Title:

American Realty Capital Hospitality Trust, Inc.

By:
Name:
Title:

[__________________]

Name:

[__________________]

Name:

[__________________]

Name:

[__________________]

Name:

[__________________]

Name:

Exhibit E-4

FORM OF ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) is made as of ____________, 2014, by [_____________________], a [_____________________], having an office at [_____________________], AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having an office at [_____________________], AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., a Maryland corporation, having an office at [_____________________], [_____________________], an individual, [_____________________], an individual, [_____________________], an individual, [_____________________], an individual, and [_____________________], an individual1 (each of the foregoing, an “Indemnitor”, and together with their respective permitted successors and assigns, collectively, “Indemnitors”), in favor of W2007 EQUITY INNS SENIOR MEZZ, LLC, a Delaware limited liability company, having an office at c/o Goldman Sachs Realty Management, L.P., 6011 Connection Drive, Irving, Texas 75039 (together with its successors and/or assigns, “Indemnitee”) and the other Indemnified Parties (defined below).

RECITALS

A.           Indemnitee is prepared to make an investment (the “Investment”) in ARC Hospitality Portfolio I Holdco, LLC, a Delaware limited liability company (the “Company”), in the amount of $[_______________] as described in the Amended and Restated Limited Liability Company Agreement of the Company, of even date herewith, among Indemnitee, American Realty Capital Hospitality Portfolio Member, LLC, a Delaware limited liability company (the “Class B Member”), and [_____________________] (as the same may be amended, modified or supplemented from time to time, the “Operating Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Operating Agreement.

B.           Each Indemnitor acknowledges receipt and approval of copies of the Operating Agreement and the other Transaction Documents.

C.           Each Indemnitor acknowledges that it owns, either directly or indirectly, a beneficial interest in the Class B Member and, as a result of such beneficial interest, will receive substantial economic and other benefits from Indemnitee making the Investment in the Company.

D.           Indemnitee is unwilling to make the Investment or to enter into the Operating Agreement unless Indemnitors agree to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.

1 Note to draft: Individuals party to the Supplemental Agreement referenced in the Real Estate Sale Agreement to be included as individual indemnitors only if Whitehall has provided the Whitehall Guarantees (as defined in the Supplemental Agreement)

E.            Indemnitors are entering into this Agreement to induce Indemnitee to make the Investment, enter into the Operating Agreement and become a Member of the Company.

AGREEMENT

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors hereby represent, warrant, covenant and agree for the benefit of the Indemnified Parties as follows:

1.            Environmental Covenants. Each Indemnitor covenants and agrees that (a) all uses and operations on or of each Property, whether by any of the Indemnitors or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from any Property (except in compliance with all applicable Environmental Laws and with permits issued pursuant thereto); (c) there shall be no Hazardous Substances in, on or under any Property, except those that are both (i) in compliance with all applicable Environmental Laws and with any necessary permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing; (d) Indemnitors shall keep each Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of any of the Indemnitors or any other Person (the “Environmental Liens”); provided, that after prior notice to Indemnitee, Indemnitors, at their own expense, may contest the amount or validity of any Environmental Liens in accordance with the terms of the Senior Loan Documents; (e) Indemnitors shall, at their sole cost and expense, fully and in a timely manner cooperate in all activities pursuant to Section 2 of this Agreement, including, but not limited to, providing all relevant information and making knowledgeable Persons available for interviews upon reasonable advance written request and at reasonable times and places; (f) Indemnitors shall, at their sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with any Property, pursuant to any reasonable written request of Indemnitee made in consideration of any environmental event or condition reasonably believed by Indemnitee to have occurred or to exist at any Property (which request shall briefly describe the basis for Indemnitee’s belief) (including, but not limited to, sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas, such assessment or investigation to be in scope and nature appropriate to the suspected event or condition) that would be reasonably expected to have an adverse effect on any Property or on the business or condition (financial or otherwise) of the Class B Member, the Company or any of its Subsidiaries, and share with Indemnitee the reports and other results thereof, and Indemnitee and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Indemnitors shall, at their sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) effectuate any required Remediation of any condition (including, but not limited to, a Release of a Hazardous Substance) in, on, under or from any Property; (ii) comply with any applicable Environmental Law; and/or (iii) comply with any directive from any Governmental Authority having jurisdiction over the applicable Property requiring any action relating to any environmental condition in, on, under, from or migrating toward such Property; provided, that with respect to clauses (g)(ii) and (iii), after notice to Indemnitee, Indemnitors may, at their own expense, contest the applicability of any Environmental Law in accordance with the terms of the Senior Loan Documents; (h) none of the Indemnitors shall do or knowingly allow any tenant or other user of any Property to do any act that is in non-compliance with any applicable Environmental Law, impairs or may impair the value of any Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste or violates any covenant, condition, agreement or easement applicable to any Property; (i) if following the date hereof, it is determined that any Property contains paint containing more than 0.5% lead by dry weight (“Lead Based Paint”), present in violation of any Environmental Law, Indemnitors agree, at their sole cost and expense and within forty-five (45) days thereafter, to cause to be prepared an assessment report describing the location and condition of the Lead Based Paint (a “Lead Based Paint Report”), prepared by an expert, and in form, scope and substance, acceptable to Indemnitee; (j) if following the date hereof, it is determined that any Property contains asbestos or asbestos-containing material (“Asbestos”) present in violation of any Environmental Law, the Indemnitors shall, at their sole cost and expense and within forty-five (45) days thereafter, cause the Company to cause to be prepared an assessment report describing the location and condition of the Asbestos (an “Asbestos Report”), prepared by an expert, and in form, scope and substance, acceptable to Indemnitee; (k) if a Lead Based Paint Report or Asbestos Report is required to be prepared pursuant to clauses (i) or (j) of this Section 1, on or before thirty (30) days following the preparation of such report, Indemnitors shall, at their sole cost and expense, develop and implement an operations and maintenance plan to manage such condition(s) on the applicable Property, which plan shall be prepared by an expert, and be in form, scope and substance, acceptable to Indemnitee (together with any Lead Based Paint Report and/or Asbestos Report, as applicable, the “O&M Plan”), and if an O&M Plan has been prepared prior to the date hereof, Indemnitors agree to diligently and continually carry out (or cause to be carried out) the provisions thereof, it being understood and agreed that compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Laws; (l) in the event that any inspection or audit reveals the presence of Toxic Mold in the indoor air of any Property at concentrations for which any Legal Requirement applicable to such Property requires removal thereof by remediation professionals, Indemnitors shall promptly remediate the Toxic Mold and perform post-remedial clearance sampling in accordance with said Legal Requirement and applicable Environmental Law, following which abatement of the Toxic Mold, Indemnitors shall prepare and implement an Operations and Maintenance Plan for Toxic Mold and Moisture reasonably acceptable to Indemnitee and in accordance with the guidelines issued by the National Multi Housing Council; and (m) Indemnitors shall promptly notify Indemnitee in writing of (A) any presence or Release or threatened Release of Hazardous Substances in, on, under, from or migrating towards any Property in material violation of, or as might be reasonably expected to result in material liability under, any Environmental Law; (B)  material non-compliance with any Environmental Laws related in any way to any Property; (C) any actual or threatened Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to any Property; and/or (E) any written or oral notice or other communication of which any Indemnitor becomes aware from any source whatsoever (including, but not limited to, any Governmental Authority) relating to a material or unlawful Release, or threatened Release, of Hazardous Substances or Remediation thereof, possible liability of any Person pursuant to any Environmental Law concerning any Property, other environmental conditions in connection with any Property or any actual or threatened administrative or judicial proceedings in connection with any environmental matters referred to in this Agreement.

2.            Indemnified Rights/Cooperation and Access. In the event the Indemnified Parties have a reasonable basis to believe that an environmental hazard exists on any Property that does not (a) endanger any tenants or other occupants of such Property or their guests or the general public, or (b) materially and adversely affect the value of such Property, upon reasonable written notice from the Indemnitee, describing in reasonable detail the basis for such belief, Indemnitors shall, at Indemnitors’ sole cost and expense, promptly cause an engineer or consultant reasonably satisfactory to the Indemnified Parties to conduct an environmental assessment or audit of such hazard (the scope of which shall be determined in the reasonable discretion of the Indemnified Parties) and take any samples of soil, groundwater or other water, air or building materials or any other invasive testing reasonably determined by Indemnitee to be required to assess such condition and promptly deliver to Indemnitee the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to Indemnitee within a reasonable period or if the Indemnified Parties have reason to believe that an environmental hazard exists on such Property that endangers any tenant or other occupant of such Property or their guests or the general public or may materially and adversely affect the value of such Property, upon reasonable notice to Indemnitors, the Indemnified Parties and any other Person designated by the Indemnified Parties, including, but not limited to, any receiver, any representative of any Governmental Authority and/or any environmental consultant, shall have the right, but not the obligation, to enter upon such Property at all reasonable times (subject to the rights of tenants) to assess any and all aspects of the environmental condition of such Property and its use, including, but not limited to, conducting any environmental assessment or audit (the scope of which shall be determined in the sole, but good faith discretion of the Indemnified Parties) and taking samples of soil, groundwater or other water, air or building materials and reasonably conducting other invasive testing, reasonably determined by the Indemnified Parties to be required to assess the condition. Indemnitors shall cooperate with and provide, upon advance notice to each of them, the Indemnified Parties and any such Person designated by the Indemnified Parties with access to each Property.

3.            Indemnification. Indemnitors covenant and agree, at their sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon, or incurred by, or asserted against, any Indemnified Parties and directly or indirectly arising out of or relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above or under any Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from any Property; (c) any activity by any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of any Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from such Property of any Hazardous Substances at any time located in, under, on or above such Property; (d) any activity by any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of any Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above such Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, but not limited to, any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violation of any Environmental Law (or of any permit issued pursuant to any Environmental Law) in connection with any Property or operations thereon, including, but not limited to, any failure by any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of such Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering any Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (h) [intentionally omitted]; (i) any acts of any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of any Property in arranging for the disposal or treatment, or arranging with a transporter for transport for the disposal or treatment, of Hazardous Substances in, on, above or under any Property at any facility or incineration vessel containing such or similar Hazardous Substances; (j) any acts of any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of any Property in accepting any Hazardous Substances in, on, above or under any Property for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death or property or other damage arising under any statutory or common law or tort law theory, in each case, with respect to environmental matters concerning any Property, including, but not limited to, damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near any Property; and (l) any misrepresentation or inaccuracy in any representation or warranty contained in this Agreement or material breach or failure to perform any covenants or other obligations pursuant to this Agreement.

Notwithstanding any provisions of this Agreement to the contrary, (x) the foregoing indemnity shall not apply to Losses caused solely by the gross negligence or willful misconduct of any Indemnified Party and (y) the foregoing indemnity shall only apply to Losses resulting from any circumstance, condition, action or event first occurring after the date hereof (subject to the other limitations set forth herein).

4.            Duty to Defend and Attorneys’ and Other Fees and Expenses. Upon written request by any Indemnified Party, Indemnitors shall defend such Indemnified Party(ies) against any claim for which indemnification is required hereunder (if requested by any Indemnified Party, in the name of the Indemnified Party), by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, if the defendants in a claim include an Indemnitor (or any affiliate of an Indemnitor) and any Indemnified Party shall have reasonably concluded that (A) there are legal defenses available to it that are materially different from or in addition to those available to such Indemnitor (or such Affiliate of such Indemnitor), or (B) the use of the attorneys engaged by such Indemnitor (or such affiliate of Indemnitor) would present such attorneys with a conflict of interest, Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding; provided that no compromise or settlement shall be entered without Indemnitors’ consent, which consent shall not be unreasonably withheld. Upon demand, Indemnitors shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of the reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

5.            Definitions. As used in this Agreement, the following terms shall have the following meanings:

The term “Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances and/or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Laws” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to, Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; the River and Harbors Appropriation Act; and those relating to Lead Based Paint. The term “Environmental Laws” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of any Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of a property to any Governmental Authority or other Person, whether or not in connection with any transfer of title to or interest in such property; imposing conditions or requirements in connection with environmental permits or other environmental authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the physical condition or use of any Property; and relating to wrongful death, personal injury or property or other damage in connection with any physical condition or use of any Property.

The term “Hazardous Substances” includes, but is not limited to, any and all substances (whether solid, liquid or gas) defined, listed or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, and lead-containing materials, radon, radioactive materials, flammables and explosives, Lead Based Paint and Toxic Mold. Notwithstanding anything to the contrary contained herein, the term “Hazardous Substances” will not include substances which otherwise would be included in such definition but which are of kinds and in amounts ordinarily and customarily used or stored in similar properties, including, without limitation substances used for the purposes of cleaning, maintenance, or operations, substances typically used in construction, and typical products used in properties like the Properties, and which are otherwise in compliance with all Environmental Laws. Furthermore, the term “Hazardous Substances” will not include substances which otherwise would be included in such definition but which are of kinds and in amounts ordinarily and customarily stocked and sold by tenants operating retail businesses of the types operated by the tenants of any Property and which are otherwise in compliance with all Environmental Laws.

The term “Indemnified Parties” means Indemnitee, its affiliates, Persons who may hold or acquire or will have held a full or partial interest in Indemnitee’s Interest (including, but not limited to, Investors (as hereinafter defined) and/or prospective Investors, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Investment for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, successors and assigns of any and all of the foregoing, and any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee’s assets and business.

The term “Investor” means each purchaser, transferee, assignee or investor in the Class A Member’s Interest.

The term “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.

The term “Losses” includes any actual losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including, but not limited to, strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, reasonable fees of attorneys, engineers and environmental consultants and investigation costs (including, but not limited to, costs for sampling, testing and analysis of soil, water, air, building materials and other materials and substances, whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

The term “Indemnitor Affiliate” shall mean any Indemnitor, the Class B Member and/or any other Person that either (or both) (a) is in Control of, is Controlled by or is under common Control with (i) any Indemnitor or (ii) any general partner or managing member of, or other Person or Persons Controlling, any Indemnitor (each a “Clause (a) Person”), or (b) is either (1) a Person that owns directly or indirectly thirty-five percent (35%) or more of the direct or indirect equity interests in any Indemnitor or any other Clause (a) Person, or (2) a Person with respect to which either (or a combination) of the Indemnitors directly or indirectly owns thirty-five percent (35%) or more of the direct or indirect equity interests in such Person, or (3) a Person with respect to which any combination of Indemnitors and Clause (a) Persons own, directly or indirectly, fifty-one percent (51%) or more of the direct or indirect voting equity interests in such Person. In addition to, and without limiting, the foregoing, if a direct or indirect interest in a loan secured by direct or indirect interests in the Company or any of its Subsidiaries is held by an Indemnitor Affiliate, the related lender will be deemed an Indemnitor Affiliate unless such Indemnitor Affiliate is a Disabled Participant (as defined below) and one or more other holders of substantial interests in such loan that are not Indemnitor Affiliates control the administration of such loan and the enforcement of the rights and remedies of such lender. An Indemnitor Affiliate is a “Disabled Participant” with respect to a loan if it has no right to exercise any voting or other control rights with respect to such loan (other than the right to approve amendments to the material economic terms of such loan).

The term “Release” with respect to any Hazardous Substance includes, but is not limited to, any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

The term “Remediation” includes, but is not limited to, any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance (including, with respect to Toxic Mold, providing any moisture control systems at any Property); any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing or laboratory or other analysis or evaluation relating to any Hazardous Substances or to any environmental matter referred to herein.

The term “Toxic Mold” means fungi that reproduces through the release of spores or the splitting of cells or other means that may pose a risk to human health or the environment or negatively affect the value of any Property, including, but not limited to, mold, mildew, fungi, fungal spores, fragments and metabolites such as mycotoxins and microbial volatile organic compounds.

6.            Unimpaired Liability. The liability of Indemnitors under this Agreement shall in no way be limited or impaired by, and each Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Operating Agreement or any of the other Transaction Documents by any Indemnitor or any Person who succeeds any Indemnitor or any Person as owner of any of the Properties. In addition, the liability of Indemnitors under this Agreement shall in no way be limited or impaired by (i) any extension of the Mandatory Redemption Date or any other extension of the time for performance required by the Operating Agreement or any of the other Transaction Documents, (ii) any sale or transfer of all or part of any Property, or any sale or other assignment by any Indemnitor of its direct or indirect ownership interests in the Class B Member or the Company, (iii) except as provided herein, any exculpatory provision in the Operating Agreement or any of the other Transaction Documents, (iv) the accuracy or inaccuracy of the representations and warranties made by the Class B Member, the Company or any Indemnitor under the Operating Agreement or any of the other Transaction Documents (including this Agreement), or (v) the release of any Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or condition contained in the Operating Agreement or any of the other Transaction Documents by operation of law, Indemnitee’s voluntary act, or otherwise.

7.            Enforcement. The Indemnified Parties may enforce the obligations of Indemnitors without first declaring a Changeover Event, provided, however, that nothing herein shall inhibit or prevent Indemnitee from declaring a Changeover Event, or exercising any other rights and remedies under the other Transaction Documents. It is not necessary for a Changeover Event to have occurred for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Operating Agreement or any other Transaction Document to the contrary, the obligations of each Indemnitor pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Operating Agreement or any other Transaction Document; and each Indemnitor expressly acknowledges and agrees that it is fully and personally liable for such obligations, and such liability is not limited to the Unrecovered Capital or the value of the Properties.

8.            Limitations on Liability of Indemnitors.

(a)          Notwithstanding anything to the contrary herein or in the other Transaction Documents, in the event of the declaration of a Changeover Event, then Indemnitors shall not have any liability hereunder for any Losses arising from any circumstance, condition, action or event first occurring after the date of the declaration of a Changeover Event and not caused by the acts of either of the Indemnitors or any other Indemnitor Affiliate; provided that (i) Indemnitors shall remain liable hereunder for any Losses to the extent arising from any action or event prior to the date of the declaration of a Changeover Event and (ii) if, following the declaration of a Changeover Event, an arbitration panel appointed pursuant to Section 12.10 of the Operating Agreement determines that such Changeover Event has not occurred pursuant to Section 3.5 of the Operating Agreement, then the Indemnitors shall continue to be fully liable for all of its obligations hereunder and for all Losses (other than any such Losses caused solely by the actions of the Indemnitee taken on behalf of the Company or any of its Subsidiaries following such declaration of a Changeover Event).

9.           Survival. The obligations and liabilities of each Indemnitor under this Agreement shall fully survive indefinitely. Notwithstanding the foregoing, the indemnification obligations of Indemnitor hereunder shall terminate three (3) years after the payment in full (or, if later, after the delivery of the Phase I environmental report described in this sentence), in accordance with the Operating Agreement and the other Transaction Documents, of the Unrecovered Capital solely as to an Property as to which at the time of such payment (or at any time thereafter) Indemnitee has been furnished a Phase I environmental report in form and substance, and from an environmental consultant, reasonably acceptable to Indemnitee, which Phase I environmental report discloses, as of the date of such repayment (or, if later, the date of the delivery thereof), no actual or threatened (A) non-compliance with or violation of applicable Environmental Laws (or permits issued pursuant to Environmental Laws) in connection with any Property or operations thereon, which has not been cured in accordance with applicable Environmental Laws, (B) Environmental Liens encumbering any Property, (C) administrative processes or proceedings or judicial proceedings concerning any environmental matter addressed in this Agreement, or (D) unlawful presence or Release of Hazardous Substances in, on, above or under any Property that has not been fully remediated as required by applicable Environmental Laws. Notwithstanding the foregoing, at any time prior to the declaration of a Changeover Event, Indemnitors shall be entitled to request the release of any Indemnitor from its obligations hereunder so long as, following such release, the remaining Indemnitor(s) continue(s) to satisfy the Net Worth Threshold and Liquid Assets Threshold (as each such term is defined in the Guarantees) and, in connection with any release of an Indemnitor pursuant to this Section 9, the Class A Member shall execute and deliver a release of such Indemnitor from all liability hereunder.

10.         Interest. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within thirty (30) days of such demand therefor, shall bear interest at the Increased Rate.

11.         Waivers.

(a)          Each Indemnitor hereby waives and relinquishes (i) any right or claim of right to cause a marshaling of any Indemnitor’s assets or to cause Indemnitee or any other Indemnified Party to attempt to enforce any other remedy before proceeding under this Agreement against any Indemnitor; (ii) all rights and remedies accorded by applicable law to indemnitors or guarantors generally, including any rights of subrogation which any Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights, including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or any other Indemnified Party; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or any other Indemnified Party; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, each Indemnitor hereby agrees to postpone the exercise of any rights of subrogation until the Redemption Price shall have been paid in full.

(b)          EACH INDEMNITOR AND EACH INDEMNIFIED PARTY, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST, WITH REGARD TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH INDEMNITOR AND INDEMNIFIED PARTY AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH INDEMNITOR AND INDEMNIFIED PARTY.

12.          Subrogation. Each Indemnitor hereby agrees that it shall take any and all commercially reasonable actions, including the institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for the presence of any Hazardous Substances at, in, on, under or near any Property or otherwise obligated by law to bear the cost. The Indemnified Parties shall be and hereby are subrogated to all of each Indemnitor’s rights now or hereafter in such claims.

13.          Indemnitors’ Representations and Warranties. Each Indemnitor represents and warrants that:

(a)          it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by such Indemnitor has been duly and validly authorized; and all requisite action has been taken by such Indemnitor to make this Agreement valid and binding upon such Indemnitor, enforceable in accordance with its terms;

(b)          its execution of, and compliance with, this Agreement is in the ordinary course of business of such Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership, operating or trust agreement or other governing instrument of such Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which such Indemnitor or any Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which such Indemnitor or any Property is subject;

(c)          to the best of such Indemnitor’s knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, would be reasonably likely to result in any material adverse change in the business, operations, financial condition, properties or assets of such Indemnitor, or in any material impairment of the right or ability of such Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of such Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of such Indemnitor contemplated herein, or which would be likely to impair materially the ability of such Indemnitor to perform under the terms of this Agreement;

(d)          it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e)          to the best of such Indemnitor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any Governmental Authority or other Person, and no approval, authorization or consent of any other Person, that has not been obtained as of the execution hereof, is required in connection with this Agreement; and

(f)          this Agreement constitutes a valid, legal and binding obligation of such Indemnitor, enforceable against it in accordance with the terms hereof, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

14.          No Waiver. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

15.          Notice of Legal Actions. Each party hereto shall, within five (5) Business Days of receipt thereof, give written notice to the other parties hereto of (i) any notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to the presence or potential presence of Hazardous Substances on, from or affecting any Property in violation of applicable Environmental Laws, and (ii) any legal action brought against such party or related to any Property, with respect to which Indemnitors may have liability under this Agreement. Such notice shall comply with the provisions of Section 16 hereof.

16.          Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 16. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Indemnitee:	c/o Goldman Sachs Realty Management, L.P.
6011 Connection Drive
Irving, Texas 75039
Attn: Greg Fay
Facsimile No.: (972) 368-3699
Telephone No.: (972) 368-2743

with copies to:	Whitehall Street Global Real Estate Limited Partnership 2007
c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Attn: Chief Financial Officer
Facsimile No.: (212) 357-5505
Telephone No.: (212) 902-5520

and:	Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: Anthony J. Colletta, Esq.
Facsimile No. (212) 291-9029

If to Indemnitors:	[___________________]
[___________________]
[___________________]
Attention: [___________________]
Facsimile No. [___________________]

with a copy to:	[___________________]
[___________________]
[___________________]
Attention: [___________________]
Facsimile No. [___________________]

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 16. Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Indemnitee may also be given by Servicer.

17.          Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

18.          No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party or parties against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

19.          Headings, Etc. The headings and captions of various sections of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

20.          Number and Gender/Successors and Assigns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every Person constituting an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and permitted assigns of each Indemnitor, all of whom shall be bound by the provisions of this Agreement. Each reference herein to Indemnitee shall be deemed to include its successors and assigns; provided that no obligation of any Indemnitor may be assigned except with the prior written consent of Indemnitee. This Agreement shall inure to the benefit of the Indemnified Parties and their respective successors, permitted assigns, heirs and legal representatives forever. Any assignee or transferee of Indemnitee (and the other Indemnified Parties) shall be entitled to all the benefits afforded to Indemnitee (and the other Indemnified Parties) under this Agreement. No Indemnitor shall have the right to assign or transfer its rights or obligations under this Agreement without the prior written consent of Indemnitee, and any attempted assignment without such consent shall be null and void.

21.          Release of Liability. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

22.          Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Operating Agreement or any of the other Transaction Documents or would otherwise have at law or in equity.

23.          Inapplicable Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

24.          Governing Law; Jurisdiction; Service of Process.

(a)          THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY EACH INDEMNITOR AND ACCEPTED BY INDEMNITEE IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION RELATED HERETO, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH INDEMNITOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND/OR THE OTHER TRANSACTION DOCUMENTS, AND THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)          ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST INDEMNITEE OR ANY INDEMNITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT INDEMNITEE’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH INDEMNITOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH INDEMNITOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH INDEMNITOR AGREES THAT SERVICE OF PROCESS UPON SUCH INDEMNITOR AT THE ADDRESS FOR SUCH INDEMNITOR SET FORTH HEREIN AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH INDEMNITOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH INDEMNITOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH INDEMNITOR (I) SHALL GIVE PROMPT NOTICE TO INDEMNITEE OF ANY CHANGE IN THE ADDRESS FOR SUCH INDEMNITOR SET FORTH HEREIN, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE AN AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE AN AUTHORIZED AGENT IF SUCH INDEMNITOR CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF INDEMNITEE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY INDEMNITOR IN ANY OTHER JURISDICTION.

25.          Miscellaneous.

(a)          Wherever pursuant to this Agreement (i) Indemnitee (or any other Indemnified Party) exercises any right given to it to approve or disapprove any matter, (ii) any arrangement or term is to be satisfactory to Indemnitee (or any other Indemnified Party), or (iii) any other decision or determination is to be made by Indemnitee (or any other Indemnified Party), the decision of Indemnitee (or such other Indemnified Party) to approve or disapprove such matter, all decisions that arrangements or terms are satisfactory or not satisfactory to Indemnitee (or such other Indemnified Party) and all other decisions and determinations made by Indemnitee (or such other Indemnified Party), shall be in the sole and absolute discretion of Indemnitee (or such other Indemnified Party) and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b)          Wherever pursuant to this Agreement it is provided that any Indemnitor pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable out-of-pocket legal fees and disbursements of Indemnitee and the other Indemnified Parties, whether incurred by retained outside law firms, or as reimbursements for the expenses of in-house legal staff, or otherwise.

26.          Joint and Several Liability. The obligations and liabilities of the Indemnitors hereunder are joint and several.

27.          Recitals. The recitals hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.

28.          California State Specific Provisions.

(a)          Environmental Provisions. To the extent California law applies, nothing herein shall be deemed to limit the right of Indemnitee to recover in accordance with California Code of Civil Procedure Section 736 (as such Section may be amended from time to time), any out-of-pocket costs, expenses, liabilities or damages, including reasonable attorneys’ fees and costs, incurred by Indemnitee and arising from any covenant, obligation, liability, representation or warranty contained in any indemnity agreement given to Indemnitee, or any order, consent decree or settlement relating to the cleanup of Hazardous Substances or any other “environmental provision” (as defined in such Section 736) relating to any Property or any portion thereof.

(b)          Additional Indemnitor Waivers. To the extent California law applies, in addition to and not in lieu of any other provisions of this Agreement, each Indemnitor represents, warrants and covenants as follows:

(i)          The obligations of each Indemnitor under this Agreement shall be performed without demand by Indemnitee and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of any of the Operating Agreement or any of the other Transaction Documents, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Each Indemnitor hereby waives any and all benefits and defenses under California Civil Code Section 2810 and agrees that by doing so such Indemnitor shall be liable even if neither the Company nor the Class B Member had no liability at the time of execution of the Transaction Documents, or thereafter ceases to be liable. Each Indemnitor hereby waives any and all benefits and defenses under California Civil Code Section 2809 and agrees that by doing so such Indemnitor’s liability may be larger in amount and more burdensome than that of the Class B Member, the Company or any of the Subsidiaries. Each Indemnitor hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and agrees that such Indemnitor’s obligations shall not be affected by any circumstances, whether or not referred to in this Agreement which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Each Indemnitor hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder.

(ii)         In accordance with Section 2856 of the California Civil Code, each Indemnitor hereby waives all rights and defenses arising out of an election of remedies by Indemnitee even though that election of remedies, such as a nonjudicial foreclosure with respect to security for guaranteed obligations, has destroyed or otherwise impaired such Indemnitor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Each Indemnitor hereby authorizes and empowers Indemnitee to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of each Indemnitor that the obligations under this Agreement shall be absolute, independent and unconditional under any and all circumstances. Specifically, and without in any way limiting the foregoing, each Indemnitor hereby waives any rights of subrogation, indemnification, contribution or reimbursement arising under Sections 2846, 2847, 2848 and 2849 of the California Civil Code or any other right of recourse to or with respect to the Class B Member, the Company or any of the Subsidiaries, any general partner, member or other constituent of the Class B Member, the Company or any of the Subsidiaries, any other person obligated to Indemnitee with respect to the matters set forth herein, or the assets or property of any of the foregoing until the Redemption Price has been paid in full and all obligations of the Class B Member, the Company and its Affiliates under the Transaction Documents have been fully performed, and there has expired the maximum possible period thereafter during which any payment made by the Company or others to Indemnitee with respect to such obligations could be deemed a preference under the United States Bankruptcy Code. In connection with the foregoing, subject to the foregoing limitations, each Indemnitor expressly waives any and all rights of subrogation against the Company and each of its Subsidiaries, and each Indemnitor hereby waives any rights to enforce any remedy which Indemnitee may have against the Company or any of its Subsidiaries.

(iii)        In addition to and without in any way limiting the foregoing, each Indemnitor hereby subordinates any and all indebtedness of the Class B Member, the Company and each Subsidiary now or hereafter owed to any Indemnitor to all the indebtedness of the Class B Member and the Company to Indemnitee and agrees with Indemnitee that until the Redemption Price has been paid in full and all obligations owed to Indemnitee under the Transaction Documents have been fully performed, and there has expired the maximum possible period thereafter during which any payment made by the Company or others to Indemnitee with respect to such obligations could be deemed a preference under the United States Bankruptcy Code, no Indemnitor shall demand or accept any payment of principal or interest from the Class B Member, the Company or any of the Subsidiaries or claim any offset or other reduction of any Indemnitor’s obligations hereunder because of any such indebtedness. If any amount shall nevertheless be paid to an Indemnitor by the Class B Member, the Company or any Subsidiary or another guarantor prior to payment in full of the Redemption Price, such amount shall be held in trust for the benefit of Indemnitee and shall forthwith be paid to Indemnitee to be credited and applied to the Unrecovered Capital. Further, no Indemnitor shall have any right of recourse against Indemnitee by reason of any action Indemnitee may take or omit to take under the provisions of this Agreement or under the provisions of any of the Transaction Documents. Without limiting the generality of the foregoing, each Indemnitor hereby waives, to the fullest extent permitted by law, diligence in collecting the obligations owed to Indemnitee under the Transaction Documents, presentment, demand for payment, protest, all notices with respect to the Operating Agreement, this Agreement, or any other Transaction Document which may be required by statute, rule of law or otherwise to preserve Indemnitee’s rights against such Indemnitor under this Agreement, including, but not limited to, notice of acceptance, notice of any amendment of the Transaction Documents, notice of the occurrence of any default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by the Class B Member, the Company or any of the Subsidiaries of any obligation or indebtedness.

(iv)        Without limiting the foregoing, but subject to the same limitations set forth above, each Indemnitor waives (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to any Indemnitor by reason of California Civil Code Sections 2787 to 2855, inclusive, including any and all rights or defenses such Indemnitor may have by reason of protection afforded to the Class B Member, the Company or any of the Subsidiaries with respect to any of the obligations of any Indemnitor under this Agreement by reason of a nonjudicial foreclosure or pursuant to the antideficiency or other laws of the State of California limiting or discharging the obligations of the Class B Member, the Company or any of the Subsidiaries. Without limiting the generality of the foregoing, each Indemnitor hereby expressly waives any and all benefits under California Code of Civil Procedure Section 726 (which Section, if such Indemnitor had not given this waiver, among other things, would otherwise require Indemnitee to exhaust all of its security before a personal judgment could be obtained for a deficiency).

(v)         Likewise, each Indemnitor waives (i) any and all rights and defenses available to such Indemnitor under California Civil Code Sections 2899 and 3433; and (ii) any rights or defenses such Indemnitor may have with respect to its obligations as a guarantor by reason of any election of remedies by Indemnitee. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

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IN WITNESS WHEREOF, this Agreement has been executed by Indemnitors and is effective as of the day and year first above written.

INDEMNITORS:

[__________________]

By:
Name:
Title:

AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P.

By:	American Realty Capital Hospitality Trust, Inc., its general partner

By:
Name:
Title:

American Realty Capital Hospitality Trust, Inc.

By:
Name:
Title:

[__________________]

Name:

[__________________]

Name:

[__________________]

Name:

[__________________]

Name:

[__________________]

Name:

 Exhibit E-5

FORM OF CASH MANAGEMENT AGREEMENT

THIS CASH MANAGEMENT AGREEMENT, dated as of [_______________], 2014 (this “Agreement”), is made by and among [Account Bank] (together with its successors and assigns, “Cash Management Bank”), ARC HOSPITALITY PORTFOLIO I HOLDCO, LLC, a Delaware limited liability company (the “Company”), and W2007 Equity Inns Senior Mezz, LLC, a Delaware limited liability company (together with its successors and assigns, the “Class A Member”), and AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO MEMBER, LLC, a Delaware liability company (together with its successors and assigns, the “Class B Member”) .

W I T N E S S E T H:

WHEREAS, as described in the amended and restated limited liability company agreement of the Company, dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Operating Agreement”; capitalized terms used but not defined herein to have the meanings ascribed to them therein), by and among the Class A Member, Class B Member, and [_______________], as the Special Member, the Class A Member is the holder of a limited liability company interest in the Company;

WHEREAS, the Operating Agreement provides that all cash received by the Company from the Subsidiaries is to be deposited in a bank account maintained with the Cash Management Bank; and

WHEREAS, the Company, the Class A Member and the Class B Member desire to retain the Cash Management Bank to provide the services described herein and the Cash Management Bank agrees to provide such services.

NOW THEREFORE, in consideration of the mutual premises contained herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.          Establishment and Maintenance of the Account.

(a)          Concurrently herewith, an account entitled the “[_______________] Cash Management Account” and having the account number [_______________] is being established with the Cash Management Bank (such account, the “Account”);

(b)          The Account (A) shall be in the name of the Company, (B) shall be a segregated account, (C) shall not be evidenced by a certificate of deposit, passbook or other instrument, and (D) shall not constitute trust funds.

(c)          The Cash Management Bank agrees that (i) until its receipt of a written notice from the Class A Member that the Class A Member has declared a Changeover Event, it shall only respect requests for withdrawal or any entitlement orders on behalf of the Company from the Class B Member and (ii) following its receipt of a written notice from the Class A Member that the Class A Member has declared a Changeover Event, it shall only respect requests for withdrawal or any entitlement orders the on behalf of the Company from the Class A Member.

(d)          The Cash Management Bank represents that it is a federally-chartered depository institution, subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), and is an Eligible Institution. For purposes of this Agreement, “Eligible Institution” shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor's Ratings Group (“S&P”), P-1 by Moody's Investors Service, Inc. (“Moody’s”), and F-1+ by Fitch, Inc. (“Fitch”) in the case of accounts in which funds are held for thirty (30) days or less or, in the case of letters of credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A+” by Fitch and S&P and "Aa3" by Moody’s.

(e)          The Cash Management Bank shall not commingle such amounts with any other amounts held on behalf of any other Person.

(f)          The Cash Management Bank shall invest amounts held in the Account at the written direction of (i) the Class B Member on behalf of the Company until its receipt of a written notice from the Class A Member that the Class A Member has declared a Changeover Event and (ii) the Class A Member on behalf of the Company following its receipt of a written notice from the Class A Member that the Class A Member has declared a Changeover Event. All earnings on such amounts shall be credited to the Account.

Section 2.          Intentionally Omitted.

Section 3.          Fees. The Cash Management Bank agrees that it shall look solely to the Company for the payment of its regular fees in connection with the maintenance of the Account and the performance of its duties hereunder.

Section 4.          Termination.

(a)          The Cash Management Bank may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days prior written notice in writing of such resignation specifying a date when such resignation shall take effect.

(b)          The Class A Member may terminate this Agreement after thirty (30) days’ prior written notice to the other parties hereto, and upon such termination designate a substitute Cash Management Bank, subject to the Company’s reasonable approval, to which all obligations, duties and rights hereunder shall be assigned.

(c)          The Cash Management Bank hereby agrees that it shall take all actions reasonably necessary and shall cooperate with the Class A Member to facilitate any transfer of its obligations, duties and rights hereunder.

Section 5.          Bank Waiver of Set-off. The Cash Management Bank waives any right to offset any claim or to assert any lien or security interest which it might have against any account maintained hereunder.

Section 6.          Intentionally Omitted.

Section 7.          Certain Matters Affecting the Cash Management Bank.

(a)          The Cash Management Bank shall not be under any obligation or duty to inquire into the terms of the Operating Agreement or any other agreement made or entered into in connection with this Agreement to which the Cash Management Bank is not a party.

(b)          The Cash Management Bank may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties. The Cash Management Bank shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Cash Management Bank shall have no duty to solicit any payments which may be due it hereunder.

(c)          The Cash Management Bank may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

(d)          The Company agrees to pay or reimburse the Cash Management Bank upon request for all reasonable expenses, disbursement and advances, including reasonable attorney’s fees, incurred or made by it, in connection with the preparation, execution, performance, delivery, modification and termination of this Agreement.

(e)          The Cash Management Bank shall not be liable for any claims, suits, actions, costs, damages, liabilities or expenses or for any interruption of services, or incidental, consequential, special or punitive damages (“Liabilities”) in connection with the subject matter of this Agreement other than Liabilities caused by the gross negligence or willful misconduct of the Cash Management Bank, and the Company hereby agrees to indemnify and hold harmless the Cash Management Bank and its affiliates and the directors, officers, employees and agents of any of them from and against any and all Liabilities arising from or in connection with any acts or omissions taken by the Cash Management Bank or any of its affiliates or any director, officer, employee or agent of any of them in connection with this Agreement, other than those Liabilities caused by the gross negligence or willful misconduct of the Cash Management Bank or such indemnified parties.

(f)          If the Company becomes subject to a voluntary or involuntary proceeding under the United States Bankruptcy Code, or if Cash Management Bank is otherwise served with legal process, Cash Management Bank shall have the right (i) to place a hold on funds deposited in the Account until such time as Cash Management Bank receives an appropriate court order or other assurances satisfactory to Cash Management Bank establishing that the funds may continue to be disbursed according to the instructions contained in this Agreement or (ii) to commence, at the Company’s expense, an interpleader action in any United States District Court in the State of California and to take no further action except in accordance with joint instructions from the Class A Member and the Company or in accordance with the final order of the court in such action.

(g)          The Company shall provide the Cash Management Bank with the Tax Identification Number (TIN) as assigned to it by the Internal Revenue Service. All interest or income earned under this Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

Section 8.          Successors and Assigns; Assignments. This Agreement shall bind and inure to the benefit of and be enforceable by the Cash Management Bank, the Company and the Class A Member and their respective permitted successors and assigns. The Class A Member shall have the right to assign or transfer its rights under this Agreement. Any assignee or transferee of the Class A Member, the identity of which shall have been notified to the Cash Management Bank by the Class A Member, shall be entitled to all the benefits afforded the Class A Member under this Agreement.

Section 9.          Notices, Waivers in Writing.

(a)          Notices shall be sent as follows:

(i)          if to the Company, to its address at [                                           ];

(ii)         if to the Class A Member, to its address at c/o Goldman Sachs Realty Management, L.P., 6011 Connection Drive, Irving, Texas 75039, Attn: Greg Fay, Facsimile No.: (972) 368-3699, Telephone No.: (972) 368-2743, with copies to: Whitehall Street Global Real Estate Limited Partnership 2007, c/o Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attn: Chief Financial Officer, Facsimile No.: (212) 357-5505, Telephone No.: (212) 902-5520; and Sullivan & Cromwell LLP, 125 Broad St., New York, New York 10004, Attention: Anthony J. Colletta, Esq., Facsimile No.: (212) 291-9029, Telephone No.: (212) 558-4000; and

(iii)        if to the Cash Management Bank, to its address at [                                     ];

or, in each case, to such other or additional addresses as shall be designated in writing by the respective party to the other parties hereto. Unless otherwise expressly provided herein, all such notices, to be effective, shall be in writing (including by facsimile), and shall be deemed to have been duly given or made (x) when delivered by hand or by nationally recognized overnight carrier, (y) upon receipt after being deposited in the mail, certified mail and postage prepaid or (z) in the case of notice by fax, when sent and electronically confirmed, addressed as set forth above, with a copy of such notice sent by any other means provided in clauses (x) and (y) above.

(b)          No modification, amendment, termination or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.

(c)          The Class A Member shall receive copies of all reports, advices, statements and other information supplied hereunder by any party hereto to any other party hereto.

Section 10.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds, irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of said courts.

Section 11.         Certain Matters Relating to the Company and the Class A Member. The Company and the Class A Member shall have access (via computer connection) during normal business hours to account information regarding the Account in accordance with the Cash Management Bank’s general procedures with regard thereto.

[Remainder of page left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in several counterparts (each of which shall be deemed an original) as of the date first above written.

CASH MANAGEMENT BANK:

[____________________________]

By:
Name:
Title:

THE COMPANY:

ARC HOSPITALITY PORTFOLIO I HOLDCO, LLC

By:
Name:
Title:

CLASS A MEMBER:

W2007 Equity Inns Senior Mezz, LLC

By:
Name:
Title:

[Signatures Continue on Following Page]

CLASS B MEMBER:

AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO MEMBER, LLC

By:	American Realty Capital Hospitality Operating Partnership, L.P., its sole member

By:	American Realty Capital Hospitality Trust, Inc., its general partner

By:
Name:
Title:

EXHIBIT F

FORM OF EARNEST MONEY ESCROW INSTRUCTIONS

EARNEST MONEY ESCROW INSTRUCTIONS

Escrow Officer: Sharonkay T. Hughes

Escrow No.:
Phone No.:
Facsimile No.:
Date: May __, 2014

TO:	Chicago Title Insurance Company
1515 Market Street, Suite 1325
Philadelphia, PA 19102
Attn: Sharonkay T. Hughes

The amount of Fifty Million and No/100 Dollars ($50,000,000.00) (together with any additional earnest money deposit hereafter made by Purchaser, the “Escrow Deposit”) is deposited with Chicago Title Insurance Company in escrow by American Realty Capital Hospitality Portfolio Member, LLC, a Delaware limited liability company, the “Purchaser” under that certain Real Estate Sale Agreement (the “Agreement”), dated May __, 2014, with the parties listed on Schedule 1 thereto as the “Sellers”. W2007 Equity Inns Realty, LLC, a Delaware limited liability company, shall serve as the representative of Sellers for all purposes of these Escrow Instructions (“Seller Representative”). Capitalized terms used but not otherwise defined herein shall have the meaning assigned to such terms in the Agreement.

As escrowee, you are hereby directed to hold, deal with and dispose of the Escrow Deposit in accordance with the following terms and conditions:

1.	You are to hold the Escrow Deposit until: (a) prior to the end of the Diligence Period, you are in receipt of an order by Purchaser to return the Escrow Deposit to Purchaser, (b) after the expiration of the Diligence Period, you are in receipt of a joint order by the undersigned Seller Representative and Purchaser as to the disposition of the Escrow Deposit; or (c) you are in receipt of a written demand (the “Demand”) from either Seller Representative or Purchaser for the payment of the Escrow Deposit or any portion thereof. Upon receipt of any Demand, you are directed to so notify the other party no later than one (1) Business Day after receipt of the Demand, enclosing a copy of the Demand. If within five (5) Business Days after the non-demanding party has received or is deemed to have received your notice of your receipt of the Demand, and you have not received from the non-demanding party its notice of objection to the Demand, then you are to promptly disburse the Escrow Deposit as requested by the Demand. If within said five (5) Business Day period you receive from the non-demanding party its notice of objection to the Demand, then you are directed to notify the demanding party, enclosing a copy of the notice of objection, and you are to continue to hold the Escrow Deposit until you are in receipt of a joint order as aforesaid or a final non-appealable order of a court of competent jurisdiction with respect to the distribution of the Escrow Deposit, but after one-hundred twenty (120) days you may deposit the Escrow Deposit with a court of competent jurisdiction.

2.	Notwithstanding the foregoing, as escrowee, you are hereby expressly authorized to regard and to comply with and obey any and all orders, judgments or decrees entered or issued by any Court, and in case you obey or comply with any such order, judgment or decree of any Court, you shall not be liable to either of the parties hereto or any other person or entity by reason of such compliance, notwithstanding any such order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case of any suit or proceeding regarding these Escrow Instructions, to which you are or may at any time be a party, the undersigned Seller Representative and Purchaser agree that the non-prevailing party shall pay to you upon demand all reasonable costs and expenses incurred by you in connection herewith.

3.	Any escrow fee to be charged by you is to be borne fifty percent (50%) by the Sellers and fifty percent (50%) by the undersigned Purchaser.

4.	As escrowee, you shall invest the Escrow Deposit as and to the extent the undersigned Purchaser may direct. Any interest earned on the Escrow Deposit, after you deduct your customary cost of investment, shall become and be deemed to be a part of the Escrow Deposit.

5.	All notices or other communications hereunder shall be in writing and shall be personally delivered or sent by overnight courier (such as Federal Express), by facsimile or e-mail transmission or by first class United States Mail, postage prepaid, registered or certified (return receipt requested) to the respective addresses for the Seller Representative, Purchaser and escrowee as herein provided. All notices given in accordance with the terms hereof shall be deemed received on the next Business Day if sent by overnight courier, on the same day if sent by facsimile before 5:00 p.m. (New York time) on a Business Day, on the third (3rd) Business Day following deposit with the United States Mail as a registered or certified matter with postage prepaid, or when delivered personally or otherwise received or refused.

6.	Seller Representative and Purchaser may act hereunder either directly or through their respective attorneys:

Seller Representative’s attorney is:

Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 Attn: Anthony J. Colletta, Esq. Facsimile No.: (212) 291-9029 Telephone No.: (212) 558-4608

Purchaser’s attorney is:

Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA 02109
Attn: Samuel Richardson, Esq.
Facsimile No.: (617) 523-1231
Telephone No.: (617) 570-1870

7.	These Escrow Instructions are being entered into to implement the Agreement and shall not (nor be deemed to) amend, modify or supersede the Agreement or act as a waiver of any rights, obligations or remedies set forth therein; provided, however, that you, as escrowee, may rely solely upon these Escrow Instructions.

8.	Seller Representative and Purchaser each hereby authorize you, as escrowee, to designate the investment depository of the Escrow Deposit to act as and perform the duties and obligations of the “reporting person” with respect to the transaction contemplated by the Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991.

9.	These Escrow Instructions may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

Acknowledged and agreed this _________ day of May, 2014.

SELLER REPRESENTATIVE:

W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company

By:	WNT Mezz I, LLC, a Delaware limited liability company, its Managing Member

By:
Name:
Title:

c/o Goldman Sachs Realty Management, L.P.
6011 Connection Drive
Irving, TX 75039
Attn: Greg Fay
Facsimile No.: (972) 368-3699
Telephone No.: (972) 368-2743

PURCHASER:

American Realty Capital Hospitality Portfolio Member, LLC, a Delaware limited liability company

By:	American Realty Capital Hospitality Operating Partnership, L.P., its sole member

By:	American Realty Capital Hospitality Trust, Inc., its general partner

By:
Name:
Title:

c/o American Realty Capital
405 Park Avenue, 15th Floor
New York, NY 10022
Attn: Legal Department
Facsimile No.: (212) 421-5799

Acknowledged and agreed this __________ day of May, 2014.

CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:

Schedule 1

W2007 Equity Inns Realty, L.L.C.

W2007 Equity Inns Realty, L.P.

W2007 EQI Dalton Partnership, L.P.

W2007 EQI Houston Partnership, L.P.

W2007 EQI Carlsbad Partnership, L.P.

W2007 EQI HI Austin Partnership, L.P.

W2007 EQI Naperville Partnership, L.P.

W2007 EQI College Station Partnership, L.P.

W2007 EQI East Lansing Partnership, L.P.

W2007 EQI Indianapolis Partnership, L.P.

W2007 EQI Knoxville Partnership, L.P.

W2007 EQI Savannah 2 Partnership, L.P.

W2007 EQI Asheville Partnership, L.P.

W2007 EQI Seattle Partnership, L.P.

W2007 EQI Orlando Partnership, L.P.

W2007 EQI Orlando 2 Partnership, L.P.

W2007 EQI Urbana Partnership, L.P.

W2007 EQI Rio Rancho Partnership, L.P.

W2007 EQI Louisville Partnership, L.P.

W2007 EQI Augusta Partnership, L.P.

W2007 EQI Milford Corporation

W2007 EQI Jacksonville Partnership I, L.P.

EXHIBIT G-1

FORM OF TITLE AFFIDAVIT

SELLER AFFIDAVIT

Sites
AL, AZ, CA, CO, CT, FL, GA, ID, IL, IN, KS, KY, LA, MA, MD, MI, MN, MO,
NC, NE, NJ, NM, NV, NY, OH, OK, OR, PA, SC, TN, TX, VA, VT, WA, WV

SELLER:
W2007 EQUITY INNS REALTY, LLC, (“LLC Seller”)
and W2007 EQUITY INNS REALTY, L.P., (“LP Seller”)
Collectively, as Seller

TITLE INSURER:
Fidelity National Title Insurance Company (“Fidelity”)
First American Title Insurance Company (“First American”)
Stewart Title Guaranty Company (“Stewart”)
Collectively, as Title Insurer

COMMITMENTS:
126 Title Commitments prepared in anticipation of issuance of final Owner Policies covering each of the Premises (as defined on attached Schedule A);
Premises: as legally described in each Commitment
See Schedule of Sites attached Schedule A

Affidavit and Certifications:

1.          The undersigned, in his/her capacity as an authorized representative of WNT Mezz I, LLC, the managing member of LLC Seller, and of W2007 Equity Inns Realty Gen-Par, LLC, the general partner of LP Seller, and not in his/her individual capacity, confirms that he/she made inquiry of the appropriate persons who, in the regular course of their duties on behalf of the Seller have knowledge of the matters referred to herein, and hereby certifies the following to each Title Insurer as to its respective Premises:

1.	Mechanics Liens. All labor, services or materials rendered, furnished or contracted for within the statutory time period set forth on the attached Schedule [ ] other than the amounts set forth on the attached Schedule [_] in connection with the construction or repair of any building or improvements on the Premises, have been completed and paid for in full other than routine repairs and/or maintenance, which have been or will be paid for in the ordinary course of business and for which each respective Seller is responsible.

2.	Tenants/Parties in Possession. Except as shown in the Commitments, unless terminated of record herewith (with respect to tenancies of record), there are no tenants or other parties who are in possession or have the right to be in possession of said Premises, other than (a) invitees and (b) those tenants identified on the annexed Lease Chart on Schedule [ ] , which tenants do not have an option to purchase or right of first refusal affecting the Premises.

3.	Manager/Broker/Appraisers as to any Premises in AZ, CO, GA, IL, TX. (a) Any real estate broker commission or similar fee relating to the purchase, sale or lease of the Premises has been or will be duly paid in the ordinary course of business, and (b) any management or similar fee relating to the management or operation of the Premises and (c) any appraiser’s fee or similar fee relating to the management or operation of the Premises has been or will be duly paid in the ordinary course of business.

4.	Covenants & Restrictions. To the actual knowledge of the undersigned, (a) the undersigned has received no notice of past or present violations of any effective covenants, conditions or restrictions set forth in any Commitment which remain uncured (the “CC&Rs”) and (b) any charge or assessment provided for in any of the CC&Rs has been or will be duly paid by the Seller in accordance with adjustments made between Seller or Purchaser at closing.

5.	Ground Leases. The ground leases for the locations set forth on Schedule [ ] are in full force and effect and the lessees thereunder are not in default in any material respect under the terms and provisions of such ground leases.

6.	As to sites in Florida and New Jersey. Seller will pay any municipal liens, if any, for utility services due and payable in respect of any Premises located in New Jersey at or prior to the policy effective date.

7.	As to sites in Ohio. Seller knows of no judgment liens in favor of the State of Ohio filed, but not yet indexed in the dockets of the County Common Pleas Court.

Governing Law:  This affidavit is governed by the laws of the State of New York

Inducement:  Each Seller provides this document to induce Title Insurer to insure title to its respective Premises well knowing that it will do so only in complete reliance upon the matters asserted hereinabove.

The statements contained in this Affidavit are made based on undersigned’s knowledge, as set forth in paragraph 1. The undersigned executes this Affidavit solely in his/her capacity as an authorized representative of the managing member of LLC Seller and of the general partner of LP Seller and not in his/her individual capacity. By accepting this Affidavit the recipient acknowledges and agrees to these foregoing limitations.

See annexed Title Affidavit signature pages

Signature Page to Title Affidavit

By:

Print Name:

Sworn to and subscribed before me this _________ day of ______________, 2014.

(Notary Public)

SCHEDULE A

EXHIBIT G-2

FORM OF NON-IMPUTATION AFFIDAVIT

State of New York

County of New York

AFFIDAVIT AND INDEMNITY

The undersigned, being first duly sworn, on oath, deposes and says the following:

1.	The undersigned, is a Vice President of the general partner of [ ], a [ ] (the “Company”).

2.	[ ], [ ] and [ ] (collectively the “Title Company”) have been requested to include an ALTA 16-06 Mezzanine Endorsement and ALTA [ ] Non-Imputation Endorsements (collectively, the “Endorsements”) as part of the owner’s title insurance policies (each a “Title Policy” and collectively, the “Policies”) listed on Schedule A hereto (hereinafter the “Policies”) for the benefit of [ ], a [ ], (the “Mezzanine Lender”) in regard to the mezzanine and mortgage loans and [ ], a [ ] (“Purchaser”). In part, the Mezzanine Endorsement provides assurance to the Mezzanine Lender and the Non-Imputation Endorsements provide assurance to Purchaser under the Policies that the Title Company will not deny liability under the Policies by reason of the possible imputation of knowledge by operation of law to the Mezzanine Lender and Purchaser.

3.	That the undersigned, as an inducement to the Title Company to provide such an assurance, further states that he made inquiry of the appropriate persons who, in the regular course of their duties for the Company have knowledge of the matters referred to herein and, as of the Effective Date of the Policies, to his knowledge and except as otherwise set forth in the Policies or in the public records of the counties wherein the Property is located:

a.	There are no liens, encumbrances or other written claims against the title to the Property other than as disclosed in the Policies or commitment for title insurance for the Property issued by Title Company (the “Commitment”);

b.	The Company has not entered into or granted any unrecorded deeds, land contracts, leases (except those leases disclosed in the Policies or affidavits delivered by the Company in connection therewith or subleases thereunder), options to purchase, mortgages (other than mortgages put in place concurrently with the issuance of the Policies), agreements or other instruments which remain in effect and adversely affect title to the Property;

c.	There are no outstanding right, title, interest, lien or estate, being asserted in or against the Property, except such as disclosed by the public records of the counties wherein the Property is located (excluding the rights of tenants under leases or subleases disclosed herein); and

d.	There are no judgments, decrees or orders, by any court or officer, for the payment of money against the Named Insured, unsatisfied or not, before any court or before any officer of the United States. No proceeding in bankruptcy had ever been instituted by or against the Company and that the Company had never made an assignment for the benefit of creditors.

4.	The Company hereby (i) indemnifies the Title Company and agrees to forever fully protect, defend and save the Title Company harmless from and against any and all loss, costs, damages, attorney’s fees and expenses of every kind and nature which it may suffer, expend or incur on account of the assertion or enforcement or attempted assertion or enforcement thereof or of any claim made under the Endorsements to be issued in conjunction with the Policies to the extent based on the existence of any lien, encumbrance, right or claim against or with respect to the title to the aforesaid Property which was not disclosed above but which was known by the Company and should have been so disclosed in order to make all statements above true and correct and (ii) executes this document as set forth below for the purpose of binding itself to the foregoing indemnification and agreement contained in this paragraph 4.

5.	The undersigned makes these statements and the Company gives the aforesaid indemnity for the purpose of inducing the Title Company to issue the Endorsements to the Policies, and understands that the Title Company will rely upon the representations and assurances made herein.

6.	The statements contained in Section 3 of this Affidavit are made based solely on the actual, personal knowledge of the undersigned. The undersigned is delivering this Affidavit solely in his capacity as an authorized representative of the Company and none of the undersigned nor any direct or indirect owner of any interests in the Company or any affiliate thereof nor any officer, director, manager, employee or agent of any of the foregoing shall have any liability pursuant to or as a result of this Affidavit, by accepting this Affidavit the recipient acknowledges and agrees to the foregoing limitations.

[Signatures on following page]

Dated: _____________, 2014

"INDEMNITOR"

[insert signature block]

By:
Printed Name:
Its:

POLICIES

(See Attached)

EXHIBIT H

FORM OF BILL OF SALE

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”) is executed as of the ____day of ____________, 2014, by _____________________, a(n) ________________ (collectively, “Seller”), having offices at c/o ________________________, in favor of _______________ a(n) ________________________ (“Purchaser”), having offices at _____________________.

1.           Real Property. The “Real Property” shall mean the real property described in Exhibit A attached to this Bill of Sale.

2.           Personal Property. The “Personal Property” shall mean those certain articles of personal property used in connection with the operation of the Real Property which are described in Exhibit B attached to this Bill of Sale.

3.           Sale. For good and valuable consideration received by Seller, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, assigns and transfers the Personal Property to Purchaser. Seller covenants and agrees to warrant and forever defend title to the Personal Property unto Purchaser against any and all persons lawfully claiming the whole or any part thereof by, through or under Seller, and none other. Except as set forth in the immediately preceding sentence and those set forth in that certain Real Estate Sale Agreement for the Property by and between Seller and Purchaser, Seller makes no warranties or representations as to the Personal Property. The Personal Property is transferred “AS IS” and ALL WARRANTIES OF QUALITY, FITNESS AND MERCHANTABILITY ARE HEREBY EXCLUDED.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the day and year first above written.

[SELLER]:

[ ]

By:
Name:
Title:

Exhibit H-1

EXHIBIT I

FORM OF TENANT NOTICE LETTER

NOTICE TO TENANTS

________, 2014

RE:        [NAME OF HOTEL]

Dear Tenant:

This is to notify you that, today, the above-referenced property has been sold by ___________________ (“Seller”) to _____________________ (“Purchaser”). As of the date hereof, Seller’s interest in your lease (including without limitation, your security deposit in the amount of $_________, which shall be held by Purchaser in accordance with your lease) has been assigned to Purchaser, and Purchaser has assumed the obligations as landlord under your lease which accrue from and after the date hereof.

Please be advised that effective immediately and until further notice, all rent and other payments due pursuant to your occupancy of the premises, whether pursuant to your lease or otherwise, are to be paid in accordance with the terms of your lease, payable to the name and address listed on Exhibit A annexed hereto.

Any future inquiries regarding your lease should be directed to the names, addresses and phone numbers listed on Exhibit A annexed hereto.

Very truly yours,

[SELLER]

By:
Name:
Title:

Exhibit I-1

EXHIBIT J

FORM OF ASSIGNMENT AND ASSUMPTION
OF LEASES, SECURITY DEPOSITS, ADVANCE BOOKING DEPOSITS, GUEST LEDGER ACCOUNTS AND SERVICE CONTRACTS

ASSIGNMENT AND ASSUMPTION
OF LEASES, SECURITY DEPOSITS, ADVANCE BOOKING DEPOSITS,
GUEST LEDGER ACCOUNTS AND SERVICE CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF LEASES, SECURITY DEPOSITS, ADVANCE BOOKING DEPOSITS, GUEST LEDGER ACCOUNTS AND SERVICE CONTRACTS (this “Assignment”) is entered into as of the _________ day of _____________________, 2014, between ___________________________, a(n) _____________________ (“Assignor”), having an office at c/o ________________________, and ________________________, a(n) ____________________ (“Assignee”) having an office at ________________________, pursuant to that certain Real Estate Sale Agreement for the Property by and between Assignor and Assignee (as may have been amended from time to time, the “Agreement”).

1.          Property. The “Property” means the real property described on Exhibit A annexed hereto.

2.          Leases. The “Leases” means those leases, tenancies, rental agreements and occupancy agreements affecting the Property which are described in Exhibit B annexed hereto.

3.          Security Deposits. “Security Deposits” means those security deposits held or required to be held by or for Assignor on account of tenants and other occupants under the Leases as such deposits and for which Assignee received a credit at the closing of the transaction with respect to which this Assignment has been executed and delivered. The Security Deposits are set forth on Exhibit C annexed hereto.

4.          Advance Booking Deposits. “Advance Booking Deposits” means those outstanding deposits or advance payments received and retained by or on behalf of Assignor in connection with any reservation at the Property and for which Assignee received a credit at the closing of the transaction with respect to which this Assignment has been executed and delivered.

5.          Guest Ledger Accounts. “Guest Ledger Accounts” means those open and unpaid accounts for each person who is a guest at the Property on the day immediately preceding (but not including) the Closing Date, which Guest Ledger Accounts were prorated between Assignor and Assignee and assigned to Assignee in accordance with Section [4.4.10] of the Agreement.

6.          Service Contracts. “Service Contracts” means those maintenance, service, advertising, utility, and other like contracts and agreements with respect to the construction, ownership, occupancy and operation of the Property which are described in Exhibit D annexed hereto.

7.          Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Leases, the Security Deposits, the Advance Booking Deposits, the Guest Ledger Accounts and the Service Contracts.

Exhibit J-2

8.          Assumption. Assignee hereby assumes the covenants, agreements and obligations of Assignor as landlord or lessor under the Leases to the extent arising from and after the date of this Assignment, and Assignee further assumes all liability of Assignor accruing from and after the date hereof for the proper refund or return of the Security Deposits if, when and as required by the Leases. Assignee hereby assumes all liability of Assignor accruing from and after the date hereof for the collection, proper application or proper refund or return of the Advance Booking Deposits and Guest Ledger Accounts, as applicable, if, when and as required in the ordinary course of business from and after the date of this Assignment. Assignee hereby assumes the covenants, agreements and obligations of Assignor under the Service Contracts to the extent arising from and after the date hereof, and which are applicable to the period and required to be performed from and after the date of this Assignment.

9.          Attorneys’ Fees. If either Assignee or Assignor, or their respective successors or assigns, file suit to enforce the obligations of the other party under this Assignment, the prevailing party shall be entitled to recover the reasonable fees and expenses of its attorneys in accordance with [Section 14.19] of the Agreement.

10.         Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

11.         Limited Liability. Assignor’s liability hereunder shall, at all times, be subject to the limitations set forth in [Section 11] of the Agreement.

12.         Governing Law. This Assignment shall be governed and interpreted in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

13.         Counterparts. This Assignment may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

Exhibit J-3

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment the day and year first above written.

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

Exhibit J-4

EXHIBIT K

FORM OF ASSIGNMENT AND ASSUMPTION OF INTANGIBLES

ASSIGNMENT AND ASSUMPTION OF INTANGIBLES

THIS ASSIGNMENT AND ASSUMPTION OF INTANGIBLES (this “Assignment”) is made as of the ____day of ____________, 2014, by _____________________________, a(n) _____________________________ (“Assignor”), having an office at c/o ________________________, in favor of ________________, a(n) _______________________ (“Assignee”), having an office at ________________________________________________.

1.              Intangible Property. The term “Intangible Property” shall have the meaning ascribed thereto in that certain Real Estate Sale Agreement dated as of _____________, 2014, by and between Assignor, as Seller, and ______________________, as Purchaser (as may have been amended from time to time, the “Agreement”), concerning the real property described in Exhibit A annexed hereto.

2.              Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee, without representation or warranty of any kind, the entire right, title and interest of Assignor in and to the Intangible Property, but only to the extent transferable without third party consent, or cost or liability to Assignor that is not prorated pursuant to the Agreement.

3.              Assumption. Assignee hereby assumes the entire right, title and interest of Assignor in and to the Intangible Property to the extent arising from and after the date of this Assignment.

4.              Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

5.              Limited Liability. Assignor’s liability hereunder shall, at all times, be subject to the limitations set forth in [Section 11] of the Agreement.

6.              Governing Law. This Assignment shall be governed and interpreted in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

7.              Counterparts. This Assignment may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

Exhibit K-1

IN WITNESS WHEREOF, Assignor has executed and delivered this Assignment the day and year first above written.

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

Exhibit K-2

EXHIBIT L

FORM OF FIRPTA CERTIFICATE

FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT CERTIFICATION

PURSUANT TO SECTION 1445 OF THE INTERNAL REVENUE CODE

Transferor’s Certification of Non-Foreign Status

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform [Purchaser Entity], a [•] ("Transferee"), that withholding of tax is not required upon the disposition of a U.S. real property interest by [Seller Entity], a [•] [(the "Transferor"), the undersigned hereby certifies the following on behalf of the Transferor:]1 [that is a disregarded entity as defined in Treasury Regulations § 1.1445-2(b)(2)(iii), the undersigned hereby certifies the following on behalf of [Owner of Seller Entity for Tax Purposes], a [•] (the "Transferor") that wholly owns [Seller Entity]:]2

1.       The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.       The Transferor is not a disregarded entity as defined in Treasury Regulations § 1.1445-2(b)(2)(iii);

3.       The Transferor's U.S. employer identification number is: [•]; and

4.       The Transferor's office address is:

[•]

[•]

[•]

The Transferor understands that this Certificate may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Transferor, has executed this Certification as of [•].

[Transferor]

By:
Name:
Title:

1 To include if the Seller Entity is not disregarded as separate from its owner for U.S. tax purposes.

2 To include if the Seller Entity is disregarded as separate from its owner for U.S. tax purposes.

Exhibit L-1

EXHIBIT M

MANAGEMENT AGREEMENT TERMINATION

MANAGEMENT AGREEMENTS TERMINATION PROVISIONS

Manager	Hotel	Expiration Date	Renewal Terms	Termination upon Sale	No Cause Termination
First Hospitality	HWS Chicago	12/31/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon 30 days notice to Manager	No.
First Hospitality	CY Elmhurst	12/31/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon 30 days notice to Manager	No.
First Hospitality	RI Minn/Eagan	12/31/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon 30 days notice to Manager	No.
First Hospitality	RI OKC West	12/31/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon 30 days notice to Manager	No.
First Hospitality	HP Minneapolis	12/16/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon 30 days notice to Manager	No.
First Hospitality	RI Omaha	12/31/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon 30 days notice to Manager	No.

Lingate	HI Austin	12/31/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon 30 days notice to Manager	No.
Lingate	CY Dalton	12/31/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon 30 days notice to Manager	No.
Lingate	HGI Louisville	12/31/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon 30 days notice to Manager	No.
Lingate	CY Bowling Green	12/31/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon 30 days notice to Manager	No.
Lingate	FFI Vinings	12/31/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon 30 days notice to Manager	No.
Lingate	SHS San Antonio	12/31/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon 30 days notice to Manager	No.
Lingate	HGI Rio Rancho	12/31/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon 30 days notice to Manager	No.
Lingate	HGI Round Rock	12/31/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon 30 days notice to Manager	No.
Lingate	SHS Round Rock	12/31/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon 30 days notice to Manager	No.
Lingate	SHS Houston	12/31/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon 30 days notice to Manager	No.

McKibbon	TPS Savannah	MTM	MTM, 10 days prior to expiration of then current term	Yes, upon not less than 30 nor more than 75 days notice to Manager	Yes, upon 30 days notice to Manager
McKibbon	CY Maitland	MTM	MTM, 10 days prior to expiration of then current term	Yes, upon not less than 30 nor more than 75 days notice to Manager	Yes, upon 30 days notice to Manager
McKibbon	RI Tampa North	MTM	MTM, 10 days prior to expiration of then current term	Yes, upon not less than 30 nor more than 75 days notice to Manager	Yes, upon 30 days notice to Manager
McKibbon	RI Mobile	MTM	MTM, 10 days prior to expiration of then current term	Yes, upon not less than 30 nor more than 75 days notice to Manager	Yes, upon 30 days notice to Manager
McKibbon	RI Sarasota	MTM	MTM, 10 days prior to expiration of then current term	Yes, upon not less than 30 nor more than 75 days notice to Manager	Yes, upon 30 days notice to Manager
McKibbon	RI Ft Myers	MTM	MTM, 10 days prior to expiration of then current term	Yes, upon not less than 30 nor more than 75 days notice to Manager	Yes, upon 30 days notice to Manager
McKibbon	CY Sarasota	MTM	MTM, 10 days prior to expiration of then current term	Yes, upon not less than 30 nor more than 75 days notice to Manager	Yes, upon 30 days notice to Manager
McKibbon	RI Macon	MTM	MTM, 10 days prior to expiration of then current term	Yes, upon not less than 30 nor more than 75 days notice to Manager	Yes, upon 30 days notice to Manager
McKibbon	CY Knoxville	MTM	MTM, 10 days prior to expiration of then current term	Yes, upon not less than 30 nor more than 75 days notice to Manager	Yes, upon 30 days notice to Manager
McKibbon	CY Mobile	MTM	MTM, 10 days prior to expiration of then current term	Yes, upon not less than 30 nor more than 75 days notice to Manager	Yes, upon 30 days notice to Manager
McKibbon	CY Athens	MTM	MTM, 10 days prior to expiration of then current term	Yes, upon not less than 30 nor more than 75 days notice to Manager	Yes, upon 30 days notice to Manager
McKibbon	RI Savannah	MTM	MTM, 10 days prior to expiration of then current term	Yes, upon not less than 30 nor more than 75 days notice to Manager	Yes, upon 30 days notice to Manager
McKibbon	RI Knoxville	MTM	MTM, 10 days prior to expiration of then current term	Yes, upon not less than 30 nor more than 75 days notice to Manager	Yes, upon 30 days notice to Manager
McKibbon	RI Chattanooga	MTM	MTM, 10 days prior to expiration of then current term	Yes, upon not less than 30 nor more than 75 days notice to Manager	Yes, upon 30 days notice to Manager
McKibbon	CY Tallahassee	MTM	MTM, 10 days prior to expiration of then current term	Yes, upon not less than 30 nor more than 75 days notice to Manager	Yes, upon 30 days notice to Manager
McKibbon	RI Sabal Park	MTM	MTM, 10 days prior to expiration of then current term	Yes, upon not less than 30 nor more than 75 days notice to Manager	Yes, upon 30 days notice to Manager
McKibbon	CY Gainesville	MTM	MTM, 10 days prior to expiration of then current term	Yes, upon not less than 30 nor more than 75 days notice to Manager	Yes, upon 30 days notice to Manager
McKibbon	RI Tallahassee	MTM	MTM, 10 days prior to expiration of then current term	Yes, upon not less than 30 nor more than 75 days notice to Manager	Yes, upon 30 days notice to Manager
McKibbon	CY Asheville	MTM	MTM, 10 days prior to expiration of then current term	Yes, upon not less than 30 nor more than 75 days notice to Manager	Yes, upon 30 days notice to Manager
McKibbon	SHS Asheville	MTM	MTM, 10 days prior to expiration of then current term	Yes, upon not less than 30 nor more than 75 days notice to Manager	Yes, upon 30 days notice to Manager
McKibbon	HIX Miami/Kendall	MTM	MTM, 10 days prior to expiration of then current term	Yes, upon not less than 30 nor more than 75 days notice to Manager	Yes, upon 30 days notice to Manager

Musselman	CY Lexington	12/31/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon 30 days notice to Manager	No.
Musselman	CY Louisville	12/31/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon 30 days notice to Manager	No.
Musselman	SHS Lexington	12/31/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon 30 days notice to Manager	No.
Musselman	RI Lexington	12/31/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon 30 days notice to Manager	No.

Hilton	HI Gurnee	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 30 days notice to Manager	No.
Hilton	HI Knoxville	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 30 days notice to Manager	No.
Hilton	HI Detroit	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 30 days notice to Manager	No.
Hilton	HWS Hartford	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 30 days notice to Manager	No.
Hilton	HWS San Antonio	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 30 days notice to Manager	No.
Hilton	HWS Phoenix	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 30 days notice to Manager	No.
Hilton	HI Pickwick	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 30 days notice to Manager	No.
Hilton	HI Mountain Brook	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 30 days notice to Manager	No.
Hilton	HI Memphis	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 30 days notice to Manager	No.
Hilton	HWS Germantown	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 30 days notice to Manager	No.
Hilton	HI Columbus	12/31/2016	Auto 1-year renewal unless 120 days notice given	Yes, upon 30 days notice to Manager	No.
Hilton	HI W Columbia	12/31/2016	Auto 1-year renewal unless 120 days notice given	Yes, upon 30 days notice to Manager	No.
Hilton	HI Addison	12/31/2016	Auto 1-year renewal unless 120 days notice given	Yes, upon 30 days notice to Manager	No.
Hilton	HWS Sharonville	12/31/2016	Auto 1-year renewal unless 120 days notice given	Yes, upon 30 days notice to Manager	No.
Hilton	HI Fayetteville	12/31/2016	Auto 1-year renewal unless 120 days notice given	Yes, upon 30 days notice to Manager	No.
Hilton	HI Chattanooga	12/31/2016	Auto 1-year renewal unless 120 days notice given	Yes, upon 30 days notice to Manager	No.
Hilton	HI Glen Burnie	12/31/2016	Auto 1-year renewal unless 120 days notice given	Yes, upon 30 days notice to Manager	No.
Hilton	HI Milford	12/31/2016	Auto 1-year renewal unless 120 days notice given	Yes, upon 30 days notice to Manager	No.
Hilton	HI Boca	12/31/2014	Auto 1-year renewal unless 120 days notice given	No.	Yes, upon 60 days notice to Manager
Hilton	HI&S Boynton	12/31/2014	Auto 1-year renewal unless 120 days notice given	No.	Yes, upon 60 days notice to Manager
Hilton	HI Deerfield	12/31/2014	Auto 1-year renewal unless 120 days notice given	No.	Yes, upon 60 days notice to Manager
Hilton	HI PBG	12/31/2014	Auto 1-year renewal unless 120 days notice given	No.	Yes, upon 60 days notice to Manager
Hilton	HI WPB	12/31/2014	Auto 1-year renewal unless 120 days notice given	No.	Yes, upon 60 days notice to Manager
Hilton	EMB Orlando	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 90 days notice to Manager	Yes, upon 60 days notice to Manager
Hilton	HI Albany	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 90 days notice to Manager	Yes, upon 60 days notice to Manager
Hilton	HI Beckley	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 90 days notice to Manager	Yes, upon 60 days notice to Manager
Hilton	HI Charleston	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 90 days notice to Manager	Yes, upon 60 days notice to Manager
Hilton	HI Chicago Naperville	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 90 days notice to Manager	Yes, upon 60 days notice to Manager
Hilton	HI Cleveland	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 90 days notice to Manager	Yes, upon 60 days notice to Manager
Hilton	HI College Station	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 90 days notice to Manager	Yes, upon 60 days notice to Manager
Hilton	HI Colorado Springs	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 90 days notice to Manager	Yes, upon 60 days notice to Manager
Hilton	HI Columbus Dublin	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 90 days notice to Manager	Yes, upon 60 days notice to Manager
Hilton	HI Detroit Madison Heights	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 90 days notice to Manager	Yes, upon 60 days notice to Manager
Hilton	HI Gastonia	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 90 days notice to Manager	Yes, upon 60 days notice to Manager

Hilton	HI Indianapolis	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 90 days notice to Manager	Yes, upon 60 days notice to Manager
Hilton	HI Kansas City, MO	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 90 days notice to Manager	Yes, upon 60 days notice to Manager
Hilton	HI Kansas City Overland Park	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 90 days notice to Manager	Yes, upon 60 days notice to Manager
Hilton	HI Morgantown	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 90 days notice to Manager	Yes, upon 60 days notice to Manager
Hilton	HI Norfolk	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 90 days notice to Manager	Yes, upon 60 days notice to Manager
Hilton	HI Orlando	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 90 days notice to Manager	Yes, upon 60 days notice to Manager
Hilton	HI Scranton	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 90 days notice to Manager	Yes, upon 60 days notice to Manager
Hilton	HI St. Louis	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 90 days notice to Manager	Yes, upon 60 days notice to Manager
Hilton	HI State College	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 90 days notice to Manager	Yes, upon 60 days notice to Manager
Hilton	HWS Augusta	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 90 days notice to Manager	Yes, upon 60 days notice to Manager
Hilton	HWS Orlando	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 90 days notice to Manager	Yes, upon 60 days notice to Manager
Hilton	HWS Seattle	12/31/2014	Auto 1-year renewal unless 120 days notice given	Yes, upon 90 days notice to Manager	Yes, upon 60 days notice to Manager

Huntington	CY San Diego	12/31/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon not less than 60 nor more than 90 days notice to Manager	No.
Huntington	RI LAX	12/31/2015	Auto 1-year renewal unless 60 days notice given	Yes, subject to payment of a termination fee in the event of termination prior to 10/4/2018; and not less than 60 nor more than 90 days notice to Manager	Yes after 12/31/2015, subject to payment of a termination fee
Huntington	SHS San Diego	12/31/2015	Auto 1-year renewal unless 60 days notice given	Yes, subject to payment of a termination fee in the event of termination prior to 9/11/2018; and not less than 60 nor more than 90 days notice to Manager	Yes after 12/31/2015, subject to payment of a termination fee
Huntington	RI San Diego	12/31/2015	Auto 1-year renewal unless 60 days notice given	Yes, subject to payment of a termination fee in the event of termination prior to 9/11/2018; and not less than 60 nor more than 90 days notice to Manager	Yes after 12/31/2015, subject to payment of a termination fee
Huntington	CY Dallas	12/31/2015	Auto 1-year renewal unless 60 days notice given	Yes, subject to payment of a termination fee in the event of termination prior to 8/29/2018; and not less than 60 nor more than 90 days notice to Manager	Yes, subject to payment of a termination fee
Huntington	FFI&S Dallas	12/31/2015	Auto 1-year renewal unless 60 days notice given	Yes, subject to payment of a termination fee in the event of termination prior to 9/11/2018; and not less than 60 nor more than 90 days notice to Manager	Yes, subject to payment of a termination fee
Huntington	CY Houston	12/31/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon not less than 60 nor more than 90 days notice to Manager	No.
Huntington	RI Burlington Williston	12/31/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon not less than 60 nor more than 90 days notice to Manager	No.
Huntington	RI Colorado Springs	12/31/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon not less than 60 nor more than 90 days notice to Manager	No.
Huntington	RI Princeton	12/31/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon not less than 60 nor more than 90 days notice to Manager	No.
Huntington	RI Somers Point	12/31/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon not less than 60 nor more than 90 days notice to Manager	No.
Huntington	RI Tinton Falls	12/31/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon not less than 60 nor more than 90 days notice to Manager	No.
Huntington	RI Tuscon	12/31/2014	Auto 1-year renewal unless 60 days notice given	Yes, upon not less than 60 nor more than 90 days notice to Manager	No.

Pillar	HIS Nashville	6/24/2018	Auto 1-year renewal unless 30 days notice given	Yes, automatic termination upon sale	Yes, upon 30 days notice to Manager
Pillar	HI Grand Rapids	9/1/2018	Auto 1-year renewal unless 30 days notice given	Yes, automatic termination upon sale	Yes, upon 30 days notice to Manager
Pillar	HI Boston	8/28/2018	Auto 1-year renewal unless 30 days notice given	Yes, automatic termination upon sale	Yes, upon 30 days notice to Manager
Pillar	HWS Boston	8/28/2018	Auto 1-year renewal unless 30 days notice given	Yes, automatic termination upon sale	Yes, upon 30 days notice to Manager
Pillar	CY Jacksonville	6/24/2018	Auto 1-year renewal unless 30 days notice given	Yes, automatic termination upon sale	Yes, upon 30 days notice to Manager
Pillar	SHS Grand Rapids	9/1/2018	Auto 1-year renewal unless 30 days notice given	Yes, automatic termination upon sale	Yes, upon 30 days notice to Manager
Pillar	HOLI Mt. Pleasant	6/18/2018	Auto 1-year renewal unless 30 days notice given	Yes, automatic termination upon sale	Yes, upon 30 days notice to Manager
Pillar	HP Cincinnati	2/2/2019	Auto 1-year renewal unless 30 days notice given	Yes, automatic termination upon sale	Yes, upon 30 days notice to Manager
Pillar	HP Columbus	2/2/2019	Auto 1-year renewal unless 30 days notice given	Yes, automatic termination upon sale	Yes, upon 30 days notice to Manager
Pillar	HP Indianapolis	2/2/2019	Auto 1-year renewal unless 30 days notice given	Yes, automatic termination upon sale	Yes, upon 30 days notice to Manager
Pillar	HP Miami (Airport)	2/2/2019	Auto 1-year renewal unless 30 days notice given	Yes, automatic termination upon sale	Yes, upon 30 days notice to Manager
Pillar	HP Kansas City	2/2/2019	Auto 1-year renewal unless 30 days notice given	Yes, automatic termination upon sale	Yes, upon 30 days notice to Manager
Pillar	HP Richmond	2/2/2019	Auto 1-year renewal unless 30 days notice given	Yes, automatic termination upon sale	Yes, upon 30 days notice to Manager
Pillar	HP Tampa	2/2/2019	Auto 1-year renewal unless 30 days notice given	Yes, automatic termination upon sale	Yes, upon 30 days notice to Manager
Pillar	HP Albuquerque	2/2/2019	Auto 1-year renewal unless 30 days notice given	Yes, automatic termination upon sale	Yes, upon 30 days notice to Manager
Pillar	HP Baltimore	2/2/2019	Auto 1-year renewal unless 30 days notice given	Yes, automatic termination upon sale	Yes, upon 30 days notice to Manager
Pillar	HP Baton Rouge	2/2/2019	Auto 1-year renewal unless 30 days notice given	Yes, automatic termination upon sale	Yes, upon 30 days notice to Manager
Pillar	HP Birmingham	2/2/2019	Auto 1-year renewal unless 30 days notice given	Yes, automatic termination upon sale	Yes, upon 30 days notice to Manager
Pillar	HP Las Vegas	2/2/2019	Auto 1-year renewal unless 30 days notice given	Yes, automatic termination upon sale	Yes, upon 30 days notice to Manager
Pillar	HP Memphis	2/2/2019	Auto 1-year renewal unless 30 days notice given	Yes, automatic termination upon sale	Yes, upon 30 days notice to Manager
Pillar	HP Nashville	2/2/2019	Auto 1-year renewal unless 30 days notice given	Yes, automatic termination upon sale	Yes, upon 30 days notice to Manager

Innventures	RI Boise	8/1/2014	Auto 6-month renewal unless 10 days notice given	Yes, upon 30 days notice to Manager	No.
Innventures	RI Portland, OR	8/1/2014	Auto 6-month renewal unless 10 days notice given	Yes, upon 30 days notice to Manager	No.

EXHIBIT N

GROUND LEASES

GROUND LEASES

Property	Description of Ground Lease
Hampton Inn, Birmingham, AL

That Ground Lease Agreement by and between Hampton Inns, Inc. and Fitts J. Smitherman, Rosemary Smitherman, Byrd Companies, Inc., Ormond Sommerville and Martha Sommerville dated September 16, 1986.

Recorded by Memorandum of Lease between Hampton Inns., Inc. and Fitts J. Smitherman, Rosemary Smitherman, Byrd Companies, Inc., Ormond Sommerville and Martha Sommerville dated as of April 2, 1987, and recorded in Real Volume 3157, Page 154 in the land records of Jefferson County, Alabama.

Amended on December 17, 1987 by Hampton Inns, Inc. and Fitts J. Smitherman, Rosemary Smitherman, Byrd Companies, Inc., Ormond Sommerville and Martha Sommerville.

Assigned on December 21, 1987 from Hampton Inns, Inc. to Hampton/GHI Associates No.1, a California general partnership.

Amended on July 30, 1997 by Hampton/GHI Associates No.1, a California partnership and Ann S. Sanders, Ormond Sommerville and the Byrd Companies, Inc.

Assigned on August 1, 1997 from Hampton/GHI Associates No.1, a California general partnership, to Equity Inns Partnership, L.P. Assigned November 6, 2000 from Equity Inns Partnership, L.P. to EQI Financing Partnership III, L.P. (which entity merged with and into W2007 Equity Inns Realty, LLC) and guaranteed by Equity Inns, Inc. (which entity merged with and into W2007 Grace Acquisition I, Inc.).

Homewood Suites, Phoenix, AZ

Lease, dated as of January 20, 1987, a memorandum of which was recorded on February 6, 1987 as Document No. 87 076480 in the real estate records of Maricopa County, State of Arizona (the “Official Records”);

as assigned by the instrument recorded as Recording No. 95-0093449 in the Official Records, to Embassy Suites, Inc., a Delaware corporation (Embassy Suites, Inc. changed its name to Harrah's Operating Company, Inc. by Certificate of Amendment of Restated Certificate of Incorporation dated June 30, 1995);

as assigned by the instrument recorded October 24, 1996 as Recording No. 96-0754084 in the Official Records, to Promus Hotels, Inc., a Delaware corporation;

as assigned by the instrument recorded November 6, 1996 as Recording No. 96-0788013 in the Official Records, to Equity Inns Partnership, L.P., a Tennessee limited partnership;

as assigned by the instrument recorded as Recording No. 99-0618156 in the Official Records, to EQI Financing Partnership II, L.P., a Tennessee limited partnership;

as amended by the Ground Lease Estoppel and Agreement, dated October 25, 2007, between Camelback Properties Trust Number One, as landlord, and EQI Financing Partnership II, LP, a Tennessee limited partnership, as tenant, recorded on ___________, 2007 as Document No. _________, in the Official Records.

Hampton Inn, Norfolk, VA

Lease Agreement, dated June 27, 1989 (the “Ground Lease”), by and among S.L. Nusbaum Realty Co., as Landlord, and V.A. Zodda and John R. Lawson, collectively, as Tenant, a memorandum of which, dated November 27, 1989, was recorded December 11, 1989, in the Clerk’s Office, Circuit Court, City of Norfolk, Virginia, in Deed Book 2227, page 21, as amended by those certain letter agreements, dated June 26, 1989, August 22, 1989 and July 5, 1990, and as supplemented by that certain Memorandum of and Supplement to Assignment of Lease and Assumption Agreement, dated March 4, 1997, recorded in Deed Book 2877, page 121, in the aforesaid records.

Tenant’s interests were assigned pursuant to that certain Assignment and Assumption Agreement, dated November 29, 1989, by and between V.A. Zodda and John R. Lawson, as Assignor, and Z&L, Ltd., as Assignee.

Tenant’s interests were assigned pursuant to that certain Assignment of Lease, dated March 5, 1997, by and among Z&L, Ltd., as Assignor, and Equity Inns Partnership, L.P., as Assignee, recorded March 6, 1997 in Deed Book 2877, page 126, in the aforesaid records.

Tenant’s interest were further assigned pursuant to that certain Assignment of Lease, dated November 6, 2000, by and between Equity Inns Partnership, L.P., as Assignor, to EQI Financing Partnership IV, L.P. (“EQI”), as Assignee, recorded November 16, 2000 in Instrument No. 000027119, in the aforesaid records.

EQI merged into W2007 Equity Inns Realty, LLC, the current Tenant under the Lease as of the date of this Agreement.

Residence Inn, Tinton Falls, NJ

Ground Lease Agreement dated March 1, 1986 between Mid-Monmouth Industrial Park, as lessor, and Ted C. Ginsberg and C. Ronald Bleznak, as lessee.

Assignment from Mid-Monmouth Industrial Park to Mid-Monmouth Realty Associates dated June 3, 1986 recorded June 30, 1986 Book 4667/850.

Letter Agreement dated February 18, 1987 between David B. Gifford and agreed to by Mid-Monmouth Realty Associates.

Letter Agreement dated April 21, 1987 by Ronald Bleznak and agreed to by Mid-Monmouth Realty Associates.

Letter dated April 28, 1987 from Mid-Monmouth Realty Associates to C. Ronald Bleznek.

Assignment and Assumption of Lease dated May, 1987, between Ted C. Ginsberg and C. Ronald Bleznak, as assignor, to ARTEAM Tinton Falls Associates, as assignee.

Amendment of Correction dated May 17, 1990, between Mid-Monmouth Realty Associates, successor in interest to Mid-Monmouth Industrial Park, and ARTEAM Tinton Falls Associates.

Assignment and Assumption of Lease dated September 14, 1994, between ARTEAM Tinton Falls Associates, as assignor, and Equity Inns Partnership, L.P., as assignee.

Assignment from Equity Inns Partnership, L.P. to EQI Financing Partnership II, L.P. dated June 16, 1999 and Recorded June 29, 1999 in Book 5836/184.

Ground Lease Estoppel dated October 24, 2007, between Mid-Monmouth Realty Associates and EQI Financing Partnership II, L.P.

Estoppel Certificate dated June 30, 2011, executed by W2007 Equity Inns Realty, LLC.

Letter of Assignment dated April 4, 2012 between Mid-Monmouth Realty Associates, as assignor, and Grand Central Properties, LLC, as assignee.

Courtyard, Dallas, TX

Ground Lease, dated as of February 21, 1989, by and among Industrial Properties Corporation (“IPC”), as Landlord, and Marriott Corporation, Inc. (“Marriott”), as Tenant.

Assignment of Lease and Assumption of Obligations, dated as of February 21, 1989, by and between Marriott, as Assignor, and Marriott International, Inc. (“MII”), as Assignee and recorded September 23, 1994 in Volume 94184, Page 04158, in the Real Property Records of Dallas County, Texas.

First Amendment to Ground Lease, dated as of February 2, 1995 by and between IPC, as Landlord and MII, as Tenant recorded on February 6, 1995 in Volume 95024, Page 00984, in the aforesaid records.

Letter Agreement dated May 25, 1995 from IPC to Brent Andrus, Andrus Enterprises, Inc. and BA Dallas Market Center I Limited Partnership (“BA Dallas”).

Second Amendment to Ground Lease, dated as of May 26, 1995 by and between IPC, as Landlord and BA Dallas, as Tenant, recorded June 2, 1995 in Volume 95107, Page 01584, in the aforesaid records.

Assignment and Assumption of Lease, dated as of May 26, 1995, by and between MII, as Assignor, BA Dallas, as Assignee, and IPC, as Landlord, recorded June 02, 1995 in Volume 95107, Page 01571, in the aforesaid records.

Certificate of Commencement dated June 1, 1995 between BA Dallas and IPC recorded June 7, 1997 in Volume 95110, Page 00078, in the aforesaid records.

Section 1 of that certain Landlord Estoppel Certificate dated August 28, 2007 (the “2007 Estoppel Certificate”), subject to satisfaction by Tenant of the conditions specified therein. Only the terms and conditions of such Section 1 (and not Section 2) of the 2007 Estoppel Certificate modified the terms of the Lease.

Guaranty dated as of August ___, 2007 by Equity Inns, Inc., in favor of Landlord.

Assignment and Assumption of Lease Agreement and Special Warranty Deed, dated as of August 29, 2007, between BA Dallas and EQI Market C Dallas Partnership, L.P. (“EQI”) recorded August 31, 2007 in the Official Public Records of Dallas County, Texas as Instrument No. 20070316021.

Residence Inn, Mobile, AL	Lease and Agreement, dated as of August 1, 1963 (the “Original Lease”), by and among Charles E. Weisenburgh, Anne Weisenburgh, Phillip A. Weisenburgh, and Louise V. Weisenburgh, collectively, as Landlord, and Carr Company, Inc., as Tenant, recorded on September 4, 1963 in Real Property 447, Page 927, in the real estate records of Mobile County, State of Alabama.

Tenant’s interests were assigned pursuant to that certain Warranty Deed of Exchange, dated as of November 9, 1994, by and between Delaney Investments, Inc. (successor by merger to Carr Company, Inc.), as Grantor, and McKibbon Brothers, Inc., as Grantee, recorded on November 16, 1994 in Deed Book 4212, Page 1599, in the aforesaid records, as further affected by that certain Estoppel and Non Disturbance Agreement, dated as of October 2, 1997, by and between Weisenburgh Co., Inc. (as successor to Charles E. Weisenburgh, Anne Weisenburgh, Phillip A. Weisenburgh, and Louise V. Weisenburgh), First Union National Bank and McKibbon Brothers, Inc., recorded on October 6, 1997, in Real Property 4511, Page 213, in the aforesaid records.

Sublease between McKibbon Brothers, Inc. and McKibbon Hotel Group of Mobile, Alabama #2, L.P dated 12-1-1994. Assigned to Equity Inns Partnership, L.P. and then to W2007 Equity Inns Realty, LLC.

Tenant’s interests were further assigned pursuant to that certain Assignment and Assumption of Ground Lease and Sublease, dated as of April 24, 2006, by and between McKibbon Brothers, Inc., as Assignor, and Equity Inns Partnership, L.P., as Assignee, recorded on June 19, 2006, in Book 5989, Page 607, in the aforesaid records.

Assignment and Memo of Amendment between Equity Inns Partnership, L.P. and W2007 Equity Inns Realty, LLC dated 10-25-2007 and Rec’d 11-27-2007 in Book 6293/1085.

Ground Lease Estoppel and Agreement, dated December 14, 2007 (the “Amendment” together with the Original Lease, the “Ground Lease”), between Weisenburgh Co., Inc., as Landlord, and W2007 Equity Inns Realty, LLC, as Tenant, recorded on March 11, 2008 in Real Property Book 6345, Page 1155, in the aforesaid records.

Declaration of Termination of Sublease, dated as of April 9, 2014.

Courtyard, Mobile, AL

Lease and Agreement, dated as of August 1, 1963 (the “Original Ground Lease”), by and among Charles E. Weisenburgh, Anne Weisenburgh, Phillip A. Weisenburgh, Louise V. Weisenburgh, collectively, as Landlord, and Thomas Company, Inc., as Tenant, recorded in Real Property Book 447, Page 913, in the real estate records of Mobile County, State of Alabama.

Tenant’s interests were assigned pursuant to that certain Deed of Exchange, dated as of June 24, 1993, by and between Thomas Company, Inc., as Grantor, and McKibbon Hotel Group of Mobile, Alabama, Ltd., as Grantee, recorded June 25, 1993 in Real Property Book 4061, Page 1861, in the aforesaid records.

Tenant’s interests were further assigned by instrument, dated as of May 31, 1996, by and between McKibbon Hotel Group of Mobile, Alabama, Ltd., as Assignor, and McKibbon Brothers, Inc., recorded in Real Property Book 4378, Page 471, in the aforesaid records.

Tenant’s interests were further assigned by instrument, dated as of April 23, 1997, by and between McKibbon Brothers, Inc., as Assignor, and McKibbon Hotel Group of Mobile, Alabama, LLC, recorded in Real Property Book 4459, Page 1609, in the aforesaid records, as further affected by that certain Estoppel and Non Disturbance Agreement, dated as of April 22, 1997, by and between Weisenburgh Co., Inc. (as successor to Charles E. Weisenburgh, Anne Weisenburgh, Phillip A. Weisenburgh, and Louise V. Weisenburgh), First Union National Bank and McKibbon Hotel Group of Mobile, Alabama, LLC, recorded on April 23, 1997, in Real Property 4459, Page 1701, in the aforesaid records.

Tenant’s interests were further assigned by Assignment and Assumption of Lease, dated December 20, 2004, by and between McKibbon Hotel Group of Mobile, Alabama, LLC, as Assignor, and EQI Mobile, L.P., as Assignee, recorded on May 16, 2007, in Book 6184, Page 1570, in the aforesaid records.

Assignment of Lease and Memorandum of Amendment, dated as of October 25, 2007, by and between EQI Mobile, L.P., as Assignor, and W2007 Equity Inns Realty, LLC, recorded November 26, 2007, in Real Property Book 6293, Page 1185, in the aforesaid records.

Ground Lease Estoppel and Agreement, dated December 14, 2007 (the “Amendment” together with the Original Ground Lease, the “Ground Lease”), between Weisenburgh Co., Inc., as Landlord, and W2007 Equity Inns Realty, LLC, as Tenant, recorded on December 14, 2007 in Real Property Book 6344, Page 880, in the aforesaid records.

Springhill Suites, San Antonio, TX

Ground Lease Agreement dated April 12, 1995 between Adorff, Inc., Lehndorff Capital Resources, Inc., and Wonderland Associates, Noble Associates, and Lehndorff United Properties (USA) as co-tenant lessors ("Original Lessors") and Southeast Texas Inns, Inc. ("Original Lessee") as lessee;

First Amendment to Ground Lease Agreement between MRO Southwest, Inc. as Lessor and Original Lessee as lessee dated July 22, 2004;

Consent and Assignment and Assumption of Ground Lease Agreement dated July 22, 2004 between Original Lessee as assignor and Bexar Hotel Ltd. as assignee;

Consent and Assignment and Assumption of Ground Lease Agreement dated July 26 [August 3], 2006 between Bexar Hotel, Ltd. as assignor and Equity Inns Partnership, L.P. as assignee, with Equity Inns, Inc. as guarantor, and SA Crossroads Retail, L.P. consenting as lessor;

Guaranty dated July 26 [August 3] , 2006 executed by Equity Inns, Inc. in favor of SA Crossroads Retail, LP guaranteeing performance by tenant Equity Inns Partnership, L.P.;

Consent and Assignment and Assumption of Ground Lease Agreement dated May 18, 2007 between Equity Inns Partnership, L.P. as assignor, EQI San Antonio Hotel Partnership, L.P. as assignee, Equity Inns, Inc. as guarantor and SA Crossroads Retail, L.P. consenting as landlord;

Assignment of Lease and Memorandum of Agreement dated October 25, 2007 between EQI San Antonio Hotel Partnership, L.P. as assignor and W2007 Equity Inns Realty, L.P. as assignee (LT barcode);

Consent to Ground Lease Mortgage and Pledge dated October 25, 2007 between SA Crossroads Retail, L.P. as lessor, EQI San Antonio Hotel Partnership, L.P. as lessee, Equity Inns, Inc. as guarantor and Grace Acquisition I, Inc. (intended successor by merger to Equity Inns, Inc.), and Goldman Sachs Mortgage Company as lender;

Estoppel Certificate dated October 31, 2012 executed by W2007 Equity Inns Realty, L.P. as tenant for the benefit of Amegy Bank National Association as lender to Crossroads Mall Partners, Ltd.; and

Subordination, Non-Disturbance and Attornment Agreement between W2007 Equity Inns Realty, L.P. as tenant for the benefit of Amegy Bank National Association as lender and Crossroads Mall Partners, Ltd. as lessor.

Hampton Inn, Baltimore, MD

Lease Agreement dated as of March 9, 1998 between Governor Plaza Associates, a Pennsylvania partnership in which Federal Realty Investment Trust is the general partner, and Krisch American Inns, Inc. (“Krisch”).

Addendum to Lease Agreement dated July 19, 1988.

Second Addendum to Lease Agreement dated December 21, 1989 between Landlord and Krisch.

Lease Assignment dated August 12, 1992 among Krisch and First Hotel Investment Corporation (“First Hotel”) (unrecorded).

Lease Assignment dated May 12, 1993 among Krisch, First Hotel and Renthotel, Maryland, LLC, a Maryland limited liability company (“Renthotel”), recorded in Land Records of Anne Arundel County, MD in Liber 6045, Folio 882.

Lease Assignment, Assumption and Modification Agreement dated March 11, 1996 (“1996 Modification”) between Renhotel Maryland, L.L.C., as assignor, Equity Inns Partnership, L.P., as assignee, and City Hotels, S.A. and City Hotels USA, Inc. (together, as guarantors), recorded in in Land Records of Anne Arundel County, MD in Liber 7355, Folio 410.

Assignment of Lease dated November 6, 2000 between Equity Inns Partnership, L.P., as assignor, and EQI Financing Partnership IV, L.P., as assignee, recorded November 22, 2000 in in Land Records of Anne Arundel County, MD in Liber 10053, Folio 365.

EXHIBIT O

FORM OF INTERIM BEVERAGE SERVICE AGREEMENT

INTERIM BEVERAGE SERVICE AGREEMENT

THIS AGREEMENT is made and entered into as of the ____ day of _______, 20__ (“Effective Date”), by and between [NAME], a_________________, having an address at [ADDRESS] (“Licensee”), and _____________________, a _____________________, having an address at _____________________ (“Applicant”), with respect to _____________________ (“Hotel”) located at _____________________.

WHEREAS, Licensee is the current holder of a __________________ with respect to the Hotel issued by the _________________________________ (the “Liquor License”);

WHEREAS, Applicant has applied for the issuance of a Liquor License for Applicant but such application will not be approved and Applicant’s new liquor license will not be issued as of the Effective Date;

WHEREAS, Licensee and Applicant desire that Applicant be able to provide certain services with respect to alcoholic beverage sales and service within the Hotel under the liquor license prior to the issuance of Applicant’s new liquor license;

[insert in circumstances in which the Applicant is the Owner, rather than the Management Company:][WHEREAS, Applicant has entered into that certain Management Agreement between Applicant and [NAME] (the “Management Company”) dated as of [    ], whereby Management Company and not Applicant shall at all times be the employer of employees at the Hotel and has the discretion and obligation to hire, promote, supervise, direct and train all employees at the Hotel;]

WHEREAS, the financial and business integrity of the Hotel requires a continuity of beverage service therein, as part of the beverage service necessary for the operation of a first-class limited-service hotel; and

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, it is agreed as follows:

1.          For the consideration and for the Term (defined below) hereinafter set forth, the Licensee shall continue to hold in good standing and maintain the Liquor License at the Hotel. The provision of services authorized by such Liquor License, referred to herein as the “Beverage Service”, shall be conducted by Applicant on behalf of Licensee, at the sole expense of Applicant, in a manner consistent with the level of services previously provided by the Licensee at the Hotel. At no time during the Term may Applicant serve, furnish, or deliver alcoholic beverages outside of the licensed areas of the Hotel. Except as set forth in Section 8 hereof, Licensee shall be entitled to receive and retain all revenues generated by the provision of the Beverage Service at the Hotel during the Term. The Beverage Service conducted by Applicant at the Hotel shall at all times be in compliance with all federal, state, and local laws and ordinances applicable to the Beverage Service (collectively, “Legal Requirements”); without limiting the generality of Applicant’s responsibilities, Applicant shall be responsible as of and following the Effective Date for violations of any applicable laws, ordinances, and/or regulations relating in any manner to the Beverage Service, including without limitation those set forth in or promulgated under [insert respective alcoholic beverage code], including, without limitation, those requiring the payment of any taxes due any applicable taxing authority for sales and use, occupancy, or other applicable taxes, during the Term (collectively referred to as the “Liquor Regulations”). Licensee acknowledges and agrees that Licensee shall be responsible for any violations of or amounts owing under the Liquor Regulations incurred prior to the Effective Date. This Agreement shall not be construed as giving rise to a partnership or co-ownership among the parties hereto, and no party shall be liable for the debt or obligations incurred by the other except to the extent expressly provided herein.

3.          All personnel employed by Applicant in the Beverage Service shall be employees of Applicant [Management Company], who shall pay the salaries and associated fringe benefits of said personnel. Licensee shall no longer have any agents or employees engaged in such services or business at the Hotel as of the Effective Date. Applicant [Management Company] shall be responsible for: arranging for the hiring, discharge, direction and supervision of all employees performing services in connection with Beverage Service, and Applicant [Management Company] shall use its good faith efforts to cause all such employees to comply in all respects with applicable laws in performing such services; the determination of all beverage service policies at the Hotel; and the entering into of such contracts for the purchase and delivery of Alcoholic Beverage Inventory (as defined below) as Applicant shall from time to time consider appropriate.

4.          Nothing in this Agreement shall be deemed to be a transfer of the Liquor License unless and until such transfer is duly approved by all applicable licensing authorities, and the new Liquor License is issued in the name of Applicant or its designee (any such transferred license, or a newly issued license, the “New Liquor License”). Notwithstanding the foregoing, Applicant agrees (i) to pay for all applicable annual license fees and/or license renewal fees due to the licensing authorities as of and after the Effective Date in connection with the maintenance of the Liquor License, plus reasonable attorneys’ fees and expenses incurred in connection therewith, and (ii) to provide all funds necessary to maintain the Liquor License in full force and effect during the Term, and (iii) to pay any and all taxes associated with the Beverage Service.

5.          Applicant agrees that all equipment, facilities, and personal property necessary for the Beverage Service including, without limitation, glassware, dishwashing equipment, dispensing equipment, barware, pouring devices, storage areas and facilities, and cash registers shall be owned by, maintained by, and insured by Applicant.

6.          All alcoholic beverages to be served at the Hotel (“Alcoholic Beverage Inventory”) shall be purchased from duly licensed distributors and other suppliers by Applicant on behalf of the Licensee and in accordance with the Legal Requirements and Liquor Regulations, but at the sole direction and expense of Applicant. Licensee shall make no purchases itself. Without limiting any other term of this Agreement, Applicant agrees to pay for all alcoholic beverages, including beer and wine. All purchases shall be made in customary fashion. Applicant and Licensee shall cooperate with each other to keep and maintain or cause to be kept and maintained at the Hotel, on a daily basis, adequate records of the Beverage Services. All such records shall be made available for examination by each party hereto or by such party's authorized representatives at all reasonable times during business hours. Such records shall include, but shall not be limited to, cash register tapes, purchase records, sale records, employment records, tax records, profit and loss statements, and other records previously maintained by the Hotel or required by the Legal Requirements and Liquor Regulations.

7.          This Agreement shall continue in full force and effect until the earliest of (a)  the date on which the liquor licensing authority transfers the Liquor License or issues of the New Liquor License to Applicant or Applicant’s nominee, or (b) one hundred and eighty (180) days after the date hereof (the period between the Effective Date and such ending date, the “Term”). Licensee shall reasonably cooperate with Applicant in securing the approval of the transfer of the Liquor License or issuance of the New Liquor License, including execution of any documents reasonably required therefor at no cost, expense or liability to Licensee. Except as otherwise provided herein, Licensee shall not, prior to the transfer of the Liquor License or issuance of the New Liquor License, relinquish or give up the Liquor License, or do or omit to do anything which would cause a suspension, revocation, non-renewal or termination of the Liquor License.

8.          (a) All gross revenue and receipts derived from management of the Beverage Service are the exclusive property of Licensee. However, during the Term hereof, said revenues and receipts shall be collected and retained by Applicant to pay expenses related to Beverage Service. To the extent not so utilized during each month of the Term, Applicant shall promptly disburse all excess revenues and receipts to Licensee.

(b) Applicant shall, as a part of its services, from the revenues and receipts Applicant collects pursuant to the terms of Section 8(a), in a timely manner pay all expenses incurred in operating the Beverage Service, including, but not limited to, paying itself the Management Fee set forth in 8(c) below, as well as any and all taxes associated with the Beverage Service. Licensee shall not be responsible for any expenses arising from or relating to the Beverage Service from and after the date hereof. Applicant agrees that all other expenses incurred in operating the Beverage Service shall be paid before the Management Fee is paid. In the event that expenses exceed revenues and receipts, Applicant shall have the obligation or liability for such shortfall, and Licensee shall have no obligation or liability for the shortfall. Applicant agrees to timely file any and all tax returns associated with the Beverage Service and provide copies of any and all such tax returns to Licensee within fifteen (15) days of filing such returns.

(c) Subject to Section 8(b) hereof, Licensee shall pay to Applicant (or Applicant may retain from the revenues and receipts that it collects pursuant to the terms of Section 8(a)) a management fee equal to ninety-nine percent (99%) of gross revenues (the “Management Fee”) but only to the extent sufficient revenues exist to pay such Management Fee after all such expenses are paid pursuant to Section 8(a) and 8(b) hereof. Such Management Fee shall be paid at the end of each month.

9.          During the Term hereof, Applicant shall keep in full force and effect (a) commercial general liability insurance with limits of at least $25,000,000.00 per occurrence for personal injury and death and property damage, which shall, among other risks, include coverage against all claims arising out of alleged liquor law or dram shop liability, and such commercial general liability policy shall name Licensee as additional insured for so long as Licensee holds the Liquor License pursuant to this Agreement, and (b) worker’s compensation insurance as required by law, including employer’s liability insurance. Policies for insurance required under the provisions of this Agreement shall be written on an occurrence basis, shall be obtained from responsible companies rated “A/VII” or better and qualified to do business in the [                      ] and in good standing therein. Simultaneously with the execution of this Agreement, Applicant shall deliver to Licensee a certificate of such insurance and such certificate shall provide that coverage may not be canceled or modified except upon thirty (30) days’ prior notice to Licensee.

10.        Applicant shall indemnify, defend, and hold Licensee and its affiliates, officers, directors, employees, partners, members, trustees, agents, beneficial owners and any of their respective successors and assigns (collectively, the “Licensee Indemnified Parties”) harmless from and against any citation, violation action, claim, action, suit, demand, loss, expenses, or cost, including reasonable attorneys’ fees (collectively, “Liabilities”) arising out of any breach by Applicant of the terms of this Agreement or otherwise resulting from Licensee’s holding of the Liquor License from and after the Effective Date pursuant to this Agreement. It is the intention of the parties that Applicant shall indemnify, defend, and hold harmless the Licensee Indemnified Parties from and against any liability whatsoever arising as the result of the existence of this Agreement or out of the operation of the Beverage Service or the operation of the Hotel from and after the Effective Date; provided however, that such indemnity (and the indemnity set forth in the preceding sentence) shall not extend to any matter which relates to an event which occurred prior to the Effective Date or to any matter arising from the gross negligence or willful misconduct of the Licensee. Licensee shall indemnify, defend, and hold Applicant and its affiliates, officers, directors, employees, partners, members, trustees, agents, beneficial owners and any of their respective successors and assigns (collectively, the “Applicant Indemnified Parties”) harmless from and against any Liabilities arising out of the gross negligence or willful misconduct of Licensee relating to this Agreement. All indemnities in this Agreement shall survive the termination of this Agreement.

11.        In the event that Applicant (a) violates any condition of this Agreement and such violation remains uncured for twenty one (21) days after notice thereof to Applicant, or (b) violates any Legal Requirement (i) after issuance of a final decision is either not appealed or is upheld on appeal, or (ii) upon the issuance of a second citation alleging a violation of any Legal Requirement prior to a finding as per (i) hereof, where there is a finding of the applicable authority adverse to Applicant, or its designee, Licensee shall have the right to cancel the Liquor License (or any of them), and/or terminate this Agreement immediately after fourteen (14) days’ notice to Applicant, provided that, if a violation of subparagraph (b)(i) above can be cured by payment of a fine or otherwise, Licensee may not cancel the Liquor License or terminate this Agreement if Applicant cures such violation within the earlier to occur of (i) the time required by law and (ii) ten (10) days after such decision is upheld on appeal, or if no appeal is filed, the last day permitted for filing an appeal. In connection with Licensee’s right to cancel the Liquor License and/or terminate this Agreement pursuant to this Section 10 (after the applicable notice and cure periods have expired and the default giving rise to such right to cancel has not been cured), Licensee may (i) surrender a copy of the Liquor License(s), (ii) notify the governing authority that it is surrendering the Liquor License(s) and desires that it be canceled, and/or (iii) take such other action with respect to the governing authority as it may desire to effect and confirm the cancellation of the Liquor License(s), as if it had actually surrendered the original Liquor License(s). Notwithstanding the foregoing, in the event of the cancellation of the Liquor License(s), Applicant shall promptly deliver the Liquor License(s) to Licensee or to the governing authority.

12.        Notices and other communications required or permitted by this Agreement shall be in writing and (a) delivered by hand against receipt, (b) transmitted by facsimile with confirmation, or (c) sent by nationally-recognized overnight courier. All notices shall be addressed to the respective party at the address specified in the preamble of this Agreement or to such other address and/or addressee as may be designated in writing by a proper notice delivered by one party to the other at least five (5) days before its effective date. Any notice given by facsimile shall also be mailed by U.S. mail. Any notice given in accordance with the provisions of this Section 11 shall be deemed to be given and received upon receipt or, if refused, upon refusal to accept delivery by the party to be charged with notice, whichever sooner occurs.

13.        All parties within five (5) business days of receipt shall provide all other parties with copies of any and all correspondence from any state or local liquor licensing authority, including but not limited to, any written notices, claims or demands arising out of or concerning the Liquor License or the operation of Beverage Service. In the event that any party otherwise becomes aware of any notices, claims, or demands, such party shall provide the other parties with written notification of the same within five (5) business days. In matters of a serious nature, which shall include, but not be limited to, any matters relating to violations or potential violations of the Legal Requirements or Liquor Regulations, such party shall first telephone the other parties, advise them of the same and then confirm the same in writing within the five (5) business day period as provided herein.

14.        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that Applicant shall not assign this Agreement.

15.        This Agreement may be signed in multiple counterparts, each of which shall have equal force and effect.

16.        This Agreement shall be governed, construed and enforced according to the laws of the [                           ] (but not including the choice of law rules thereof).[Insert law of state in which Hotel is located.]

17.        Licensee’s cooperation herein and obligation to assist and facilitate the transfer of the Liquor License shall not require Licensee to incur any financial obligation, liability, cost or expense.

[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written.

LICENSEE:

By:
Name:
Title:

APPLICANT:

By:
Name:
Title:

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